As filed with the Securities and Exchange Commission on August 29, 2013

Registration No. 333-188984

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No. 4

to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Bank of Nova Scotia

Scotiabank Covered Bond Guarantor Limited Partnership

(Exact name of Registrant as specified in its charter)

CANADA

(State or other jurisdiction of incorporation or organization)

Not Applicable

(I.R.S. Employer Identification No.)

44 King St. West

Scotia Plaza, 8th Floor

Toronto, Ontario

Canada M5H 1H1

(416) 866-3672

(Address and telephone number of Registrant’s principal executive offices)

The Bank of Nova Scotia

One Liberty Plaza, 25th Floor

New York, New York 10006

Attention: William R. Ebbels

(212) 225-5000

(Name, address and telephone number of agent for service)

Please send copies to:
Lawton M. Camp	Jerry R. Marlatt
Allen & Overy LLP	Morrison & Foerster LLP
1221 Avenue of the Americas	1290 Avenue of the Americas
New York, New York 10020	New York, New York 10104
(212) 610-6300	(212) 468-8000

Approximate date of commencement of proposed sale to the public: At such time or times on or after the effective date of this registration statement as the Registrants shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate price per security	Proposed maximum aggregate offering price (2) (3)	Amount of registration fee (1) (4)
Covered Bonds	U.S. $15,000,000,000	100%	U.S. $15,000,000,000	U.S. $2,046,000

(1)	This Registration Statement also includes an indeterminate amount of securities of the classes specified above that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrant. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this registration statement are being made solely pursuant to this Registration Statement.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.
(3)	Separate consideration may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities.
(4)	Pursuant to Rule 457 under the Securities Act, the Registrant is applying previously paid filing fees totaling U.S. $1,262,165.21 from the Registrant’s U.S. $16,000,000,000 Senior and Subordinated Debt Securities that were previously registered on Form F-9 (File No. 333-179383) under the Securities Act of 1933, as amended, of which U.S. $11,680,000,000 aggregate principal amount or offering price of such securities were unsold. Filing fees totaling U.S. $1,332,048 associated with the securities described above were previously paid with such registration statement. On July 19, 2013, the Registrant paid the remaining U.S. $783,834.79 of filing fees in connection with the filing of this Registration Statement.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated August 29, 2013

The Bank of Nova Scotia

unconditionally and irrevocably guaranteed by

Scotiabank Covered Bond Guarantor Limited Partnership

Covered Bonds

up to an aggregate initial offering price of U.S.$15,000,000,000 or the equivalent thereof in other currencies under the global registered covered bond program

This prospectus describes some of the general terms that may apply to these covered bonds and the related guarantee and the general manner in which they may be offered. We will give you the specific prices and other terms of the covered bonds we are offering in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. We may sell the covered bonds to or through one or more dealers or agents. The names of the dealers or agents will be set forth in supplements to this prospectus.

Prospective investors should be aware that the acquisition of the covered bonds described herein may have tax consequences both in the United States and in Canada. Such consequences may not be described fully herein or in any applicable prospectus supplement.

Investing in the covered bonds involves risks. See “Risk Factors” beginning on page 24 of this prospectus.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that The Bank of Nova Scotia is a Canadian bank, that many of its officers and directors are residents of Canada, that Scotiabank Covered Bond Guarantor Limited Partnership is a limited partnership existing under the laws of the Province of Ontario, that some or all of the dealers or experts named in the registration statement may be residents outside of the United States, and that all or a substantial portion of the assets of The Bank of Nova Scotia, Scotiabank Covered Bond Guarantor Limited Partnership and such persons may be located outside the United States.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The covered bonds described herein will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act (Canada) or by the United States Federal Deposit Insurance Corporation.

The covered bonds have not been approved or disapproved by the Canada Mortgage and Housing Corporation (the “CMHC”) nor has CMHC passed upon the accuracy or adequacy of this prospectus. The covered bonds are neither insured nor guaranteed by CMHC or the government of Canada or any other agency thereof.

Arrangers for the Program

Barclays	ScotiaBank

The date of this prospectus is     , 2013

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Table of Contents

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In this prospectus, unless the context otherwise indicates, the “Issuer” or the “Bank” means The Bank of Nova Scotia, and “Guarantor” means Scotiabank Covered Bond Guarantor Limited Partnership, and “we,” “us” or “our” means the Bank and Guarantor collectively. In this prospectus and any prospectus supplement, currency amounts are stated in Canadian Dollars ($), unless specified otherwise.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the covered bonds and related guarantee offered under this prospectus. The registration statement can be accessed at the SEC’s website at www.sec.gov or inspected at the offices of the SEC.

This prospectus provides you with a general description of the covered bonds the Bank may offer and the Guarantor may guarantee. Each time the Bank offers covered bonds pursuant to this prospectus, it will provide a prospectus supplement containing specific information about the terms of the covered bonds being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those covered bonds or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” on page 7 of this prospectus.

The Bank may sell covered bonds to dealers who will sell the covered bonds to the public on terms fixed at the time of sale. In addition, the covered bonds may be sold by the Bank directly or through agents designated from time to time. If the Bank, directly or through agents, solicits offers to purchase the covered bonds, it reserves the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the dealers or agents, if any, together with the terms of offering, the compensation of those dealers and the net proceeds to us. Any dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. In other words, in the case of a conflict or

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inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The Bank incorporates by reference into this prospectus its annual report on Form 40-F for the fiscal year ended October 31, 2012 (the “2012 Annual Report”), the Bank’s reports filed on Form 6-K filed on December 7, 2012 (Film No. 121249630), March 5, 2013 (Film No. 13664626), March 5, 2013 (Film Number: 13664552), March 15, 2013, April 23, 2013, May 28, 2013 (Film No. 13874074), May 28, 2013 (Film Number: 13874041), May 31, 2013, August 27, 2013 (Film No. 131062290), August 27, 2013 (Film No. 131062144) and August 27, 2013 (Film No. 131062126), and each of the Bank’s reports on Form 6-K after that date in which the Bank states that such report is also incorporated by reference into one or more of the Bank’s registration statements filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”). In addition, the Bank will incorporate by reference into this prospectus all documents that it has filed under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent, if any, the Bank designates therein, reports on Form 6-K it furnishes to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

The Guarantor will file ongoing disclosure regarding the Covered Bond Guarantee and the Portfolio in reports on Form 10-K, Form 8-K and Form 10-D. The Guarantor incorporates by reference its annual report on Form 10-K filed after the date of this prospectus and each Form 8-K and Form 10-D filed with the SEC. In addition, the Guarantor will incorporate by reference into this prospectus all documents that it has filed under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of every offering contemplated in this prospectus.

Upon a new annual report and the related annual financial statements being filed by the Bank with, and, where required, accepted by, the SEC, the previous annual report will be deemed no longer incorporated by reference into this prospectus for purposes of future offers and sales of covered bonds under this prospectus.

Upon a new annual report being filed by the Guarantor with, and, where required, accepted by, the SEC, the previous annual report will be deemed no longer incorporated by reference into this prospectus for the purposes of further offers and sales of covered bonds under this prospectus.

All documents incorporated by reference, or to be incorporated by reference, have been filed with or furnished to, or will be filed with or furnished to, the SEC.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

The Bank of Nova Scotia

Scotia Plaza, 44 King Street West

Toronto, Ontario

Canada M5H 1H1

Attention: Secretary

Telephone: (416) 866-3672

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WHERE YOU CAN FIND MORE INFORMATION

In addition to the continuous disclosure obligations under the securities laws of the provinces and territories of Canada, the Bank and the Guarantor are subject to the informational reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which requirements are different from those of the United States. These reports and other information, when filed or furnished by us in accordance with such requirements, can be inspected and copied by you at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can get further information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. The Bank’s and the Guarantor’s filings with the SEC are also available to the public through the SEC’s website at www.sec.gov. The Bank’s common shares are listed on the New York Stock Exchange, and reports and other information concerning the Bank can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The Bank and the Guarantor have filed with the SEC a registration statement on Form F-3 with respect to the covered bonds and related guarantee covered by this prospectus. This prospectus does not contain all of the information that is set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance, you should refer to the exhibits that are a part of the registration statement for a copy of the contract, agreement or other document for a more complete description of the matter. For further information with respect to the Bank, the Guarantor, the covered bonds and the related guarantee, reference is made to the registration statement and the exhibits thereto, which are publicly available as described in the preceding paragraph.

Additional information with respect to the Bank, the Guarantor, the Portfolio and certain other matters, together with copies of each of the Transaction Documents and the Investor Reports filed by the Bank from time to time, is also available on the Bank’s website specified in the applicable prospectus supplement and through the CMHC’s covered bond registry at http://www.cmhc-schl.gc.ca/coveredbonds. Information on or accessible through the Bank’s website does not form part of this prospectus and should not be relied upon.

FORWARD-LOOKING STATEMENTS

Our public communications often include oral or written forward-looking statements. Statements of this type are included in this document, and may be included in other filings with Canadian securities regulators or the SEC, or in other communications. All such statements by the Bank (but not the Guarantor) are made pursuant to the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation. Forward-looking statements may include comments with respect to our objectives, strategies to achieve those objectives, expected financial results (including those in the area of risk management), and the outlook for the Bank’s businesses and for the Canadian, United States and global economies. Such statements are typically identified by words or phrases such as

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“believe,” “expect,” “anticipate,” “intent,” “estimate,” “plan,” “may increase,” “may fluctuate,” and similar expressions of future or conditional verbs, such as “will,” “should,” “would” and “could.”

By their very nature, forward-looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, and the risk that predictions and other forward-looking statements will not prove to be accurate. We caution readers of this document not to place undue reliance on our forward-looking statements, as a number of important factors, many of which are beyond our control, could cause actual results to differ materially from the estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to: the economic and financial conditions in Canada and globally; fluctuations in interest rates and currency values; liquidity; significant market volatility and interruptions; the failure of third parties to comply with their obligations to the Bank and its affiliates; the effect of changes in monetary policy; legislative and regulatory developments in Canada and elsewhere, including changes in tax laws; the effect of changes to the Bank’s credit ratings; amendments to, and interpretations of, risk based capital guidelines and reporting instructions and liquidity regulatory guidance; operational and reputational risks; the risk that the Bank’s risk management models may not take into account all relevant factors; the accuracy and completeness of information the Bank receives on customers and counterparties; the timely development and introduction of new products and services in receptive markets; the Bank’s ability to expand existing distribution channels and to develop and realize revenues from new distribution channels; the Bank’s ability to complete and integrate acquisitions and its other growth strategies; changes in accounting policies and methods the Bank uses to report its financial condition and financial performance, including uncertainties associated with critical accounting assumptions and estimates; the effect of applying future accounting changes; global capital markets activity; the Bank’s ability to attract and retain key executives; reliance on third parties to provide components of the Bank’s business infrastructure; unexpected changes in consumer spending and saving habits; technological developments; fraud by internal or external parties, including the use of new technologies in unprecedented ways to defraud the Bank or its customers; consolidation in the Canadian financial services sector; competition, both from new entrants and established competitors; judicial and regulatory proceedings; acts of God, such as earthquakes and hurricanes; the possible impact of international conflicts and other developments, including terrorist acts and war on terrorism; the effects of disease or illness on local, national or international economies; disruptions to public infrastructure, including transportation, communication, power and water; and the Bank’s anticipation of and success in managing the risks implied by the foregoing. A substantial amount of the Bank’s business involves making loans or otherwise committing resources to specific companies, industries or countries. Unforeseen events affecting such borrowers, industries or countries could have a material adverse effect on our financial results, businesses, financial condition or liquidity. These and other factors may cause actual performance to differ materially from that contemplated by forward-looking statements. For more information, see the discussion in the “Risk management” section of the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2012 which is incorporated by reference herein.

Readers are cautioned that the foregoing list of risk factors is not exhaustive and other factors could also adversely affect the Bank’s and the Guarantor’s results. When relying on forward-looking statements to make decisions with respect to the Bank and the Guarantor, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Except as required by law, none of the Bank, the Guarantor, the Dealers, the

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Bond Trustee, or any other person undertakes to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Bank or the Guarantor.

Information contained in or otherwise accessible through the websites mentioned does not form part of this document. All references in this document to websites are inactive textual references and are for your information only.

PRESENTATION OF FINANCIAL INFORMATION

The Bank prepares its consolidated financial statements in accordance with International Financial Reporting Standards (“IFRS”), which replaced Canadian generally accepted accounting principles (“GAAP”) for publicly accountable enterprises beginning in 2011. IFRS became effective for the Bank for its interim and annual periods commencing November 1, 2011 (adoption date), and includes the preparation and reporting of one year of comparative figures, including an opening balance sheet as of November 1, 2010 (transition date). For additional information regarding the Bank’s adoption of IFRS, see the sections entitled “First-time adoption of IFRS” and “Explanation of significant adjustments from Canadian GAAP to IFRS” in the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2012.

Additionally, we publish our consolidated financial statements in Canadian Dollars. In this prospectus and any applicable supplement, currency amounts are stated in Canadian Dollars ($), unless specified otherwise. As indicated in the table below, the Canadian Dollar has fluctuated in value compared to the U.S. Dollar over time.

The tables below set forth the high and low daily noon exchange rates, the average yearly rate and the rate at period end between Canadian Dollars and U.S. Dollars (in U.S. Dollars per Canadian Dollar) for the five-year period ended October 31, 2012 and the high and low daily noon exchange rates for the three months ended January 31, 2013, the three months ended April 30, 2013, the three months ended July 31, 2013 and for the period August 1 through August 27, 2013. On August 27, 2013, the daily noon exchange rate was U.S.$1.0503 = $1.00. Our reference to the “daily noon exchange rate” is the daily noon exchange rate as reported by the Bank of Canada.

Year Ended October 31,	High	Low	Average Rate(1)	At Period End

2008	1.0908	0.7727	0.9720	0.8225
2009	0.9719	0.7695	0.8605	0.9288
2010	1.0040	0.9280	0.9604	0.9816
2011	1.0584	0.9430	1.0159	1.0068
2012	1.0299	0.9536	0.9969	1.0006

Three months ending	High	Low
January 31, 2013	1.0078	0.9839
April 30, 2013	1.0314	0.9960
July 31, 2013	1.0576	1.0023

Period of	High	Low

August 1, 2013 through August 27, 2013	1.0515	1.0297

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(1)	The average of the daily noon exchange rates on the last business day of each full month during the relevant period.

LIMITATIONS ON THE ENFORCEMENT OF U.S. LAWS
AGAINST THE BANK, OUR MANAGEMENT AND OTHERS

The Bank is incorporated under the federal laws of Canada under the Bank Act (Canada) (the “Bank Act”). The Guarantor is an Ontario limited partnership. Substantially all of the Bank’s directors and executive officers, including many of the persons who signed the Registration Statement on Form F-3, of which this prospectus forms a part, and some or all of the experts named in this document, reside outside the United States, and all or a substantial portion of the Bank and the Guarantor’s assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon such persons, or to realize upon judgments rendered against the Bank or such persons by the courts of the United States predicated upon, among other things, the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for you to enforce, in original actions brought in courts in jurisdictions located outside the United States, among other things, civil liabilities predicated upon such securities laws.

The Bank has been advised by its Canadian counsel, Osler, Hoskin & Harcourt LLP, that a judgment of a United States court predicated solely upon civil liability under such laws and that would not be contrary to public policy would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. The Bank has also been advised by such counsel, however, that there is substantial doubt whether an original action could be brought successfully in Canada predicated solely upon such civil liabilities.

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SUMMARY

This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus. You should read carefully the entire prospectus and the documents incorporated by reference and any applicable prospectus supplement before making an investment decision.

The Bank of Nova Scotia

The Bank is a leading multinational financial services provider and Canada’s most international bank. With more than 83,000 employees, the Bank and its affiliates serve some 19 million customers in more than 55 countries around the world. The Bank offers a broad range of products and services including personal, commercial, corporate and investment banking.

Scotiabank Covered Bond Guarantor Limited Partnership

The Guarantor is a limited partnership established under the laws of the Province of Ontario whose principal business is to provide a guarantee of the obligations of the Bank pursuant to covered bonds issued by it, from time to time, pursuant to the Bank’s Global Registered Covered Bond Program (the “Program”) and certain ancillary activities with respect thereto.

The Global Registered Covered Bond Program

The Bank intends to issue, offer and sell covered bonds under the Program in the United States pursuant to this prospectus. These covered bonds will be issued under a trust deed governed by Ontario law (the “Trust Deed”). The Bond Trustee acts as the trustee under the Trust Deed. All Series of the covered bonds under the Program will have the benefit of the covered bond guarantee (the “Covered Bond Guarantee”) issued by the Guarantor and be secured by a pledge of the Portfolio to the Bond Trustee. The Bank anticipates that it will continue to issue covered bonds by means other than this prospectus under the Trust Deed from time to time.

On March 25, 2013, the Bank was accepted as a registered issuer under Part I.1 of the National Housing Act (Canada) (the “NHA”) and the CMHC Guide in accordance with their terms and on July 22, 2013, the Program was registered as a registered program under Part I.1 of the NHA and the CMHC Guide. All future covered bonds issued by the Bank under the Program will be covered bonds issued under its registered covered bond program pursuant to Part I.1 of the NHA and the CMHC Guide.

The Legislative Framework sets out certain statutory protections for holders of covered bonds under Canadian federal and provincial bankruptcy and insolvency laws. The CMHC Guide elaborates on the role and powers of CMHC as administrator of the Legislative Framework and sets out the conditions and restrictions applicable to registered covered bond issuers and registered covered bond programs.

The Portfolio

The assets in the “Portfolio” consist primarily of first lien Canadian residential mortgage loans and their related security interest in residential property, cash and in some cases certain Substitute Assets up to a certain threshold amount. As required by the CMHC Guide, the Portfolio does not include any residential mortgages that are insured by a Prohibited Insurer such as the CMHC.

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Global Public Sector Covered Bond Programme

The Bank has previously issued the equivalent of approximately $15.79 billion of covered bonds in multiple currencies both outside and in the United States utilizing Regulation S and Rule 144A under the Bank’s Global Public Sector Covered Bond Programme backed by mortgage loans insured by CMHC. $13.19 billion of these covered bonds remain outstanding as of the date of this prospectus, and such covered bonds are guaranteed by a different guarantor entity and are secured by a different cover pool.

The Covered Bond Guarantee

Pursuant to the Covered Bond Guarantee, the Guarantor has irrevocably and unconditionally guaranteed the due and punctual payment of the Guaranteed Amounts on the covered bonds of each Series issued by the Bank in accordance with the Trust Deed.

Program Structure Overview

The Covered Bond Guarantee is secured by a pledge of certain assets of the Guarantor, which includes the Portfolio, to the Bond Trustee pursuant to the terms of the Security Agreement.  The Guarantor purchased the initial Loans and their Related Security included in the Portfolio from the Bank using amounts borrowed from the Bank under the Intercompany Loan.  Proceeds from the Intercompany Loan may also be used to purchase Loans and their Related Security for the Portfolio and for other purposes as described in “Summary of the Principal Documents—Mortgage Sale Agreement.” The Guarantor and the Bank will enter a Covered Bond Swap Agreement in respect of which the Guarantor and the Bank will enter into a new confirmation for each Series of covered bonds that are issued by the Bank, and an Interest Rate Swap Agreement.  Following the Interest Rate Swap Effective Date, the Interest Rate Swap Agreement converts interest received on the Portfolio to an amount in excess of the interest rate payable on the Intercompany Loan and, for each Series, the Covered Bond Swap Agreement converts a certain portion of the Canadian Dollar payments from the Interest Rate Swap Agreement (or if not then in place for any reason, the Portfolio) to the currency and interest amounts payable on the related covered bonds.  No cash flows will be exchanged under either of the Swap Agreements until after the occurrence of certain specified events.

Risk Factors

An investment in the covered bonds involves risks. You should carefully consider all of the information set forth in this prospectus and any applicable prospectus supplement and, in particular, should evaluate the specific factors set forth below under “Risk Factors” in deciding whether to invest in the covered bonds. For a discussion of important business and financial risks relating to the Bank, please see the Bank’s 2012 Annual Report, which is incorporated in this prospectus by reference (and in any of our annual or quarterly reports for a subsequent financial period that are so incorporated).

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Corporate Offices

The Bank’s executive offices are located at Scotia Plaza, 44 King Street West, Toronto, Ontario, Canada M5H 1H1 and the head office is located at 1709 Hollis Street, Halifax, Nova Scotia, Canada B3J 3B7. The telephone number is (416) 866-3672.

The Guarantor’s address is 100 King Street West, Suite 6600, 1 First Canadian Place, Toronto, Ontario, M5X 1B8. The telephone number is (416) 866-3672.

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PROGRAM STRUCTURE DIAGRAM

The following structure diagram provides an indicative summary of the principal features of the Program. The diagram must be read in conjunction with and is qualified in its entirety by the detailed information presented elsewhere in this prospectus and any applicable prospectus supplement.

The Bank of Nova Scotia
Seller
Eligible Loans
Purchase Price
Scotiabank Covered Bond Guarantor Limited Partnership
Guarantor
The Bank of Nova Scotia
Interest Rate Swap Provider*
The Bank of Nova Scotia
Covered Bond Swap Provider*
Intercompany Loan
Repayment of Intercompany Loan
Trust Deed (incl. Covered Bond Guarantee) and Security Agreement
The Bank of Nova Scotia
Issuer/Bank
Bond Trustee
Covered Bond Proceeds
Covered Bonds
Payments of interest and principal on the Covered Bonds
covered bondholders

*Cashflows under the Interest Rate Swap Agreement and the Covered Bond Swap Agreement will be exchanged only after the Interest Rate Swap Effective Date or the Covered Bond Swap Effective Date, respectively.

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SUMMARY OF THE COVERED BOND PROGRAM

This section is a summary and does not describe every aspect of the covered bonds. This section summarizes the material terms of the covered bonds that are common to all Series of covered bonds and which are more fully described elsewhere in this prospectus. References to “Conditions” in this summary refer to the Terms and Conditions described elsewhere in this prospectus. This summary is subject to and qualified in its entirety by reference to all the provisions of the Trust Deed and other Transaction Documents, including definitions of certain terms used in the Trust Deed and other Transaction Documents. In this summary, we describe the meaning of only some of the more important terms. This summary is also subject to and qualified by reference to the description of the particular terms of your Series or Tranche described in the applicable prospectus supplement. Those terms may vary from the terms described in this prospectus. The applicable prospectus supplement relating to each Series or Tranche of covered bonds will be attached to the front of this prospectus.

Bank:	The Bank of Nova Scotia. For a more detailed description of the Bank, see “The Bank of Nova Scotia.”
Branch of Account:	The main branch of the Bank in Toronto (located at its executive offices) will take the deposits evidenced by the covered bonds but without prejudice to the provisions of Condition 9 (Events of Default, Acceleration and Enforcement). The Bank may also specify any other branch in the prospectus supplement.
Guarantor:	Scotiabank Covered Bond Guarantor Limited Partnership
Dealers:	Barclays Capital Inc., Scotia Capital Inc. (for distributions in Canada), and Scotia Capital (USA) Inc. (for distributions in the U.S.) and any other dealer appointed from time to time by the Bank generally in respect of the Program or in relation to a particular Series or Tranche of covered bonds.
Seller:	The Bank, any New Seller, or other Limited Partner, who may from time to time accede to, and sell Loans and their Related Security or Loans and their Related Security to the Guarantor.
Servicer:	The Bank, subject to replacement in accordance with the terms of the Servicing Agreement.
Cash Manager:	The Bank, subject to replacement in accordance with the terms of the Cash Management Agreement.
Calculation Agent:	The Bank, acting through its office located at 201 Bishopsgate, London EC2M 3NS.
Custodian:	Computershare Trust Company of Canada, acting through its office located at 100 University Avenue, 11th Floor, Toronto, Ontario Canada M5J 2Y1.
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Registrar, Principal Paying Agent, and Transfer Agent:	The Bank of Nova Scotia, London Branch acting through its office located at 201 Bishopsgate, London EC2M 3NS.
U.S. Registrar, Paying Agent, Transfer Agent and Exchange Agent:	The Bank of Nova Scotia Trust Company of New York, acting through its office located at One Liberty Plaza, 23rd Floor, New York, New York, 10006.
Bond Trustee:	Computershare Trust Company of Canada, acting through its office located at 100 University Avenue, 11th Floor, Toronto, Ontario Canada M5J 2Y1.
Cover Pool Monitor:	KPMG LLP, acting through its office at Bay Adelaide Centre, 333 Bay Street, Suite 4600, Toronto, Ontario, Canada M5H 2S5.
Interest Rate Swap Provider:	The Bank, subject to replacement in accordance with the terms of the Interest Rate Swap Agreement.
Covered Bond Swap Provider:	The Bank, subject to replacement in accordance with the terms of the Covered Bond Swap Agreement.
GDA Provider:	The Bank, acting through its main branch in Toronto.
Account Bank:	The Bank, acting through its main branch in Toronto.
Standby Account Bank:	Canadian Imperial Bank of Commerce, acting through its office at 161 Bay Street, 11th Floor, Toronto, Ontario, M5J 2S8.
Standby GDA Provider:	Canadian Imperial Bank of Commerce, acting through its office at 161 Bay Street, 11th Floor, Toronto, Ontario, M5J 2S8.
Intercompany Loan Provider:	The Bank, acting through its main branch in Toronto.
Legislative Framework:	The legislative framework established by Part I.1 of the NHA, including the CMHC Guide.
Issuance of Series:

Covered bonds will be issued in series (each, a “Series”). Each Series may comprise one or more tranches (“Tranches” and each, a “Tranche”) issued on different issue dates. The covered bonds of each Series will all be subject to identical terms, except that the issue date and the amount of the first payment of interest may be different in respect of different Tranches.

The covered bonds will be issued by the Bank, as a CMHC registered issuer, under its CMHC registered covered bond program, which is registered pursuant to Part I.1 of the NHA.

Currency and Denomination:	Unless otherwise specified in the applicable prospectus supplement, covered bonds will be issued in U.S.$ and in such denominations as may be agreed to between the Dealers and the Bank and as set forth in the applicable prospectus supplement.
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Maturities:	Such maturities as may be agreed between the Bank and the Dealers or covered bondholders, as the case may be, and as indicated in the prospectus supplement, subject to such minimum or maximum maturities as may be allowed or required from time to time by the relevant regulator (or equivalent body) or any laws or regulations applicable to the Bank or the relevant specified currency.
Form of the Covered Bonds:	The covered bonds will be issued in registered form as a global covered bond held through The Depository Trust Company, or its successors (“DTC”).
Interest:	Covered bonds may be interest bearing or non-interest bearing. Interest (if any) may accrue at a fixed or floating rate (detailed in a formula or otherwise) and may vary during the lifetime of the relevant Series.
Types of covered bonds:	Unless otherwise specified in the prospectus supplement, the types of covered bonds that may be issued pursuant to this prospectus are (i) fixed rate covered bonds and (ii) floating rate covered bonds.
Fixed Rate Covered Bonds:	Fixed rate covered bonds will bear interest at a fixed rate which will be payable on such date or dates as may be agreed between the Bank and the Dealers and on redemption and will be calculated on the basis of such day count basis as may be agreed between the Bank and the Dealers (as set out in the applicable prospectus supplement), provided that if an Extended Due for Payment Date is specified in the prospectus supplement, interest following the Original Due for Payment Date will continue to accrue and be payable on the unpaid amount in accordance with Condition 4 (Interest), at a rate of interest determined in accordance with Condition 4.1 (Interest on Fixed Rate Covered Bonds) (in the same manner as the rate of interest for floating rate covered bonds) even where the relevant covered bonds are fixed rate covered bonds.
Floating Rate Covered Bonds:	Floating rate covered bonds will bear interest at a rate determined on such basis as may be agreed between the Bank and the Dealers, as set out in the applicable prospectus supplement.
Other provisions in relation to Floating Rate Covered Bonds	Floating Rate Covered Bonds may also have a Maximum Rate of Interest, a Minimum Rate of Interest or both (as indicated in the applicable prospectus supplement). Interest on Floating Rate Covered Bonds in respect of each Interest Period, as agreed prior to issue by the Bank and the relevant Dealer(s), will be payable on such Interest Payment Dates, and will be calculated on a day count basis, in each case as may be agreed between the Bank and the relevant Dealer(s).
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Hard Bullet Covered Bonds:	Hard Bullet Covered Bonds may be offered and will be subject to a Pre-Maturity Test. The intention of the Pre-Maturity Test is to test the liquidity of the Guarantor’s assets in respect of Hard Bullet Covered Bonds maturing within 12 months from the relevant Pre-Maturity Test Date when the Bank’s credit ratings have fallen below the Pre-Maturity Required Ratings.
Rating Agency Condition:	Any issuance of covered bonds will be conditional upon satisfaction of the Rating Agency Condition.
Listing:	Covered bonds will not be listed on any stock exchange unless otherwise specified in the applicable prospectus supplement.
Redemption:	The applicable prospectus supplement relating to each Tranche of covered bonds will indicate either that the relevant covered bonds of such Tranche cannot be redeemed prior to their stated maturity (other than following an Issuer Event of Default or a Guarantor Event of Default or as indicated below) or that such covered bonds will be redeemable at the option of the Bank upon giving notice to the holders of the covered bonds, on a date or dates specified prior to such stated maturity and at a price or prices and on such other terms as may be agreed between the Bank and the Dealers (as set out in the applicable prospectus supplement).
Early redemption will be permitted for taxation reasons and illegality as described in Conditions 6.2 (Redemption for taxation reasons) and 6.5 (Redemption due to illegality or invalidity), but will otherwise be permitted only to the extent specified in the applicable prospectus supplement.
Extendable obligations under the Covered Bond Guarantee:	The applicable prospectus supplement may also provide that (if a Notice to Pay has been served to the Guarantor) the Guarantor’s obligations under the Covered Bond Guarantee to pay the Guaranteed Amounts corresponding to the Final Redemption Amount of the applicable Series of covered bonds on their Final Maturity Date (subject to applicable grace periods) may be deferred until the Extended Due for Payment Date.
In such case, such deferral will occur automatically (i) if the Bank fails to pay the Final Redemption Amount of the relevant Series of covered bonds on their Final Maturity Date (subject to applicable grace periods) and (ii) if the Guaranteed Amounts equal to the Final Redemption Amount in respect of such Series of covered bonds are not paid in full by the Guarantor by the Extension Determination Date (for example, because the Guarantor has insufficient funds in accordance with the Priorities of Payments to pay in full the Guaranteed Amounts corresponding to the Final Redemption Amount of the relevant Series of covered bonds after payment of higher ranking amounts
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and taking into account amounts ranking pari passu in the Priorities of Payments). To the extent a Notice to Pay has been served to the Guarantor and the Guarantor has sufficient time and sufficient funds to pay in part the Final Redemption Amount, such partial payment will be made by the Guarantor on any Interest Payment Date up to and including the relevant Extended Due for Payment Date as described in Condition 6.1 (Final redemption). Interest will continue to accrue and be payable on the unpaid amount in accordance with Condition 4 (Interest) at a rate of interest determined in accordance with Condition 4 (Interest) (in the same manner as the rate of interest for floating rate covered bonds). The Guarantor will pay Guaranteed Amounts constituting Scheduled Interest on each Original Due for Payment Date and the Extended Due for Payment Date and any unpaid amounts in respect thereof will be due and payable on the Extended Due for Payment Date.
Taxation:	Payments made by the Bank in respect of covered bonds will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Canada or any province or territory thereof, or, in the case of covered bonds issued by a branch of the Bank located outside Canada, the country in which such branch is located, or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, the Bank will (subject to customary exceptions) pay such additional amounts as will result in the holders of covered bonds receiving such amounts as they would have received in respect of such covered bonds had no such withholding or deduction been required. Under the Covered Bond Guarantee, the Guarantor will not be liable to pay any such additional amounts as a consequence of any applicable tax withholding or deduction, including such additional amounts which may become payable by the Bank under Condition 7 (Taxation).
If (i) any portion of interest payable on a covered bond is contingent or dependent on the use of, or production from, property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criteria or by reference to dividends paid or payable to shareholders of a corporation; (ii) the recipient of interest payable on a covered bond does not deal at arm’s length with the Bank or the Guarantor for purposes of the Income Tax Act (Canada) (the “ITA”); (iii) interest is payable in respect of a covered bond owned by a person with whom the Bank or the Guarantor does not deal at arm’s length for purposes of the ITA; or (iv) the recipient of interest payable on a covered bond is a “specified

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shareholder” of the Bank or a non-resident person that does not deal at arm’s length with a specified shareholder of the Bank (in each case within the meaning of the ITA for purposes of the thin capitalization rules contained in subsection 18(4) of the ITA), such interest may be subject to Canadian nonresident withholding tax. A “specified shareholder” of the Bank is a person who owns, or is deemed to own, alone or together with persons with whom that person does not deal at arm’s length, shares entitled to 25% or more of the votes that could be cast at an annual shareholders’ meeting or shares having a fair market value of 25% or more of the fair market value of all the issued and outstanding shares of the Bank. Special rules, which are not discussed in this summary, may apply to a non-Canadian Holder that is an insurer that carries on an insurance business in Canada and elsewhere. Additional opinions from Canadian tax counsel may be required. See the discussion under the caption “Taxation—Canadian Taxation.”
ERISA:	In general, a covered bond may be purchased by U.S. benefit plan investors as defined in Section 3(42) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to certain conditions. See “Benefit Plan Investor Considerations.”
Cross Default:	If a Guarantor Acceleration Notice is served in respect of the covered bonds, then the obligation of the Guarantor to pay Guaranteed Amounts in respect of all covered bonds outstanding will be accelerated.
Status of the Covered Bonds:	The covered bonds will constitute deposit liabilities of the Bank for purposes of the Bank Act, however the covered bonds will not be insured under the Canada Deposit Insurance Corporation Act (Canada), and will constitute legal, valid and binding direct, unconditional, unsubordinated and unsecured obligations of the Bank and rank pari passu with all deposit liabilities of the Bank without any preference among themselves and at least pari passu with all other unsubordinated and unsecured obligations of the Bank, present and future, except as prescribed by law and in certain limited circumstances described in Conditions 9.1 (Issuer Events of Default) and 14 (Meetings of Covered Bondholders, Modification, Waiver and Substitution).
Governing Law and Jurisdiction:	The covered bonds and the Transaction Documents (other than the Underwriting Agreement) will be governed by, and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The Underwriting Agreement will be governed by the laws of the State of New York.
Ontario courts have non-exclusive jurisdiction in the event of litigation in respect of the contractual documentation and the covered bonds governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.
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Terms and Conditions:	A prospectus supplement will be prepared in respect of each Tranche of covered bonds. The terms and conditions applicable to each Tranche will be those described under “Terms and Conditions of the Covered Bonds” as supplemented, modified or replaced by the applicable prospectus supplement.
Clearing System:	DTC and/or, in relation to any covered bonds, any other clearing system as may be specified in the applicable prospectus supplement.
Non-U.S. Selling Restrictions:	There will be specific restrictions on offers, sales and deliveries of covered bonds and on the distribution of offering material in Canada, Japan, the EEA, the United Kingdom, France, Australia and Italy, as well as such other restrictions as may be required in connection with a particular issue of covered bonds as set out in the applicable prospectus supplement.
Covered Bond Guarantee:	Payment of interest and principal in respect of the covered bonds when Due for Payment will be irrevocably guaranteed by the Guarantor. The obligations of the Guarantor to make payment in respect of the Guaranteed Amounts when Due for Payment are subject to the condition that a Covered Bond Guarantee Activation Event has occurred. The obligations of the Guarantor under the Covered Bond Guarantee will accelerate against the Guarantor upon the service of a Guarantor Acceleration Notice. The obligations of the Guarantor under the Covered Bond Guarantee constitute direct obligations of the Guarantor secured against the assets of the Guarantor, including the Portfolio.
Payments made by the Guarantor under the Covered Bond Guarantee will be made subject to, and in accordance with, the applicable Priorities of Payments.
Security for Covered Bond Guarantee:	To secure its obligations under the Covered Bond Guarantee and the Transaction Documents to which it is a party, the Guarantor has granted a first ranking security interest over all of its present and future acquired assets, including the Portfolio, in favor of the Bond Trustee (for itself and on behalf of the other Secured Creditors) pursuant to the terms of the Security Agreement.
Intercompany Loan:	Under the terms of the Intercompany Loan Agreement, the Bank will make available to the Guarantor an interest-bearing Intercompany Loan, comprised of a Guarantee Loan and a revolving Demand Loan, in a combined aggregate amount equal to the Total Credit Commitment, subject to increases and decreases as described below. The Intercompany Loan will be denominated in Canadian Dollars. The interest rate on the Intercompany Loan will be a Canadian Dollar floating rate determined by the Bank from time to time, subject to a maximum
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of (i) prior to the Interest Rate Swap Effective Date, the yield on the Portfolio, and (ii) following the Interest Rate Swap Effective Date, the amount received by the Guarantor pursuant to the Interest Rate Swap Agreement, and, in each case, less a minimum spread and an amount for certain expenses of the Guarantor.
The balance of the Guarantee Loan and Demand Loan will fluctuate with the issuances and redemptions of covered bonds and the requirements of the Asset Coverage Test.
To the extent the Portfolio increases or is required to be increased to meet the Asset Coverage Test, the Bank may increase the Total Credit Commitment to enable the Guarantor to acquire Loans and their Related Security from the Seller.
The balance of the Guarantee Loan and the Demand Loan will be disclosed in each Investor Report.
Guarantee Loan:	The Guarantee Loan is in an amount equal to the balance of outstanding covered bonds at any relevant time plus that portion of the Portfolio required in accordance with the Asset Coverage Test as over-collateralization for the covered bonds in excess of the amount of then outstanding covered bonds (see “Summary of the Principal Documents—Guarantor Agreement—Asset Coverage Test”).
Demand Loan:	The Demand Loan is a revolving credit facility, the outstanding balance of which is equal to the difference between the balance of the Intercompany Loan and the balance of the Guarantee Loan at any relevant time. At any time prior to a Demand Loan Repayment Event, the Guarantor may borrow any withdrawn or committed amount or re-borrow any amount repaid by the Guarantor under the Intercompany Loan for a permitted purpose provided, among other things, (i) such drawing does not result in the Intercompany Loan exceeding the Total Credit Commitment; and (ii) no Issuer Event of Default or Guarantor Event of Default has occurred and is continuing.
The Proceeds of the Intercompany Loan:	The Guarantor will use the initial advance under the Intercompany Loan to purchase Loans and their Related Security for inclusion in the Portfolio from the Seller in accordance with the terms of the Mortgage Sale Agreement and may use additional advances (i) to purchase Loans and their Related Security pursuant to the terms of the Mortgage Sale Agreement; and/or (ii) to invest in Substitute Assets in an amount not exceeding the prescribed limit under the CMHC Guide; and/or (iii) subject to complying with the Asset Coverage Test and the CMHC Guide to make Capital Distributions to the Limited Partner; and/or (iv) to make deposits of the proceeds in the Guarantor Accounts (including, without limitation, to fund the

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Reserve Fund and the Pre-Maturity Liquidity Required Amount, in each case to an amount not exceeding the Prescribed Cash Limitation).
Capital Contribution:	The Limited Partner may from time to time make Capital Contributions to the Guarantor including Capital Contributions of Loans and their Related Security. The Managing GP and the Liquidation GP respectively hold 99 percent and 1 percent of the 0.05 percent general partner interest in the Guarantor. The Limited Partner holds the substantial economic interest in the Guarantor (99.95 percent).
Consideration:	Under the terms of the Mortgage Sale Agreement, the Seller will sell Loans and their Related Security to the Guarantor for the Portfolio on a fully-serviced basis for consideration equal to the fair market value of such Loans on their Transfer Date, or if so determined by the Limited Partner, the Limited Partner may make Capital Contributions of Loans and their Related Security on a fully-serviced basis to the Guarantor in exchange for additional interests in the capital of the Guarantor.
Interest Rate Swap Agreement:	The Guarantor will enter into the Interest Rate Swap Agreement with the Interest Rate Swap Provider to provide a hedge, following the Interest Rate Swap Effective Date, against possible variances in the rates of interest payable on the Loans in the Portfolio (which may, for instance, include variable rates of interest or fixed rates of interest), the amounts payable on the Intercompany Loan and (following the Covered Bond Swap Effective Date) the Covered Bond Swap Agreement.
Covered Bond Swap Agreement:	To provide a hedge against currency risks arising, following the Covered Bond Swap Effective Date, in respect of amounts received by the Guarantor under the Interest Rate Swap Agreement and amounts payable in respect of its obligations under the Covered Bond Guarantee, the Guarantor will enter into the Covered Bond Swap Agreement (which may include a new ISDA Master Agreement schedule and confirmation(s) and credit support annex, if applicable, for each Tranche and/or Series of covered bonds) with the Covered Bond Swap Provider.
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RISK FACTORS

Investment in the covered bonds is subject to various risks including those risks inherent in conducting the business of a diversified financial institution. Before deciding whether to invest in the covered bonds, you should consider carefully the risks described in the documents incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in a prospectus supplement, as the case may be, relating to a specific offering of covered bonds.

Risks relating to the covered bonds generally

The covered bonds may not be a suitable investment for all investors

The purchase of covered bonds involve substantial risks and are suitable only for investors who have the knowledge and experience in financial and business matters necessary to enable them to evaluate the risks and the merits of an investment in the covered bonds. Covered bonds are complex financial instruments. Sophisticated institutional investors generally do not purchase complex financial instruments as stand-alone investments. They purchase complex financial instruments as a way to reduce risk or enhance yield with an understood, measured, appropriate addition of risk to their overall portfolios. A potential investor should not invest in covered bonds which are complex financial instruments unless it has the expertise (either alone or with a financial adviser) to evaluate how the covered bonds will perform under changing conditions, the resulting effect on the value of the covered bonds and the impact this investment will have on the potential investor’s overall investment portfolio.

Prior to making an investment decision, prospective investors should consider carefully, in light of their own financial circumstances and investment objectives, (i) all the information set forth in this prospectus and, in particular, the considerations set forth below and (ii) all the information set forth in the applicable prospectus supplement. Prospective investors should make such inquiries as they deem necessary without relying on us or any arranger or dealer.

Each potential investor in the covered bonds must determine the suitability of its investment in light of its own circumstances. In particular, each potential investor should:

•	have sufficient knowledge and experience to make a meaningful evaluation of the covered bonds, the merits and risks of investing in the covered bonds and the information contained in this prospectus or incorporated herein by reference or any applicable supplement;
•	have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the covered bonds and the impact the covered bonds will have on its overall investment portfolio;
•	have sufficient financial resources and liquidity to bear all of the risks of an investment in the covered bonds, including covered bonds with principal or interest payable in one or more currencies, or where the currency for principal or interest payments is different from the currency in which the potential investor’s financial activities are principally denominated;
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•	understand thoroughly the terms of the covered bonds and be familiar with the behavior of any relevant indices and financial markets; and
•	be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

Covered bonds involve a high degree of risk and potential investors should be prepared to sustain a loss of all or part of their investment.

The covered bonds will constitute unsecured and uninsured deposit obligations of the Bank

The covered bonds will constitute deposit liabilities of the Bank for purposes of the Bank Act, however the covered bonds will not be insured under the Canada Deposit Insurance Corporation Act (Canada), and will constitute legal, valid and binding direct, unconditional, unsubordinated and unsecured obligations of the Bank and rank pari passu with all deposit liabilities of the Bank without any preference among themselves and at least pari passu with all other unsubordinated and unsecured obligations of the Bank, present and future, except as prescribed by law and in certain limited circumstances described in Conditions 9.1 (Issuer Events of Default) and 14 (Meetings of Covered Bondholders, Modification, Waiver and Substitution). If the Bank enters into any bankruptcy, liquidation, rehabilitation or other winding-up proceedings and there is a default in payment under any of the Bank’s secured or unsecured indebtedness or if there is an acceleration of any of the Bank’s indebtedness, the value of the covered bonds may decline. Further, the occurrence of an Issuer Event of Default alone does not constitute a Guarantor Event of Default and does not entitle the Bond Trustee to accelerate payment of the Guaranteed Amounts. The Guarantor has no obligation to pay the Guaranteed Amounts payable under the Covered Bond Guarantee until service on the Guarantor of (i) a Notice to Pay following service of an Issuer Acceleration Notice on the Bank following the occurrence of an Issuer Event of Default, or (ii) a Guarantor Acceleration Notice following the occurrence of a Guarantor Event of Default. However, failure by the Guarantor to pay amounts when Due for Payment under the Covered Bond Guarantee constitutes a Guarantor Event of Default (subject to any applicable grace periods) and following service of a Guarantor Acceleration Notice, the covered bonds will become immediately due and payable against the Bank and the obligations of the Guarantor under the Covered Bond Guarantee will be accelerated.

The covered bonds are obligations of the Bank and the Guarantor only and do not extend to any of their affiliates or the parties to the Program, including the Bond Trustee

The payment obligations in relation to the covered bonds will be solely obligations of the Bank and, subject to the terms of the Covered Bond Guarantee, obligations of the Guarantor. Accordingly, the payment obligations under the covered bonds will not be obligations of, or guaranteed by, any other affiliate of the Bank. In particular, the covered bonds will not be obligations of, and will not be guaranteed by, any of the Arrangers, the Dealers, the Bond Trustee, the Cash Manager, the Custodian, any Swap Provider, any of their agents, any company in the same group of companies as such entities or any other party to the Transaction Documents relating to the Program. Any failure by the Bank or the Guarantor to pay any amount due under the covered bonds will not result in any liability whatsoever in respect of such failure being accepted by any of the Arrangers, any of the Dealers, the Bond Trustee, the Custodian, any Swap Provider, any of their agents, the Partners, any company in the same group of companies as such entities or any other party to the Transaction Documents relating to the Program.

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The obligations under the Covered Bond Guarantee may be subject to an Extended Due for Payment Date and payment on the Final Redemption Amount may be deferred beyond the Final Maturity Date

The prospectus supplement for a Series of covered bonds may specify that they are subject to an Extended Due for Payment Date. If specified in the applicable prospectus supplement, in circumstances where neither the Bank nor the Guarantor has sufficient funds available to pay in full the Final Redemption Amount due on a Series of covered bonds on the relevant Final Maturity Date or within the relevant grace period, then the Final Maturity Date of the relevant Series of covered bonds may be deferred to an Extended Due for Payment Date. If payment has been deferred as discussed below, failure by the Guarantor to make payment in respect of all or any portion of the Final Redemption Amount on the Final Maturity Date (or such later date within any applicable grace period) will not constitute a Guarantor Event of Default.

If and to the extent that the Guarantor has sufficient funds available to partially redeem the relevant Series of covered bonds, either on the Final Maturity Date or on the applicable Original Due for Payment Dates for that Series of covered bonds up to and including the Extended Due for Payment Date, then (assuming that the Guarantor Acceleration Notice and Notice to Pay for the relevant amount have been served to the Guarantor within the relevant timeframes) the Guarantor will make such partial redemption in accordance with the Guarantee Priority of Payments and as described in Condition 6.1 (Final redemption).

Interest will continue to accrue and be payable on the unpaid amount of the relevant Series of covered bonds in accordance with Condition 4 (Interest) and at the rate of interest specified in the applicable prospectus supplement and the Guarantor will pay Guaranteed Amounts constituting Scheduled Interest on each Original Due for Payment Date and the Extended Due for Payment Date.

Failure by the Guarantor to pay Guaranteed Amounts corresponding to the unpaid portion of the Final Redemption Amount or the balance thereof, as the case may be, on the Extended Due for Payment Date and/or pay Guaranteed Amounts constituting Scheduled Interest on any Original Due for Payment Date or the Extended Due for Payment Date will in each case (subject to any applicable grace period) constitute a Guarantor Event of Default.

Covered bonds issued under the Program will rank pari passu with each other and will accelerate at the same time

Covered bonds issued under the Program (except for the first issue of the covered bonds) will either be fungible with an existing Series of covered bonds or have different terms from an existing Series of covered bonds (in which case they will constitute a new Series). All covered bonds issued under the Program from time to time will rank pari passu with each other in all respects and, as obligations of the Bank, pari passu with covered bonds issued previously under the Bank’s Global Public Sector Covered Bond Programme. Following the occurrence of an Issuer Event of Default and service by the Bond Trustee of an Issuer Acceleration Notice, all outstanding covered bonds issued under the Program will accelerate against the Bank but will be subject to, and have the benefit of, the Guaranteed Amounts under the Covered Bond Guarantee (following a Notice to Pay having been served by the Bond Trustee on the Guarantor).

Following the occurrence of a Guarantor Event of Default and service by the Bond Trustee of a Guarantor Acceleration Notice, all outstanding covered bonds will accelerate against

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the Bank (if not already accelerated following service of an Issuer Acceleration Notice) and the obligations of the Guarantor under the Covered Bond Guarantee will accelerate.

All covered bonds issued under the Program will share pari passu in the Security granted by the Guarantor under the Security Agreement on a pro rata basis. Accordingly, the holders of each Series of covered bonds issued under the Program will be required to share recovery proceeds from the Security with all other holders of each other Series of the covered bonds issued under the Program on a pro rata and pari passu basis. However, holders of covered bonds issued under the Program will not share in the security granted under the Bank’s Global Public Sector Covered Bond Programme, which is guaranteed by a different guarantor entity and secured by a different pool.

Credit ratings assigned to the covered bonds may not reflect all risks

The credit ratings assigned to the covered bonds may not reflect the potential impact of all risks related to structure, market, and other factors that may affect the value of the covered bonds. The ratings assigned to the covered bonds with respect to Fitch address the following: the likelihood of full and timely payment to covered bondholders of all payments of interest on each Interest Payment Date; and the likelihood of ultimate payment of principal in relation to covered bonds on (a) their applicable Final Maturity Date, or (b) if the covered bonds are subject to an Extended Due for Payment Date in respect of the Covered Bond Guarantee in accordance with the applicable prospectus supplement, the applicable Extended Due for Payment Date. With respect to DBRS Limited and its successors (“DBRS”), the ratings assigned to the covered bonds address the risk that the issuer will fail to satisfy its financial obligations in accordance with the terms under which the covered bonds have been issued and are based on quantitative and qualitative considerations relating to the issuer and the relevant ranking of claims. With respect to Moody’s, the ratings assigned to the covered bonds address the expected loss posed to investors.

Any Rating Agency may lower or withdraw its credit rating if, in the sole judgment of the Rating Agency, the credit quality of the covered bonds has declined or is in question. If any rating assigned to the covered bonds is lowered or withdrawn, the market value of the covered bonds may be reduced. A downgrade or potential downgrade of these ratings, the assignment of new ratings that are lower than existing ratings, or a downgrade or potential downgrade of the ratings assigned to the Bank or any other securities of the Bank could reduce the number of potential investors in the covered bonds and adversely affect the price and liquidity of the covered bonds. A rating is based upon information furnished by the Bank or obtained by the rating agency from its own sources and is subject to revision, suspension or withdrawal by the rating agency at any time. A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.

Modifications, waivers and substitution under the covered bonds may, in certain circumstances, be made without consent of the covered bondholders

The Terms and Conditions contain provisions for calling meetings of covered bondholders to consider matters affecting their interests generally. These provisions permit defined majorities to bind all covered bondholders including covered bondholders who did not attend and vote at the relevant meeting and covered bondholders who voted in a manner contrary to the majority. Except to the extent the Trust Indenture Act applies, an individual covered

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bondholder may not be in a position to affect the outcome of the resolutions adopted by the meetings of covered bondholders.

The Terms and Conditions of the covered bonds also provide that the Bond Trustee may, without the consent of covered bondholders, (a) agree to any modification, waiver or authorization, of any breach, or proposed breach, of any of the provisions of the covered bonds, (b) determine that any Issuer Event of Default or Guarantor Event of Default will not be treated as such, (c) agree to the substitution of another company as principal debtor under any covered bonds in place of the Bank or the Guarantor or (d) agree to any modification which is of a formal, minor or technical nature or to correct a manifest error or an error which, in the opinion of the Bond Trustee, is proven, in the circumstances described in Condition 14 (Meetings of Covered Bondholders, Modification, Waiver and Substitution). The covered bondholders will not be in a position to give instructions to the Bond Trustee in relation to the matters set out above.

The Guarantor’s ability to make payments under the Covered Bond Guarantee will depend primarily on the Portfolio

The Guarantor’s ability to meet its obligations under the Covered Bond Guarantee will depend primarily on the realizable value of Loans and Substitute Assets in the Portfolio, the amount of Revenue Receipts and Principal Receipts generated by the Portfolio and the timing thereof, amounts received from, and payable to, the Swap Providers and the receipt by it of credit balances and interest on credit balances in the GDA Account and the other Guarantor Accounts. The Guarantor will not have any other sources of funds available to meet its obligations under the Covered Bond Guarantee. In addition, the Security granted pursuant to the Security Agreement may not be sufficient to meet the claims of all the Secured Creditors, including the covered bondholders. Following enforcement of the Security, Secured Creditors may still have an unsecured claim against the Bank for the deficiency, which will rank pari passu with the other deposit obligations of the Bank. However, there can be no assurance that the Bank will have sufficient funds to pay that shortfall.

If there is a call on the Covered Bond Guarantee, the claims of covered bondholders will be limited to the Guarantor’s available funds from time to time, which may be limited due to a lack of liquidity in respect of the Portfolio

If there is a call on the Covered Bond Guarantee and sale of the Portfolio, the proceeds from the sale of the Portfolio will depend on market conditions at the time of sale. If market conditions are unfavorable, the sale of the Portfolio may result in proceeds that are less than the amount due on the covered bonds. Furthermore, the maturities of the Loans in the Portfolio may not match those of the covered bonds which may require the Guarantor to sell Loans in order to pay principal on those covered bonds. Any such sale of Loans exposes investors to market risk, as the then current market value of the Loans may be less than the principal amount on the covered bonds. In addition, should an Issuer Event of Default or other Registered Title Event occur, there may be a delay in any and all borrowers switching payments to the new Servicer or the Guarantor.

There is no tax gross-up under the Covered Bond Guarantee

All payments of principal and interest in respect of the covered bonds will be made by the Bank without withholding or deduction for, or on account of, taxes imposed by any governmental

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or other taxing authority (subject to customary exceptions), unless such withholding or deduction is required by law. In the event that any such withholding or deduction is imposed by a tax jurisdiction specified under the Terms and Conditions, the Bank will, save in certain limited circumstances provided in the Terms and Conditions, be required to pay additional amounts to cover the amounts so deducted. By contrast, under the terms of the Covered Bond Guarantee, the Guarantor will not be liable to pay any such additional amounts payable by the Bank under the Terms and Conditions, or to pay any additional amounts in respect of any amount withheld or deducted for, or on account of, taxes from a payment by the Guarantor under the Covered Bond Guarantee.

The Guarantor may not be able to sell Loans prior to maturity of Hard Bullet Covered Bonds upon a breach of the Pre-Maturity Test or upon an Asset Coverage Test Breach Notice or Notice to Pay

Upon the breach of the Pre-Maturity Test and unless the Pre-Maturity Liquidity Required Amount is otherwise fully funded from Capital Contributions, the Guarantor is obligated to sell Selected Loans (selected on a random basis) to a purchaser in order to generate sufficient cash to enable the Guarantor to pay the Final Redemption Amount on any Hard Bullet Covered Bond in the event that the Bank fails to pay that amount on the relevant Final Maturity Date. If an Asset Coverage Test Breach Notice or a Notice to Pay is served to the Guarantor, the Guarantor may be obliged to sell Selected Loans (selected on a random basis) in order to remedy a breach of the Asset Coverage Test or to make payments to the Guarantor’s creditors, including payments under the Covered Bond Guarantee, as appropriate. There is no guarantee that a purchaser will be found to acquire Selected Loans at the times required and there can be no guarantee or assurance as to the price which may be obtained, which may affect the ability of the Guarantor to make payments under the Covered Bond Guarantee.

In addition, the Guarantor will not be permitted to give representations and warranties or indemnities for those Selected Loans. There is no obligation for the Seller to give, and no assurance that the Seller would give, any representations and warranties or indemnities in respect of the Selected Loans. Any representations or warranties or indemnities previously given by the Seller in respect of Loans in the Portfolio may not have value for a purchaser if the Seller is then insolvent. Accordingly, there is a risk that the realizable value of the Selected Loans could be adversely affected by the lack of representations, warranties or indemnities which in turn could adversely affect the ability of the Guarantor to meet its obligations under the Covered Bond Guarantee.

The Bond Trustee will not be required to release the Loans and their Related Security from the Security pursuant to any sale and purchase agreement with respect to the sale of Selected Loans unless (i) the Bond Trustee has provided its prior written consent to the terms of such sale in accordance with the Guarantor Agreement, and (ii) the Guarantor has provided a certificate to the Bond Trustee that such sale of Loans and their Related Security has been made in accordance with the terms of the Transaction Documents. See “Summary of the Principal Documents—Security Agreement—Release of Security” below.

Later maturing covered bonds may not be paid in full or at all under the Covered Bond Guarantee as Portfolio assets are not segregated by different Series of covered bonds and will be used to repay earlier maturing covered bonds first

Although each Series of covered bonds will rank pari passu with all other Series of covered bonds issued under the Program, each Series of covered bonds may not necessarily have the same Final Maturity Date. As Portfolio assets are not segregated in relation to each Series of

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covered bonds and will be used to repay earlier maturing covered bonds first, there is a risk that later maturing covered bonds will not be paid in full (or at all) under the Covered Bond Guarantee. The Amortization Test may not mitigate this risk. A breach of the Amortization Test will occur if the aggregate Principal Amount Outstanding of all covered bonds issued under the Program is greater than the aggregate value of the Portfolio’s assets. Upon the occurrence of a breach of the Amortization Test, a Guarantor Event of Default will also occur which will (subject to the Terms and Conditions) lead to the service of a Guarantor Acceleration Notice on the Guarantor and the acceleration of the obligations under the Covered Bond Guarantee in relation to all covered bonds then outstanding (hence any further timing subordination will cease to exist). There is however no guarantee that the remaining Portfolio assets will be sufficient to meet the claims of the remaining covered bondholders under the Covered Bond Guarantee in full.

Reliance on certain transaction parties

The Guarantor and the covered bondholders place significant reliance on the Bank in connection with the multiple roles of the Bank under the Transaction Documents and such reliance may give rise to conflicts of interest

The Guarantor and the covered bondholders place significant reliance on the Bank in connection with the servicing of the Loans in the Portfolio, as well as for the Guarantor’s administration and funding. In particular, the Bank performs the initial roles of (a) Cash Manager, (b) Servicer, (c) GDA Provider, (d) Swap Provider, (e) Intercompany Loan Provider, and (f) Calculation Agent. The Bank holds substantially all of the interests in the Guarantor and is the sole shareholder of the initial Managing GP. Prior to the occurrence of a Managing GP Default Event, subject to the occurrence of certain events, the Bank has the ability to control the Guarantor through its control of the initial Managing GP. The Bank, under the Servicing Agreement, will be responsible for servicing and administering the Loans and their Related Security. Furthermore, the Bank, as the Seller of assets to the Portfolio, (a) has considerable discretion to substitute Portfolio assets during the course of the Program and can generate and store the data and documentation relating to the Portfolio assets underlying the transfer, retransfer and servicing of the Loans and the Related Security, which data is also provided to third parties in their respective functions under the Program, and (b) is obligated in certain circumstances to repurchase Loans and their Related Security from the Guarantor. See “Summary of the Principal Documents—Mortgage Sale Agreement—Repurchase of Loans.”

The Bank, as Cash Manager, has, (a) prior to the earlier of (i) its credit rating falling below any of the threshold ratings of (x) P-1 (in respect of Moody’s), (y) BBB+ and F2 (in respect of Fitch), and (z) BBB (low) (in respect of DBRS), as applicable, of the unsecured, unsubordinated and unguaranteed debt obligations (or in the case of Fitch, the issuer default rating) of the Cash Manager by the Rating Agencies (the “Cash Manager Required Ratings”) or (ii) the occurrence of a Cash Manager Termination Event, unrestricted access to the funds standing to the credit accounts of the Guarantor, and (b) the obligation to identify Non-Performing Eligible Loans for purposes of performing the Asset Coverage Test, the Amortization Test and the Valuation Calculation from time to time. The Guarantor is also reliant on the Swap Providers to provide it with the funds matching its obligations under advances and the Covered Bond Guarantee. In view of these multiple roles of the Bank, such reliance may give rise to a wide variety of substantial conflicts of interests. The Bank will have significant influence over important services required to maintain the Program and provided to the Guarantor, which may conflict with the interests of the Guarantor and holders of the covered bonds. This influence could adversely affect the Program and value of the covered bonds. If the Bank does not adequately perform or withdraws from performing such services for the Guarantor or if there are disputes between the Bank and the Guarantor, the Guarantor’s performance of its obligations could be affected. There can be no assurance that the conflicts of interest described above will not have a material adverse effect on the Guarantor’s performance of its payment and other obligations and/or on the covered bondholders.

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Further, the Bond Trustee is not obliged under any circumstances to act as a Servicer, as Cash Manager or as any other third party on which the Guarantor relies, or to monitor the performance of any obligations of any third parties under any relevant agreement.

Reliance on Swap Providers

The Guarantor will enter into the Interest Rate Swap Agreement with the Interest Rate Swap Provider to provide a hedge, following the Interest Rate Swap Effective Date, against possible variances in the rates of interest payable on the Loans in the Portfolio (which may, for instance, include variable rates of interest or fixed rates of interest), the amounts payable on the Intercompany Loan and (following the Covered Bond Swap Effective Date) the Covered Bond Swap Agreement. To provide a hedge against currency risks arising, following the Covered Bond Swap Effective Date, in respect of amounts received by the Guarantor under the Interest Rate Swap Agreement and amounts payable in respect of its obligations under the Covered Bond Guarantee, the Guarantor will enter into the Covered Bond Swap Agreement with the Covered Bond Swap Provider.

If the Guarantor fails to make timely payments of amounts due under any Swap Agreement (except where such failure is caused by the funds available to the Guarantor being insufficient to make the required payment in full), then it will have defaulted under that Swap Agreement and such Swap Agreement may be terminated. Further, a Swap Provider is only obliged to make payments to the Guarantor as long as and to the extent that the Guarantor complies with its payment obligations. The Guarantor will not be in breach of its payment obligations where the Guarantor fails to pay a required payment in full, provided such non-payment is caused by the funds of the Guarantor being insufficient to make such payment in full under the relevant Swap Agreement. If a Swap Agreement terminates or the Swap Provider is not obliged to make payments or if it defaults in its obligations to make payments of amounts (including in the relevant currency, if applicable) to the Guarantor on the payment date under the relevant Swap Agreement, the Guarantor will be exposed to changes in the relevant currency exchange rates to Canadian dollars and to any changes in the relevant rates of interest. Unless a replacement Swap Agreement is entered into, the Guarantor may have insufficient funds to meet its obligations under the Covered Bond Guarantee.

If a Swap Agreement terminates, the Guarantor may be obliged to make a termination payment in an amount related to the mark to market value of such Swap Agreement to the relevant Swap Provider. There can be no assurance that the Guarantor will have sufficient funds available to make such termination payment under the relevant Swap Agreement, nor can there be any assurance that the Guarantor will be able to find a replacement swap counterparty which (i) agrees to enter into a replacement swap agreement on substantially the same terms as the terminated swap agreement, and (ii) has sufficiently high ratings to prevent a downgrade of the then current ratings of the covered bonds by any one of the Rating Agencies.

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The obligation to pay a termination payment may adversely affect the ability of the Guarantor to meet its obligations under the Covered Bond Guarantee. Additionally, the failure of the Guarantor to receive a termination payment from the relevant Swap Provider may adversely affect the ability of the Guarantor to meet its obligations under the Covered Bond Guarantee.

Replacement of the Bank as services provider may not be found on acceptable terms or within an acceptable time period and the ability of the Guarantor to perform its obligations may be impaired

As noted above, the Bank performs a number of initial roles. In addition, the Bank will, as Servicer of the Loans and Related Security, continue to service and administer the Loans and Related Security until revocation of the relevant authority by the Guarantor.

In certain circumstances, the Bank is required to be replaced as provider of these services, for instance if it ceases to have the requisite minimum rating (and it is unable to take other mitigating steps), or if an Issuer Event of Default occurs in relation to the Bank. If the Bank is replaced as Cash Manager, then the Guarantor will be obliged to procure that the funds in the Guarantor’s accounts deposited with the Bank are transferred to a newly opened account with a replacement Cash Manager that meets the Cash Manager Required Ratings. See “Summary of the Principal Documents—Cash Management Agreement.”

There is no certainty that a relevant replacement third party services provider/counterparty could be found who would be willing to enter into the relevant agreement with the Guarantor. The ability of that servicer/counterparty to perform fully its services would depend in part on the information, software and records which are then available to it. In addition, the replacement servicer may be required to acquire or develop new servicing systems or platforms, which may require substantial time and expense to implement. There can be no assurance that the Guarantor will be able to enter into such replacement agreements and transactions on acceptable terms and within a time period which will ensure uninterrupted payments of amounts due by the Guarantor under the Covered Bond Guarantee (if called). Moreover, any entity appointed as Servicer would not become bound by the Bank’s obligations under the Mortgage Sale Agreement.

In the event that any of the Cash Manager, the Account Bank, the Servicer, a Swap Provider, the Custodian or other relevant party providing services to the Guarantor under the Transaction Documents fails to perform its obligations or the Guarantor is unable to replace such service providers, in a timely manner, the Guarantor’s ability to perform its payment and other obligations may be compromised. Furthermore, any delay or inability to appoint a suitable replacement Servicer may have an impact on the realizable value of the Portfolio’s assets.

Depending on market conditions and the existence of a potential replacement Swap Provider with the required ratings and other applicable characteristics, the Guarantor may not be able to enter into replacement swaps if the Bank is required to be replaced as Swap Provider. If no such replacement swaps are executed, an investor in the relevant covered bonds will be exposed to the interest rate and currency risks that were otherwise hedged by the relevant swaps prior to their termination. Such exposure may result in a reduction of the amounts available to be paid on the covered bonds.

In addition, should the applicable criteria (other than ratings requirements which, if not satisfied, will require the replacement of the Bank unless the Guarantor is Independently Controlled and Governed) cease to be satisfied, the parties to the relevant Transaction Document may agree to amend or waive certain of the terms of such document, including the applicable criteria, in order to avoid the need for a replacement entity to be

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appointed. Although in certain circumstances the consent of the Bond Trustee and satisfaction of the Rating Agency Condition may be required, the consent of covered bondholders may not be required in relation to such amendments and/or waivers.

Further, the Bank will act in its own interests under the Program which may be adverse to your interests as a holder of the covered bonds. See “—Program related legal and regulatory risks—The Bank will act in its own interest in connection with the Program, and such actions may not be in the best interests of, and may be detrimental to, the holders of covered bonds.”

Bankruptcy or Insolvency Risk

The assignments of the Portfolio assets from the Seller to the Guarantor pursuant to the terms of the Mortgage Sale Agreement are intended by the Seller and the Guarantor to be and have been documented as sales for legal purposes. As the subject of a legal sale, the Portfolio assets would not form part of the assets of the Bank available for distribution to the creditors of the Bank. However, if the Seller or the Guarantor were to become bankrupt or otherwise subject to insolvency, winding-up, receivership and/or restructuring proceedings, the Superintendent of Financial Institutions (the “Superintendent”), appointed pursuant to the Office of the Superintendent of Financial Institutions Act (Canada), Canada Deposit Insurance Corporation, appointed as receiver pursuant to the Canada Deposit Insurance Corporation Act (Canada), or any liquidator or other stakeholder of the Seller, could attempt to re-characterize the sale of the Portfolio assets as a loan from the Guarantor to the Seller secured by the Portfolio assets, to challenge the sale under the fraudulent transfer or similar provisions of the Winding-up and Restructuring Act (Canada) (“WURA”) or other applicable laws or to consolidate the assets of the Seller with the assets of the Guarantor. In this regard, the Transaction Documents contain restrictions on the Seller and the Guarantor intended to reduce the possibility that a Canadian court would order consolidation of the assets and liabilities of the Seller and the Guarantor given, among other things, current jurisprudence on the matter. Further, the Legislative Framework contains provisions that will limit the application of the laws of Canada and the provinces and territories relating to bankruptcy, insolvency and fraudulent conveyance to the assignments of the Portfolio assets from the Seller to the Guarantor. Nonetheless, any attempt to challenge the transaction or to consolidate the assets of the Seller with the assets of the Guarantor, even if unsuccessful, could result in a delay or reduction of collections on the Portfolio assets available to the Guarantor to meet its obligations under the Covered Bond Guarantee, which could prevent timely or ultimate payment of amounts due to the Guarantor, and consequently, the holders of the covered bonds.

The interests of the Guarantor may be subordinate to statutory deemed trusts and other non-consensual liens, trusts and claims created or imposed by statute or rule of law on the property of the Seller arising prior to the time that the Portfolio assets are transferred to the Guarantor, which may reduce the amounts that may be available to the Guarantor and, consequently, the holders of the covered bonds. The Guarantor will not, at the time of sale, give notice to borrowers of the transfer to the Guarantor of the Portfolio assets or the grant of a security interest therein to the Bond Trustee. However, under the Mortgage Sale Agreement, the Seller will warrant that the Portfolio assets have been or will be transferred to the Guarantor free and clear of the security interest or lien of any third party claiming an interest therein, through or under the Seller, other than certain permitted security interests. The Guarantor will warrant and covenant that it has not taken and will not take any action to encumber or create any security interests or other liens in any of the property of the Guarantor, except for the security interest granted to the Bond Trustee and except as permitted under the Transaction Documents.

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Amounts that are on deposit from time to time in the Guarantor Accounts may be invested in certain permitted investments pursuant to the Transaction Documents. In the event of the liquidation, insolvency, receivership or administration of any entity with which an investment of the Guarantor is made (such as pursuant to the Guaranteed Deposit Account Contract or the Standby Guaranteed Deposit Account Contract) or which is an issuer, obligor or guarantor of any investment, the ability of the Guarantor to enforce its rights to any such investments and the ability of the Guarantor to make payments to holders of the covered bonds in a timely manner may be adversely affected and may result in a loss on the covered bonds. In order to reduce this risk, these investments must satisfy certain criteria.

Payments of interest and principal on the covered bonds are subordinate to certain payments (including payments for certain services provided to the Guarantor), taxes and the reimbursement of all costs, charges and expenses of and incidental to the enforcement of the Trust Deed and the other Transaction Documents to which the Bond Trustee is a party, including the appointment of a receiver in respect of the Portfolio assets (including legal fees and disbursements) and the exercise by the receiver or the Bond Trustee of all or any of the powers granted to them under the Trust Deed and the other Transaction Documents to which the Bond Trustee is a party, and the reasonable remuneration of such receiver or any agent or employee of such receiver or any agent of the Bond Trustee and all reasonable costs, charges and expenses properly incurred by such receiver or the Bond Trustee in exercising their power. These amounts could increase, especially in adverse circumstances such as the occurrence of a Guarantor Event of Default, the insolvency of the Bank or the Guarantor or a Servicer Termination Event. If after the insolvency of the Bank such expenses or the costs of a receiver or the Bond Trustee become too great, payments of interest on and principal of the covered bonds may be reduced or delayed.

The ability of the Bond Trustee (for itself and on behalf of the other Secured Creditors) to exercise remedies in respect of the covered bonds and the Covered Bond Guarantee and to enforce the security granted to it pursuant to the terms of the Security Agreement is subject to the bankruptcy and insolvency laws of Canada. The Bankruptcy and Insolvency Act (Canada) (“BIA”) and the Companies’ Creditors Arrangement Act (Canada) (“CCAA”) both provide regimes pursuant to which debtor companies are entitled to seek temporary relief from their creditors. The BIA applies to limited partnerships. In addition, Canadian jurisprudence makes it clear that both the BIA and the CCAA can apply to limited partnerships. Further, it is a possibility that a liquidator or receiver of the Seller, another creditor of the Guarantor or the Superintendent could seek the court appointment of a receiver of the Guarantor or a winding-up of the Guarantor, or might commence involuntary bankruptcy or insolvency proceedings against the Guarantor under the BIA or the CCAA.

If the Guarantor or Bank, including as Seller and initial Servicer, voluntarily or involuntarily becomes subject to bankruptcy, insolvency or winding-up proceedings including pursuant to the BIA, the CCAA or the WURA or if a receiver is appointed over the Bank or the Guarantor, notwithstanding the protective provisions of the Legislative Framework, this may delay or otherwise impair the exercise of rights or any realization by the Bond Trustee (for itself and on behalf of the other Secured Creditors) under the covered bonds, the Covered Bond Guarantee and/or the Security Agreement and/or impair the ability of the Guarantor or Bond Trustee to trace and recover any funds which the Servicer has commingled with any other funds held by it prior to such funds being paid into the GDA Account. In the event of a Servicer Termination Event as a result of the insolvency of the Bank, the right of the Guarantor to appoint a successor Servicer may be stayed or prevented.

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Risks relating to the Portfolio

When realizing assets of the Portfolio following the occurrence of a Guarantor Event of Default, the proceeds may be insufficient to repay all amounts due to covered bondholders

All Guaranteed Amounts will immediately become due and payable following the occurrence of a Guarantor Event of Default and the service of a Guarantor Acceleration Notice on the Guarantor. At such time, the Bond Trustee will then be entitled to liquidate the Portfolio and otherwise enforce assets under the Portfolio in accordance with, and subject to, the provisions of the Security Agreement. The enforcement proceeds thereof may be used to make payments to the Guarantor’s creditors, including payments under the Covered Bond Guarantee in accordance with the Post-Enforcement Priority of Payments, described below in “Cashflows.” However, there is no guarantee that the proceeds of enforcement of the Portfolio will be in an amount sufficient to repay all amounts due to the covered bondholders and any relevant creditors.

In the case of insolvency of the Account Bank, the Guarantor will only have an unsecured claim against the estate for funds deposited

While the Guarantor has undertaken to transfer the funds standing to the credit of the Account Bank to another bank if the credit rating of the Account Bank falls below the Account Bank Required Ratings, there can be no assurance that such transfer would be completed before the Account Bank becomes insolvent. If such an event occurs, the Guarantor would have a claim as an unsecured creditor of the Account Bank. Accordingly, there is a potential risk of a loss of the Guarantor’s funds held with the Account Bank in the event that the Account Bank has insufficient funds to meet all the claims of its unsecured creditors.

The Asset Coverage Test, Amortization Test, Valuation Calculation and Pre-Maturity Test may not ensure that adequate funds will be available to satisfy the Guarantor’s obligations in full

While the Asset Coverage Test, the Amortization Test and the Pre-Maturity Test have been designed to mitigate certain economic and legal stresses in connection with the performance and valuation of the Portfolio in order to ensure that the Guarantor is able to meet its ongoing requirements at all relevant times, in setting the values and criteria for such tests, modeling has been undertaken on the basis of certain assumptions in certain stress scenarios. No assurance can be given that the assumptions utilized in such modeling have been able to incorporate or examine all possible scenarios that may occur in respect of the Guarantor and the Portfolio. As such, no assurance can be given that the methodology and modeling utilized to set the relevant values and criteria within such tests will be sufficient in all scenarios to ensure that the Guarantor will be able to meet its obligations in full.

The Bond Trustee will not be responsible for monitoring compliance with, or the monitoring of, the Asset Coverage Test, the Amortization Test, the Valuation Calculation or the Pre-Maturity Test or any other test, or supervising the performance by any other party of its obligations under any Transaction Document. See “Summary of the Principal Documents—Guarantor Agreement.”

While the Guarantor is required to perform the Valuation Calculation to monitor exposure to volatility of interest rate and currency market risk by measuring the present value of

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the Portfolio relative to the market value of the obligations guaranteed under the Covered Bond Guarantee, there is no obligation on the part of the Bank or the Guarantor to take any action in respect of the Valuation Calculation to the extent it shows the market value of the Portfolio is less than the market value of the obligations guaranteed under the Covered Bond Guarantee.

Borrowers may default in paying amounts due under the Loans. The inability of borrowers to pay amounts due under the Loans may reduce the amount of the Guarantor’s available funds

Borrowers may for a variety of reasons default on their obligations due under the Loans. Various factors influence mortgage delinquency rates and the ultimate payment of interest and principal. Examples of such factors include changes in the national or international economic climate, regional economic or housing conditions, changes in tax laws, interest rates, inflation, the availability of financing, yields on alternative investments, political developments and government policies. Other factors in a borrower’s individual, personal or financial circumstances may affect the ability of the borrower to repay its Loan. Loss of earnings, illness, divorce and other similar factors may also lead to an increase in delinquencies by and bankruptcies of borrowers, and could ultimately have an adverse impact on the ability of borrowers to repay the Loans. In addition to the above, the ability of a borrower to sell a property at a price sufficient to repay the amounts outstanding under that Loan will depend upon a number of factors, including the availability of purchasers for that property, the value of that property and property values in general at the time. See also “—Risks relating to the Canadian residential mortgage market such as a deterioration in the market for real estate, could negatively affect the value and marketability of the covered bonds.”

Risks relating to the Canadian residential mortgage market such as a deterioration in the market for real estate, could negatively affect the value and marketability of the covered bonds

A severe correction in the housing market could create strains in the residential mortgage market by causing an economic recession (and associated loss of income) and a reduction in homeowner equity, leading to rising delinquencies. The risk of a severe correction is considered low in most regions of the country, as valuations are moderate, affordability is reasonable and interest rates are likely to remain low for some time. The risk of a correction is somewhat larger in the Greater Vancouver and Toronto areas, which account for about one-quarter of the population, as valuations are high and affordability of detached properties is strained. The risk of a severe correction would increase if interest rates rose sharply or an external shock caused the economy to contract. In this case, the subsequent housing downturn would impair economic circumstances and create greater stress in the mortgage market.

Prior to the completion of a transfer of payments collected from the Loans and their Related Security to the Guarantor, funds collected by the Servicer on behalf of the Guarantor are commingled with the funds of the Servicer, and there can be no assurance as to the ability of the Guarantor to obtain effective direct payments from borrowers

Notice is usually given to borrowers of the transfer of the Loan and Related Security to the Guarantor only after the occurrence of a Registered Title Event. Such notice will instruct the relevant borrower to pay all further amounts due under the relevant Loan to an account in the name of the Guarantor (as specified in such notice). As a matter of Canadian law, until such notice is received by the borrower, the borrower may continue to pay all amounts due under the relevant Loan to the Seller and receive good discharge for such payments.

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There can be no assurance that upon the occurrence of a Registered Title Event, (a) notification to the borrower will be made duly and timely or (b) the Guarantor will have the ability to obtain effective direct payments from the borrower under the Loan and the Related Security.

Under the Servicing Agreement, the Servicer may receive funds belonging to the Guarantor that arise from the Loans and their Related Security comprised in the Portfolio and are to be paid into the GDA Account. Prior to a downgrade of the ratings of the Servicer by one or more Rating Agencies below any of the Servicer Deposit Threshold Ratings, the Servicer will transfer such funds on or before the next Guarantor Payment Date (i) to the Cash Manager prior to a downgrade of the ratings of the Cash Manager by one or more Rating Agencies below any of the Cash Management Deposit Ratings, and (ii) following a downgrade of the ratings of the Cash Manager by one or more Rating Agencies below any of the Cash Management Deposit Ratings, directly into the GDA Account. In the event of a downgrade of the ratings of the Servicer by one or more Rating Agencies below any of the Servicer Deposit Threshold Ratings, the Servicer will transfer such funds (i) to the Cash Manager prior to a downgrade of the ratings of the Cash Manager by one or more Rating Agencies below any of the Cash Management Deposit Ratings, and (ii) following a downgrade of the ratings of the Cash Manager by one or more Rating Agencies below any of the Cash Management Deposit Ratings, directly into the GDA Account, in each case within two Toronto Business Days of the collection and/or receipt thereof.

Until completion of the transfer of such payments collected on the Loans and Related Security to the Cash Manager or the GDA Account and prior to the circumstances as set out above, funds collected by the Servicer on the account of the Guarantor are commingled with the funds of the Servicer. This may adversely affect the timing and amount of payments on the covered bonds. Moreover, the Bank also serves as initial Account Bank to the Guarantor. Therefore, even if the transfer of such payments to the Guarantor’s account with the Bank is completed, the covered bondholders bear the risk of an insolvency of the Bank unless the Bank has been replaced as Account Bank and transfer of the funds has been completed prior to such event.

The Lending Criteria applicable to any Loan at the time of its origination may not be the same as those set out in this prospectus, including lower creditworthiness

Each of the Loans originated by the Seller will have been originated in accordance with its Lending Criteria at the time of origination. Since the Portfolio is dynamic, Loans made based on different lending criteria may be included in the Portfolio so long as the Loan Representations and Warranties are satisfied as of the applicable Transfer Date with respect to each such Loan. It is expected that the Seller’s Lending Criteria will generally consider type of property, term of loan, age of applicant, the Loan-To-Value ratio, insurance policies, high loan-to-value fees, status of applicants and credit history. In connection with the sale of any Loans and Related Security to the Guarantor, the Seller will warrant only that prior to making each advance under such Loans, the Lending Criteria and all other preconditions to the making of the Loans were satisfied. The Seller retains the right to revise its Lending Criteria from time to time but would only do so to the extent that such a change would be acceptable to reasonable and prudent institutional mortgage lenders in the Seller’s market. If the Lending Criteria of the Seller changes in a manner that affects the creditworthiness of the Loans, that may lead to increased defaults by borrowers and may affect the realizable value of the

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Portfolio, or part thereof, and the ability of the Guarantor to make payments under the Covered Bond Guarantee.

In addition, New Sellers who are affiliates of the Bank may in the future accede to the Program, become a limited partner of the Guarantor and sell Loans and their Related Security to the Guarantor. Any loans originated by a New Seller will have been originated in accordance with the lending criteria of the New Seller, which may differ from the Lending Criteria for Loans originated by the Seller. If the lending criteria differ in a way that affects the creditworthiness of the Loans in the Portfolio, that may lead to increased defaults by borrowers and may affect the realizable value of the Portfolio or any part thereof or the ability of the Guarantor to make payments under the Covered Bond Guarantee.

Levels of arrears in the Portfolio included in the applicable prospectus supplement are as of the applicable cut-off dates, and may have changed at the date of the issuance of the relevant Series of covered bonds

For each Series of covered bonds, selected information about the Loans in the Portfolio, including information in respect of arrears as of the cut-off date prior to the time of the relevant issue of such Series of covered bonds, will be set out in the applicable prospectus supplement. Except as otherwise indicated in such prospectus supplement, the selected information will be prepared using the current balance as of the relevant cut-off date, which includes all principal and accrued interest for the Loans as of the relevant cut-off date and may not be a true reflection of the Loans as at the date of issuance of such Series of covered bonds. The selected information will not include any Loans assigned to the Portfolio since the relevant cut-off date.

New Loan Types may be included in the Portfolio without the consent of covered bondholders

As at the date of this prospectus, the Portfolio is comprised of Loans secured on residential property located in Canada which have been fully advanced at the date of sale to the Guarantor. In the event that New Loan Types are subsequently included, amendments will be made to the Eligibility Criteria, the Loan Representations and Warranties, and certain related provisions of the Mortgage Sale Agreement, subject to receipt of satisfaction of the Rating Agency Condition. While New Loan Types will be required to comply with the eligibility requirements under Part I.1 of the NHA and the CMHC Guide, the consent of the covered bondholders to these changes will not need to be obtained and as a consequence the interests of the covered bondholders may be adversely affected.

The Guarantor does not have registered or recorded title to the Loans and their Related Security in the Portfolio on the relevant Transfer Date which could affect its rights against borrowers

The Seller will transfer all of its right, title and interest in the Loans and their Related Security to the Guarantor pursuant to the Mortgage Sale Agreement on the relevant Transfer Date. However, the registered or recorded title to the transferred Loans and their Related Security will remain with the Seller until the occurrence of a Registered Title Event. As a result (and until such time) application will not be made to the applicable land registry offices to register or record the Guarantor’s ownership interest in the Loans and their Related Security and notice of the sale of the Loans and their Related Security will not be given to any borrower. Since prior to the occurrence of a Registered Title Event, the Guarantor will not have perfected its ownership interest in the Loans and their Related Security by completing the applicable registrations at the

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appropriate land registry or land titles office or providing notice of the sale of the Loans to the borrowers, the following risks exist:

•	first, if the Seller sells a Loan and its Related Security, which has already been sold to the Guarantor, to another person and that person acted in good faith and did not have notice of the interest of the Guarantor in the Loan and its Related Security, then such person might obtain good title to the Loan and its Related Security, free from the interest of the Guarantor. If this occurs then the Guarantor may not have good title in the affected Loan and its Related Security and it may not be entitled to payments by a borrower in respect of that Loan;
•	second, the rights of the Guarantor may be subject to the rights of the borrowers against the Seller, such as rights of set-off that may occur in relation to transactions or deposits made between borrowers and the Seller and the rights of borrowers to redeem their mortgages by repaying the Loans directly to the Seller; and
•	third, unless the Guarantor has perfected the sale of the Loans (which it is only entitled to do in certain circumstances), the Guarantor may not be able to enforce any borrower’s obligations under the relevant Loan itself but may have to join the Seller as a party to any legal proceedings.

If any of the risks described in the bullet points above were to occur, then the realizable value of the Portfolio or any part thereof and/or the ability of the Guarantor to make payments under the Covered Bond Guarantee may be adversely affected. In addition, the exercise of set-off rights by borrowers may also adversely affect the amount that the Bond Trustee (for covered bondholders and on behalf of the other Secured Creditors) is able to realize on the Portfolio under the Security Agreement.

Limitations on recourse to the Seller may adversely affect the Portfolio

The Guarantor and the Bond Trustee will not undertake any investigations, searches or other actions on any Loan or its Related Security and will rely instead on the representations and warranties provided by the Seller in connection with the transfer of such Loans and their Related Security. If any of the representations and warranties prove to be untrue or there is a material breach of these representations and warranties (subject to the Seller remedying such breach within a certain period of time), the Seller will be required to repurchase the Loan and its Related Security. There can be no assurance that the Seller will have the financial resources to repurchase the Loans and their Related Security. However, if the Seller does not repurchase those Loans and their Related Security that are in breach, those Loans will be given a zero value for the purposes of any calculation of the Asset Coverage Test, the Valuation Calculation and the Amortization Test. There is no further recourse to the Seller for a breach of a Loan Representation and Warranty.

Risks particular to STEP Loans

The Bank expects that the Portfolio will from time to time include STEP Loans. For a detailed description of the STEP Loans, see “Summary of the Principal Documents—Mortgage Sale Agreement—Scotia Total Equity Plan and STEP Loans.” STEP Loans are subject to certain additional risks which include, among others, the following risks.

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•	The risk that Other STEP Products that are secured by the same STEP Collateral Mortgage may be sold to third parties. While as a condition precedent to a sale of such a Other STEP Product, such third party must first enter into a Security Sharing Agreement and provide a Release of Security to the Custodian to be held in trust, prior to such Release of Security becoming effective, the Custodian must obtain an opinion of legal counsel that the conditions precedent to the exercise of such Release of Security have occurred. There can be no assurance that such conditions precedent will be satisfied in the intended circumstance or that any delay by the Custodian in exercising such Release of Security would not have an adverse effect on the Portfolio.
•	In the event of any required sale of any Selected Loans under the Transaction Documents, and if a STEP Loan is required to be sold, the risk that the terms of the STEP Plan, the related servicing and priority arrangements governing the STEP Loans and/or the continuing ownership interests of the Seller and/or Other STEP Creditors in the other related STEP Accounts and the related STEP Collateral Mortgages may make such STEP Loans more difficult to sell than other Loans that are not STEP Loans.
•	The risk that the Guarantor, or the Servicer on its behalf, is or will become subject to certain fiduciary and other rights, duties and obligations under applicable law or under any applicable agreements in regard to the Seller and/or any Other STEP Creditor having an interest in the related STEP Collateral Mortgage which could delay or otherwise adversely affect its right to make certain servicing and/or enforcement decisions relating to such STEP Loans or, with respect to such agreements, which may affect the respective priorities of the related STEP Loans and Other STEP Products.

The Portfolio consists of Loans and their Related Security which have been randomly selected by the Seller and which are represented to satisfy the Loan Representations and Warranties and the CMHC Guide

None of the Arrangers, the Cover Pool Monitor, any Dealer, the Bond Trustee, or the Custodian has undertaken or will undertake any due diligence with respect to the wording or content of the individual agreements underlying such Portfolio assets or the facts and circumstances relating to the particular relationship between the relevant borrower or the related Mortgaged Property, respectively, and the Seller, all of which may impact the viability and interpretation of such agreements. The Guarantor will rely on the Loan Representations and Warranties given by the Seller in the Mortgage Sale Agreement. The remedies provided for in the Mortgage Sale Agreement to the Guarantor in respect of non-compliance with the Loan Representations and Warranties (other than where such breach was waived at the point of assignment to the Guarantor), will be limited to the repurchase by the Seller of the related Loan and its Related Security for an amount equal to the applicable Repurchase Amount. Such obligation is not guaranteed by nor will it be the responsibility of any person other than the Seller and neither the Guarantor nor the Bond Trustee will have recourse to any other person in the event that the Seller, for whatever reason, fails to meet such obligation.

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The sale of real property upon the enforcement of a mortgage security is subject to Canadian real property and insolvency regulations, property transfer taxes, capital gain taxes and legal liens

Limitations on enforceability of mortgage security. Generally, a lender’s right to realize on its mortgage security may be subject to or regulated by statutes, the existing practice and procedures of a court of competent jurisdiction and that court’s equitable powers. Under certain circumstances, a court may exercise equitable powers to relieve a borrower from the effects of certain defaults or acceleration. Certain proceedings taken by a lender to realize upon its mortgage security, such as foreclosure and judicial sale, are subject to most of the delays and expenses of other lawsuits, particularly if defenses or counterclaims are asserted, sometimes requiring up to several years to complete. If a borrower makes a proposal or an assignment or initiates or becomes subject to any other proceedings under the Bankruptcy and Insolvency Act (Canada) or other insolvency, arrangement or other legislation for the relief of debtors, the Seller or the Guarantor may not be permitted to accelerate the maturity of the related Loan, to foreclose on the Mortgaged Property or to exercise power of sale or other mortgage enforcement proceedings for a considerable period of time. For STEP Loans in the Province of Quebec, since the Seller and Other STEP Creditors will be entitled to an undivided interest in the STEP Collateral Mortgage to the extent of the outstanding indebtedness owing under any related STEP Accounts, the Guarantor will have to join the Seller and such Other STEP Creditors in enforcement proceedings against the related borrower.

Where a borrower or any beneficial owner of a Mortgaged Property is or subsequently becomes a non-resident of Canada under the ITA and remains a non-resident at the time that enforcement proceedings are taken under the Loan, the specific remedies available to the lender may be practically limited by the requirement that the lender comply with section 116 of the ITA upon any sale of the Mortgaged Property under or in respect of the related Loan which may require the lender to withhold from realization proceeds an amount equal to (or, in certain cases, greater than) the tax applicable to any accrued capital gain of such non-resident person triggered by such sale. Many of the Loans contain “due-on-sale” clauses, which permit the acceleration of the maturity of the related Loan if the borrower sells the related Mortgaged Property. The Loans also generally include a debt-acceleration clause, which permits the acceleration of the Loan upon a monetary or non-monetary default by the borrower. The enforceability of such due-on-sale and debt-acceleration clauses is subject to and may be affected by (i) applicable bankruptcy, insolvency and other laws of general application limiting the enforcement of creditors’ rights and remedies generally, and (ii) applicable principles of law and equity, and in some provinces, applicable statutory provisions which limit restraint on alienation of real property and provide relief to a borrower, in certain circumstances, from the effects of certain defaults or acceleration.

Prior liens. The priority of mortgages securing the Loans may be subject to prior liens resulting from the operation of law, such as liens in favor of governmental authorities and persons having supplied work or materials to the relevant Mortgaged Property. In each province and territory, the priority of a mortgage against real property may be subject to a prior lien for unpaid realty taxes in favor of the applicable taxing authorities. In the Province of Québec, the priority of a hypothec on rents may be subject to a prior claim in favor of the government for amounts due under fiscal laws.

Registered title. The Mortgages securing the Loans will be registered in the name of the Seller, as agent, bare trustee and nominee in trust for the Guarantor. Upon the occurrence of a Registered Title Event, the Guarantor will have the right to demand that the Seller provide it with

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registered or recorded title to the Loans and their Related Security at the expense of the Seller, and if the Seller fails to do so, the Guarantor will exercise certain powers of attorney granted to it by the Seller, and record assignments and transfers of all Loans in its name (or in any other name it may decide) or, for STEP Loans in Quebec, to record an assignment of the STEP Collateral Mortgages to the extent of the Guarantor’s interest therein. If such registration becomes necessary, there may be costs and delays associated with effecting such registrations (potentially resulting in delays in commencing, prosecuting and completing enforcement proceedings). The Seller will be responsible for meeting all costs associated with such registrations. However, if the Seller does not have the funds to pay such costs, any related expenses the Guarantor is required to pay may reduce the amounts available to pay the covered bondholders.

Adverse environmental conditions on a Mortgaged Property may affect the value of a Loan

If an adverse environmental condition exists with respect to a Mortgaged Property, the related Loan may be subject to the following risks: (i) a diminution in the value of such Mortgaged Property or the practical ability to foreclose or take other enforcement proceedings against such Mortgaged Property; (ii) the potential that the related borrower may default on the related Loan due to such borrower’s inability to pay high remediation costs or difficulty in bringing the Mortgaged Property into compliance with environmental laws; (iii) in certain circumstances as more fully described below, the liability for clean-up costs or other remedial actions could exceed the value of the Mortgaged Property; or (iv) the practical inability to sell the Mortgaged Property or the related Loan in the secondary market. Under certain provincial laws, the reimbursement of remedial costs incurred by regulatory agencies to correct environmental conditions may be secured by a statutory lien over the subject property, which lien, in some instances, may be prior to the lien of an existing mortgage. Any such lien arising in respect of a Loan could adversely affect the value of such Loan and could make any foreclosure or other enforcement proceedings impracticable. Under various federal and provincial laws and regulations, a current or previous owner or operator of real property, as well as certain other categories of parties, may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required remediation and the owner’s liability therefor is generally not limited under applicable laws, and could exceed the value of the property and/or the assets of the owner. Under some environmental laws, a secured lender may be found to be an “owner” or “operator” or person in charge, management or control of, or otherwise responsible for, the Portfolio. In such cases, a secured lender may be liable for the costs of any required removal or remediation of adverse environmental conditions. The Guarantor and/or the Bond Trustee’s exposure to liability for clean up costs will increase if it or its agent actually takes possession of the Portfolio.

All of the real property securing the Loans in the Portfolio is located in Canada and a deterioration in the market for residential real estate in Canada could negatively affect the value of the covered bonds

All real property securing the Loans in the Portfolio is located in Canada. The performance of the Loans will therefore be affected by general economic conditions in Canada and the condition of the residential housing market in Canada. A significant deterioration in the market for residential or other real estate could negatively affect the value of the real property in the underlying Portfolio and the Canadian residential mortgage market, which in turn could have an adverse effect on the value and marketability of the covered bonds and the ability of the Guarantor to make payments under the Covered Bond Guarantee.

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Interest obligations may be greater than the monthly installment payment for certain products and borrowers may refuse to pay excess amounts

When the Bank’s Prime Rate increases, the amount of interest payable by a borrower under a loan having a variable rate of interest increases. The borrower’s installment payment, however, remains constant (except as discussed below) and, the portion of the borrower’s monthly mortgage payment allocated towards the payment of principal is reduced. If the interest rate on a Loan reaches the level at which the borrower’s mortgage payment is insufficient to cover the interest payable, the difference is capitalized and added to the principal balance of the Loan. For certain variable rate products this may result in the principal balance of the Loan being greater than the original principal amount of the Loan. If the principal balance of the Loan increases in excess of 105 percent of the original principal amount of the Loan, the Bank may require the borrower to pay the excess amount, increase the amount of the borrower’s monthly installment, or (if the borrower has the right to do so under the Loan) convert the Loan to a fixed rate Loan.

The Portfolio consists of Loans with renewal risk due to short maturities

Canadian mortgage loans generally provide for the renewal of the loans periodically (e.g., every five years), but the amortization period of the loans is generally much longer (e.g., 25 years). See “Covered Bond Portfolio—Characteristics of the Loans.” The borrower faces a change, perhaps a substantial change, in the applicable interest rate on the loan at the time of renewal and the prospect of seeking a replacement loan from another lender if the current lender does not renew the loan. In an adverse economic environment, obtaining a replacement loan may be difficult. Accordingly, if prevailing interest rates have risen significantly, an existing lender may need to renew the loan at below market rates in order to avoid a default on a loan up for renewal.

If the Bank renews Loans at below market rates, it may adversely affect the market value of such Loans in the Portfolio and in the event that the Guarantor must liquidate some Loans in order to meet its obligations under the Covered Bond Guarantee it may realize less than the principal amount of the Loans liquidated. If the Guarantor is required to liquidate a large number of Loans that have interest rates significantly below prevailing interest rates, the Guarantor may not realize sufficient proceeds to pay the covered bonds in full.

Risks relating to the Guarantor

There are limited events of default with respect to the Guarantor

Service of an Issuer Acceleration Notice on the Bank does not constitute an event of default with respect to the Guarantor and, therefore, does not in itself trigger an acceleration of the payment obligations of the Guarantor under the Covered Bond Guarantee. Instead, the Terms and Conditions contain limited events of default with respect to the Guarantor, the occurrence of which would entitle covered bondholders to accelerate payment obligations under the Covered Bond Guarantee. Acceleration of the covered bonds following a Guarantor Event of Default may not lead to accelerated payments to covered bondholders, since there can be no assurance that the Guarantor or the Bond Trustee will be able to promptly sell the Portfolio.

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Currency risks and risks related to Swap Agreements

Differences in timing of obligations of the Guarantor and the Covered Bond Swap Provider under the Covered Bond Swap Agreement could adversely affect the Guarantor’s ability to meet its obligations

Following the Covered Bond Swap Effective Date, the Guarantor will, on each Guarantor Payment Date, pay or provide for payment of an amount to the Covered Bond Swap Provider based on the Canadian Deposit Offering Rate for Canadian Dollar deposits (“CDOR”) having the relevant maturity for the agreed period. The Covered Bond Swap Provider may not be obliged to make corresponding swap payments to the Guarantor until amounts are due and payable by the Guarantor under the Intercompany Loan Agreement or Due for Payment under the Covered Bond Guarantee. If the Covered Bond Swap Provider does not meet its payment obligations to the Guarantor under the Covered Bond Swap Agreement or does not make a termination payment that has become due from it to the Guarantor under the Covered Bond Swap Agreement, the Guarantor may have a larger shortfall in funds with which to make payments under the Covered Bond Guarantee with respect to the covered bonds than if the Covered Bond Swap Provider satisfied its payment obligations on the same date as the date on which the Guarantor’s payment obligations under the Covered Bond Swap were due. Hence, the difference in timing between the obligations of the Guarantor and the obligations of the Covered Bond Swap Provider under the Covered Bond Swap Agreement may affect the Guarantor’s ability to make payments under the Covered Bond Guarantee with respect to the covered bonds. To mitigate the risk, the Covered Bond Swap Provider will be required, pursuant to the terms of the relevant Covered Bond Swap Agreement, to post collateral with the Guarantor if the Guarantor’s net exposure to the Covered Bond Swap Provider under the relevant Covered Bond Swap Agreement exceeds a certain threshold level or if certain ratings requirements are not met.

Risks related to the structure of a particular issue of covered bonds

Changes of law

The structure of the issue of the covered bonds and the ratings which are to be assigned to them are based on the laws of the Province of Ontario and the federal laws of Canada applicable therein including banking, bankruptcy and income tax laws in effect as at the date of this prospectus, unless otherwise indicated. No assurance can be given as to the impact of any possible change to these laws, including the NHA and the regulations and policies thereunder with respect to CMHC guidelines (including the CMHC Guide), the applicable laws, regulations and policies with respect to the issuance of covered bonds, the covered bonds themselves or the bankruptcy and receivership of the Bank or the Guarantor after the date of this prospectus, nor can any assurance be given as to whether such change could adversely affect the ability of the Bank to meet its obligations in respect of the covered bonds or the Guarantor to meet its obligations under the Covered Bond Guarantee.

The covered bonds may be subject to optional redemption by the Bank

An optional redemption feature of a Series of covered bonds is likely to limit their market value. During any period when the Bank may elect to redeem such covered bonds, the market value of those covered bonds generally will not rise substantially above the price at which they can be redeemed. This also may occur prior to any redemption period.

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The Bank may be expected to redeem such Series of covered bonds when its cost of borrowing is lower than the interest rate on the Series of covered bonds. At those times, an investor generally would not be able to reinvest the redemption proceeds at an effective interest rate as high as the interest rate on the Series of covered bonds being redeemed and may only be able to do so at a significantly lower rate. Potential investors should consider reinvestment risk in light of other investments available at that time.

The Bank may issue covered bonds that bear interest at a rate that converts from a Fixed Rate to a Floating Rate, or from a Floating Rate to a Fixed Rate

The Bank may issue a Tranche of covered bonds that bear interest at a rate that converts from a Fixed Rate to a Floating Rate, or from a Floating Rate to a Fixed Rate. Where the Bank has the right to affect such a conversion, this may affect the secondary market and the market value of the covered bonds since the Bank may be expected to convert the rate when it is likely to produce a lower overall cost of borrowing. If the Bank converts from a Fixed Rate to a Floating Rate, in such circumstances, the spread on such covered bonds may be less favorable than the prevailing spreads on comparable Floating Rate covered bonds tied to the same Reference Rate. In addition, the new Floating Rate at any time may be lower than the rates on the other covered bonds. If the Bank converts from a Floating Rate to a Fixed Rate, in such circumstances, the Fixed Rate may be lower than the prevailing rates on the other covered bonds.

Covered bonds issued at a substantial discount or premium may experience significant price volatility

The issue price of covered bonds specified in the applicable prospectus supplement may be more than the market value of such covered bonds as of the issue date, and the price, if any, at which a dealer or any other person is willing to purchase the covered bonds in secondary market transactions, may be lower than the issue price. Generally, the longer the remaining term of the securities, the greater the price volatility as compared to conventional interest bearing securities with comparable maturities.

The Bond Trustee’s powers may affect the interests of the holders of the covered bonds

In the exercise of its powers, trusts, authorities and discretions, the Bond Trustee will only have regard to the interests of the holders of the covered bonds. In the exercise of its powers, trusts, authorities and discretions, the Bond Trustee may not act on behalf of the Bank. If, in connection with the exercise of its powers, trusts, authorities or discretions, the Bond Trustee is of the opinion that the interests of the holders of the covered bonds of any one or more Series would be materially prejudiced thereby, the Bond Trustee will not exercise such power, trust, authority or discretion without the approval by Extraordinary Resolution of such holders of the relevant Series of covered bonds then outstanding or by a direction in writing of such holders of the covered bonds representing at least 25 percent of the Principal Amount Outstanding of covered bonds of the relevant Series then outstanding.

The Bond Trustee is not obligated to serve Issuer Acceleration Notice on the Bank upon an Issuer Event of Default or a Notice to Pay on the Guarantor, or to seek enforcement of the provisions of the Trust Deed on the covered bonds, except if so directed by the holders of the covered bonds. Accordingly, the powers of the Bond Trustee may adversely affect your interests in the covered bonds.

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Additional risk factors

Additional risk factors in relation to specific issues of covered bonds may be included in the applicable prospectus supplement.

The covered bonds have no established trading market when issued and there is no assurance that an active and liquid secondary market will develop for the covered bonds

Covered bonds may have no established trading market when issued, and no assurance is provided that an active and liquid secondary market for the covered bonds will develop. To the extent a secondary market exists or develops, it may not continue for the life of the covered bonds or it may not provide covered bondholders with liquidity of investment with the result that a covered bondholder may not be able to find a buyer to buy its covered bonds readily or at prices that will enable the covered bondholder to realize a desired yield. This is particularly the case for covered bonds that are especially sensitive to interest rate, currency or market risks, are designed for specific investment objectives or strategies or have been structured to meet the investment requirements of limited categories of investors. These types of covered bonds generally would have a more limited secondary market and more price volatility than conventional debt securities. Illiquidity may severely and adversely affect the market value of covered bonds.

The covered bonds will initially be held in book-entry form and therefore you must rely on the procedures of the relevant clearing systems to exercise any rights and remedies

Unless and until definitive U.S. Registered Covered Bonds are issued in exchange for book-entry interests in the covered bonds, owners of the book-entry interests will not be considered owners or holders of the covered bonds. Instead, the registered holder, or their respective nominee, will be the sole holder of the covered bonds. Payments of principal, interest and other amounts owing on or in respect of the covered bonds in global form will be made to Paying Agent, which will make payments to DTC. Thereafter, payments will be made by DTC to participants in these systems and then by such participants to indirect participants. After payment to the common depositary neither the Bank, the Bond Trustee, nor the Paying Agent will have any responsibility or liability of any aspect of the records related to, or payments of, interest, principal or other amounts to DTC or to owners of book-entry interests.

Since the covered bonds are not represented in physical form, it may make it difficult for you to pledge the covered bonds as security if covered bonds in physical form are required or necessary for such purposes. Unlike holders of the covered bonds themselves, owners of book-entry interests will not have the direct right to act upon our solicitations or consents or requests for waivers or other actions from holders of the covered bonds that we may choose to make in the future. Rather, owners of book-entry interests will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, from a participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any such solicitations or requests for actions on a timely basis.

Issuance of covered bonds in book-entry form may affect liquidity and the ability to pledge the covered bonds

Some investors, including some insurance companies and other institutions, are required by law or otherwise to hold physical certificates for securities they invest in and are not permitted to hold securities in book-entry form. Unless a prospectus supplement provides to the contrary, it is expected that the covered bonds will be

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issued in registered form as global covered bonds through DTC and, accordingly, some investors may not be permitted to own covered bonds. This may reduce the liquidity for the covered bonds by limiting the purchasers eligible to purchase the covered bonds in the secondary market.

Exchange rate risks and exchange controls

The Bank will pay principal and interest on the covered bonds and the Guarantor will make any payments under the Covered Bond Guarantee in U.S. Dollars. This presents certain risks relating to currency conversions if an investor’s financial activities are denominated principally in a currency or currency unit (the “Investor’s Currency”) other than U.S. Dollars. These include the risk that exchange rates may significantly change (including changes due to devaluation of the U.S. Dollar or revaluation of the Investor’s Currency) and the risk that authorities with jurisdiction over the Investor’s Currency may impose or modify exchange controls. An appreciation in the value of the Investor’s Currency relative to the U.S. Dollar would decrease (i) the Investor’s Currency-equivalent yield on the covered bonds, (ii) the Investor’s Currency-equivalent value of the principal payable on the covered bonds and (iii) the Investor’s Currency-equivalent market value of the covered bonds.

Government and monetary authorities may impose (as some have done in the past) exchange controls that could adversely affect an applicable exchange rate. As a result, investors may receive less interest or principal than expected, or no interest or principal.

Interest rate risks

Investment in Fixed Rate Covered Bonds involves the risk that subsequent changes in market interest rates may adversely affect the value of the Fixed Rate Covered Bonds.

Program related legal and regulatory risks

The covered bonds and the Bank’s activities are subject to the remedial powers of the Superintendent under the Bank Act and the requirements of the Legislative Framework and the CMHC Guide

The Superintendent, under Section 645(1) of the Bank Act, has the power, where in the opinion of the Superintendent, a bank, or a person with respect to a bank, is committing, or is about to commit, an act that is an unsafe or unsound practice in conducting the business of the bank, or is pursuing or is about to pursue any course of conduct that is an unsafe or unsound practice in conducting the business of the bank, to direct the bank or person, as the case may be, to cease or refrain from committing the act or pursuing the course of conduct and to perform such acts as in the opinion of the Superintendent are necessary to remedy the situation.

Although the above remedial power exists, following an initial review of potential regulatory and policy concerns associated with the issuance of covered bonds by Canadian deposit-taking institutions (during which it requested that financial institutions refrain from issuing covered bonds), the Office of the Superintendent of Financial Institutions (“OSFI”) confirmed by letter dated June 27, 2007 that Canadian deposit-taking institutions may issue covered bonds, provided certain conditions are met. The conditions are as follows: (i) at the time of issuance, the covered bonds must not make up more than four percent of the OSFI Total Assets of the relevant deposit-taking institution; (ii) if at any time after issuance the four percent limit is exceeded, the relevant deposit-taking institution must immediately notify OSFI; and (iii) excesses

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(above the four percent limit) due to factors not under the control of the issuing institution, such as foreign exchange fluctuations, will not require the relevant deposit-taking institution to take action to reduce the amount outstanding, however, for other excesses, the relevant deposit-taking institution must provide a plan showing how it proposes to eliminate the excess quickly. “OSFI Total Assets”, for the purpose of the foregoing limit, will be equal to the numerator of the asset-to-capital multiple of the relevant deposit-taking institution. In addition, relevant deposit-taking institutions are expected, prior to issuing any covered bonds, to amend the pledging policies they are required to maintain under the Bank Act to take into account the issuance of covered bonds consistent with the above limits and to obtain board and/or committee approval for such amendments prior to issuance of any covered bonds.

The full Program amount, when combined with the outstanding balance of the covered bonds issued by the Bank under its previous program, is less than four percent of the OSFI Total Assets of the Bank as of the date of this prospectus. The Bank did not issue covered bonds prior to June 27, 2007, and the Bank previously received the requisite board approval for amendments to its pledging policies which take into account the issuance of covered bonds under the Program.

In 2012, the NHA was amended to establish a legislative framework for covered bonds (the “Legislative Framework”). The amendments to the NHA have given CMHC the responsibility to administer the Legislative Framework, with discretionary authority to establish conditions and restrictions applicable to registered issuers and registered covered bond programs and to oversee and enforce compliance with those conditions and terms. On December 17, 2012, CMHC published the Canadian Registered Covered Bond Programs Guide (as amended from time to time, the “CMHC Guide”) implementing the Legislative Framework. The CMHC Guide elaborates on the role and powers of CMHC as administrator of the Legislative Framework and sets out the conditions and restrictions applicable to registered issuers and registered covered bond programs. The Bank and the Program are required to comply with the requirements of the NHA and CMHC Guide.

No assurance can be given that additional regulations or guidance from CMHC, OSFI, the Canadian Deposit Insurance Corporation or any other regulatory authority will not arise with regard to the mortgage market in Canada generally, the Seller’s or the Guarantor’s particular sector in that market or specifically in relation to the Seller or the Guarantor. Any such action or developments may have a material adverse effect on the Seller and/or the Guarantor and their respective businesses and operations. This may adversely affect the ability of the Guarantor to dispose of the Portfolio or any part thereof in a timely manner and/or the realizable value of the Portfolio or any part thereof, and accordingly, affect the ability of the Bank and the Guarantor, respectively, to meet their obligations under the covered bonds in the case of the Bank and the Covered Bond Guarantee in the case of the Guarantor.

Suspension of the Bank’s ability to issue covered bonds under Part I.1 of NHA and the CMHC Guide could negatively impact the covered bonds

Part I.1 of the NHA and the CMHC Guide impose certain ongoing obligations on both the Bank and the Guarantor and permit CMHC to take certain actions in respect of the Bank if such obligations are not complied with from time to time. Such actions include suspending the right of the Bank to issue covered bonds under the Program and directing the Bank to take specified steps for the purpose of complying with the CMHC Guide. There is a risk that suspending the right of the Bank to issue covered bonds under the Program or any non-compliance with a request from CMHC may negatively impact the value and/or liquidity of the

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covered bonds. However, pursuant to 9.1(a) (Issuer Events of Default), non-compliance by the Bank with Part I.1 of the NHA or the CMHC Guide will not constitute an Issuer Event of Default.

The Bank’s residential mortgage underwriting practices and procedures may be affected by regulatory guidelines

Guideline B-20 — Residential Mortgage Underwriting Practices and Procedures (“Guideline B-20”), published by OSFI in June 2012, sets out OSFI’s expectations for prudent residential mortgage underwriting by federally-regulated financial institutions, which includes the Seller in respect of Loans originated by it.  Guideline B-20 calls for the establishment of a residential mortgage underwriting policy by the Seller and sets out expectations with respect to borrower due diligence, collateral management and appraisal processes and credit and counterparty risk management practices and procedures by the Seller.  OSFI’s expectation was for full compliance with Guideline B-20 by the end of the Seller’s fiscal year 2012 and it had indicated that, where possible, federally-regulated financial institutions should comply immediately. The Bank is currently compliant with the guideline.

Loans that may be sold to the Guarantor in the future may have characteristics differing from current Loans generated before the implementation of Guideline B-20, including in respect of loss experience, delinquencies, revenue experience and monthly payment rates.  Although uncertain at this time, compliance with Guideline B-20 may impact the Seller’s ability to generate Loans at the same rate as the Seller originated prior to Guideline B-20 coming into effect.

Guideline B-20 also provides that where a federally-regulated financial institution acquires a residential mortgage loan, including a home equity line of credit, that has been originated by a third party, such federally regulated financial institution should ensure that the underwriting standards of that third party are consistent with those set out in the residential mortgage underwriting policy of the federally-regulated financial institution and compliant with Guideline B-20.  To the extent that the Bond Trustee realizes upon the security it has on the Loans and Related Security, the Bond Trustee may be limited in its ability to sell such assets to a federally-regulated financial institution if such purchaser determines that the sale would not be in compliance with Guideline B-20.

Canadian usury laws

Unless otherwise indicated, all covered bonds issued under the Program are governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Criminal Code (Canada) prohibits the receipt of “interest” at a “criminal rate” (namely, an effective annual rate of interest that exceeds 60 percent). Accordingly, the provisions for the payment of interest or a redemption amount in excess of the aggregate principal amount of the covered bonds may not be enforceable if the provision provides for the payment of “interest” in excess of an effective annual rate of interest of 60 percent.

Implementation of the Basel III risk-weighted asset framework may result in changes to the risk-weighting of the covered bonds

The implementation of the Basel III framework could affect risk-weighting of the covered bonds for investors who are subject to capital adequacy requirements that follow, or are based on, the Basel III framework. Consequently, investors should consult their own advisers as to the consequences to, and effect on them of, the application of the Basel III framework and any

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relevant implementing measures. Proposals and guidelines for implementing the Basel III framework in certain participating jurisdictions are still in development and no predictions can be made as to the precise effects of potential changes on any investor or otherwise.

The Bank will act in its own interest in connection with the Program, and such actions may not be in the best interests of, and may be detrimental to, the holders of covered bonds

The Bank has a number of roles pursuant to the Program including, but not limited to, Seller, Servicer, Cash Manager, Swap Provider, GDA Provider, Intercompany Loan Provider, Calculation Agent, and Limited Partner. In respect of the Program, the Bank will act in its own interest subject to compliance with the Transaction Documents. Such actions by the Bank may not be in the best interests of, and may be detrimental to, the holders of the covered bonds. Subject to compliance with the Transaction Documents, the Bank may act in its own interest without incurring any liability to the holders of any Series or Tranche of covered bonds.

Legal investment considerations may restrict certain investments

The investment activities of certain investors are subject to legal investment laws and regulations, or review or regulation by certain authorities. Each potential investor should consult its legal advisers to determine whether and to what extent: (i) covered bonds are legal investments for it; (ii) covered bonds can be used as collateral for various types of borrowing; and (iii) other restrictions apply to its purchase or pledge of any covered bonds. Financial institutions should consult their legal advisers or the appropriate regulators to determine the appropriate treatment of covered bonds under any applicable risk-based capital or similar rules.

Interest of Dealers

Certain of the Dealers and their affiliates have engaged, and may in the future engage, in investment banking and/or commercial banking transactions with, and may perform services for, the Bank and its affiliates in the ordinary course of business.

The Bank may sell the covered bonds to one or more Dealers, which may include Barclays Capital Inc., Scotia Capital (USA) Inc. (for distributions in the U.S.) or Scotia Capital Inc. (for distributions in Canada). The terms of the Program were negotiated at arm’s length with the Bank. Scotia Capital (USA) Inc., a wholly owned subsidiary of Scotia Capital Inc., is a registered broker and dealer in securities with the U.S. Securities and Exchange Commission under the Exchange Act.  Scotia Capital Inc. is a Canadian investment dealer (not registered in the U.S.). In addition to the proceeds from any offering of the covered bonds under the Program being applied, directly or indirectly for the benefit of Scotia Capital (USA) Inc. and Scotia Capital Inc. in their capacity as wholly-owned indirect subsidiaries of the Bank, they will also receive a portion of any fees and commissions payable in connection with any such offering of covered bonds in their capacity as Dealers if they act as such.

Each of Scotia Capital (USA) Inc. and Scotia Capital Inc. is an affiliate of the Bank and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. ("FINRA") Rule 5121. In addition, the Bank will receive the gross proceeds from the initial public offering of the covered bonds, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither Scotia Capital (USA) Inc. nor Scotia Capital Inc. is permitted to sell the covered bonds in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Each of Scotia Capital (USA) Inc. and Scotia Capital Inc. and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment

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research, principal investment, hedging, financing and brokerage activities. Each of Scotia Capital (USA) Inc. and Scotia Capital Inc. and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Bank, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, each of Scotia Capital (USA) Inc. and Scotia Capital Inc. and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Bank. Scotia Capital (USA) Inc. and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

U.S. Foreign Account Tax Compliance Act withholding may apply to payments in respect of the covered bonds

Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986 (“FATCA”) impose a new reporting regime and, potentially, a 30% withholding tax with respect to (i) certain payments from sources within the United States, (ii) “foreign passthru payments” made to certain non-U.S. financial institutions that do not comply with this new reporting regime, and (iii) payments to certain investors that do not provide identification information with respect to interests issued by a participating non-U.S. financial institution. Whilst the covered bonds are held within the clearing systems, in all but the most remote circumstances, it is not expected that FATCA will affect the amount of any payment received by the clearing systems in respect of such covered bonds. However, FATCA may affect payments made to custodians or intermediaries in the subsequent payment chain leading to the ultimate investor if any such custodian or intermediary generally is unable to receive payments free of FATCA withholding. It also may affect payment to any ultimate investor that is a financial institution that is not entitled to receive payments free of withholding under FATCA, or an ultimate investor that fails to provide its broker (or other custodian or intermediary from which it receives payment) with any information, forms, other documentation or consents that may be necessary for the payments to be made free of FATCA withholding. Investors should choose the custodians or intermediaries with care (to ensure each is compliant with FATCA or other laws or agreements related to FATCA) and provide each custodian or intermediary with any information, forms, other documentation or consents that may be necessary for such custodian or intermediary to make a payment free of FATCA withholding. The Bank’s obligations under the covered bonds are discharged once it has paid the the clearing systems ) and the Bank has therefore no responsibility for any amount thereafter transmitted through the hands of the clearing systems and custodians or intermediaries. Prospective investors should refer to the section “Taxation – Foreign Account Tax Compliance Act”.

United States civil liabilities may not be enforceable against the Bank or the Guarantor

The Bank is incorporated under the federal laws of Canada under the Bank Act and the Guarantor is an Ontario limited partnership. Substantially all of our directors and executive officers, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon such persons, or to realize upon judgments rendered against us or such persons by the courts of the United States predicated upon, among other things, the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for you to enforce, in original actions brought in courts in jurisdictions located outside the United States, among other things, civil liabilities predicated upon such securities laws. Based on the foregoing, it may not be possible for U.S. investors to enforce against us any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

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USE OF PROCEEDS

Except as otherwise set forth in the prospectus supplement, the net proceeds from the sale of the covered bonds will be added to the Bank’s general funds and will be used for general banking purposes.

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CONSOLIDATED EARNINGS RATIOS

The following table provides the Bank’s consolidated ratios of earnings to fixed charges, calculated in accordance with Canadian GAAP for each of the years in the three year period ended October 31, 2010 and in accordance with IFRS for each of the nine month periods ended July 1, 2013 and 2012 and the years in the two year period ended October 31, 2012.

	Nine Months Ended July 31,		Years Ended October 31
	2013(1)	2012(1)	2012(1)	2011(1)	2010(2)	2009(2)	2008(2)

Consolidated Ratios of Earnings to Fixed Charges
Excluding interest on deposits	6.94	6.93	6.85	5.73	4.70	3.00	2.45
Including interest on deposits	2.02	2.08	2.05	1.91	1.70	1.44	1.26
Consolidated Ratios of Earnings to Combined Fixed Charges and Preferred Dividends
Excluding interest on deposits	5.71	5.74	5.66	4.76	3.99	2.72	2.33
Including interest on deposits	1.94	2.01	1.97	1.84	1.64	1.41	1.25

(1)	Calculated in accordance with IFRS.
(2)	Calculated in accordance with Canadian GAAP.

For purposes of computing these ratios:

•	earnings represent income from continuing operations plus income taxes and fixed charges (excluding capitalized interest);
•	fixed charges, excluding interest on deposits, represent interest (including capitalized interest), estimated interest within rent, and amortization of debt issuance costs; and
•	fixed charges, including interest on deposits, represent all interest.
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CONSOLIDATED CAPITALIZATION OF THE BANK

The following table sets forth the consolidated capitalization of the Bank as at July 31, 2013:

As at July 31, 2013
(In millions of Canadian Dollars)

Subordinated debentures	7,020
Capital instruments	650
Equity
Common equity
Common shares	14,188
Retained earnings	24,502
Accumulated other comprehensive income	233
Other reserves	194
Total common equity	39,117
Preferred shares	4,384
Total equity attributable to equity holders of the Bank	43,501
Non-controlling interests
Non-controlling interests in subsidiaries	1,094
Capital instrument equity holders	732
Total non-controlling interests	1,826
Total equity	45,327
Total capitalization	52,997

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THE BANK OF NOVA SCOTIA

The Bank is a Canadian chartered bank under the Bank Act. The Bank Act is the charter of the Bank and governs its operations.

The Bank is a leading multinational financial services provider and Canada’s most international bank. With more than 83,000 employees, the Bank and its affiliates serve some 19 million customers in more than 55 countries around the world. The Bank offers a broad range of products and services including personal, commercial, corporate and investment banking.

A list of the principal subsidiaries directly or indirectly owned or controlled by the Bank as at October 31, 2012 is incorporated by reference from the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2012.

Certain Matters Relating to the Bank’s Board of Directors

Under the Bank Act, the Bank’s board of directors must have at least seven members and the Bank’s board of directors may establish by by-law a minimum and maximum number of directors. Under the Bank’s by-laws, the minimum number of directors is the minimum required by the Bank Act and the maximum number of directors is 35. The Bank’s by-laws also provide that the number of directors to be elected at any annual meeting of shareholders of the Bank will be fixed by the board of directors before the meeting. The Bank currently has 14 directors. The Bank Act requires that no more than two-thirds of the directors may be affiliated with the Bank, and no more than 15% of the directors may be employees of the Bank or a subsidiary of the Bank, except that up to four employees may be directors if they constitute not more than 50% of the directors. Under the Bank Act, a majority of the directors of the Bank must be resident Canadians and, except in limited circumstances, directors may not transact business at a meeting of directors or a committee of directors at which a majority of the directors present are not resident Canadians. Subject to the Bank Act a quorum for the transaction of business at any meeting of the board of directors consists of 5 directors. The Bank Act also requires the directors of a bank to appoint from their members a chief executive officer who must ordinarily be resident in Canada.

Under the Bank Act, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the votes cast at a special meeting of shareholders. A vacancy created by such removal may be filled at the meeting or by a quorum of the directors. Directors who were elected on or before April 1, 2011 (existing directors) must retire at the earlier of 10 years from April 1, 2011 or age 70, provided that if an existing director has not served a 10 year term at the time of achieving age 70, their term will be extended for additional years in order to complete a minimum 10 year term. For directors elected after April 1, 2011, retirement is the earlier of age 70 or a 15 year term, provided that if a director has not served a 10 year term at the time of achieving age 70, their term will be extended for additional years in order to complete a minimum 10 year term.

Conflicts of Interest

The Bank Act contains detailed provisions with regard to a director’s power to vote on a material contract or material transaction in which the director is interested. These provisions include procedures for: disclosure of the conflict of interest and the timing for such disclosure; the presence of directors at board meetings where the contract or transaction giving rise to the

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conflict of interest is being considered, and voting with respect to the contract or transaction giving rise to the conflict of interest; and other provisions for dealing with such conflicts of interest. The Bank Act also contains detailed provisions regarding transactions with persons who are related parties of the Bank, including directors of the Bank. See “—Borrowing Powers.”

Compensation

The by-laws of the Bank have provisions with regard to remuneration of directors. The board of directors may, from time to time, by resolution determine the remuneration that may be paid, but such remuneration may not exceed in each year an aggregate cap set out in the by-laws, and individually may be in such amounts as the board may determine by resolution. The directors may also be paid their reasonable out-of-pocket expenses incurred in attending meetings of the board, shareholders or committees of the board.

Directors are required to hold common shares and/or directors’ deferred stock units (“DDSU”) with a value of not less than $450,000. The redemption value of a DDSU is equal to the market value of a common share at the time of redemption. The value of DDSUs is tied to the future value of the common shares. However, DDSUs do not entitle the holder to voting or other shareholder rights.

Borrowing Powers

The directors of the Bank may, without authorization of the shareholders, authorize the Bank to borrow money. The Bank Act, however, prohibits the Bank from entering into transactions with persons who are deemed to be related parties of the Bank, subject to certain exceptions. Related party transactions may include loans made on the credit of the Bank.

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SCOTIABANK COVERED BOND GUARANTOR LIMITED PARTNERSHIP

The Guarantor is a Canadian limited partnership whose only business is providing services to the Bank in respect of the Program by (i) entering into the Intercompany Loan Agreement and accepting Capital Contributions from the partners; (ii) using the proceeds from the Intercompany Loan and Capital Contributions (a) to purchase the Initial Portfolio consisting of Loans and their Related Security from the Seller in accordance with the terms of the Mortgage Sale Agreement and Loans and their Related Security pursuant to the terms of the Mortgage Sale Agreement; and/or (b) to invest in Substitute Assets in an amount not exceeding the prescribed limit in the CMHC Guide; and/or (c) subject to complying with the Asset Coverage Test and the CMHC Guide, from time to time, to make Capital Distributions to the Limited Partner; and/or (d) to make deposits of the proceeds in the Guarantor Accounts (including, without limitation, to fund the Reserve Fund and the Pre-Maturity Liquidity Required Amount, in each case up to an amount not exceeding the Prescribed Cash Limitation); (iii) arranging for the servicing of the Portfolio by the Servicer; (iv) entering into the Trust Deed, giving the Covered Bond Guarantee and entering into the Security Agreement; (v) entering into the other Transaction Documents to which it is a party; and (vi) performing its obligations under any of the Transaction Documents and in respect thereof and doing all things incidental or ancillary thereto.

The Guarantor has not, since its formation, engaged in, and will not, while there are covered bonds outstanding, engage in any material activities other than activities relating to the business of the Guarantor described above and/or incidental or ancillary thereto. The Guarantor and its general partners are not required by applicable Canadian law (including the Limited Partnership Act (Ontario)) to publish any financial statements, and will not be required by the SEC to publish any financial statements in its annual reports on Form 10-K. Instead the Guarantor will file an annual report in accordance with General Instruction J of Form 10-K and will include in the Form 10-K information required by the following provisions of Regulation AB: Item 1112(b), Item 1114(b)(2), Item 1115(b), Item 1117, Item 1119, Item 1122 and Item 1123. The Guarantor has no employees.

The current partners (the “Partners”) of the Guarantor are Scotiabank Covered Bond GP Inc., as the managing general partner (the “Managing GP”); 8429057 Canada Inc., as the liquidation general partner (the “Liquidation GP”); and the Bank, as the sole limited partner. The Bank holds substantially all of the capital in the Guarantor with the Managing GP and the Liquidation GP each holding a nominal interest in the Guarantor. Pursuant to the terms of the Limited Partnership Act (Ontario), the liability of a limited partner for the liabilities, debts and obligations of the Guarantor is limited to the amount contributed by it or agreed to be contributed by it to the Guarantor, unless, in addition to exercising rights and powers as a limited partner, such limited partner takes part in control of the business of the Guarantor and such limited partner will, subject to applicable law, otherwise have no liability in respect of the liabilities, debts and obligations of the partnership. Each of the general partners of the Guarantor will have unlimited liability for any obligation of the Guarantor unless the holder of such obligation agrees otherwise.

Each of the Partners has covenanted in the Guarantor Agreement that, except as provided in the Transaction Documents, it will not sell, transfer, convey, create or permit to arise any security interest on, create any beneficial interest in or otherwise dispose of its interest in the Guarantor without the prior written consent of the Guarantor and, while there are covered bonds outstanding, the Bond Trustee.

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Ownership Structure of the Guarantor

Ownership Structure of the Managing GP

The Managing GP is a wholly-owned subsidiary of the Bank. The directors and officers of the Managing GP are officers and employees of the Bank.

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Ownership Structure of the Liquidation GP

91 percent of the issued and outstanding shares in the capital of the Liquidation GP are held by the Corporate Services Provider, as trustee of the Scotiabank Covered Bond LGP Trust (the “LGP Trust”) and 9 percent of the issued and outstanding shares in the capital of the Liquidation GP are held by the Bank. A majority of the directors of the Liquidation GP are appointed by the Corporate Services Provider, as trustee of the LGP Trust, and are independent of the Bank. The Bank is entitled to have one nominee on the board of the Liquidation GP who is an officer or employee of the Bank.

The beneficiary of the LGP Trust is one or more charities registered under the ITA.

Withdrawal or Removal of the General Partners

The Managing GP or Liquidation GP may resign as managing general partner or liquidation general partner, as the case may be, on not less than 180 days’ prior written notice to the Partners and the Bond Trustee, provided that neither the Managing GP nor Liquidation GP may resign if the effect would be to dissolve the Guarantor. In the event that the Liquidation GP resigns as liquidation general partner, the Managing GP will use its best commercially reasonable efforts to, without delay, find a replacement liquidation general partner acceptable to the limited partner(s) of the Guarantor and the Bond Trustee and which satisfies the requirements of the CMHC Guide, to accept the role of liquidation general partner formerly held by the Liquidation GP and acquire a general partner interest in the Guarantor.

In the event the Managing GP resigns, an Issuer Event of Default occurs and is continuing, or a winding-up or insolvency of the Managing GP occurs, the Managing GP will forthwith, or in the case of resignation at the expiry of the notice period described above, cease to be the managing general partner of the Guarantor and the Liquidation GP will automatically assume the role and responsibilities (but not the interest in the Guarantor) of the Managing GP and continue the business of the Guarantor as Managing GP.

If at any time the Liquidation GP becomes the Managing GP pursuant to the foregoing, it may appoint a replacement Managing GP (other than the Bank or any of its affiliates) acceptable to the limited partner(s) of the Guarantor and the Bond Trustee and which satisfies the requirements of the CMHC Guide to act as

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Managing GP and acquire a general partner interest in the Guarantor. Following the appointment of the replacement Managing GP pursuant to the foregoing, the replacement Managing GP will have the powers, duties and responsibilities of the Managing GP of the Guarantor and the Liquidation GP will resume its role, as it was, prior to assuming the role and responsibility of the Managing GP.

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DESCRIPTION OF THE COVERED BONDS

General

The Bank may issue, and the Guarantor may guarantee, as many distinct Series of the covered bonds under the Trust Deed as the Bank wishes. The provisions of the Trust Deed allow the Bank not only to issue covered bonds with terms different from those previously issued, but also to “re-open” a previous issue of a Series of covered bonds and issue additional covered bonds of that Series. The Bank may issue covered bonds in amounts that exceed the total amount specified on the cover of the prospectus supplement at any time without the consent of holders of covered bonds and without notifying them.

This section summarizes the material terms of the covered bonds that are common to all Series subject to any modifications contained in an applicable prospectus supplement. As you read this section, please remember that specific terms of your covered bonds as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between the information in the applicable prospectus supplement and this prospectus, the information in the applicable prospectus supplement will control. Because this section is a summary of the material terms and provisions of the covered bonds, it does not describe every aspect of the covered bonds. This description is subject to and qualified in its entirety by reference to all the provisions of the Trust Deed and the other Transaction Documents, including definitions of certain terms used in the Trust Deed and other Transaction Documents. In this description, the meaning of only some of the more important terms that are applicable to U.S. Registered Covered Bonds is described. Reference should be made to the Trust Deed and the other Transaction Documents for a more complete description of what is described in summary form in this prospectus.

The applicable prospectus supplement relating to each Series or Tranche of U.S. Registered Covered Bonds will be attached to the front of this prospectus.

Credit Structure

The covered bonds will constitute deposit liabilities of the Bank for purposes of the Bank Act, however the covered bonds will not be insured under the Canada Deposit Insurance Corporation Act (Canada), and will constitute legal, valid and binding direct, unconditional, unsubordinated and unsecured obligations of the Bank and rank pari passu with all deposit liabilities of the Bank without any preference among themselves and at least pari passu with all other unsubordinated and unsecured obligations of the Bank, present and future, except as prescribed by law and in certain limited circumstances described in Conditions 9.1 (Issuer Events of Default) and 14 (Meetings of Covered Bondholders, Modification, Waiver and Substitution).

The Guarantor has no obligation to pay the Guaranteed Amounts under the Covered Bond Guarantee until the occurrence of an Issuer Event of Default, service by the Bond Trustee on the Bank of an Issuer Acceleration Notice and on the Guarantor of a Notice to Pay or, if earlier, following the occurrence of a Guarantor Event of Default and service by the Bond Trustee of a Guarantor Acceleration Notice on the Bank and the Guarantor. The Bank will not be relying on payments by the Guarantor with respect to advances under the Intercompany Loan Agreement or receipt of Revenue Receipts or Principal Receipts from the Portfolio in order to pay interest or repay principal under the covered bonds. The recourse of the covered bondholders to the

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Guarantor under the Covered Bond Guarantee will be limited to the Portfolio and will be subject to the applicable Priorities of Payments.

The Program includes certain features relating to the timely, and, as applicable, ultimate payments of principal and interest to covered bondholders:

•	the Covered Bond Guarantee and Portfolio provide credit support to the covered bondholders;
•	the Pre-Maturity Test tests the liquidity of the Guarantor’s assets with respect to principal due on the Final Maturity Date of Hard Bullet Covered Bonds;
•	the Asset Coverage Test determines whether the asset coverage of the Guarantor’s assets with respect to the covered bonds is maintained at a certain level;
•	the Amortization Test tests the asset coverage of the Guarantor’s assets in respect of the covered bonds following the occurrence of an Issuer Event of Default and service of a Notice to Pay on the Guarantor;
•	the Valuation Calculation monitors the Program’s exposure to market risk;
•	a Reserve Fund (if one or more Rating Agencies downgrades the unsecured, unsubordinated and unguaranteed debt obligations or issuer default rating of the Bank below the Reserve Fund Required Amount Ratings) will be established by the Guarantor (or the Cash Manager on its behalf) in the GDA Account to reserve Available Revenue Receipts and Available Principal Receipts up to a specified amount; and
•	under the terms of the Guaranteed Deposit Account Contract, the GDA Provider has agreed to pay a variable rate of interest on all amounts held by the Guarantor in the GDA Account at a floor of 0.10 percent below 1-month CDOR that appears on the Reuters Screen as of 10:00 a.m. (Toronto time) on the date of determination, as reported by the GDA Provider (and if such screen is not available, any successor or similar service as may be selected by the GDA Provider) or such greater amount as the Guarantor and the GDA Provider may agree from time to time.

Covered Bond Guarantee

The Covered Bond Guarantee provided by the Guarantor under the Trust Deed guarantees payment of Guaranteed Amounts when they become Due for Payment in connection with all covered bonds issued under the Program following the service of a Notice to Pay on the Guarantor. The Covered Bond Guarantee will not guarantee any amount becoming payable on the covered bonds for any other reason, including any accelerated payment pursuant to Condition 9 (Events of Default, Acceleration and Enforcement) following service of a Notice to Pay on the Bank. Under this circumstance (and until a Guarantor Event of Default occurs and a Guarantor Acceleration Notice is served), the Guarantor’s obligations will only be to pay the Guaranteed Amounts as they fall Due for Payment. However, should any payments made by the Guarantor under the Covered Bond Guarantee be subject to any withholding or deduction on account of taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Canada or any province or territory thereof or by any authority therein or thereof having

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the power to tax, the Guarantor will not be obliged to pay any additional amount as a consequence. See “Summary of the Principal Documents.”

Pre-Maturity Test

Certain Series of covered bonds may be scheduled to be redeemed in full on their respective Final Maturity Dates without any provision for scheduled redemption other than on the Final Maturity Date (the “Hard Bullet Covered Bonds”). The applicable prospectus supplement will identify whether any Series of covered bonds is a Series of Hard Bullet Covered Bonds. The Pre-Maturity Test is intended to test the liquidity of the Guarantor’s assets with respect to the Hard Bullet Covered Bonds when the Bank’s ratings fall below a certain level. On each Toronto Business Day that falls within 12 months prior to the Final Maturity Date of any Series of Hard Bullet Covered Bonds, (each, a “Pre-Maturity Test Date”) prior to the occurrence of an Issuer Event of Default or the occurrence of a Guarantor Event of Default, the Guarantor or the Cash Manager on its behalf will determine if the Pre-Maturity Test has been breached, and if so, it will immediately notify the Seller and the Bond Trustee. The Cash Manager and the Guarantor are required to undertake certain actions upon the failure or breach of the Pre-Maturity Test by the Bank, including the sale of Selected Loans. See “Summary of the Principal Documents—Guarantor Agreement—Sales of Selected Loans following a breach of the Pre-Maturity Test.”

Asset Coverage Test

An Asset Coverage Test is conducted on the Portfolio on the last day of each calendar month (the “Calculation Date”). The Asset Coverage Test determines whether the assets and cashflows of the Guarantor satisfy the required overcollateralization which is intended to ensure that the Guarantor meets its obligations under the Covered Bond Guarantee following the occurrence of the Covered Bond Guarantee Activation Event. If the Asset Coverage Test is not met on two consecutive Calculation Dates, an Asset Coverage Test Breach Notice will be served to the Guarantor and if not revoked (in accordance with the terms of the Transaction Documents) on or before the Guarantor Payment Date immediately following the next Calculation Date after service of such Asset Coverage Test Breach Notice, will constitute an Issuer Event of Default and entitle the Bond Trustee to serve a Notice to Pay on the Guarantor.

The Bank will use all reasonable efforts to ensure that the Guarantor is in compliance with the Asset Coverage Test which should reduce the risk of there ever being a breach of the Asset Coverage Test although there is no assurance of this result and the sale of Loans and their Related Security by the Seller to the Guarantor, advances under the Intercompany Loan or additional Capital Contributions by the Limited Partner may be required to avoid or, before or after delivery of an Asset Coverage Test Breach Notice, remedy a breach of the Asset Coverage Test. There is no specific recourse available to the Guarantor in respect of any failure by the Bank to make a Capital Contribution in any circumstances, including following receipt of an Asset Coverage Test Breach Notice. See “Summary of the Principal Documents—Guarantor Agreement—Asset Coverage Test.”

Amortization Test

The Amortization Test is conducted on the Portfolio on each Calculation Date following an Issuer Event of Default that is continuing. The Amortization Test has been structured to determine whether the assets of the Guarantor, including the Loans and their Related Security in the Portfolio, have fallen below the threshold required to ensure that the assets of the Guarantor

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are sufficient to meet its obligations under the Covered Bond Guarantee following service of a Notice to Pay. A breach of the Amortization Test will constitute a Guarantor Event of Default and will entitle the Bond Trustee to serve a Guarantor Acceleration Notice on the Guarantor. See “Summary of the Principal Documents—Guarantor Agreement—Amortization Test.”

Valuation Calculation

The Guarantor is required to perform the Valuation Calculation to monitor exposure to the volatility to interest rate and currency exchange rates by measuring the present value of the Portfolio relative to the market value of the obligations guaranteed under the Covered Bond Guarantee. However, there is no obligation on the part of the Bank or the Guarantor to take any action in respect of the Valuation Calculation to the extent it shows the market value of the Portfolio is less than the market value of the obligations guaranteed under the Covered Bond Guarantee. See “Summary of the Principal Documents—Guarantor Agreement—Valuation Calculation.”

Reserve Fund

If at any time prior to the occurrence of an Issuer Event of Default, the Bank’s ratings fall below the Reserve Fund Required Amount, the Guarantor will be required to credit Available Revenue Receipts and Available Principal Receipts to the Reserve Fund up to an amount equal to the Reserve Fund Required Amount. The Reserve Fund Required Amount will be funded from Available Revenue Receipts and Available Principal Receipts, after the Guarantor has paid all of its obligations in respect of items ranking higher than the Reserve Ledger in the applicable Priorities of Payments on each Guarantor Payment Date and may in certain circumstances be funded through an advance under the Intercompany Loan or a Capital Contribution made in cash (a “Cash Capital Contribution”). Following the occurrence of an Issuer Event of Default, service of an Issuer Acceleration Notice and service of a Notice to Pay on the Guarantor, amounts standing to the credit of the Reserve Fund will be added to certain other income of the Guarantor in calculating Available Revenue Receipts.

Terms and Conditions

The covered bonds of each Series issued pursuant to this prospectus will be in fully registered form, without interest coupons.

A global covered bond will be deposited with a custodian for, and registered in the name of DTC, or its nominee. Persons holding beneficial interests in global covered bonds will be entitled or required, as the case may be, under the circumstances described below, to receive physical delivery of definitive covered bonds in registered form representing covered bonds issued under this prospectus (the “Definitive Covered Bonds”).

Interests in a global covered bond will be exchangeable (free of charge), in whole but not in part, for Definitive Covered Bonds without interest coupons only upon the occurrence of an Exchange Event. For these purposes, “Exchange Event” means that either DTC has notified the Bank that it is unwilling, or unable, to continue to act as depository for the covered bonds and no alternative clearing system is available or DTC has ceased to constitute a clearing agency registered under the Exchange Act. The Bank will promptly give notice to holders of covered bonds if an Exchange Event occurs by delivery of the notice to DTC for communication to the holders of the covered bonds. Notice will be deemed to have been given to the holders of the

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covered bonds on the day on which the notice is given to DTC. In the event of the occurrence of an Exchange Event, DTC (acting on the instructions of any holder of an interest in such global covered bond) may give notice to the Registrar requesting exchange and, in the event of the occurrence of an Exchange Event as described above, the Bank may also give notice to the Registrar requesting exchange. Any such exchange will occur not later than 10 days after the date of receipt of the first relevant notice by the Registrar.

No holder of covered bonds will be entitled to proceed directly against the Bank unless the Bond Trustee, having become bound so to proceed, fails to do so within a reasonable period of time and the failure is continuing, provided that the right of any holder of a covered bond to receive payment of principal and interest on or after the due date or to bring suit for enforcement of any such payment after the due date may not be impaired or affected without the holder’s consent.

The terms and conditions applicable to covered bonds will be endorsed on such covered bonds and will consist of the terms and conditions attached as Schedule 1 to the Trust Deed and the provisions of the applicable prospectus supplement that supplement, amend and/or replace such terms and conditions. The “Terms and Conditions of the Covered Bonds” set forth below, are the terms and conditions that will be applicable to U.S. Registered Covered Bonds, which may be supplemented, amended or replaced by the terms in the applicable prospectus supplement applicable to the covered bonds. Certain provisions of the Terms and Conditions attached as Schedule I to the Trust Deed are not applicable to U.S. Registered Covered Bonds and have therefore been intentionally omitted, but the numbering has been preserved to assist in a comparison to Schedule I.

The “Terms and Conditions of the Covered Bonds” set forth below are organized as follows:

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The following is a general overview of key provisions of the Terms and Conditions applicable to the covered bonds:

Condition 3 (Status of the Covered Bonds and the Covered Bond Guarantee) provides that the covered bonds will constitute deposit liabilities of the Bank for purposes of the Bank Act, but will not be insured under the Canada Deposit Insurance Corporation Act (Canada). The covered bonds will be direct obligations of the Bank, ranking equally with the deposit liabilities of the Bank and at least equally with all unsubordinated and unsecured obligations of the Bank, except as prescribed by law and in certain limited circumstances described in Conditions 9.1 (Issuer Events of Default) and 14 (Meetings of Covered Bondholders, Modification, Waiver and Substitution).

Condition 3 (Status of the Covered Bonds and the Covered Bond Guarantee) also provides the terms of the Covered Bond Guarantee and the conditions precedent to the obligation of the Guarantor to make payment of Guaranteed Amounts. The obligations of the Guarantor, following the occurrence of a Covered Bond Guarantee Activation Event, are direct and unconditional, secured by the pledge of certain assets of the Guarantor which includes the Portfolio pursuant to the terms of the Security Agreement. A “Covered Bond Guarantee Activation Event” will occur on the earlier of (i) an Issuer Event of Default, together with service by the Bond Trustee of an Issuer Acceleration Notice on the Bank and a Notice to Pay on the Guarantor and (ii) a Guarantor Event of Default, together with service by the Bond Trustee of a Guarantor Acceleration Notice on the Bank and the Guarantor.

Condition 4 (Interest) sets forth the terms of the interest rates that may apply to the covered bonds. The specific terms of interest payable on a covered bond that you purchase will be disclosed in the applicable prospectus supplement.

Condition 5 (Payments) provides that payments of principal, interest and any other amount in respect of the registered global covered bonds (other than the final installments of principal of a covered bond) will be made to the person shown on the Register as the registered holder of the registered global covered bonds. None of the Bank, any Paying Agent and the Registrar will have any responsibility or liability for any aspect of the records relating to or payments or deliveries made on account of beneficial ownership interests in the registered global covered bonds or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Final installments of principal will be made against presentation and surrender of the global covered bond at the specified office of the Registrar or any of the Paying Agents.

Condition 6 (Redemption and Purchase) provides for redemption of the covered bonds on their maturity dates and for the early payment of covered bonds under certain conditions, including for taxation reasons, changes in law, illegality or as the result of the exercise of call option or put option features of covered bonds, if applicable, as specified in the related prospectus supplement.

Condition 7 (Taxation) provides that all payments by the Bank on the covered bonds will be paid free and clear of any taxes, duties, assessment, or charges of any kind imposed by Canada or any political subdivision of Canada or, if the covered bonds are issued by a branch of the Bank located outside Canada, by any taxing authority of the jurisdiction where the branch is located unless required by law. Except for certain conditions, if a tax or other levy is imposed, the Bank will pay additional amounts sufficient so that the holder will receive the same net amount that would have been received absent the tax or other duty, assessment or charge.

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Condition 9 (Events of Default, Acceleration and Enforcement) sets forth the conditions that will constitute an Issuer Event of Default and a Guarantor Event of Default. Condition 9.3 (Enforcement) provides for the enforcement of the obligations of the Bank and the Guarantor. Under the Condition, the Bond Trustee is not required to take proceedings against the Bank or the Guarantor to seek enforcement of the provisions of the Trust Deed and the covered bonds unless it will be directed by an Extraordinary Resolution of the holders of the covered bonds of all Series or by holders of not less than 25 percent of the aggregate Principal Amount Outstanding of the covered bonds of all Series then outstanding and it has been indemnified to its satisfaction.

Condition 14 (Meetings of Covered Bondholders, Modification, Waiver and Substitution) provides for convening meetings of holders of covered bonds to consider matters that affect one or more Series of covered bonds or all of the covered bonds under the Program, which may include among other things, a modification of the Terms and Conditions or the provisions of the Trust Deed. A resolution adopted at a meeting to effect such a modification will be binding on all holders of all covered bonds of any Series for which the meeting was convened. Condition 14 (Meetings of Covered Bondholders, Modification, Waiver and Substitution) also provides that the Bond Trustee, the Guarantor and the Bank may agree to certain modifications without the consent of holders of covered bonds of any Series.

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TERMS AND CONDITIONS OF THE COVERED BONDS

The following are the Terms and Conditions of the covered bonds which will be incorporated by reference into each Global Covered Bond (as defined below) and each Definitive Covered Bond (as defined below), in the latter case only if permitted by the relevant stock exchange or other relevant authority (if any) and agreed by the Bank and the relevant Dealer(s) at the time of issue but, if not so permitted and agreed, such Definitive Covered Bond will have endorsed thereon or attached thereto such Terms and Conditions. The applicable prospectus supplement in relation to any Tranche of covered bonds may specify other terms and conditions which will, to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such covered bonds. The applicable prospectus supplement (or the relevant provisions thereof) will be endorsed on, or attached to, each Global Covered Bond and Definitive Covered Bond. Reference should be made to “Form of the Covered Bonds” for a description of the content of the prospectus supplement which will specify which of such terms are to apply in relation to the relevant covered bonds.

This covered bond is one of a Series (as defined below) of covered bonds issued by the Bank constituted by a trust deed dated the Program Date made between the Bank, Scotiabank Covered Bond Guarantor Limited Partnership (the “Guarantor”) and Computershare Trust Company of Canada, as Bond Trustee (and such trust deed as further modified and/or supplemented and/or restated from time to time, the “Trust Deed”).

Save as provided for in Conditions 9 (Events of Default, Acceleration and Enforcement) and 14 (Meetings of Covered Bondholders, Modification, Waiver and Substitution), references herein to the covered bonds will be references to the covered bonds of this Series and will mean:

(a)	any registered covered bond representing covered bonds (a “Global Covered Bond”); and
(b)	any Definitive Covered Bonds (whether or not issued in exchange for a Global Covered Bond in registered form).

The covered bonds have the benefit of an agency agreement dated the Program Date, made between the Bank, the Guarantor, the Bond Trustee The Bank of Nova Scotia, London Branch as principal paying agent (in such capacity, the “Principal Paying Agent,” which expression will include any successor Principal Paying Agent) and The Bank of Nova Scotia Trust Company of New York as a paying agent (together with the Principal Paying Agent and any other paying agents, the “Paying Agents,” which expression will include any additional or successor Paying Agents), The Bank of Nova Scotia, London Branch and The Bank of Nova Scotia Trust Company of New York as registrars (together, as the “Registrar,” which expression will include any successor Registrar), and The Bank of Nova Scotia, London Branch and The Bank of Nova Scotia Trust Company of New York as transfer agents (together, as the “Transfer Agent,” which expression will include any successor Transfer Agent), and The Bank of Nova Scotia Trust Company of New York as the exchange agent (the “Exchange Agent,” which expression will include any successor Exchange Agent, and together with the Paying Agents, Registrar, and Transfer Agent, the “Agents”) (such agency agreement as further amended and/or supplemented and/or restated from time to time, the “Agency Agreement”).

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The prospectus supplement for the covered bonds supplements these Terms and Conditions (the “Terms and Conditions”) and may specify other terms and conditions which will, to the extent so specified or to the extent inconsistent with the Terms and Conditions, replace or modify the Terms and Conditions for the purposes of the covered bonds. References to the applicable prospectus supplement are to the prospectus supplement (or the relevant provisions thereof) endorsed on or attached to the covered bond.

The Bond Trustee acts for the benefit of the holders for the time being of the covered bonds (the “covered bondholders”), and for the holders of each other Series of covered bonds in accordance with the provisions of the Trust Deed.

As used herein, “Tranche” means covered bonds which are identical in all respects (including as to listing and admission to trading) and “Series” means a Tranche of covered bonds together with any further Tranche or Tranches of covered bonds which are (i) expressed to be consolidated and form a single Series, and (ii) identical in all respects (including as to listing and admission to trading) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.

The Guarantor has, in the Trust Deed, irrevocably and unconditionally guaranteed payment of Guaranteed Amounts in respect of the covered bonds as and when the same will become Due for Payment, but only after service of a Notice to Pay on the Guarantor following service of an Issuer Acceleration Notice on the Bank (after the occurrence of an Issuer Event of Default) or service of a Guarantor Acceleration Notice on the Guarantor (after the occurrence of a Guarantor Event of Default) and subject to the applicable Priorities of Payments. The recourse of the covered bondholders to the Guarantor under the Covered Bond Guarantee will be limited to the Portfolio, certain contractual rights, and any Excess Proceeds and will be subject to the applicable Priorities of Payments.

The security for the obligations of the Guarantor under the Covered Bond Guarantee and the other Transaction Documents to which it is a party has been created in and pursuant to, and on the terms set out in, a security agreement dated the Program Date and made between the Guarantor, the Bond Trustee and certain other Secured Creditors (such security agreement as amended and/or supplemented and/or restated from time to time, the “Security Agreement”). The obligations of the Guarantor are secured against the Portfolio and recourse against the Guarantor is limited to the Portfolio, certain contractual rights, and any Excess Proceeds and is subject to the applicable Priorities of Payments.

These Terms and Conditions include summaries of, and are subject to, the provisions of the Trust Deed, the Security Agreement and the Agency Agreement.

Copies of the Trust Deed, the Security Agreement, the Master Definitions and Construction Agreement (as defined below), the Agency Agreement and each of the other Transaction Documents (in redacted or other general form and subject to any exclusions pursuant to applicable law, including, without limitation, privacy law, and policies of the Bank relating to confidentiality and privacy matters) are available for inspection during normal business hours at the office for the time being of the Bond Trustee being at 100 University Avenue, 11th Floor, Toronto, Ontario M5J 2Y1, and at the specified office of each of the Paying Agents. Copies of the applicable prospectus supplement for all covered bonds of each Series (including in relation to unlisted covered bonds of any Series) are obtainable during normal business hours at the registered office of the Bank and at the specified office of each of the

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Paying Agents. The covered bondholders are deemed to have notice of, are bound by all the provisions of, and definitions contained in, the Trust Deed, the Security Agreement, the Master Definitions and Construction Agreement, the Agency Agreement, each of the other Transaction Documents and the applicable prospectus supplement which are applicable to them.

Except where the context otherwise requires, capitalized terms used and not otherwise defined in these Terms and Conditions (including the preceding paragraphs) will bear the meanings given to them in the applicable prospectus supplement and/or the master definitions and construction agreement made between the parties to the Transaction Documents on the Program Date (and as further amended and/or supplemented and/or restated from time to time, the “Master Definitions and Construction Agreement”), a copy of each of which may be obtained as described above.

1.	Form, Denomination and Title

The covered bonds are in registered form as specified in the applicable prospectus supplement and, in the case of Definitive Covered Bonds, serially numbered, in the Specified Denomination(s). Unless otherwise specified in the applicable prospectus supplement, covered bonds of one Specified Denomination may not be exchanged for covered bonds of another Specified Denomination.

The covered bonds in a Series may be Fixed Rate Covered Bonds, Floating Rate Covered Bonds, or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable prospectus supplement. Prior to issuing a Series of covered bonds (if such covered bonds are not Fixed Rate Covered Bonds or Floating Rate Covered Bonds), the Bank has obtained confirmation from each of the Rating Agencies that the covered bonds of all Series then outstanding will not be downgraded or withdrawn as a result of the issuance of this Series of covered bonds.

Other than as set out below, title to covered bonds in registered form (“Registered Covered Bonds”) will pass upon registration of transfers in accordance with the provisions of the Agency Agreement. The Bank, the Guarantor, the Paying Agents and the Bond Trustee will (except as otherwise required by law) deem and treat the registered holder of any Registered Covered Bond as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Covered Bond, without prejudice to the provisions set out in the next succeeding paragraph.

For so long as any of the covered bonds are represented by a Global Covered Bond held on behalf of or, as the case may be, registered in the name of DTC or its nominee, each person (other than DTC) who is for the time being shown in the records of DTC as the holder of a particular nominal amount of such covered bonds (in which regard any certificate or other document issued by DTC as to the nominal amount of such covered bonds standing to the account of any person will be conclusive and binding for all purposes save in the case of manifest or proven error and any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system in accordance with its usual procedures and in which the holder of a particular nominal amount of the covered bonds is clearly identified with the amount of such holding) will be treated by the Bank, the Guarantor, the Paying Agents and the Bond Trustee as the holder of such nominal amount of such covered bonds for all purposes other than with respect to the payment of principal or interest or other amounts on

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such nominal amount of such covered bonds and the expressions “covered bondholder” and “holder” and related expressions should be construed accordingly.

Covered bonds which are represented by a Global Covered Bond will be transferable only in accordance with the rules and procedures for the time being of DTC or any other relevant clearing system, as the case may be.

References to DTC will, whenever the context so permits, be deemed to include a reference to any successor operator and/or successor clearing system and/or any additional or alternative clearing system specified in the applicable prospectus supplement or as may otherwise be approved by the Bank, the Principal Paying Agent and the Bond Trustee.

2.	Transfers of Registered Covered Bonds
2.1.	Transfers of interests in Registered Global Covered Bonds

Transfers of beneficial interests in registered global covered bonds will be effected by DTC and, in turn, by other participants and, if appropriate, indirect participants in DTC acting on behalf of beneficial transferors and transferees of such interests. The laws in some states within the United States require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer covered bonds represented by a Registered Covered Bond in global form (a “Registered Global Covered Bond”) to such persons may depend upon the ability to exchange such covered bonds for covered bonds in definitive form. Similarly, because DTC can only act on behalf of direct participants in the DTC system who in turn act on behalf of indirect participants, the ability of a person having an interest in covered bonds represented by a Registered Global Covered Bond accepted by DTC to pledge such covered bonds to persons or entities that do not participate in the DTC system or otherwise to take action in respect of such covered bonds may depend upon the ability to exchange such covered bonds for covered bonds in definitive form. A beneficial interest in a Registered Global Covered Bond will, subject to compliance with all applicable legal and regulatory restrictions, be exchangeable for Registered Covered Bonds in definitive form (“Registered Definitive Covered Bonds”) or for a beneficial interest in another Registered Global Covered Bond only in the Specified Denomination(s) set out in the applicable prospectus supplement and only in accordance with the rules and operating procedures for the time being of DTC and in accordance with the terms and conditions specified in the Agency Agreement.

2.2.	Transfers of Registered Covered Bonds in definitive form

Subject as provided in Conditions 2.3 (Registration of transfer upon partial redemption) and 2.4 (Costs of registration), upon the terms and subject to the conditions set forth in the Agency Agreement, a Registered Definitive Covered Bond may be transferred in whole or in part in the Specified Denomination(s) set out in the applicable prospectus supplement. In order to effect any such transfer (a) the holder or holders must (i) surrender the Registered Definitive Covered Bond for registration of the transfer of the Registered Definitive Covered Bond (or the relevant part of the Registered Definitive Covered Bond) at the specified office of the Registrar or any Transfer Agent, with the form of transfer thereon duly executed by the holder or holders thereof or his or their attorney or attorneys duly authorized in writing, and (ii) complete and deposit such other certifications as may be required by the Registrar or, as the case may be, the relevant Transfer Agent, and (b) the Registrar or, as the case may be, the relevant Transfer Agent

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must, after due and careful enquiry, be satisfied with the documents of title and the identity of the person making the request.

Any such transfer will be subject to such reasonable regulations as the Bank, the Bond Trustee and the Registrar may from time to time prescribe (the initial such regulations being set out in the Agency Agreement).

Subject as provided above, the Registrar or, as the case may be, the relevant Transfer Agent will, within three business days (being for this purpose a day on which banks are open for business in the city where the specified office of the Registrar or, as the case may be, the relevant Transfer Agent is located) of the request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), authenticate and deliver, or procure the authentication and delivery of, at its specified office to the transferee or (at the risk of the transferee) send by uninsured mail to such address as the transferee may request, a new Registered Definitive Covered Bond of a like aggregate nominal amount to the Registered Definitive Covered Bond (or the relevant part of the Registered Definitive Covered Bond) transferred.

In the case of the transfer of only part of a Registered Definitive Covered Bond, a new Registered Definitive Covered Bond in respect of the balance of the Registered Definitive Covered Bond not transferred will (in addition to the new Registered Definitive Covered Bond in respect of the nominal amount transferred) be so authenticated and delivered or (at the risk of the transferor) sent by uninsured mail to the address specified by the transferor.

2.3.	Registration of transfer upon partial redemption

In the event of a partial redemption of covered bonds under Condition 6 (Redemption and Purchase), the Bank will not be required to register the transfer of any Registered Covered Bond, or part of a Registered Covered Bond, called for partial redemption.

2.4.	Costs of registration

Covered bondholders will not be required to bear the costs and expenses of effecting any registration of transfer as provided above, except for any costs or expenses of delivery other than by regular uninsured mail and except that the Bank, the Registrar or the Transfer Agent may require the payment of a sum sufficient to cover any stamp duty, Taxes or any other governmental charge that may be imposed in relation to the registration.

2.7	Definitions

In these Terms and Conditions, the following expression will have the following meanings:

“U.S. Registered Covered Bond” means a covered bond issued under a registration statement under the Securities Act.

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3.	Status of the Covered Bonds and the Covered Bond Guarantee
3.1.	Status of the Covered Bonds

The covered bonds will constitute deposit liabilities of the Bank for purposes of the Bank Act, however the covered bonds will not be insured under the Canadian Deposit Insurance Corporation Act (Canada), and will constitute legal, valid and binding direct, unconditional, unsubordinated and unsecured obligations of the Bank and rank pari passu with all deposit liabilities of the Bank without any preference among themselves at least pari passu with all other unsubordinated and unsecured obligations of the Bank, present and future (except as prescribed by law and in certain limited circumstances described in Conditions 9.1 (Issuer Events of Default) and 14 (Meetings of Covered Bondholders, Modification, Waiver and Substitution)).

3.2.	Status of the Covered Bond Guarantee

The payment of Guaranteed Amounts in respect of the covered bonds when the same will become Due for Payment has been unconditionally (save as set out below) and irrevocably guaranteed by the Guarantor in favor of the Bond Trustee for and on behalf of the covered bondholders pursuant the Covered Bond Guarantee. However, the Guarantor will have no obligation under the Covered Bond Guarantee to pay any Guaranteed Amounts when the same will become Due for Payment under the covered bonds or the Trust Deed until service of a Notice to Pay by the Bond Trustee on the Guarantor (which the Bond Trustee will be required to serve following the occurrence of an Issuer Event of Default and service of an Issuer Acceleration Notice by the Bond Trustee on the Bank) or, if earlier, the occurrence of a Guarantor Event of Default and service of a Guarantor Acceleration Notice by the Bond Trustee on the Bank and the Guarantor. The obligations of the Guarantor under the Covered Bond Guarantee are subject to the applicable Priorities of Payments, and subject as aforesaid, are unsubordinated obligations of the Guarantor, which are secured and subject to limitations on recourse as provided in the Security Agreement.

As security for the Guarantor’s obligations under the Covered Bond Guarantee and the other Transaction Documents to which it is a party, the Guarantor has granted a security interest over all of its assets under the Security Agreement in favor of the Bond Trustee (for covered bondholders and on behalf of the other Secured Creditors).

4.	Interest
4.1.	Interest on Fixed Rate Covered Bonds

Each Fixed Rate Covered Bond bears interest on its Principal Amount Outstanding from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable, subject as provided in these Terms and Conditions, in arrears on the Interest Payment Date(s) in each year up to (and including) the Final Maturity Date.

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If the covered bonds are in definitive form, except as provided in the applicable prospectus supplement, the amount of interest payable on each Interest Payment Date in respect of the Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable prospectus supplement, amount to the Broken Amount so specified.

Except in the case of covered bonds in definitive form where a Fixed Coupon Amount or Broken Amount is specified in the applicable prospectus supplement, interest will be calculated in respect of any period by applying the Rate of Interest to (i) in the case of Fixed Rate Covered Bonds which are represented by a Global Covered Bond, the aggregate outstanding nominal amount of the Fixed Rate Covered Bonds represented by such Global Covered Bond, or (ii) in the case of Fixed Rate Covered Bonds in definitive form, the Calculation Amount; and in each case, multiplying such sum by a 30/360 day count basis or the applicable day count basis set forth in the applicable prospectus supplement, and rounding the resultant figure to the nearest sub unit of the relevant specified currency, half of any such sub unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Fixed Rate Covered Bond in definitive form comprises more than one Calculation Amount, the amount of interest payable in respect of such Fixed Rate Covered Bond will be the aggregate of the amounts (determined in the manner provided above) for each Calculation Amount comprising the Specified Denomination without any further rounding.

The applicable prospectus supplement may provide that if the payment of the Final Redemption Amount of a Series of Fixed Rate Covered Bonds on its Final Maturity Date is deferred until the applicable Extended Due for Payment Date in accordance with the Terms and Conditions, interest will accrue and be payable on the unpaid portion of the Final Redemption Amount up to the Extended Due for Payment Date at the Rate of Interest specified in the applicable prospectus supplement which may provide that such Series of Fixed Rate Covered Bonds will continue to bear interest at a Fixed Rate or at a Floating Rate despite the fact that interest accrued and was payable on such covered bonds prior to the Final Maturity Date at a Fixed Rate.

4.6. Interest on U.S. Registered Covered Bonds

Condition 4.6 will only apply to U.S. Registered Covered Bonds.

Each covered bond will bear interest from its date of issue at the rate per annum, in the case of a Fixed Rate Covered Bond, or pursuant to the interest rate formula, in the case of a Floating Rate Covered Bond, in each case as specified in the prospectus supplement, until the principal thereof is paid. Interest payments on covered bonds will be made in respect of Fixed Rate Covered Bonds and Floating Rate Covered Bonds in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the applicable Interest Payment Date or the Final Maturity Date, as the case may be (each an “Interest Period”).

Interest on Fixed Rate Covered Bonds and Floating Rate Covered Bonds will be payable in arrears on each Interest Payment Date and on the Final Maturity Date. The first payment of interest on any covered bonds originally issued between a Regular Record Date (as defined below) and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding record date to the registered holder on the next

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succeeding record date. The “Regular Record Date” will be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date. For the purpose of determining the holder at the close of business on a Regular Record Date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

4.7. Interest Rates Applicable to U.S. Registered Covered Bonds

Condition 4.7 will only apply to U.S. Registered Covered Bonds.

The applicable prospectus supplement will specify the Interest Payment Dates for a Fixed Rate Covered Bond as well as the Final Maturity Date. Interest on Fixed Rate Covered Bonds will be computed on the basis of a 360-day year consisting of twelve 30-day months or such other day count basis set forth in the prospectus supplement.

Fixed Rate Covered Bonds

If any Interest Payment Date, redemption date, repayment date or Final Maturity Date of a Fixed Rate Covered Bond falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

U.S. Registered Covered Bonds that are Floating Rate Covered Bonds

The following will only apply to Floating Rate Covered Bonds.

Interest Rate Basis. Floating Rate Covered Bonds will bear interest at rates based on one or more of the following interest rate bases:

•	commercial paper rate;
•	U.S. prime rate;
•	LIBOR;
•	EURIBOR;
•	treasury rate;
•	CMT rate;
•	CD rate;
•	CMS rate; and/or
•	federal funds rate.

The applicable prospectus supplement will specify the interest rate basis that applies to a specific Series or Tranche of Floating Rate Covered Bonds.

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Calculation of Interest. Calculations relating to Floating Rate Covered Bonds will be made by the Calculation Agent. The prospectus supplement for a particular Floating Rate Covered Bond will name the Calculation Agent for that covered bond as of its original issue date. A successor institution may be appointed to serve as Calculation Agent for such covered bonds from time to time after the original issue date of such covered bonds without the consent of covered bondholders or notification of the change.

For each Floating Rate Covered Bond, the Calculation Agent will determine, on the corresponding interest calculation date or on the interest determination date, as described below, the interest rate that takes effect on each interest reset date. In addition, the Calculation Agent will calculate the amount of interest that has accrued during each interest period that is, the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each Interest Period, the Calculation Agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the Floating Rate Covered Bond by an accrued interest factor for the Interest Period. This factor will equal the sum of the interest factors calculated for each day during the Interest Period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

Upon the request of the covered bondholder of any Floating Rate Covered Bond, the Calculation Agent will provide for that covered bond the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date. The Calculation Agent’s determination of any interest rate, and its calculation of the amount of interest for any Interest Period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a covered bond will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or 0.09876541) being rounded down to 9.87654% (or 0.0987654) and 9.876545% (or 0.09876545) being rounded up to 9.87655% (or 0.0987655). All amounts used in or resulting from any calculation relating to a Floating Rate Covered Bond will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. Dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. Dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the interest rate basis that applies to a Floating Rate Covered Bond during a particular Interest Period, the Calculation Agent may obtain rate quotes from various banks or dealers active in the relevant market, as discussed below. Those reference banks and dealers may include the Calculation Agent itself and its affiliates, as well as any agent participating in the distribution of the relevant floating rate covered bonds and its affiliates, and they may include affiliates of the Bank.

Initial Interest Rate. For any Floating Rate Covered Bond, the interest rate in effect from the original issue date to the first interest reset date will be the initial interest rate. The initial interest rate or the manner in which it is determined will be set forth in the applicable prospectus supplement.

Spread or Spread Multiplier. In some cases, the interest rate basis for a Floating Rate Covered Bond may be adjusted:

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•	by adding or subtracting a specified number of basis points, called the spread, with one basis point being 0.01 percent; or
•	by multiplying the interest rate basis by a specified percentage, called the spread multiplier.

For any Floating Rate Covered Bond, the applicable prospectus supplement will indicate whether a spread or spread multiplier will apply to the covered bond and, if so, the amount of the spread or spread multiplier.

Maximum and Minimum Rates. The actual interest rate, after being adjusted by the spread or spread multiplier, may also be subject to either or both of the following limits:

•	a maximum rate—i.e., a specified upper limit that the actual interest rate in effect at any time may not exceed; and/or
•	a minimum rate—i.e., a specified lower limit that the actual interest rate in effect at any time may not fall below.

For any Floating Rate Covered Bond, the applicable prospectus supplement will indicate whether a maximum rate and/or minimum rate will apply to the covered bond and, if so, what those rates are.

Whether or not a maximum rate applies, the interest rate on a floating rate covered bond will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application and the law of Ontario and the laws of Canada applicable therein.

Interest Reset Dates. The rate of interest on a Floating Rate Covered Bond will be reset, by the Calculation Agent described below, daily, weekly, monthly, quarterly, semi-annually or annually. The date on which the interest rate resets and the reset rate becomes effective is called the interest reset date. Except as otherwise specified in the applicable prospectus supplement, the interest reset date will be as follows:

•	for Floating Rate Covered Bonds that reset daily, each Business Day;
•	for Floating Rate Covered Bonds that reset weekly and are not treasury rate covered bonds, the Wednesday of each week;
•	for treasury rate covered bonds that reset weekly, the Tuesday of each week;
•	for Floating Rate Covered Bonds that reset monthly, the third Wednesday of each month;
•	for Floating Rate Covered Bonds that reset quarterly, the third Wednesday of each of four months of each year as indicated in the applicable prospectus supplement;
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•	for Floating Rate Covered Bonds that reset semi-annually, the third Wednesday of each of two months of each year as indicated in the applicable prospectus supplement; and
•	for Floating Rate Covered Bonds that reset annually, the third Wednesday of one month of each year as indicated in the applicable prospectus supplement.

For a Floating Rate Covered Bond, the interest rate in effect on any particular day will be the interest rate determined with respect to the latest interest reset date that occurs on or before that day. There are several exceptions, however, to the reset provisions described above.

If any interest reset date for a Floating Rate Covered Bond would otherwise be a day that is not a Business Day, the interest reset date will be postponed to the next day that is a Business Day. For a LIBOR or EURIBOR covered bond, however, if that Business Day is in the next succeeding calendar month, the interest reset date will be the immediately preceding Business Day.

Interest Determination Dates. The interest rate that takes effect on an interest reset date will be determined by the Calculation Agent by reference to a particular date called an interest determination date. Except as otherwise indicated in the applicable prospectus supplement:

•	for commercial paper rate, federal funds rate and U.S. prime rate covered bonds, the interest determination date relating to a particular interest reset date will be the Business Day preceding the interest reset date;
•	for LIBOR covered bonds, the interest determination date relating to a particular interest reset date will be the second London business day preceding the interest reset date, unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date. An interest determination date for a LIBOR covered bond is referred to as a LIBOR interest determination date;
•	for EURIBOR covered bonds, the interest determination date relating to a particular interest reset date will be the second Euro Business Day preceding the interest reset date. An interest determination date for a EURIBOR covered bond is referred to as a EURIBOR interest determination date;
•	for treasury rate covered bonds, the interest determination date relating to a particular interest reset date, which is referred to as a treasury interest determination date, will be the day of the week in which the interest reset date falls on which treasury bills—i.e., direct obligations of the U.S. government—would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is not a Business Day, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday. If as the result of a Monday not being a Business Day an auction is held on the preceding Friday, that Friday will be the treasury interest determination date relating to the interest reset date occurring in the next succeeding week; and
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•	for CD rate, CMT rate and CMS rate covered bonds, the interest determination date relating to a particular interest reset date will be the second Business Day preceding the interest reset date.

The interest determination date pertaining to a Floating Rate Covered Bond the interest rate of which is determined with reference to two or more interest rate bases will be the latest Business Day which is at least two Business Days before the related interest reset date for the applicable floating rate covered bond on which each interest rate basis is determinable.

Interest Calculation Dates. As described above, the interest rate that takes effect on a particular interest reset date will be determined by reference to the corresponding interest determination date. Except for LIBOR covered bonds and EURIBOR covered bonds, however, the determination of the rate will actually be made on a day no later than the corresponding interest calculation date. The interest calculation date will be the earlier of the following:

•	the tenth calendar day after the interest determination date or, if that tenth calendar day is not a Business Day, the next succeeding Business Day; and
•	the Business Day immediately preceding the Interest Payment Date or the maturity, whichever is the day on which the next payment of interest will be due.

The Calculation Agent need not wait until the relevant interest calculation date to determine the interest rate if the rate information it needs to make the determination is available from the relevant sources sooner.

Interest Payment Dates. The Interest Payment Dates for a Floating Rate Covered Bond will depend on when the interest rate is reset and, unless otherwise specified in the applicable prospectus supplement, will be as follows:

•	for Floating Rate Covered Bonds that reset daily, weekly or monthly, the third Wednesday of each month;
•	for Floating Rate Covered Bonds that reset quarterly, the third Wednesday of the four months of each year specified in the applicable prospectus supplement;
•	for Floating Rate Covered Bonds that reset semi-annually, the third Wednesday of the two months of each year specified in the applicable prospectus supplement; or
•	for Floating Rate Covered Bonds that reset annually, the third Wednesday of the month specified in the applicable prospectus supplement.

Notwithstanding the above, if a covered bond is originally issued after the Regular Record Date and before the date that would otherwise be the first Interest Payment Date, the first Interest Payment Date will be the date that would otherwise be the second Interest Payment Date.

In addition, the following special provision will apply to a Floating Rate Covered Bond with regard to any Interest Payment Date other than one that falls on the maturity. If the Interest Payment Date would otherwise fall on a day that is not a Business Day, then the Interest Payment Date will be the next day that is a Business Day. However, if the floating rate covered bond is a

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LIBOR covered bond or a EURIBOR covered bond and the next Business Day falls in the next calendar month, then the Interest Payment Date will be advanced to the next preceding day that is a Business Day. If the Final Maturity Date of a Floating Rate Covered Bond falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

Commercial Paper Rate Covered Bonds

A commercial paper rate covered bond will bear interest at an interest rate equal to the commercial paper rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable prospectus supplement.

The commercial paper rate will be the money market yield of the rate, for the relevant interest determination date, for commercial paper having the index maturity indicated in the applicable prospectus supplement, as published in H.15(519) under the heading “Commercial Paper—Nonfinancial.” If the commercial paper rate cannot be determined as described above, the following procedures will apply.

•	If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the commercial paper rate will be the rate, for the relevant interest determination date, for commercial paper having the index maturity specified in the applicable prospectus supplement, as published in H.15 daily update or any other recognized electronic source used for displaying that rate, under the heading “Commercial Paper—Nonfinancial.”
•	If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the commercial paper rate will be the money market yield of the arithmetic mean of the following offered rates for U.S. Dollar commercial paper that has the relevant index maturity and is placed for an industrial issuer whose bond rating is “Aa”, or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on the relevant interest determination date, by three leading U.S. Dollar commercial paper dealers in New York City selected by the Calculation Agent.
•	If fewer than three dealers selected by the Calculation Agent are quoting as described above, the commercial paper rate for the new interest period will be the commercial paper rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

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U.S. Prime Rate Covered Bonds

A U.S. prime rate covered bond will bear interest at an interest rate equal to the U.S. prime rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable prospectus supplement.

The U.S. prime rate will be the rate, for the relevant interest determination date, published in H.15(519) opposite the heading “Bank Prime Loan.” If the U.S. prime rate cannot be determined as described above, the following procedures will apply.

•	If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the U.S. prime rate will be the rate, for the relevant interest determination date, as published in H.15 daily update or another recognized electronic source used for the purpose of displaying that rate, under the heading “Bank Prime Loan.”
•	If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the U.S. prime rate will be the arithmetic mean of the following rates as they appear on the Reuters screen US PRIME 1 page: the rate of interest publicly announced by each bank appearing on that page as that bank’s prime rate or base lending rate, as of 11:00 A.M., New York City time, on the relevant interest determination date.
•	If fewer than four of these rates appear on the Reuters screen US PRIME 1 page, the U.S. prime rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on the relevant interest determination date, of three major banks in New York City selected by the Calculation Agent. For this purpose, the Calculation Agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.
•	If fewer than three banks selected by the Calculation Agent are quoting as described above, the U.S. prime rate for the new interest period will be the U.S. prime rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

LIBOR Covered Bonds

A LIBOR covered bond will bear interest at an interest rate equal to LIBOR, which will be the London interbank offered rate for deposits in U.S. Dollars or any other index currency, as specified in the applicable prospectus supplement. In addition, when LIBOR is the interest rate basis the applicable LIBOR rate will be adjusted by the spread or spread multiplier, if any, indicated in the applicable prospectus supplement. LIBOR will be determined in the following manner:

•	LIBOR will be the offered rate appearing on the Reuters Page LIBOR01 as of 11:00 A.M., London time, on the relevant LIBOR interest determination date, for deposits of the relevant index currency having the relevant index maturity beginning on the relevant interest reset date. The applicable prospectus
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supplement will indicate the index currency, the index maturity and the reference page that apply to the LIBOR covered bond. If no reference page is mentioned in the prospectus supplement, Reuters Page LIBOR01 will apply to the LIBOR covered bond.

•	If Reuters Page LIBOR01 applies and the rate described above does not appear on that page, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the relevant LIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: deposits of the index currency having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount. The Calculation Agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the quotations.
•	If fewer than two quotations are provided as described above, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., in the applicable principal financial center, on that LIBOR interest determination date, by three major banks in that financial center selected by the Calculation Agent: loans of the index currency having the relevant index maturity, beginning on the relevant interest reset date and in a representative amount.
•	If fewer than three banks selected by the Calculation Agent are quoting as described above, LIBOR for the new interest period will be LIBOR in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

EURIBOR Covered Bonds

A EURIBOR covered bond will bear interest at an interest rate equal to the interest rate for deposits in euro, designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI—the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. In addition, when EURIBOR is the interest rate basis the EURIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in the applicable prospectus supplement. EURIBOR will be determined in the following manner:

•	EURIBOR will be the offered rate for deposits in euros having the index maturity specified in the applicable prospectus supplement, beginning on the second Euro Business Day after the relevant EURIBOR interest determination date, as that rate appears on Reuters page EURIBOR01 as of 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date.
•	If the rate described above does not appear on Reuters page EURIBOR01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date, at
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which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the Calculation Agent: euro deposits having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount. The Calculation Agent will request the principal euro-zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the quotations.

•	If fewer than two quotations are provided as described above, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 A.M., Brussels time on that EURIBOR interest determination date, by three major banks in the euro-zone selected by the Calculation Agent: loans of euros having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.
•	If fewer than three banks selected by the Calculation Agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Treasury Rate Covered Bonds

A treasury rate covered bond will bear interest at an interest rate equal to the treasury rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable prospectus supplement.

The treasury rate will be the rate for the auction, on the relevant treasury interest determination date, of treasury bills having the index maturity specified in the applicable prospectus supplement, as that rate appears on Reuters page USAUCTION 10/11. If the treasury rate cannot be determined in this manner, the following procedures will apply.

•	If the rate described above does not appear on either page by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, the treasury rate will be the bond equivalent yield of the rate, for the relevant interest determination date, for the type of treasury bill described above, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “U.S. Government Securities/Treasury Bills/Auction High.”
•	If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the auction rate, for the relevant treasury interest determination date and for treasury bills of the kind described above, as announced by the U.S. Department of the Treasury.
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•	If the auction rate described in the prior paragraph is not so announced by 3:00 P.M., New York City time, on the relevant interest calculation date, or if no such auction is held for the relevant week, then the treasury rate will be the bond equivalent yield of the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15(519) under the heading “U.S. Government Securities/Treasury Bills/Secondary Market.”
•	If the rate described in the prior paragraph does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the treasury rate will be the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “U.S. Government Securities/Treasury Bills/Secondary Market.”
•	If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the arithmetic mean of the following secondary market bid rates for the issue of treasury bills with a remaining maturity closest to the specified index maturity: the rates bid as of approximately 3:30 P.M., New York City time, on the relevant treasury interest determination date, by three primary U.S. government securities dealers in New York City selected by the Calculation Agent.
•	If fewer than three dealers selected by the Calculation Agent are quoting as described in the prior paragraph, the treasury rate in effect for the new interest period will be the treasury rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CD Rate Covered Bonds

A CD rate covered bond will bear interest at an interest rate equal to the CD rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable prospectus supplement.

The CD rate will be the rate, on the relevant interest determination date, for negotiable U.S. Dollar certificates of deposit having the index maturity specified in the applicable prospectus supplement, as published in H.15(519) under the heading “CDs (Secondary Market).” If the CD rate cannot be determined in this manner, the following procedures will apply.

•	If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CD rate will be the rate, for the relevant interest determination date, described above as
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published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “CDs (Secondary Market).”

•	If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the CD rate will be the arithmetic mean of the following secondary market offered rates for negotiable U.S. Dollar certificates of deposit of major U.S. money market banks with a remaining maturity closest to the specified index maturity, and in a representative amount: the rates offered as of 10:00 A.M., New York City time, on the relevant interest determination date, by three leading non-bank dealers in negotiable U.S. Dollar certificates of deposit in New York City, as selected by the Calculation Agent.
•	If fewer than three dealers selected by the Calculation Agent are quoting as described above, the CD rate in effect for the new interest period will be the CD rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CMT Rate Covered Bonds

A CMT rate covered bond will bear interest at an interest rate equal to the CMT rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable prospectus supplement.

The CMT rate will be the following rate displayed on the designated CMT Reuters page under the heading “. . . Treasury Constant Maturities .. . . Federal Reserve Board Release H.15 Mondays Approximately 3:45 P.M.”, under the column for the designated CMT index maturity:

•	if the designated CMT Reuters page is Reuters page FRBCMT, the rate for the relevant interest determination date; or
•	if the designated CMT Reuters page is Reuters page FEDCMT, the weekly or monthly average, as specified in the applicable prospectus supplement, for the week that ends immediately before the week in which the relevant interest determination date falls, or for the month that ends immediately before the month in which the relevant interest determination date falls, as applicable.

If the CMT rate cannot be determined in this manner, the following procedures will apply.

•	If the applicable rate described above is not displayed on the relevant designated CMT Reuters page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CMT rate will be the applicable treasury constant maturity rate described above—i.e., for the designated CMT index maturity and for either the relevant interest determination date or the weekly or monthly average, as applicable—as published in H.15(519).
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•	If the applicable rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the treasury constant maturity rate, or other U.S. treasury rate, for the designated CMT index maturity and with reference to the relevant interest determination date, that:
•	is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury; or
•	as is otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT rate interest determination date falls; and
•	in either case, is determined by the Calculation Agent to be comparable to the applicable rate formerly displayed on the designated CMT Reuters page and published in H.15(519).
•	If the rate described in the prior paragraph does not appear by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market bid rates for the most recently issued treasury covered bonds having an original maturity equal to the designated CMT index maturity and a remaining term to maturity of not less than the designated CMT index maturity minus one year, and in a representative amount: the bid rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting these bid rates, the Calculation Agent will request quotations from five of these primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest. Treasury covered bonds are direct, non-callable, fixed rate obligations of the U.S. government.
•	If the Calculation Agent is unable to obtain three quotations of the kind described in the prior paragraph, the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market bid rates for treasury covered bonds with an original maturity longer than the designated CMT index maturity, with a remaining term to maturity closest to the designated CMT index maturity and in a representative amount: the bid rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting these bid rates, the Calculation Agent will request quotations from five of these primary dealers and will disregard the highest quotation (or, if there is equality, one of the highest) and the lowest quotation (or, if there is equality, one of the lowest). If two treasury covered bonds with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the
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Calculation Agent will obtain quotations for the treasury covered bond with the shorter remaining term to maturity.

•	If fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the bid rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded.
•	If two or fewer primary dealers selected by the Calculation Agent are quoting as described above, the CMT rate in effect for the new interest period will be the CMT rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CMS Rate Covered Bonds

A CMS rate covered bond will bear interest at an interest rate equal to the CMS rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable prospectus supplement.

The CMS rate will be the rate for U.S. Dollar swaps with a maturity for a specified number of years, expressed as a percentage in the applicable prospectus supplement, which appears on the Reuters page ISDAFIX1 as of 11:00 a.m., New York City time, on the interest rate determination date.

•	If the CMS rate cannot be determined as described above, the following procedures will be used:
•	If the applicable rate described above is not displayed on the relevant designated CMS Reuters page by 11:00 a.m., New York City time, on the interest rate determination date, then the CMS rate will be a percentage determined on the basis of the mid-market, semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market at approximately 11:00 a.m., New York City time, on the interest rate determination date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the maturity designated in the applicable prospectus supplement commencing on that interest rate determination date with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to “LIBOR Reuters” with a maturity of three months. The Calculation Agent will select the five swap dealers after consultation with us and will request the principal New York City office of each of those dealers to provide a quotation of its rate. If at least three quotations are provided, the CMS rate for that interest rate determination date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.
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•	If fewer than three leading swap dealers selected by the Calculation Agent are quoting as described above, the CMS rate will remain the CMS rate in effect on that interest rate determination date or, if that interest rate determination date is the first reference rate determination date, the initial interest rate.

Federal Funds Rate Covered Bonds

A federal funds rate covered bond will bear interest at an interest rate equal to the federal funds rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable prospectus supplement.

The federal funds rate will be the rate for U.S. Dollar federal funds as of the relevant interest determination date, as published in H.15(519) under the heading “Federal Funds (Effective)”, as that rate is displayed on Reuters page FEDFUNDS1. If the federal funds rate cannot be determined in this manner, the following procedures will apply.

•	If the rate described above is not displayed on Reuters page FEDFUNDS1 by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the federal funds rate, as of the relevant interest determination date, will be the rate described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “Federal Funds (Effective).”
•	If the rate described above is not displayed on Reuters page FEDFUNDS1 and does not appear in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the federal funds rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. Dollar federal funds arranged, before 9:00 A.M., New York City time, on the Business Day following the relevant interest determination date, by three leading brokers of U.S. Dollar federal funds transactions in New York City selected by the Calculation Agent.
•	If fewer than three brokers selected by the Calculation Agent are quoting as described above, the federal funds rate in effect for the new interest period will be the federal funds rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Special Rate Calculation Terms

For the purposes of this Condition 4.7:

The term “bond equivalent yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

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where,

“D” means the annual rate for treasury bills quoted on a bank discount basis and expressed as a decimal;

“N” means 365 or 366, as the case may be; and

“M” means the actual number of days in the applicable interest reset period.

The term “Business Day” means, for any covered bond, a day that meets all the following applicable requirements:

(a)	for all covered bonds, is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City or Toronto, and, in the case of a Floating Rate covered bond, London;
(b)	if the covered bond has a specified currency other than U.S. Dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the applicable principal financial center; and
(c)	if the covered bond is a EURIBOR covered bond or has a specified currency of euros, or is a LIBOR covered bond for which the index currency is euros, is also a Euro Business Day.

The term “designated CMT index maturity” means the index maturity for a CMT rate covered bond and will be the original period to maturity of a U.S. treasury security—either 1, 2, 3, 5, 7, 10, 20 or 30 years—specified in the applicable prospectus supplement.

The term “designated CMT Reuters page” means the Reuters page that displays treasury constant maturities as reported in H.15(519). If no Reuters page is so specified, then the applicable page will be Reuters page FEDCMT. If Reuters page FEDCMT applies but the applicable prospectus supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

The term “Euro Business Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

The term “euro-zone” means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.

“H.15(519)” means the weekly statistical release entitled “Statistical Release H.15(519)”, or any successor publication, published by the Board of Governors of the Federal Reserve System.

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“H.15 daily update” means the daily update of H.15(519) available through the worldwide website of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

The term “index currency” means, with respect to a LIBOR covered bond, the currency specified as such in the applicable prospectus supplement. The index currency may be U.S. Dollars or any other currency, and will be U.S. Dollars unless another currency is specified in the prospectus supplement.

The term “index maturity” means, with respect to a floating rate covered bond, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable prospectus supplement.

“Interest Period” has the meaning given to such term in Condition 4.6 (Interest on U.S. Registered Covered Bonds).

“London business day” means any day on which dealings in the relevant index currency are transacted in the London interbank market.

The term “money market yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

where,

“D” means the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

“M” means the actual number of days in the relevant interest reset period.

The term “principal financial center” means the capital city of the country to which an index currency relates (or the capital city of the country issuing the specified currency, as applicable), except that with respect to U.S. Dollars, Australian dollars, Canadian Dollars, South African rands and Swiss francs, the “principal financial center” means The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively, and with respect to euros the principal financial center means London.

The term “representative amount” means an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

“Reuters Page LIBOR01” means the display designated as “LIBOR01” on Reuters 3000 Xtra (or any successor service) (or such other page as may replace Page LIBOR01 on Reuters 3000 Xtra or any successor service).

“Reuters screen US PRIME 1 page” means the display on the “US PRIME 1” page on the Reuters Monitor Money Rates Service, or any successor service, or any replacement page or pages on that service, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

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“Reuters page” means the display on Reuters 3000 Xtra, or any successor service or any replacement page or pages on that service.

If, when using the terms designated CMT Reuters page, H.15(519), H.15 daily update, Reuters screen US PRIME 1 page, Reuters Page LIBOR01 or Reuters page, a particular heading or headings is referenced on any of those pages, those references include any successor or replacement heading or headings as determined by the Calculation Agent.

5.	Payments
5.1.	Method of payment

Payments will be subject in all cases to (i) any fiscal or other laws and regulations applicable thereto in the place of payment but without prejudice to the provisions of Condition 7 (Taxation) and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, or (without prejudice to the provisions of Condition 7) law implementing an intergovernmental approach thereto.

5.4 Payments in respect of Registered Covered Bonds

Payments of principal in respect of each Registered Covered Bond (whether or not in global form) will be made against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the Registered Covered Bond at the specified office of the Registrar or any of the Paying Agents. Such payments will be made in accordance with Condition 5.1 (Method of Payment) by transfer to the Designated Account (as defined below) of the holder (or the first named of joint holders) of the Registered Covered Bond appearing in the register of holders of the Registered Covered Bonds maintained by the Registrar (the “Register”) at the close of business on the tenth business day (“business day” being for the purposes of this Condition 5.4 a day on which banks are open for business in the city where the specified office of the Registrar is located) before the relevant due date (the “Record Date”). Notwithstanding the previous sentence, if (i) a holder does not have a Designated Account, or (ii) the principal amount of the covered bonds held by a holder is less than U.S.$250,000 (or its approximate equivalent in any other specified currency), payment will instead be made by a check drawn on a Designated Bank (as defined below). For these purposes, “Designated Account” means the account (which, in the case of a payment in Yen to a non resident of Japan, will be a non resident account) maintained by a holder with a Designated Bank and identified as such in the Register and “Designated Bank” means a bank in the City of New York.

Payments of interest in respect of each Registered Covered Bond (whether or not in global form) will be made by a check in the specified currency drawn on a Designated Bank and mailed by uninsured mail on the business day immediately preceding the relevant due date to the holder (or the first named of joint holders) of the Registered Covered Bond appearing in the Register at the close of business on the Record Date at the holder’s address shown in the Register on the Record Date and at the holder’s risk. Upon application of the holder to the specified office of the Registrar not less than three business days before the due date for any payment of interest in respect of a Registered Covered Bond, the payment may be made by transfer on the due date in the manner provided in the preceding paragraph. Any such application for transfer will be deemed to relate to all future payments of interest (other than interest due on redemption) in respect of the Registered Covered Bonds which become payable to the holder who has made the initial application until such time as the Registrar is notified in writing to the contrary by such holder. Payment of the interest due in respect of each Registered Covered Bond on redemption will be made in the same manner as payment of the principal in respect of such Registered Covered Bond.

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Holders of Registered Covered Bonds will not be entitled to any interest or other payment for any delay in receiving any amount due in respect of any Registered Covered Bond as a result of a check posted in accordance with this Condition arriving after the due date for payment or being lost in the post. No commissions or expenses will be charged to such holders by the Registrar or any of the Paying Agents in respect of any payments of principal or interest in respect of the Registered Covered Bonds.

None of the Bank, the Guarantor, the Bond Trustee or the Agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Registered Covered Bonds or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

5.5. General provisions applicable to payments

The holder of a Global Covered Bond (or, as provided in the Trust Deed, the Bond Trustee) will be the only person entitled to receive payments in respect of covered bonds represented by such Global Covered Bond and the obligations of the Bank or, as the case may be, the Guarantor under the Covered Bond Guarantee will be discharged by payment to, or to the order of, the holder of such Global Covered Bond (or the Bond Trustee, as the case may be) in respect of each amount so paid. Each of the persons shown in the records of DTC as the beneficial holder of a particular nominal amount of covered bonds represented by such Global Covered Bond must look solely to DTC for his share of each payment so made by the Bank or the Guarantor under the Covered Bond Guarantee to, or to the order of, the holder of such Global Covered Bond (or the Bond Trustee, as the case may be). No person other than the holder of the relevant Global Covered Bond (or, as provided in the Trust Deed, the Bond Trustee) will have any claim against the Bank or the Guarantor under the Covered Bond Guarantee in respect of any payments due on that Global Covered Bond.

5.6. Payment Day

If the date for payment of any amount in respect of any covered bond is not a Payment Day (as defined below), the holder thereof will not be entitled to payment of the relevant amount due until the next following Payment Day and will not be entitled to any interest or other sum in respect of any such delay. In this Condition (unless otherwise specified in the applicable prospectus supplement), “Payment Day” means any day which (subject to Condition 8 (Prescription)) is a day on which commercial banks and foreign exchange markets in the City of New York settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits).

5.7. Interpretation of principal and interest

Any reference in these Terms and Conditions to principal in respect of the covered bonds will be deemed to include, as applicable:

(a)	any additional amounts which may be payable with respect to principal under Condition 7 (Taxation) or under any undertakings or covenants given in addition thereto, or in substitution therefor, pursuant to the Trust Deed;
(b)	the Final Redemption Amount of the covered bonds;
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(c)	the Early Redemption Amount of the covered bonds, but excluding any amount of interest referred to therein;
(d)	the Optional Redemption Amount(s) (if any) of the covered bonds;
(e)	any premium and any other amounts (other than interest) which may be payable under or in respect of the covered bonds; and
(f)	any Excess Proceeds attributable to principal which may be deposited by the Bond Trustee into the GDA Account in respect of the covered bonds, and following a Guarantor Event of Default and service of a Guarantor Acceleration Notice deposited or paid in such other manner as the Bond Trustee may direct.

Any reference in these Terms and Conditions to interest in respect of the covered bonds will be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 7 (Taxation) or under any undertakings given in addition thereto, or in substitution therefor, pursuant to the Trust Deed.

6.	Redemption and Purchase
6.1.	Final redemption

Unless previously redeemed or purchased and cancelled as specified below, each covered bond will be redeemed by the Bank at its Final Redemption Amount specified in, or determined in the manner specified in, the applicable prospectus supplement in the relevant specified currency on the Final Maturity Date.

Without prejudice to Condition 9 (Events of Default, Acceleration and Enforcement), if an Extended Due for Payment Date is specified in the applicable prospectus supplement for a Series of covered bonds and the Bank has failed to pay the Final Redemption Amount on the Final Maturity Date specified in the prospectus supplement (in each case after the expiry of the grace period set out in Condition 9.1(a) (Issuer Events of Default)) and following service of a Notice to Pay on the Guarantor by no later than the date falling one Business Day prior to the Extension Determination Date, the Guarantor has insufficient funds available under the Guarantee Priority of Payments to pay the Guaranteed Amounts corresponding to the Final Redemption Amount in full in respect of the relevant Series of covered bonds on the date falling on the earlier of (a) the date which falls two Business Days after service of a Notice to Pay on the Guarantor or, if later, the Final Maturity Date (in each case after the expiry of the grace period set out in Condition 9.2(a) (Guarantor Events of Default)), and (b) the Extension Determination Date, under the Covered Bond Guarantee, then (subject as provided below) payment of the unpaid portion of the Final Redemption Amount by the Guarantor under the Covered Bond Guarantee will be deferred until the Extended Due for Payment Date, provided that any amount representing the Final Redemption Amount due and remaining unpaid on the earlier of (a) and (b) above will be paid by the Guarantor to the extent it has sufficient funds available under the Guarantee Priority of Payments on any Interest Payment Date thereafter up to (and including) the relevant Extended Due for Payment Date.

The Bank will confirm to the Principal Paying Agent as soon as reasonably practicable and in any event at least four Business Days prior to the Final Maturity Date of a Series of covered bonds whether (a) payment will be made in full of the Final Redemption Amount in

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respect of a Series of covered bonds on that Final Maturity Date or (b) payment will not be made in full of the Final Redemption Amount in respect of a Series of covered bonds on that Final Maturity Date. Any failure by the Bank to notify the Principal Paying Agent will not affect the validity or effectiveness of the extension.

The Guarantor will notify the relevant covered bondholders (in accordance with Condition 13 (Notices)), the Rating Agencies, the Bond Trustee, the Principal Paying Agent and (in the case of Registered Covered Bonds) the Registrar as soon as reasonably practicable and in any event at least one Business Day prior to the date specified in (a) or (b) of the second preceding paragraph (as appropriate) of any inability of the Guarantor to pay in full the Guaranteed Amounts corresponding to the Final Redemption Amount in respect of a Series of covered bonds pursuant to the Covered Bond Guarantee. Any failure by the Guarantor to notify such parties will not affect the validity or effectiveness of the extension nor will any rights accrue to any of them by virtue thereof.

In the circumstances outlined above, the Guarantor will on the earlier of (a) the date falling two Business Days after service of a Notice to Pay or, if later, the Final Maturity Date (in each case after the expiry of the grace period set out in Condition 9.2(a)) (Guarantor Events of Default), and (b) the Extension Determination Date, under the Covered Bond Guarantee, apply the funds (if any) available (after paying or providing for payment of higher ranking or pari passu amounts in accordance with the Guarantee Priority of Payments) pro rata in part payment of an amount equal to the Final Redemption Amount of each covered bond of the relevant Series of covered bonds and will pay Guaranteed Amounts constituting the corresponding part of Scheduled Interest in respect of each such covered bond on such date. The obligation of the Guarantor under the Covered Bond Guarantee to pay any amounts in respect of the balance of the Final Redemption Amount not so paid will be deferred as described above. Such failure to pay by the Guarantor will not constitute a Guarantor Event of Default.

Any discharge of the obligations of the Bank as a result of the payment of Excess Proceeds to the Bond Trustee will be disregarded for the purposes of determining the liabilities of the Guarantor under the Covered Bond Guarantee in connection with this Condition 6.1 (Final redemption).

6.2.	Redemption for taxation reasons

The covered bonds may be redeemed at the option of the Bank in whole, but not in part, at any time (if the relevant covered bond is not a Floating Rate Covered Bond) or on any Interest Payment Date (if the relevant covered bond is a Floating Rate Covered Bond), on giving not less than 30 nor more than 60 days’ notice to the Bond Trustee and, in accordance with Condition 13 (Notices), the covered bondholders (which notice will be irrevocable), if the Bank satisfies the Bond Trustee immediately before the giving of such notice that on the occasion of the next date for payment of interest on the relevant covered bonds, that the Bank is or would be required to pay additional amounts as provided or referred to in Condition 7 (Taxation). Covered bonds redeemed pursuant to this Condition 6.2 will be redeemed at their Early Redemption Amount referred to in Condition 6.7 (Early Redemption Amounts) together (if appropriate) with interest accrued to (but excluding) the date of redemption.

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6.3.	Redemption at the option of the Bank (“Issuer Call”)

If an Issuer Call is specified in the applicable prospectus supplement, the Bank may, having given not less than 15 nor more than 30 days’ notice or such other period of notice as may be specified in the applicable prospectus supplement to the Bond Trustee, the Principal Paying Agent, the Registrar (in the case of the redemption of Registered Covered Bonds) and, in accordance with Condition 13 (Notices), the covered bondholders (which notice will be irrevocable) redeem all or only some of the covered bonds then outstanding on any Optional Redemption Date(s) and at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the applicable prospectus supplement together, if applicable, with interest accrued to (but excluding) the relevant Optional Redemption Date(s). The Bank will be bound to redeem the covered bonds on the date specified in such notice. In the event of a redemption of only some of the covered bonds, such redemption must be of a nominal amount not less than the Minimum Redemption Amount and not more than the Maximum Redemption Amount (if any) as specified in the applicable prospectus supplement. In the case of a partial redemption of covered bonds, the covered bonds to be redeemed (the “Redeemed Covered Bonds”) will be selected individually by lot, in the case of Redeemed Covered Bonds represented by Definitive Covered Bonds, and in accordance with the rules of DTC, in the case of Redeemed Covered Bonds represented by a Global Covered Bond, in each case, not more than 30 days prior to the date fixed for redemption (such date of selection being hereinafter called the “Selection Date”). In the case of Redeemed Covered Bonds represented by Definitive Covered Bonds, a list of the serial numbers of such Redeemed Covered Bonds will be published in accordance with Condition 13 (Notices) not less than 15 days (or such shorter period as may be specified in the applicable prospectus supplement) prior to the date fixed for redemption. The aggregate nominal amount of Redeemed Covered Bonds represented by Definitive Covered Bonds or represented by Global Covered Bonds will, in each case, bear the same proportion to the aggregate nominal amount of all Redeemed Covered Bonds as the aggregate nominal amount of Definitive Covered Bonds or Global Covered Bonds outstanding bears, in each case, to the aggregate nominal amount of the covered bonds outstanding on the Selection Date, provided that such nominal amounts will, if necessary, be rounded downwards to the nearest integral multiple of the Specified Denomination. No exchange of the relevant Global Covered Bond will be permitted during the period from (and including) the Selection Date to (and including) the date fixed for redemption pursuant to this Condition 6.3 and notice to that effect will be given by the Bank to the covered bondholders in accordance with Condition 13 (Notices) at least five days (or such shorter period as is specified in the applicable prospectus supplement) prior to the Selection Date.

6.4.	Redemption at the option of the covered bondholders (“Investor Put”)

If an Investor Put is specified in the prospectus supplement for a covered bond, then if and to the extent specified in the applicable prospectus supplement and provided that an Issuer Event of Default has not occurred and is continuing, upon the covered bondholder giving to the Bank, in accordance with Condition 13 (Notices), not less than 30 nor more than 60 days’ notice (which notice will be irrevocable), the Bank will, upon the expiry of such notice provided that the Cash Manager has notified the Bond Trustee in writing that there will be sufficient funds available to pay any termination payment due to the Covered Bond Swap Provider, redeem subject to, and in accordance with, the terms specified in the applicable prospectus supplement in whole (but not in part) such covered bond on the Optional Redemption Date and at the relevant Optional Redemption Amount as specified in, or determined in the manner specified in, the applicable prospectus supplement, together, if applicable, with interest accrued to (but excluding) the relevant Optional Redemption Date.

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If the covered bond is in definitive form, to exercise the right to require redemption of such covered bond, the covered bondholder must deliver such covered bond, on any Business Day falling within the above mentioned notice period at the specified office of any Paying Agent, accompanied by a duly signed and completed notice of exercise of the Investor Put in the form (for the time being currently) obtainable from any specified office of any Paying Agent and in which the holder must specify a bank account (or, if payment is by check, an address) to which payment is to be made under this Condition 6.4.

It may be that before an Investor Put can be exercised, certain conditions and/or circumstances will need to be satisfied. Where relevant, the provisions will be set out in the applicable prospectus supplement.

6.5.	Redemption due to illegality or invalidity
(a)	The covered bonds of all Series may be redeemed at the option of the Bank in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ notice to the Bond Trustee, the Principal Paying Agent, the Registrar and, in accordance with Condition 13 (Notices), all covered bondholders (which notice will be irrevocable), if the Bank satisfies the Bond Trustee immediately before the giving of such notice that it has, or will, before the next Interest Payment Date of any covered bond of any Series, become unlawful for the Bank to make, fund or allow to remain outstanding any Guarantee Loan made by it to the Guarantor under the Intercompany Loan Agreement, as a result of any change in, or amendment to, the applicable laws or regulations or any change in the application or official interpretation of such laws or regulations, which change or amendment has become or will become effective before the next such Interest Payment Date.
(b)	Covered bonds redeemed pursuant to Condition 6.5(a) will be redeemed at their Early Redemption Amount referred to in Condition 6.7 (Early Redemption Amounts) together (if appropriate) with interest accrued to (but excluding) the date of redemption.
6.6.	General

Prior to the publication of any notice of redemption pursuant to Conditions 6.2 (Redemption for taxation reasons) or 6.5(a) (Redemption due to illegality or invalidity), the Bank will deliver to the Bond Trustee a certificate signed by two authorized signatories stating that the Bank is entitled or required to effect such redemption and setting forth a statement of facts showing that the conditions set out in Conditions 6.2 (Redemption for taxation reasons) or, as the case may be, 6.5(a) (Redemption due to illegality or invalidity) for such right or obligation (as applicable) of the Bank to arise have been satisfied and the Bond Trustee will be entitled to accept the certificate as sufficient evidence of the satisfaction of the conditions set out above, in which event it will be conclusive and binding on all covered bondholders.

6.7.	Early Redemption Amounts

For the purpose of Conditions 6.2 (Redemption for taxation reasons), 6.5(a) (Redemption due to illegality or invalidity) and 9 (Events of Default, Acceleration and Enforcement), each covered bond will be redeemed (unless otherwise stated in the applicable prospectus supplement)

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at its Early Redemption Amount calculated at the amount specified in, or determined in the manner specified in, the applicable prospectus supplement or, if no such amount or manner is so specified in the applicable prospectus supplement, at its Principal Amount Outstanding, together with interest accrued to (but excluding) the date fixed for redemption (the “Early Redemption Amount”).

6.8.	Purchases

The Bank or any of its subsidiaries, or the Guarantor, may at any time purchase or otherwise acquire covered bonds at any price in the open market either by tender or private agreement or otherwise. If purchases are made by tender, tenders must be available to all covered bondholders alike. Such covered bonds may be held, reissued, resold or, at the option of the Bank or the relevant subsidiary, surrendered to any Paying Agent and/or the Registrar for cancellation (except that any covered bonds purchased or otherwise acquired by the Guarantor must immediately be surrendered to any Paying Agent and/or the Registrar for cancellation).

6.9.	Cancellation

All covered bonds which are redeemed will forthwith be cancelled. All covered bonds so cancelled and any covered bonds purchased and surrendered for cancellation pursuant to Condition 6.8 (Purchases) and cancelled will be forwarded to the Principal Paying Agent and cannot be reissued or resold.

6.10.	Late Payment

If any amount payable in respect of any covered bond is improperly withheld or refused upon its becoming due and payable or is paid after its due date, the amount due and payable in respect of such covered bond (the “Late Payment”) will itself accrue interest (both before and after any judgment or other order of a court of competent jurisdiction) from (and including) the date on which such payment was improperly withheld or refused or, as the case may be, became due, to (but excluding) the Late Payment Date at the rate determined in accordance with Condition 4.1 (Interest on Fixed Rate Covered Bonds) and on the basis of the day count basis specified in the applicable prospectus supplement or, if none is specified, on a 30/360 basis.

For the purpose of this Condition 6.10, the “Late Payment Date” will mean the earlier of:

(i)	the date which the Bond Trustee determines to be the date on which, upon further presentation of the relevant covered bond, payment of the full amount (including interest as aforesaid) in the relevant currency in respect of such covered bond is to be made; and
(ii)	the seventh day after notice is given to the relevant covered bondholder (whether individually or in accordance with Condition 13 (Notices)) that the full amount (including interest as aforesaid) in the relevant currency in respect of such covered bond is available for payment, provided that in the case of both (i) and (ii), upon further presentation thereof being duly made, such payment is made.

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7.	Taxation

All payments of principal and interest (if any) in respect of the covered bond by or on behalf of the Bank or the Guarantor under the Covered Bond Guarantee, as the case may be, will be made without withholding or deduction for, or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature unless such withholding or deduction of such taxes, duties, assessments or governmental charges is required by law or regulation or administrative practice of any jurisdiction.

In the event that any payments made by the Bank are or become subject to a withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of (i) the Government of Canada or any province, territory or political division thereof or any authority or agency therein or thereof having power to tax, or (ii) in the case of covered bonds issued by a branch of the Bank located outside of Canada, the country in which such branch is located or any political subdivision thereof or any authority or agency therein or thereof having power to tax, in respect of any payment of principal and interest on the covered bonds, the Bank will pay such additional amounts as will be necessary in order that the net amounts received by the covered bondholders after such withholding or deduction will equal the respective amounts of principal and interest, if any, which would otherwise have been receivable in respect of the covered bonds, as the case may be, in the absence of such withholding or deduction; except that no such additional amounts will be payable with respect to any covered bond presented for payment:

(a)	to, or to a third party on behalf of, a covered bondholder who is liable to such taxes, duties, assessments or government charges in respect of such covered bond by reason of such covered bondholder having some connection with Canada or the jurisdiction imposing such tax otherwise than the mere holding of such covered bond;
(b)	presented for payment more than 30 days after the Relevant Date except to the extent that the holder thereof would have been entitled to such additional amount on presenting the same for payment on or before such thirtieth day;
(c)	where such withholding or deduction is imposed on a payment and is required to be made pursuant to European Council Directive 2003/48/EC or any other law implementing or complying with, or introduced in order to conform to, such Directive;
(d)	presented for payment by or on behalf of a covered bondholder who would have been able to avoid such withholding or deduction by presenting the relevant covered bond to another Paying Agent in a Member State;
(e)	to, or to a third party on behalf of, a covered bondholder in respect of whom such tax, duty, assessment or governmental charge is required to be withheld or deducted by reason of such covered bondholder or other person entitled to payments on the covered bond being a person not dealing at arm’s length (within the meaning of the ITA) with the Bank; or
(f)	to, or to a third party on behalf of, a covered bondholder who is liable for such taxes, duties, assessments or other charges by reason of such covered
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bondholder’s failure to comply with any certification, identification, documentation or other reporting requirement concerning the nationality, residence, identity or connection with Canada of such covered bondholder, if (i) compliance is required by law as a precondition to, exemption from, or reduction in the rate of, the tax, assessment or other charge and (ii) the Bank has given such covered bondholder or, if such covered bondholder is not the beneficial owner of the covered bond in question, the beneficial owner of such covered bond at least 30 days’ notice that such covered bondholder or beneficial owner will be required to provide such certification, identification, documentation or other requirement.

As used herein, the “Relevant Date” means the date on which payment in respect of the covered bond first becomes due and payable but, if the full amount of the funds payable on such date has not been received by the Principal Paying Agent or the Bond Trustee on or prior to such date, the Relevant Date will be the date on which such funds will have been so received and notice to that effect has been given to covered bondholders in accordance with Condition 13 (Notices).

If any payments made by the Guarantor under the Covered Bond Guarantee are or become subject to any withholding or deduction on account of any taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Canada or any political subdivision thereof or by any authority therein or thereof having power to tax or, in the case of covered bonds issued by a branch of the Bank located outside of Canada, the country in which such branch is located or any political subdivision thereof or any authority or agency therein or thereof having power to tax, the Guarantor will not be obliged to pay any additional amount as a consequence.

8.	Prescription

The covered bonds will become void unless presented for payment within 10 years (in the case of principal) and five years (in the case of interest) in each case from the Relevant Date (as defined in Condition 7 (Taxation)) therefor, subject in each case to the provisions of Condition 5 (Payments).

The Bank will be discharged from its obligation to pay principal on a Registered Covered Bond to the extent that the relevant Registered Covered Bond certificate has not been surrendered to the Registrar by, or a check which has been duly dispatched in the specified currency remains uncashed at, the end of the period of 10 years from the Relevant Date for such payment.

The Bank will be discharged from its obligation to pay interest on a Registered Covered Bond to the extent that a check which has been duly dispatched in the specified currency remains uncashed at the end of the period of five years from the Relevant Date in respect of such payment.

9.	Events of Default, Acceleration and Enforcement
9.1.	Issuer Events of Default

The Bond Trustee at its discretion may, and if so requested in writing by the holders of at least 25 percent of the aggregate Principal Amount Outstanding of the covered bonds (which for

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this purpose or the purpose of any Extraordinary Resolution referred to in this Condition 9.1 means the covered bonds of a Series together with the covered bonds of any other Series constituted by the Trust Deed) then outstanding as if they were a single Series (with the nominal amount of covered bonds not denominated in Canadian Dollars converted into Canadian Dollars at the relevant exchange rate specified in the applicable Covered Bond Swap Agreement) or if so directed by an Extraordinary Resolution of all the covered bondholders will (subject in each case to being indemnified and/or secured to its satisfaction), give notice (an “Issuer Acceleration Notice”) in writing to the Bank that as against the Bank (but not, for the avoidance of doubt, against the Guarantor under the Covered Bond Guarantee) each covered bond of each Series is, and each such covered bond will thereupon immediately become, due and repayable at its Early Redemption Amount together with (to the extent not included in the Early Redemption Amount) accrued interest as provided in the Trust Deed if any of the following events (each, an “Issuer Event of Default”) will occur and be continuing:

(a)	if default is made by the Bank for a period of 10 Toronto Business Days or more in the payment of any principal or 30 days or more in the payment of any interest due in respect of the covered bonds or any of them; or
(b)	if the Bank fails to perform or observe any of its other obligations not otherwise specified in subparagraph (a) above or subparagraph (f) below under the covered bonds of any Series or the Trust Deed or any other Transaction Documents to which the Bank is a party (other than any dealership agreement, subscription agreement or underwriting agreement), but excluding any obligation of the Bank to comply with the Asset Coverage Test or any Loan Representations and Warranties given by the Bank thereunder or pursuant thereto, and (except where the Bond Trustee considers such failure to be incapable of remedy when no such continuation or notice as is hereinafter referred to will be required) such failure continues for the period of 30 days (or such longer period as the Bond Trustee may permit) after written notice thereof has been given by the Bond Trustee to the Bank requiring the same to be remedied; or
(c)	if an Insolvency Event has occurred with respect to the Bank; or
(d)	if an Asset Coverage Test Breach Notice has been served and not revoked (in accordance with the terms of the Transaction Documents) on or before the immediately succeeding Calculation Date following service of such Asset Coverage Test Breach Notice; or
(e)	if the Pre-Maturity Test in respect of any Series of Hard Bullet Covered Bonds is breached and the Guarantor has not taken the necessary actions to cure the breach before the earlier to occur of: (i) 10 Toronto Business Days from the date that the Seller is notified of the breach of the Pre-Maturity Test and (ii) the Final Maturity Date of that Series of Hard Bullet Covered Bonds; or
(f)	if a Ratings Trigger prescribed by the Terms and Conditions or the Transaction Documents (and not otherwise specifically provided for in this Condition 9.1) is breached and the prescribed remedial action is not taken within the specified time period, unless, in respect of any Ratings Trigger other than the Account Bank Threshold Ratings, the Standby Account Bank Required Ratings, the Servicer Deposit Threshold Ratings or the Cash Management Deposit Ratings, such
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breach occurs at a time that the Guarantor is Independently Controlled and Governed,

provided that the condition, event or act described in subparagraphs (b) to (e) above will only constitute an Issuer Event of Default if the Bond Trustee has certified in writing to the Bank and the Guarantor that such condition, event or act is, in its opinion, materially prejudicial to the interests of the covered bondholders of any Series.

Upon the covered bonds becoming immediately due and payable against the Bank pursuant to this Condition 9.1, the Bond Trustee will forthwith serve on the Guarantor a notice to pay (the “Notice to Pay”) pursuant to the Covered Bond Guarantee. If a Notice to Pay has been served, the Guarantor will be required to make payments of Guaranteed Amounts when the same will become Due for Payment in accordance with the terms of the Covered Bond Guarantee and the Trust Deed.

Following the occurrence of an Issuer Event of Default and service of an Issuer Acceleration Notice, the Bond Trustee may or will take such proceedings against the Bank in accordance with the first paragraph of Condition 9.3 (Enforcement).

The Trust Deed provides that all funds received by the Bond Trustee from the Bank or any liquidator or person with similar powers appointed in relation to the Bank following the occurrence of an Issuer Event of Default and service of an Issuer Acceleration Notice (the “Excess Proceeds”), will be deposited by the Bond Trustee on behalf of the covered bondholders, as soon as practicable, into the GDA Account, and following a Guarantor Event of Default and service of a Guarantor Acceleration Notice, deposited or paid in such other manner as the Bond Trustee may direct, and in either case, will be distributed in accordance with the applicable Priorities of Payments. The Excess Proceeds will thereafter form part of the Portfolio and, if deposited into the GDA Account, will be used by the Guarantor in the same manner as all other funds from time to time standing to the credit of the GDA Account and distributed in accordance with the applicable Priorities of Payments.

By subscribing for or purchasing covered bonds, each covered bondholder will be deemed to have irrevocably directed the Bond Trustee to deposit the Excess Proceeds into the GDA Account in the manner described above, or following a Guarantor Event of Default and service of a Guarantor Acceleration Notice, deposit or pay the Excess Proceeds in such other manner as the Bond Trustee may direct, provided that in each case, distributions thereof will be made in accordance with the applicable Priorities of Payments.

Upon deposit of any Excess Proceeds into the GDA Account, the Guarantor will be deemed to have assumed all of the obligations of the Bank (other than the obligation to make any payments in respect of additional amounts which may become payable by the Bank pursuant to Condition 7 (Taxation)), and be solely liable as principal obligor, and not as a guarantor, in respect of the obligation to pay to the covered bondholders interest and principal in respect of covered bonds to which the Excess Proceeds relate (to the extent distributable to covered bondholders under the applicable Priorities of Payments), and the covered bondholders will have no rights against the Bank with respect to payment of such Excess Proceeds.

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9.2.	Guarantor Events of Default

The Bond Trustee at its discretion may, and if so requested in writing by the holders of at least 25 percent of the aggregate Principal Amount Outstanding of the covered bonds (which for this purpose and the purpose of any Extraordinary Resolution referred to in this Condition 9.2 means the covered bonds of a Series together with the covered bonds of any other Series constituted by the Trust Deed) then outstanding as if they were a single Series (with the nominal amount of covered bonds not denominated in Canadian Dollars converted into Canadian Dollars at the relevant exchange rate specified in the applicable Covered Bond Swap Agreement) or if so directed by an Extraordinary Resolution of all the covered bondholders will (subject in each case to being indemnified and/or secured to its satisfaction), give a Guarantor Acceleration Notice in writing to the Bank and the Guarantor, that (i) each covered bond of each Series is, and each covered bond of each Series will as against the Bank (if not already due and repayable against the Bank following service of an Issuer Acceleration Notice), thereupon immediately become, due and repayable at its Early Redemption Amount together with (to the extent not already included in the Early Redemption Amount) accrued interest, and (ii) all amounts payable by the Guarantor under the Covered Bond Guarantee will thereupon immediately become due and payable at the Guaranteed Amount corresponding to the Early Redemption Amount for each covered bond of each Series together with (to the extent not already included in the Early Redemption Amount) accrued interest, in each case as provided in the Trust Deed and thereafter the Security will become enforceable if any of the following events (each, a “Guarantor Event of Default”) will occur and be continuing:

(a)	if default is made by the Guarantor for a period of seven days or more in the payment of any Guaranteed Amounts which are Due for Payment on the relevant Guaranteed Amounts Due Date in respect of the covered bonds of any Series except in the case of the payments of a Guaranteed Amount which is Due for Payment under Condition 6.1 (Final redemption) when the Guarantor will be required to make payments of Guaranteed Amounts which are Due for Payment on the dates specified therein; or
(b)	if default is made by the Guarantor in the performance or observance of any obligation, condition or provision binding on it (other than any obligation for the payment of Guaranteed Amounts in respect of the covered bonds of any Series or as specified in subparagraph (f) below) under the Trust Deed, the Security Agreement or any other Transaction Document to which the Guarantor is a party (other than the obligation of the Guarantor to (i) repay the Demand Loan within 60 days of demand therefor or an obligation to do so pursuant to the terms of the Intercompany Loan Agreement, and (ii) to make a payment under a Swap Agreement if it has insufficient funds therefor), and (except where such default is or the effects of such default are, in the opinion of the Bond Trustee, not capable of remedy when no such continuation and notice as is hereinafter mentioned will be required), such default continues for 30 days (or such longer period as the Bond Trustee may permit) after written notice thereof has been given by the Bond Trustee to the Guarantor requiring the same to be remedied; or
(c)	if an Insolvency Event has occurred with respect to the Guarantor; or
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(d)	if there is a failure to satisfy the Amortization Test (as set out in the Guarantor Agreement) on any Calculation Date following an Issuer Event of Default that is continuing, or
(e)	if the Covered Bond Guarantee is not, or is claimed by the Guarantor not to be, in full force and effect; or
(f)	if a Ratings Trigger prescribed by the Terms and Conditions or the Transaction Documents (and not otherwise specifically provided for in this Condition 9.2) is breached and the prescribed remedial action is not taken within the specified time period, unless, in respect of any Ratings Trigger other than the Account Bank Threshold Ratings, the Standby Account Bank Required Ratings, the Servicer Deposit Threshold Ratings or the Cash Management Deposit Ratings, such breach occurs at a time that the Guarantor is Independently Controlled and Governed, provided that the condition, event or act described in subparagraphs (b) to (e) above will only constitute a Guarantor Event of Default if the Bond Trustee has certified in writing to the Bank and the Guarantor that such condition, event or act is, in its opinion, materially prejudicial to the interests of the covered bondholders of any Series.

Following the occurrence of a Guarantor Event of Default and service of a Guarantor Acceleration Notice on the Guarantor, the Bond Trustee may or will take such proceedings or steps in accordance with the first and third paragraphs, respectively, of Condition 9.3 (Enforcement).

Upon service of a Guarantor Acceleration Notice, the covered bondholders will have a claim against the Guarantor, under the Covered Bond Guarantee, for an amount equal to the Early Redemption Amount in respect of each covered bond together with (to the extent not included in the Early Redemption Amount) accrued but unpaid interest and any other amount due under such covered bonds (other than additional amounts payable under Condition 7 (Taxation)) as provided in the Trust Deed.

9.3.	Enforcement

The Bond Trustee may at any time, at its discretion and without further notice, take such proceedings against the Bank or the Guarantor, as the case may be, and/or any other person as it may think fit to enforce the provisions of the Trust Deed, the covered bonds or any other Transaction Document, but it will not be bound to take any such enforcement proceedings in relation to the Trust Deed, the covered bonds or any other Transaction Document unless (i) it has been so directed by an Extraordinary Resolution of all the covered bondholders of all Series (with the covered bonds of all Series taken together as a single Series as aforesaid) or so requested in writing by the holders of not less than 25 percent of the aggregate Principal Amount Outstanding of the covered bonds of all Series then outstanding (taken together and converted into Canadian Dollars at the relevant exchange rate specified in the applicable Covered Bond Swap Agreement as aforesaid), and (ii) it has been indemnified and/or secured to its satisfaction against all liabilities to which it may thereafter render itself liable or which it may incur by so doing.

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In exercising any of its powers, trusts, authorities and discretions, the Bond Trustee will, subject to applicable law, only have regard to the interests of the covered bondholders of all Series and will not have regard to the interests of any other Secured Creditors.

The Bond Trustee may at any time, at its discretion and without further notice but subject to applicable law, take such proceedings against the Guarantor and/or any other person as it may think fit to enforce the provisions of the Security Agreement or any other Transaction Document in accordance with its terms and may, at any time after the Security has become enforceable, take such proceedings or steps as it may think fit to enforce the Security, but it will not be bound to take any such proceedings or steps unless (i) it has been so directed by an Extraordinary Resolution of all the covered bondholders of all Series (with the covered bonds of all Series taken together as a single Series as aforesaid) or a request in writing by the holders of not less than 25 percent of the aggregate Principal Amount Outstanding of the covered bonds of all Series then outstanding (taken together and converted into Canadian Dollars at the relevant exchange rate specified in the applicable Covered Bond Swap Agreement as aforesaid), and (ii) it has been indemnified and/or secured to its satisfaction against all liabilities to which it may thereafter render itself liable or which it may incur by so doing. In exercising any of its powers, trusts, authorities and discretions under this paragraph, the Bond Trustee will only have regard to the interests of the covered bondholders of all Series and will not have regard to the interests of any other Secured Creditors.

No covered bondholder will be entitled to proceed directly against the Bank or the Guarantor or to take any action with respect to the Trust Deed, any other Transaction Document, the covered bonds, or the Security unless the Bond Trustee having become bound so to proceed, fails to do so within 30 days and such failure is continuing. Notwithstanding any other provision of these Conditions, for so long as there are U.S. Registered Covered Bonds outstanding, in accordance with Section 316(b) of the Trust Indenture Act, the right of any holder to receive payment of principal and interest on the covered bonds on or after the due date for such principal or interest, or to institute suit for the enforcement of payment of that principal or interest, may not be impaired or affected without the consent of the holders of the covered bonds, provided that no such right of enforcement will exist (i) in respect of a postponement of an interest payment which has been consented to by the holders of the covered bonds in accordance with the Trust Deed or (ii) to the extent that the institution or prosecution of such suit or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the security granted pursuant to the Trust Deed or the relevant Security Agreements upon any property subject to such security.

10.	Replacement of Covered Bonds

If any covered bond is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Registrar (in the case of Registered Covered Bonds), or any other place approved by the Bond Trustee of which notice has been given to the covered bondholders in accordance with Condition 13 (Notices) upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Bank may reasonably require. Mutilated or defaced covered bonds must be surrendered before replacements will be issued.

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11.	Principal Paying Agent, Paying Agents, Registrar, Transfer Agent and Exchange Agent

The Bank is entitled, with the prior written approval of the Bond Trustee, to vary or terminate the appointment of any Agent and/or appoint additional or other Agents and/or approve any change in the specified office through which any Agent acts, provided that:

(a)	there will at all times be a Principal Paying Agent and a Registrar;
(b)	the Bank will, so long as any covered bond is outstanding, maintain a Paying Agent (which may be the Principal Paying Agent) having a specified office in a city in Europe approved by the Bond Trustee;
(c)	so long as any covered bond is listed on any stock exchange or admitted to listing or trading by any other relevant authority, there will at all times be a Transfer Agent (in the case of Registered Covered Bonds) with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or, as the case may be, other relevant authority;
(d)	so long as any of the registered global covered bonds payable in a currency other than U.S. Dollars are held through DTC or its nominee, there will at all times be an Exchange Agent; and
(e)	the Bank will ensure that it maintains a Paying Agent in a Member State that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any other Directive implementing the conclusions of the ECOFIN Council Meeting of November 26 to 27, 2000 or any law implementing or complying with, or introduced in order to conform to any such Directive, provided that the Bank will not, under any circumstances, be obliged to maintain a Paying Agent with a specified office in such Member State unless at least one European Member State does not require a Paying Agent making payments through a specified office in that Member State to so withhold or deduct tax.

In addition, the Bank will forthwith appoint a Paying Agent having a specified office in the United States in the circumstances described in Condition 5.5 (General provisions applicable to payments). Notice of any such variation, termination, appointment or change will be given by the Bank to the covered bondholders as soon as reasonably practicable in accordance with Condition 13 (Notices).

In acting under the Agency Agreement, the Agents act solely as agents of the Bank and the Guarantor and, in certain circumstances specified therein, of the Bond Trustee and do not assume any obligation to, or relationship of agency or trust with, any covered bondholders. The Agency Agreement contains provisions permitting any entity into which any Agent is merged or converted or with which it is consolidated or to which it transfers all or substantially all of its assets to become the successor agent.

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13.	Notices

All notices regarding the Registered Covered Bonds will be deemed to be validly given if sent by first class mail or (if posted to an address overseas) by airmail to the holders (or the first named of joint holders) at their respective addresses recorded in the Register and will be deemed to have been given on the fourth day after mailing.

The Bond Trustee will be at liberty to sanction some other method of giving notice to the covered bondholders if, in its opinion, such other method is reasonable having regard to market practice then prevailing and to the requirements of the stock exchange on which the relevant covered bonds are then admitted to trading and provided that notice of such other method is given to the covered bondholders in such manner as the Bond Trustee will require.

Notices to be given by any covered bondholder will be in writing and given by lodging the same, together (in the case of any covered bond in definitive form) with the relevant covered bond or covered bonds, with the Registrar (in the case of Registered Covered Bonds). While any of the covered bonds are represented by a Global Covered Bond, such notice may be given by any holder of a covered bond to the Principal Paying Agent or the Registrar through DTC in such manner as the Principal Paying Agent, the Registrar and DTC may approve for this purpose.

14.	Meetings of Covered Bondholders, Modification, Waiver and Substitution

Covered bondholders and other Secured Creditors should note that the Bank, the Guarantor and the Principal Paying Agent may without their consent or the consent of the Bond Trustee agree to modify any provision of any prospectus supplement which is of a formal, minor or technical nature or is made to correct a proven or manifest error or to comply with any mandatory provisions of law.

The Trust Deed contains provisions for convening meetings of the covered bondholders of any Series to consider any matter affecting their interests, including the modification by Extraordinary Resolution of these Terms and Conditions or the provisions of the Trust Deed. Such a meeting may be convened by the Bank, the Guarantor or the Bond Trustee and will be convened by the Bank at the request in writing of covered bondholders holding not less than 10 percent of the aggregate Principal Amount Outstanding of the covered bonds of such Series for the time being outstanding. The quorum at any such meeting in respect of any covered bonds of any Series for passing an Extraordinary Resolution is one or more persons holding or representing not less than a clear majority of the aggregate Principal Amount Outstanding of the covered bonds of such Series for the time being outstanding, or at any adjourned meeting one or more persons being or representing covered bondholders of such Series whatever the nominal amount of the covered bonds of such Series so held or represented, except that at any meeting the business of which includes the modification of any Series Reserved Matter, the quorum will be one or more persons holding or representing not less than two thirds of the aggregate Principal Amount Outstanding of the covered bonds of such Series for the time being outstanding, or at any adjourned such meeting one or more persons holding or representing not less than one third of the aggregate Principal Amount Outstanding of the covered bonds of such Series for the time being outstanding. An Extraordinary Resolution passed at any meeting of the covered bondholders of a Series will, subject as provided below, be binding on all the covered bondholders of such Series, whether or not they are present at the meeting. Pursuant to the Trust Deed, the Bond Trustee may convene a single meeting of the covered bondholders of more than one Series if in the opinion of

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the Bond Trustee there is no conflict between the holders of such covered bonds, in which event the provisions of this paragraph will apply thereto mutatis mutandis.

Notwithstanding the provisions of the immediately preceding paragraph, any Extraordinary Resolution to direct the Bond Trustee to accelerate the covered bonds pursuant to Condition 9 (Events of Default, Acceleration and Enforcement) or to direct the Bond Trustee to take any enforcement action pursuant to Condition 9 (Events of Default, Acceleration and Enforcement) (each a “Program Resolution”) will only be capable of being passed at a single meeting of the holders of the covered bonds of all Series then outstanding. Any such meeting to consider a Program Resolution may be convened by the Bank, the Guarantor or the Bond Trustee or by covered bondholders, in the case of a direction to accelerate the covered bonds pursuant to Conditions 9.1 (Issuer Events of Default) and 9.2 (Guarantor Events of Default) or to take enforcement action pursuant to Condition 9.3 (Enforcement), holding at least 25 percent of the aggregate Principal Amount Outstanding of the covered bonds of all Series then outstanding. The quorum at any such meeting for passing a Program Resolution is one or more persons holding or representing at least a clear majority of the aggregate Principal Amount Outstanding of the covered bonds of all Series for the time being outstanding, or at any adjourned such meeting one or more persons holding or representing covered bonds whatever the nominal amount of the covered bonds of all Series then outstanding. A Program Resolution passed at any meeting of the covered bondholders of all Series will be binding on all covered bondholders of all Series, whether or not they are present at the meeting.

In connection with any meeting of the covered bondholders of more than one Series where such covered bonds are not denominated in Canadian Dollars, the nominal amount of the covered bonds of any Series not denominated in Canadian Dollars will be converted into Canadian Dollars at the relevant exchange rate specified in the applicable Covered Bond Swap Agreement.

The Bond Trustee, the Guarantor and the Bank may also agree, without the consent of the covered bondholders and without the consent of the other Secured Creditors (and for this purpose the Bond Trustee may disregard whether any such modification relates to a Series Reserved Matter), to:

(a)	any modification of the terms and conditions applying to covered bonds of one or more Series (including these Terms and Conditions) or any Transaction Document provided that in the sole opinion of the Bond Trustee such modification is not materially prejudicial to the interests of any of the covered bondholders of any Series; or
(b)	any modification of the terms and conditions applying to covered bonds of any one or more Series (including these Terms and Conditions) or any Transaction Document which is in the sole opinion of the Bond Trustee of a formal, minor or technical nature or is to correct a manifest error or an error which is, in the sole opinion of the Bond Trustee, proven, or is to comply with mandatory provisions of law.

Notwithstanding the above, the Bank, the Guarantor and the Principal Paying Agent may agree, without the consent of the Bond Trustee, the covered bondholders or any of the other Secured Creditors, to any modification of any of the provisions of any prospectus supplement

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which is of a formal, minor or technical nature or is made to correct a proven or manifest error or to comply with any mandatory provisions of law.

The Bond Trustee may also agree, without the consent of the covered bondholders of any Series, to the waiver or authorization of any breach or proposed breach of any of the provisions of the covered bonds of any Series, or determine, without any such consent as aforesaid, that any Issuer Event of Default or Guarantor Event of Default or Potential Issuer Event of Default or Potential Guarantor Event of Default will not be treated as such, provided that, in any such case, it is not, in the sole opinion of the Bond Trustee, materially prejudicial to the interests of any of the covered bondholders of any Series. The Bond Trustee may also agree, without the consent of the covered bondholders of any Series or any other Secured Creditor, to the waiver or authorization of any breach or proposed breach of any of the provisions of the Transaction Documents, provided that, in any such case, it is not, in the sole opinion of the Bond Trustee, materially prejudicial to the interests of any of the covered bondholders of any Series.

Any such modification, waiver, authorization or determination will be binding on all covered bondholders of all Series of covered bonds and the other Secured Creditors, any such modification will be notified by the Bank to the covered bondholders of all Series of covered bonds for the time being outstanding and the other Secured Creditors in accordance with the relevant Terms and Conditions as soon as practicable thereafter. Notwithstanding any other provision of these Conditions, for so long as there are U.S. Registered Covered Bonds outstanding, any such modification, waiver, authorization or determination will be made in accordance with and subject to Section 316 of the Trust Indenture Act. The right of any holder of U.S. Registered Covered Bonds to receive payment of principal and interest will not be impaired unless made in accordance with Section 316 of the Trust Indenture Act.

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorization or determination), the Bond Trustee will have regard to the general interests of the covered bondholders of each Series as a class (but will not have regard to any interests arising from circumstances particular to individual covered bondholders (whatever their number)) and, in particular, but without limitation, will not have regard to the consequences of any such exercise for individual covered bondholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political subdivision thereof and the Bond Trustee will not be entitled to require, nor will any covered bondholder be entitled to claim, from the Bank, the Guarantor, the Bond Trustee or any other person any indemnification or payment in respect of any Tax or stamp duty consequences of any such exercise upon individual covered bondholders, except to the extent already provided for in Condition 7 (Taxation) and/or in any undertaking or covenant given in addition to, or in substitution for, Condition 7 (Taxation) pursuant to the Trust Deed.

Provided that the Bond Trustee has received a certificate signed by two authorized signatories of the Bank and a certificate from the Guarantor stating that immediately after giving effect to the matters set out below in this paragraph, no Issuer Event of Default or Potential Issuer Event of Default (in respect of the Bank) or Guarantor Event of Default or Potential Guarantor Event of Default (in respect of the Guarantor), respectively, has occurred and is continuing and certain other conditions as are specified in the Trust Deed are satisfied, but without the consent of the covered bondholders of any Series, or of any other Secured Creditor, another subsidiary of the Bank or any direct or indirect holding company of the Bank may assume the obligations of the

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Bank as principal obligor under the Trust Deed and the other Transaction Documents in respect of all Series of covered bonds on the same basis. The Trust Deed provides that any such assumption will be notified to the holders of all Series of covered bonds (in accordance with the relevant Terms and Conditions of such covered bonds).

For the purposes hereof:

“Potential Issuer Event of Default” means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfillment of any similar condition, would constitute an Issuer Event of Default; and

“Potential Guarantor Event of Default” means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfillment of any similar condition, would constitute a Guarantor Event of Default.

15.	Indemnification of the Bond Trustee. Contracting with the Bank and/or the Guarantor

If, in connection with the exercise of its powers, trusts, authorities or discretions, the Bond Trustee is of the opinion that the interests of the covered bondholders of any one or more Series would be materially prejudiced thereby, the Bond Trustee will not exercise such power, trust, authority or discretion without the approval of such covered bondholders by Extraordinary Resolution or by a direction in writing of such covered bondholders of at least 25 percent of the aggregate Principal Amount Outstanding of covered bonds of the relevant Series then outstanding.

The Trust Deed and the Security Agreement contain provisions for the indemnification of the Bond Trustee and for its relief from responsibility, including provisions relieving it from taking any action unless indemnified and/or secured to its satisfaction.

The Trust Deed and the Security Agreement also contain provisions pursuant to which the Bond Trustee is entitled, inter alia: (i) to enter into business transactions with the Bank, the Guarantor and/or any of the Bank’s subsidiaries and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Bank, the Guarantor and/or any of the Bank’s subsidiaries; (ii) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the covered bondholders or any other Secured Creditors; and (iii) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

The Bond Trustee will not be responsible for any loss, expense or liability, which may be suffered as a result of any Loans or their Related Security, or any deeds or documents of title thereto, being uninsured or inadequately insured or being held by clearing organizations or their operators or by intermediaries such as banks, brokers or other similar persons on behalf of the Bond Trustee. The Bond Trustee will be responsible for: (i) supervising the performance by the Bank, the Guarantor or any other party to the Transaction Documents of their respective obligations under the Transaction Documents, and the Bond Trustee will be entitled to assume, until it has received written notice to the contrary, that all such persons are properly performing

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their duties; (ii) considering the basis on which approvals or consents are granted by the Bank, the Guarantor or any other party to the Transaction Documents under the Transaction Documents; (iii) monitoring the Portfolio, including, without limitation, whether the Portfolio is in compliance with the Asset Coverage Test or the Amortization Test; or (iv) monitoring whether Loans and their Related Security satisfy the Loan Representations and Warranties. The Bond Trustee will not be liable to any covered bondholder or other Secured Creditor for any failure to make or to cause to be made on its behalf the searches, investigations and enquiries which would normally be made by a prudent chargee in relation to the Security and has no responsibility in relation to the legality, validity, sufficiency and enforceability of the Security and the Transaction Documents.

16.	Further Issues

The Bank will be at liberty from time to time (but subject to the Terms and Conditions) without the consent of the covered bondholders or any Secured Creditors to create and issue further covered bonds (whether in bearer or registered form) having terms and conditions the same as the covered bonds of any Series or the same in all respects and guaranteed by the Guarantor save for the amount and date of the first payment of interest thereon, Issue Date and/or Issue Price and so that the same will be consolidated and form a single Series with the outstanding covered bonds of such Series.

17.	Rating Agency Condition

By subscribing for or purchasing the covered bond(s), each covered bondholder will be deemed to have acknowledged and agreed that a credit rating of a Series of covered bonds is an assessment of credit risk and does not address other matters that may be of relevance to covered bondholders, including, without limitation, in the case of satisfaction of the Rating Agency Condition, whether the related action or event is either (i) permitted by the terms of the relevant Transaction Document, or (ii) in the best interests of, or not prejudicial to, some or all of the covered bondholders.

With regard to the requirement for satisfaction of the Rating Agency Condition with respect to a particular Rating Agency, each of the Bank, the Guarantor, the Bond Trustee and the Secured Creditors (including the covered bondholders) is deemed to have acknowledged and agreed that the satisfaction of the Rating Agency Condition does not impose or extend any actual or contingent liability on the Rating Agencies to the Bank, the Guarantor, the Bond Trustee, the Secured Creditors (including the covered bondholders) or any other person or create any legal relations between the Rating Agencies and the Bank, the Guarantor, the Bond Trustee, the Secured Creditors (including the covered bondholders) or any other person whether by way of contract or otherwise.

By subscribing for or purchasing the covered bond(s), each covered bondholder will be deemed to have acknowledged and agreed that:

(a)	confirmation of the satisfaction of the Rating Agency Condition, to the extent required, may or may not be given at the sole discretion of each Rating Agency;
(b)	depending on the timing of delivery of the request and any information needed to be provided as part of any such request, it may be the case that a Rating Agency cannot provide confirmation of the satisfaction of the Rating Agency Condition
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in the time available, or at all, and the Rating Agency will not be responsible for the consequences thereof;

(c)	a confirmation of satisfaction of the Rating Agency Condition, if given, will be given on the basis of the facts and circumstances prevailing at the relevant time, and in the context of cumulative changes to the transaction of which the covered bonds form a part; and
(d)	a confirmation of satisfaction of the Rating Agency Condition represents only a restatement of the opinions given, and will not be construed as advice for the benefit of any covered bondholder or any other party.

If satisfaction of the Rating Agency Condition is a condition to any action or step under any Transaction Document or is otherwise required, or a written request for such a confirmation of satisfaction of the Rating Agency Condition is delivered to that Rating Agency by any of the Bank, the Guarantor, and/or the Bond Trustee, as applicable (each, a “Requesting Party”), and either (i) one or more of the Rating Agencies indicates that it does not consider satisfaction of the Rating Agency Condition necessary in the circumstances or (ii) no such confirmation or other response is received by one or more of the Rating Agencies within 30 days (or in the case of Moody’s or Fitch, 10 Business Days) of the date of actual receipt of such request by such Rating Agency (each, a “Non-Responsive Rating Agency”), the Requesting Party will be entitled to disregard the requirement for satisfaction of the Rating Agency Condition with respect to the Non-Responsive Rating Agency and proceed on the basis of the confirmations or other responses received by each other Rating Agency on the basis that satisfaction of the Rating Agency Condition with respect to the Non-Responsive Rating Agency is not required in the particular circumstances of the request. The failure by a Rating Agency to respond to a written request for a confirmation of satisfaction of the Rating Agency Condition will not be interpreted to mean that such Rating Agency has given any deemed confirmation or affirmation of rating or other response in respect of such action or step.

18.	Governing Law

The Trust Deed, the Agency Agreement, the covered bonds, the Interest Rate Swap Agreement, the Covered Bond Swap Agreement, the Security Agreement, the Mortgage Sale Agreement, the Servicing Agreement, the Guarantor Agreement, the Intercompany Loan Agreement, the Cash Management Agreement, the Cover Pool Monitor Agreement, the Bank Account Agreement, the Standby Bank Account Agreement, the Guaranteed Deposit Account Contract and the Standby Guaranteed Deposit Account Contract will be governed by and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein, unless otherwise indicated.

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SUMMARY OF THE PRINCIPAL DOCUMENTS

The principal document governing the relationship of the Bank and a purchaser of covered bonds is the Trust Deed and the Terms and Conditions attached to each covered bond.  See “Terms and Conditions of the Covered Bonds.”

Prospectus Supplement

The prospectus supplement for a Series of covered bonds will set forth the specific terms of the covered bonds, including the currency for all payments, the applicable interest rate, interest payment dates, the maturity date, call or put option features applicable, and optional redemption features.  The prospectus supplement may also provide modifications of or additions to the Terms and Conditions.  Also, the prospectus supplement will include statistical disclosure of the Portfolio and historical information about the Portfolio, stratified by year of origination of the Loans.

Information about the providers of the Interest Rate Swap Agreement and the related Covered Bond Swap Agreement and, if not the Bank, the GDA Account will be included in the prospectus supplement.

A review by the Bank of randomly selected Loans in the Portfolio will be described in the prospectus supplement, together with the findings of that review.

Trust Deed

The Trust Deed, made between the Bank, the Guarantor and the Bond Trustee is the principal agreement governing the covered bonds. The Trust Deed contains provisions relating to, inter alia:

•	the constitution of the covered bonds and the Terms and Conditions of the covered bonds (as more fully set out under “Terms and Conditions of the Covered Bonds” above);
•	the covenants of the Bank and the Guarantor under the Covered Bond Guarantee;
•	the terms of the Covered Bond Guarantee (as described below);
•	the enforcement procedures relating to the covered bonds and the Covered Bond Guarantee; and
•	the appointment, powers and responsibilities of the Bond Trustee and the circumstances in which the Bond Trustee may resign, or retire or be removed.

The Bond Trustee

Computershare Trust Company of Canada has been appointed the Bond Trustee under the Trust Deed. The Bank may maintain other banking relationships in the ordinary course of business with the Bond Trustee.

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Computershare Trust Company of Canada is a trust company incorporated under the laws of Canada, whose registered office is at 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1. Computershare Trust Company of Canada has acted as trustee on numerous covered bond programs since November 2007 and on asset-backed securities transactions involving pools of mortgage loans since 1990. While the structure of the transactions referred to in the preceding sentence may differ among such transactions, Computershare Trust Company of Canada is experienced in administering transactions of the kind contemplated by this prospectus.

Computershare Trust Company of Canada has provided the information in the prior paragraph.  Other than the prior paragraph, Computershare Trust Company of Canada has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus or the prospectus supplement.

The Bond Trustee will be required to perform only those duties specifically required of it under the Transaction Documents, as described below. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Bond Trustee will be required to examine them to determine whether they are in the form required the applicable Transaction Document; however, the Bond Trustee will not be responsible for the accuracy or content of any documents furnished to it.

The Bond Trustee will not be responsible for (a) the calculation of payments to holders of the covered bonds; (b) compliance with covenants under the Transaction Documents; (c) the substitution, purchase or removal of Portfolio assets; or (d) the maintenance of data regarding the Asset Coverage Test, Amortization Test, Pre-Maturity Test or the Valuation Calculation, among others.

As compensation for the performance of its obligations under the Trust Deed, the Bond Trustee will receive reasonable compensation as provided in the Trust Deed.

The Trust Deed contains provisions for the indemnification of the Bond Trustee and its officers, directors, employees and agents for any loss, claims, damages, suits, liability or expense incurred without gross negligence, willful misconduct, dishonesty, reckless disregard or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Deed.

The Bond Trustee may retire at any time on giving not less than three months’ prior written notice to the Bank and the Guarantor. The Bond Trustee may be removed (i) by the covered bondholders in accordance with the terms of an Extraordinary Resolution, or (ii) by the Guarantor in the event that there is a breach by the Bond Trustee of certain representations and warranties or a failure by the Bond Trustee to perform certain covenants made by it under the Trust Deed. Other than in respect of a removal described in clause (ii) of the previous sentence, no retirement or removal of the Bond Trustee will be effective until a replacement bond trustee that meets the requirements provided for in the Trust Deed and in the CMHC Guide has been appointed. In the event that a replacement bond trustee has not been appointed within 60 days of notice of retirement from the Bond Trustee or the Extraordinary Resolution of the covered bondholders, as applicable, the Bond Trustee will be entitled to appoint a replacement bond trustee that meets the requirements provided for in the Trust Deed and in the CMHC Guide, which appointment must be approved by an Extraordinary Resolution of the covered bondholders prior to taking effect.

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So long as there are U.S. Registered Covered Bonds outstanding, the Bond Trustee (or if there is more than one bond trustee at least one bond trustee) will be a trustee qualified to act under the US Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Trust Indenture Act

The Trust Deed includes certain provisions required by the Trust Indenture Act.  These provisions include, but are not limited to:

•	maintenance of a covered bondholder list by the Bond Trustee;
•	provision of annual reports and other information by the Bank to the Bond Trustee;
•	ability of covered bondholders to waive certain past defaults of the Bank;
•	duty of the Bond Trustee (following an Issuer Event of Default) to use the same degree of care in exercising its responsibilities as would be exercised by a prudent person conducting their own affairs;
•	duty of the Bond Trustee to notify all covered bondholders of any Issuer Event of Default of which it has actual knowledge; and
•	the right of each covered bondholder to receive payments of principal and interest on a covered bond on or after the respective due dates expressed in the covered bond, or to bring suit for enforcement of any such payment on or after such respective dates.

Further, in compliance with Section 315(d) of the Trust Indenture Act, the Trust Deed provides that nothing in the Trust Deed will, in any case in which the Bond Trustee has failed to show the degree of care and diligence required of it as Bond Trustee having regard to the provisions of the Trust Deed conferring on the Bond Trustee any powers, authorities or any discretion, exempt the Bond Trustee from or indemnify the Bond Trustee against any liability for breach of trust.  The Trust Deed will be discharged with respect to the Covered Bond Guarantee and collateral securing such Covered Bond Guarantee upon the delivery to the Bond Trustee for cancellation of all the covered bonds or, with certain limitations, upon deposit with the Bond Trustee of funds sufficient for the payment in full of all covered bonds outstanding.

Trust Indenture Act Prevails

The Trust Deed contains a stipulation that, if any provision of the Trust Deed limits, qualifies or conflicts with another provision which is required to be included in the Trust Deed by, and is not subject to a contractual waiver under, the Trust Indenture Act, the required provision of the Trust Indenture Act will be deemed to be incorporated into the Trust Deed and prevail; provided that all provisions relating to the Trust Indenture Act will only apply to U.S. Registered Covered Bonds.

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Covered Bond Guarantee

Under the terms of the Covered Bond Guarantee, if the Bank defaults in the payment on the due date of any moneys due and payable under or pursuant to the Trust Deed or the covered bonds, or if any other Issuer Event of Default occurs (other than by reason of non-payment), and, in either case, if the Bond Trustee has served an Issuer Acceleration Notice, the Guarantor has agreed (subject as described below) to pay or procure to be paid (following service of a Notice to Pay) unconditionally and irrevocably to or to the order of the Bond Trustee (for the benefit of the covered bondholders) an amount equal to that portion of the Guaranteed Amounts which will become Due for Payment but would otherwise be unpaid, as of any Original Due for Payment Date or, if applicable, the Extended Due for Payment Date, by the Bank. Payment by the Guarantor of the Guaranteed Amounts pursuant to the Covered Bond Guarantee will be made on the later of (a) the day which is two Toronto Business Days following service of a Notice to Pay on the Guarantor and (b) the day on which the Guaranteed Amounts are otherwise Due for Payment (the “Guaranteed Amounts Due Date”). In addition, the Guarantor will, to the extent it has funds available to it, make payments in respect of the unpaid portion of the Final Redemption Amount on any Original Due for Payment Date up until the Extended Due for Payment Date. The Bond Trustee will be required to serve a Notice to Pay following the occurrence of an Issuer Event of Default and service of an Issuer Acceleration Notice.

Under the Covered Bond Guarantee, the Guaranteed Amounts will become due and payable on any earlier date on which, following the occurrence of a Guarantor Event of Default, a Guarantor Acceleration Notice is served in accordance with Condition 9.2 (Guarantor Events of Default). Following service of a Guarantor Acceleration Notice, the covered bonds will (if an Issuer Acceleration Notice has not already been served) become immediately due and payable as against the Bank and the obligations of the Guarantor under the Covered Bond Guarantee will be accelerated.

All payments of Guaranteed Amounts by or on behalf of the Guarantor will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges of whatever nature, unless the withholding or deduction of such taxes, assessments or other governmental charges are required by law or regulation or administrative practice of Canada or any political subdivision thereof or any authority therein or thereof having the power to tax. If any such withholding or deduction is required, the Guarantor will pay the Guaranteed Amounts net of such withholding or deduction and will account to the appropriate tax authority for the amount required to be withheld or deducted. The Guarantor will not be obliged to pay any amount to the Bond Trustee or any holder of covered bonds in respect of the amount of such withholding or deduction. See further, “Taxation—Canadian Taxation—Holders Not Resident in Canada—Payments by the Guarantor under the Covered Bond Guarantee.”

Under the terms of the Covered Bond Guarantee, the Guarantor has agreed that its obligations under the Covered Bond Guarantee will be as guarantor and will be absolute and unconditional (subject to Notice to Pay being given), irrespective of, and unaffected by, any invalidity, irregularity or unenforceability of, or defect in, any provisions of the Trust Deed or the covered bonds or the absence of any action to enforce the same or the waiver, modification or consent by the Bond Trustee or any of the covered bondholders in respect of any provisions of the same or the obtaining of any judgment or decree against the Bank or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

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As consideration for providing the Covered Bond Guarantee, the Guarantor will be entitled to receive guarantee fees from the Bank as agreed between the Bank and the Guarantor from time to time in accordance with the Trust Deed. Any failure on the part of the Bank to pay all or any part of the guarantee fees will not affect the obligations of the Guarantor under the Covered Bond Guarantee.

Subject to the grace period specified in Condition 9.1(a) (Issuer Events of Default), failure by the Guarantor to pay the Guaranteed Amounts which are Due for Payment on the relevant Guaranteed Amounts Due Date will result in a Guarantor Event of Default.

The Trust Deed provides that any Excess Proceeds will be paid by the Bond Trustee on behalf of the covered bondholders of the relevant Series to the Guarantor for its own account, as soon as practicable, and will be held by the Guarantor in the GDA Account and the Excess Proceeds will thereafter form part of the Security and will be used by the Guarantor in the same manner as all other moneys from time to time standing to the credit of the GDA Account.

By subscribing for or purchasing covered bond(s), each covered bondholder will be deemed to have irrevocably directed the Bond Trustee to pay the Excess Proceeds to the Guarantor in the manner as described above.

The Trust Deed, including the provisions of the Covered Bond Guarantee, is governed by the laws of the Province of Ontario and federal laws of Canada applicable therein.

Exchange Rate Indemnity

Pursuant to the terms of the Trust Deed, each of the Bank and, following the occurrence of a Covered Bond Guarantee Activation Event, the Guarantor, will jointly and severally indemnify the Bond Trustee and the covered bondholders and keep them indemnified against:

(a)	any liability incurred by any of them arising from the non payment by the Bank or the Guarantor of any amount due to the Bond Trustee or the covered bondholders hereunder by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Bank or the Guarantor; and
(b)	any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under the Trust Deed is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Bank or, as the case may be, the Guarantor; and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency will be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

Such indemnities will constitute obligations of the Bank and the Guarantor separate and independent from their other obligations under the other provisions under the Trust Deed and will apply irrespective of any indulgence granted by the Bond Trustee or the covered bondholders or the couponholders from time to time and will continue in full force and effect notwithstanding the

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judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Bank or, as the case may be, the Guarantor for a liquidated sum or sums in respect of amounts due under the Trust Deed. Any deficiency will be deemed to constitute a loss suffered by the covered bondholders and the couponholders and no proof or evidence of any actual loss will be required by the Bank or the Guarantor or its or their liquidator or liquidators.

The Trust Deed, including the provisions of the Covered Bond Guarantee, is governed by the laws of the Province of Ontario and federal laws of Canada applicable therein.

Intercompany Loan Agreement

The Intercompany Loan Agreement between the Bank, the Guarantor and the Bond Trustee as amended and/or restated and/or supplemented from time to time, is the governing agreement with respect to the Intercompany Loan.

Under the Intercompany Loan Agreement, the Bank represents and warrants to, and covenants with, the Guarantor and the Bond Trustee that as of the date of the Intercompany Loan Agreement and for so long as it remains a party to the Intercompany Loan Agreement: (i) it possesses the necessary experience, qualifications, facilities and other resources to perform its responsibilities in relation to its duties and obligations thereunder and under the other Transaction Documents to which it is a party; (ii) it is and will continue to be in good standing with OSFI; (iii) it is and will continue to be in regulatory good standing and in material compliance with and under all laws applicable to its duties and obligations thereunder and under the other Transaction Documents to which it is a party; and (iv) it is and will continue to be in material compliance with its internal policies and procedures (including risk management policies) relevant to its duties and obligations thereunder and under the other Transaction Documents to which it is a party.

Under the terms of the Intercompany Loan Agreement, prior to the issuance of the first Series of covered bonds, the Bank will make available to the Guarantor an interest-bearing Intercompany Loan comprised of a Guarantee Loan and a revolving Demand Loan, in an initial combined aggregate amount equal to the Total Credit Commitment, subject to increases and decreases as described below. The initial advance on the Intercompany Loan will be an amount sufficient to acquire the Initial Portfolio. The Intercompany Loan is denominated in Canadian Dollars. The interest rate on the Intercompany Loan will be a Canadian Dollar floating rate determined by the Bank from time to time, subject to a maximum of (i) prior to the Interest Rate Swap Effective Date, the yield on the Portfolio, and (ii) following the Interest Rate Swap Effective Date, the amount received by the Guarantor pursuant to the Interest Rate Swap Agreement, and, in each case, less a minimum spread and an amount for certain expenses of the Guarantor.

The Guarantee Loan will be in an amount equal to the balance of outstanding covered bonds at any relevant time plus that portion of the Portfolio required to collateralize the covered bonds to ensure that the Asset Coverage Test is met (see “—Guarantor Agreement—Asset Coverage Test”). The Demand Loan is a revolving credit facility, the outstanding balance of which will be equal to the difference between the balance of the Intercompany Loan and the balance of the Guarantee Loan at any relevant time. The balance of the Guarantee Loan and Demand Loan will fluctuate with the issuances and redemptions of covered bonds and the requirements of the Asset Coverage Test.

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At any time prior to a Demand Loan Repayment Event, the Guarantor may re-borrow any amount repaid by the Guarantor under the Intercompany Loan for a permitted purpose provided, among other things: (i) such drawing does not result in the Intercompany Loan exceeding the Total Credit Commitment; and (ii) no Issuer Event of Default or Guarantor Event of Default has occurred and is continuing. Unless otherwise agreed to by the Bank and subject to satisfaction of the Rating Agency Condition, no further advances will be made to the Guarantor under the Intercompany Loan following the occurrence of a Demand Loan Repayment Event.

To the extent the Portfolio increases or is required to be increased to meet the Asset Coverage Test, the Bank may increase the Total Credit Commitment to enable the Guarantor to acquire Loans and their Related Security from the Seller.

The Demand Loan or any portion thereof will be repayable no later than the first Toronto Business Day following 60 days after a demand therefor is served to the Guarantor unless (i) a Demand Loan Repayment Event has occurred and is continuing (see below in respect of the repayment of the Demand Loan in such circumstance) or (ii) the Asset Coverage Test will not be satisfied on the date of repayment after giving effect to such repayment. At any time the Guarantor makes a repayment on the Demand Loan, in whole or in part, the Cash Manager will calculate the Asset Coverage Test, as of the date of repayment, to confirm the then outstanding balance on the Demand Loan and that the Asset Coverage Test will be met on the date of repayment after giving effect to such repayment.

If (i) the Bank is required to assign the Interest Rate Swap Agreement to a third party (due to a failure by the Bank to meet the ratings levels specified in the Interest Rate Swap Agreement or as otherwise required by the Interest Rate Swap Agreement); (ii) a Notice to Pay has been served to the Guarantor; (iii) the Intercompany Loan Agreement is terminated; or (iv) to the extent Fitch is a Rating Agency, if the Bank is assigned (x) a short-term issuer default rating by Fitch of less than F2, or (y) a long-term issuer default rating by Fitch of less than BBB+ (each of (i), (ii), (iii) and (iv), a “Demand Loan Repayment Event”), the Guarantor will, subject to the applicable Priorities of Payments, be required to repay any amount of the Demand Loan that exceeds the Demand Loan Contingent Amount on the first Guarantor Payment Date following 60 days after the occurrence of such Demand Loan Repayment Event. Following such Demand Loan Repayment Event, the Guarantor will be required to repay the full amount of the then outstanding Demand Loan on the date on which the Asset Percentage is calculated (whether or not such calculation is a scheduled calculation or a calculation made at the request of the Bank); provided that the Asset Coverage Test will be met on the date of repayment after giving effect to such repayment. For the purposes of the foregoing, the “Demand Loan Contingent Amount” will be equal to the lesser of:

(i)	the aggregate amount of the Intercompany Loan then outstanding, minus the aggregate amount of the Guarantee Loan then outstanding (as determined by an Asset Coverage Test run on the relevant repayment date); and
(ii)	1 percent of the amount of the Guarantee Loan then outstanding (as determined by an Asset Coverage Test calculated on the relevant repayment date),

provided, for greater certainty, that in calculating the amount of the Guarantee Loan and the Demand Loan for purposes of determining the Demand Loan Contingent Amount, no credit will be given to the Guarantor in the Asset Coverage Test for any Excess Proceeds received by the Guarantor from the Bond Trustee.

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The Guarantor may repay the principal on the Intercompany Loan in accordance with the Priorities of Payment and the terms of the Intercompany Loan Agreement, using (i) funds being held for the account of the Guarantor by its service providers and/or funds in the Guarantor Accounts (other than any amount in the Pre-Maturity Liquidity Ledger); and/or, (ii) proceeds from the sale of Substitute Assets; and/or (iii) proceeds from the sale, pursuant to the Guarantor Agreement, of Portfolio assets to the Seller or to another person subject to a right of pre-emption on the part of the Seller; and/or (iv) by selling, transferring and assigning to the Seller all of the Guarantor’s right, title and interest in and to Loans and their Related Security (a “Payment in Kind”). The Guarantor is restricted from paying the Demand Loan in the manner described in clause (iii) if the proceeds of such sale are less than the True Loan Balance of the Loans and their Related Security included in the Portfolio. Upon any Payment in Kind, the outstanding amount of the Demand Loan will be reduced by the Fair Market Value of such Loans determined as of the date of the Payment in Kind, less an amount equal to the collections received by or on behalf of the Guarantor after the date of the notice of the Payment in Kind and prior to the date of the Payment in Kind in respect of the Loans listed in the notice of the Payment in Kind. In addition, if the Payment in Kind occurs on or after a Covered Bond Guarantee Activation Event and the Intercompany Loan Provider is the Limited Partner, the Limited Partner shall be deemed to have made a Capital Contribution to the Guarantor on the date of the Payment in Kind in an amount equal to the excess, if any, of the True Loan Balance of the Loans and their Related Security applied towards the Payment in Kind over the aggregate Fair Market Value of such Loans and their Related Security, and such Capital Contribution shall be deemed to have been applied by the Guarantor against the Demand Loan, such that the outstanding amount of the Demand Loan will be reduced by the greater of (i) the True Loan Balance of such Loans, and (ii) the Fair Market Value of such Loans. See “Cashflows.”

The Guarantor will be entitled to set off amounts paid by the Guarantor under the Covered Bond Guarantee first against any amounts (other than interest and principal) owing by the Guarantor to the Bank in respect of the Intercompany Loan Agreement, then against interest due under the Intercompany Loan, and then against the outstanding principal balance owing on the Intercompany Loan.

The Guarantor will use advances under the Intercompany Loan (i) to purchase Loans and their Related Security pursuant to the terms of the Mortgage Sale Agreement; and/or (ii) to invest in Substitute Assets in an amount not exceeding the prescribed limit under the CMHC Guide; and/or (iii) subject to complying with the Asset Coverage Test, to make Capital Distributions to the Limited Partner; and/or (iv) to make deposits of the proceeds in the Guarantor Accounts (including, without limitation, to fund the Reserve Fund and the Pre-Maturity Liquidity Ledger, in each case to an amount not exceeding the Prescribed Cash Limitation).

Mortgage Sale Agreement

The Seller

Loans and their Related Security will be sold to the Guarantor from time to time on a fully serviced basis pursuant to the terms of the Mortgage Sale Agreement between the Bank (in its capacity as Seller), the Guarantor, the Custodian and the Bond Trustee.

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Sale by the Seller of the Loans and Related Security

The Loans included in the Portfolio will be residential mortgages which are not insured by a Prohibited Insurer and which otherwise meet the Eligibility Criteria and with respect to which each of the Loan Representations and Warranties are correct as at the related Transfer Date. The types of Loans forming the Portfolio will vary over time provided that the Loan Representations and Warranties are met on the relevant Transfer Date. Accordingly, the Portfolio may, at any time, include Loans originated by different originators, Loans with different characteristics from Loans that were included in the Portfolio or being offered to borrowers on previous Transfer Dates.

The Guarantor may from time to time acquire Loans and their Related Security from the Seller as described below:

(a)	the Guarantor will use the proceeds of an advance under the Intercompany Loan (which may be applied in whole or in part by the Guarantor) and/or Available Principal Receipts to acquire Loans and their Related Security from the Seller. As consideration for the sale of the Loans and their Related Security to the Guarantor, the Seller will receive a cash payment or deemed cash payment equal to the fair market value of those Loans sold by it as at the relevant Transfer Date; and
(b)	the Guarantor may receive Capital Contributions in Kind in accordance with the Guarantor Agreement. As consideration for the sale by way of Capital Contributions of the Loans and their Related Security to the Guarantor, the Seller will receive an additional interest in the capital of the Guarantor equal to the fair market value of those Loans sold by it as at the relevant Transfer Date minus any cash considerations received by the Seller described in paragraph (a).

If Selected Loans are sold by or on behalf of the Guarantor as described below under “—Guarantor Agreement—Sale of Selected Loans at any time an Asset Coverage Test Breach Notice is outstanding or a Notice to Pay has been served to the Guarantor,” the obligations of the Seller insofar as they relate to those Selected Loans will cease to apply.

The Seller will also be required to repurchase Loans and their Related Security sold to the Guarantor in the circumstances described below under “—Repurchase of Loans.”

See “—Loan Representations and Warranties” below for Loan Representations and Warranties relating Loans and their Related Security and “—Servicing Agreement—Undertakings of the Servicer” below regarding undertakings of the Servicer in respect of the Loans comprised in the Portfolio.

Pursuant to the terms of the Mortgage Sale Agreement, the Seller will provide to the Custodian, on each Transfer Date, the Eligible Loan Details with respect to the Loans and Related Security to be sold to the Guarantor by the Seller on such Transfer Date. The Seller will also be required to provide updated Eligible Loan Details with respect to the Loans included in the Portfolio to the Custodian on a quarterly basis and forthwith upon the occurrence of a Registered Title Event. The “Eligible Loan Details” are as follows with respect to each Loan:

(a) the Seller’s loan number;

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(b) the mortgagor(s) full name;

(c) the mortgaged property address (street number, city/town, province, postal code);

(d) the principal balance amount;

(e) the authorized loan amount (at origination or last renewal);

(f) the interest adjustment date (at origination or last renewal);

(g) the mortgage maturity date; and

(h) the mortgage lender on title (if other than the Seller).

The Custodian is required to provide access to such Eligible Loan Details to CMHC in order to allow CMHC to ensure compliance by the Guarantor and the Seller with the CMHC Guide and the Transaction Documents. The Seller shall pay to the Custodian such fees as may be agreed between the Seller and the Custodian from time to time. If the Seller breaches its obligation to pay such fees, the Custodian will be paid such fees by the Guarantor in accordance with the applicable Priorities of Payments.

Scotia Total Equity Plan and STEP Loans

The Bank expects that the Portfolio will from time to time include STEP Loans. Under the terms of the STEP Plan, a STEP borrower may obtain one or more separate STEP Accounts from the Seller within certain specified categories, being mortgage loans, lines of credit, credit cards, term loans and/or overdraft protection. The STEP Plan provides that the indebtedness extended by the Seller to a STEP borrower under each STEP Account will be secured by the same STEP Collateral Mortgage on the related Mortgaged Property, and contains cross-default provisions indicating that a default with respect to any one STEP Account will constitutes a default in respect of all of the STEP Accounts under the same STEP Plan with the related borrower.

Each STEP Account which constitutes a mortgage loan or (if approved by the Rating Agencies as a New Loan Type) a home equity line of credit and which otherwise satisfies the Eligibility Criteria and other requirements of the Transaction Documents may be sold as a Loan by the Seller to the Guarantor from time to time pursuant to the Mortgage Sale Agreement. No STEP Accounts other than mortgage loans (such other STEP Accounts being referred to herein as Other STEP Products) extended by the Seller to any STEP borrower pursuant to a STEP Plan will be eligible for sale to the Guarantor as a Loan pursuant to the Mortgage Sale Agreement, provided that if lines of credit are subsequently approved as a New Loan Type by the Rating Agencies, then such home equity lines of credit subject to the STEP Plan may be eligible to be sold as Loans to the Guarantor under the Mortgage Sale Agreement and will cease to be Other STEP Products.

Prior to a default by a STEP borrower under any STEP Account, the Transaction Documents will require the Servicer to follow a STEP borrower’s instructions as to the allocation of payments between each of its STEP Accounts with such STEP borrower. Following a default by a STEP borrower under any STEP Account, the Transaction Documents will require the Servicer to allocate all funds received by it from such STEP borrower and all amounts realized

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from the enforcement of security held for all of such STEP borrower’s STEP Accounts, after the payment of related costs, first to pay all indebtedness owing under any mortgage loan(s) made to such STEP borrower pursuant to the STEP Plan that are owned by the Guarantor, second to pay all indebtedness owing under any mortgage loan(s) made to such STEP borrower pursuant to the STEP Plan that are owned by the Seller, and third to pay indebtedness owing under any line of credit extended to such STEP borrower that is a STEP Account and which is maintained under the name “Scotialine” or a successor designation, before applying any remaining amounts to the indebtedness owing in respect of the Other STEP Products.

The Seller may from time to time sell interests in Other STEP Products to a third party purchaser, together with the benefit of a corresponding interest in the related STEP Collateral Mortgage and other Related Security, provided that such purchaser will have no interest in the related STEP Collateral Mortgage and other Related Security unless it enters into a Security Sharing Agreement, executes a Release of Security and agrees to be bound by the provisions of the Mortgage Sale Agreement and the Servicing Agreement relating to STEP Accounts and to assign all of its right, title, and interest in the STEP Collateral Mortgage and other Related Security to the Guarantor, in each case in accordance with the provisions of the Mortgage Sale Agreement.

The Seller will act as the servicer of each STEP Account that is the subject of a Security Sharing Agreement and will allocate funds received under all of the related STEP Accounts with the same borrower, and otherwise realized from the enforcement of the security held for all such related STEP Accounts to the indebtedness owing under such STEP Accounts in accordance with the same priority arrangement as is set out in the Mortgage Sale Agreement, including the allocation of such funds to indebtedness owing under each STEP Loan owned by the Guarantor in priority to all STEP Loans owned by the Seller and all Other STEP Products with the same borrower.

Concurrently with the first sale by the Seller of a STEP Loan to a particular STEP borrower under the STEP Plan to the Guarantor (the “First STEP Loan”), the Seller will transfer and convey all of its right, title and interest in the Related Security (including its interest in the related STEP Collateral Mortgage (or, in the case of a STEP Loan located in the Province of Québec, an interest in the related STEP Collateral Mortgage to the extent of the First STEP Loan that is sold to the Guarantor). The Guarantor will hold the Related Security in respect of each STEP Loan sold to the Guarantor as follows: (i) an undivided interest in such Related Security for its own sole and absolute account and benefit, to the extent of all outstanding indebtedness owing under all STEP Loans owned by it in respect of the same STEP borrower from time to time, which undivided interest will have full priority over all other rights, claims and interests (other than costs of mortgage enforcement); and (ii) subject to the Guarantor’s priority described in item (i) above, but only to the extent that any such Related Security also secures or otherwise relates to any Additional STEP Loans or Other STEP Products owned by the Seller and/or Other STEP Creditor, an undivided interest in such Related Security, as agent, nominee and bare trustee for the related Seller and any Other STEP Creditor from time to time, as their interests may appear, to the extent of all outstanding indebtedness owing under any Additional STEP Loans and Other STEP Products owned by the Seller or Other STEP Creditor from time to time, provided that, for STEP Loans in the Province of Québec, the Seller will transfer and convey and the Guarantor will solely hold an interest in the Related Security in respect of each STEP Loan sold to the extent of all outstanding indebtedness owing under all STEP Loans owned by the Guarantor in respect of the same STEP borrower from time to time, which interest will have full priority over all other rights, claims and interests (other than costs of mortgage enforcement). As well, for STEP Loans

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in the Province of Québec, the Seller and each of the Other STEP Creditors will be entitled to an undivided interest in the STEP Collateral Mortgage to the extent of any outstanding indebtedness owing under any related STEP Accounts. All Additional STEP Loans made by the Seller to a STEP borrower are required to be sold to the Guarantor within a time period specified in the Mortgage Sale Agreement. Any failure by the Seller to convey the Additional STEP Loans with respect to a particular STEP borrower to the Guarantor in accordance with the Mortgage Sale Agreement (including satisfying the Loan Representations and Warranties) will require the Seller to repurchase all related STEP Loans owned by the Guarantor which have been made to the same STEP borrower, together with the Guarantor’s interest in all Related Security. Prior to the sale of such Additional STEP Loans to the Guarantor, the Seller’s right to receive distributions on an Additional STEP Loans owned by it, following default, will at all times be junior, subject and subordinated to the Guarantor’s right to receive distributions with respect to any Additional STEP Loans made to the same borrower and which are owned by the Guarantor, and the right of the Seller or any Other STEP Creditor to receive distributions on an Other STEP Product shall at all times be junior, subject and subordinated to (i) the Guarantor’s right to receive distributions with respect to the STEP Loan owned by the Guarantor, and (ii) the Seller’s right to receive distributions with respect to any STEP Loans made to the same borrower and which are owned by the Seller; provided, however, that at no time shall the Seller or any Other STEP Creditor have a right to be registered on title with respect to the related Mortgaged Property, notwithstanding their interest in the STEP Collateral Mortgage and other Related Security.

The Transaction Documents will provide that the Guarantor or the Servicer on its behalf (prior to the occurrence of a Guarantor Event of Default and the service of a Guarantor Acceleration Notice on the Guarantor), or the Bond Trustee (following the occurrence of a Guarantor Event of Default and the service of a Guarantor Acceleration Notice on the Guarantor), will (i) have the sole right to take all enforcement actions and make all servicing decisions with respect to the Related Security (including under the related STEP Collateral Mortgage and other Related Security) and (ii) allocate any funds received by it and otherwise realized from the enforcement of the security for all of the related STEP Accounts with the same STEP borrower in accordance with the priority arrangement described above, including the allocation of such funds to all indebtedness owing under each related STEP Loan owned by the Guarantor in priority to all Other STEP Products.

Eligibility Criteria

The sale of Loans and their Related Security to the Guarantor will be subject to various conditions (the “Eligibility Criteria”) being satisfied on the relevant Transfer Date. These are as follows:

(a)	there has been neither an Issuer Event of Default and service of an Issuer Acceleration Notice nor a Guarantor Event of Default and service of a Guarantor Acceleration Notice as at the relevant Transfer Date;
(b)	the Guarantor, acting on the advice of the Cash Manager, is not aware, and could not reasonably be expected to be aware, that the proposed purchase by the Guarantor of the Loans and their Related Security on the relevant Transfer Date does not satisfy the Rating Agency Condition;
(c)	no Loan that is proposed to be sold to the Guarantor on the relevant Transfer Date has an Outstanding Principal Balance of more than $3,000,000.00 or, in the case of any STEP Loans, all such STEP Loans made to the same STEP borrower from time to time, whether or not sold to the Guarantor, shall not have an Outstanding Principal Balance of more than $3,000,000.00 in the aggregate;
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(d)	if the Loans that are proposed to be sold constitute a New Loan Type, the Rating Agency Condition has been satisfied in accordance with the terms of the Mortgage Sale Agreement with respect to the sale of such Loans to the Guarantor
(e)	such Loan is not secured by a Mortgage that also secures one or more other loans or, in the case of a STEP Loan, also secures any Other STEP Product, which in either case has the benefit of insurance from any Prohibited Insurer;
(f)	if the Loan is extended or advanced upon the security of a Mortgage that also secures (or is capable of securing) Retained Loans, the Loan and all Related Retained Loans have the benefit of cross-default provisions (whether contained in the terms and conditions of the Loan and Related Retained Loans, the Mortgage securing the Loan and Related Retained Loans or other documentation applicable to the Loan and Related Retained Loans, and enforceable against the Borrower) such that a default under the Loan or a Related Retained Loan will constitute a default under the Loan and all Related Retained Loans or, in the case of a Loan or Related Retained Loan not having the benefit of cross-default provisions but repayable on demand, the Guarantor or the Seller (and each mortgage lender as may be on title) have covenanted in writing to demand repayment of the Loan or such Related Retained Loan upon a default under the Loan or the Related Retained Loan, as the case may be;
(g)	at the time of transfer to the Guarantor, no payments of principal or interest thereunder are in arrears;
(h)	the first payment due in respect of such Loan has been paid by the relevant borrower;
(i)	the related Mortgage constitutes a valid first mortgage lien or a valid first-ranking hypothecary lien over the related Mortgaged Property under which no claims have been made and subject to certain permitted security interests;
(j)	at the time of transfer, the Guarantor will acquire the entire legal and beneficial ownership interest of the Seller in the applicable Loans and their Related Security, excluding registered title therein, free and clear of any encumbrances or ownership interests, other than (i) certain permitted security interests, and (ii) those which are reflected in a Security Sharing Arrangement and the subject of a Release of Security delivered by the Seller, any mortgage lender on title, or any other party that has an interest in the Related Security to the Custodian in trust upon and subject to the provisions of the Mortgage Sale Agreement and in compliance with the CMHC Guide;
(k)	as at the Transfer Date, the Loan is not subject to any dispute proceeding, set-off, counterclaim or defense whatsoever;
(l)	to the extent the Loan is extended, advanced or renewed on or after July 1, 2014 (which for greater certainty will not include further advances under an existing non-amortizing Loan unless amended), an express waiver of set-off rights on the part of the borrower is included in the terms and conditions of the Loan and all Related Retained Loans, the Mortgage securing the Loan and all Related Retained Loans or other documentation applicable to the Loan and all Related Retained Loans, and enforceable against the borrower
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(m)	neither the Mortgage Terms for the Loan nor the terms of any other documentation applicable to the Loan and enforceable by the borrower expressly affords the borrower a right of set-off;
(n)	prior to the making of each advance under such Loan, the Lending Criteria and all preconditions to the making of that Loan were satisfied; and
(o)	such Loan is an “Eligible Loan” as defined in the CMHC Guide from time to time.

The CMHC Guide currently defines an “Eligible Loan” as a loan (i) which is made on the security of residential property that is located in Canada and consists of not more than four residential units, (ii) which, together with the amount outstanding of any mortgage or hypothecary loan having an equal or prior claim against the property, does not exceed 80% of the value of the related property at the time of the loan, and (iii) which must, at a minimum, meet the following requirements or qualifications:

(a)	a loan will not qualify as an Eligible Loan if, at the time of transfer to the Guarantor, one or more payments of principal or interest payable thereunder are in arrears;
(b)	a loan will not qualify as an Eligible Loan until one or more payments of principal or interest (or blended payment(s) of principal and interest) have been made in accordance with the terms of the Loan;
(c)	a loan will not qualify as an Eligible Loan for so long as the mortgage or other hypothecary instrument charging the mortgaged property securing such loan does not represent a first priority perfected security interest (subject to encumbrances or claims customarily permitted by a prudent lender);
(d)	a loan will not qualify as an Eligible Loan (i) unless, at the time of transfer to the Guarantor, the loan, the Mortgage securing the Loan and (in the case of a loan extended or advanced upon the security of a mortgage or hypothecary instrument also securing Retained Loans) all Retained Loans are beneficially owned (or owned) by the Seller (disregarding, for such purposes, nominee title holders) and (ii) for so long as the loan, all sums derived from the loan (whether on account of principal, interest or otherwise and whether received from the borrower or a guarantor thereof) and the Mortgage charging the Mortgaged Property securing the loan are not clear of any ownership interests, security interests, encumbrances or other claims other than (A) encumbrances or claims customarily permitted by a prudent lender or that will cease to apply to such loan, sums and Mortgage upon the purchase by or contribution to the Guarantor of the loan, (B) those of the Guarantor, (C) those in favor of holders of covered bondholders (or the Bond Trustee on behalf of such holders) or in favor of other Secured Creditors (in each case to secure the payment of amounts owing to them by the Guarantor) and (D) those which may be reflected in a Security Sharing Agreement and are the subject of a Release of Security delivered by each lender to the Custodian in trust upon and subject to the provisions of the Security Sharing Agreement or are otherwise provided for (in compliance with the requirements of the CMHC Guide) under the Transaction Documents;
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(e)	a loan will not qualify as an Eligible Loan if one or more other loans advanced under the same Mortgage have been insured by a Prohibited Insurer;
(f)

a loan extended or advanced upon the security of a Mortgage also securing (or capable of securing) Retained Loans will not qualify as an Eligible Loan unless it and all Related Retained Loans have the benefit of cross-default provisions (whether contained in the terms and conditions of the loan and Related Retained Loans, the Mortgage securing the loan and Related Retained Loans or other documentation applicable to the loan and Related Retained Loans, and enforceable against the borrower) such that a default under the loan or a Related Retained Loan will constitute a default under the loan and all Related Retained Loans or, in the case of a loan or Related Retained Loan not having the benefit of cross-default provisions but repayable on demand, the Guarantor or the Seller (and each mortgage lender as may be on title) have covenanted in writing to demand repayment of the loan or such Related Retained Loan upon a default under the loan or the Related Retained Loan, as the case may be;

(g)	a loan will not qualify as an Eligible Loan if, at the time of transfer to the Guarantor, it is the subject of any dispute proceeding, set-off, counterclaim or defense whatsoever;
(h)	a loan will not qualify as an Eligible Loan if its terms and conditions or the provisions of the Mortgage securing the loan or other documentation applicable to the loan and enforceable by the borrower expressly afford the borrower a right of set-off;
(i)	a loan extended, advanced or renewed on or after July 1, 2014 (which for greater certainty will not include further advances under an existing non-amortizing loan unless amended) will not qualify as an Eligible Loan unless an express waiver of set-off rights on the part of the borrower is included in the terms and conditions of the loan and all Related Retained Loans, the Mortgage securing the loan and all Related Retained Loans or other documentation applicable to the loan and all Related Retained Loans, and enforceable against the borrower; and
(j)	a loan will not qualify as an Eligible Loan unless it was originated or otherwise complies with the Seller’s approved underwriting policies (in effect or otherwise applicable at the time the loan was originated).

On the relevant Transfer Date, the Loan Representations and Warranties (described below in “—Loan Representations and Warranties”) will be given by the Seller in respect of the Loans and their Related Security sold by the Seller to the Guarantor.

If the Seller accepts an application from, or makes an offer (which is accepted) to, a borrower for a Product Switch which constitutes an unconditional obligation on the part of such Seller to make such Product Switch, then such Seller will be obligated to repurchase the relevant Loan and the Related Security to which the Product Switch relates.

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Security Sharing Agreements and Releases of Security

As noted above, any Other STEP Creditor that acquires an interest in the STEP Collateral Mortgage and other Related Security relating to STEP Loan owned by the Guarantor, and any other registered title holder will be required to execute and deliver a Release of Security to the Custodian in trust, and to enter into a Security Sharing Agreement, which agreement must conform with the requirements of the CMHC Guide and the provisions of the Mortgage Sale Agreement. Any such Security Sharing Agreement will include terms governing the rights, duties and entitlements of such Other STEP Creditor with respect to the Other STEP Products acquired by such Other STEP Creditor and its interests in the related STEP Collateral Mortgages and other Related Security that are substantially similar to those set forth in the Mortgage Sale Agreement, including the requirement that the Servicer service the related Other STEP Products for so long as such Other STEP Products are subject to the Security Sharing Agreement.

A Release of Security, once exercised, releases any and all interest or right that the party delivering such Release of Security may have in the related STEP Collateral Mortgages and other Related Security. A Release of Security delivered by the Seller or any Other STEP Creditor will be held by the Custodian in trust and cannot be exercised with respect to any particular STEP Collateral Mortgage and the other Related Security unless a Security Sharing Agreement Breach has occurred with respect to the related Other STEP Product or STEP Collateral Mortgage and other Related Security, and a party to the Security Sharing Agreement other than the party who has made such breach requests that the Custodian exercise such Release of Security. As a condition precedent to such delivery, the Custodian will be required to obtain a legal opinion from legal counsel that is independent from the parties to the Security Sharing Agreement confirming that a Security Sharing Agreement Breach has occurred and that the conditions to the exercise of such Release of Security have been met. Upon the exercise of a Release of Security, all interest or right of the breaching party in the related STEP Collateral Mortgages and other Related Security will be relinquished as of the date of such delivery and all dealings with Other STEP Products no longer secured by the STEP Collateral Mortgages will be separate from dealings with STEP Loans owned by the Guarantor.

A “Security Sharing Agreement Breach” includes any of the following events:

(a)                a failure by the Seller or Other STEP Creditor to comply with the provisions of the Security Sharing Agreement with respect to the allocation of distributions under the related STEP Account, the servicing of the related STEP Account and certain other restrictions on the dealings by such party with the Other STEP Product, which failure has not been cured within 60 days (or after an Issuer Event of Default, 10 Toronto Business Days) after the breaching party has received notice of the breach;

(b)	a disposition of an Other STEP Product to a purchaser that has not also acquired all related STEP Loans then owned by the Guarantor unless such purchaser has assumed the obligations of the Seller or Other STEP Creditor under the Security Sharing Agreement and delivered a Release of Security to the Custodian in trust; and
(c)	a challenge by the Seller or Other STEP Creditor of the validity, legality or enforceability of certain provisions of the Security Sharing Agreement.

Transfer of Title to the Loans to the Guarantor

Loans sold, transferred and assigned by the Seller to the Guarantor pursuant to the Mortgage Sale Agreement will have legal title to the related Mortgages remain registered in the

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name of the Seller and notice of the sale, transfer and assignment will not be given to the borrowers or, in respect of the Related Security, any relevant guarantor of any borrower. Such notice and, where appropriate, the registration or recording in the appropriate land registry or land titles offices of the transfer by the relevant Seller to the Guarantor of legal title to the Mortgages will be deferred and will only take place in the circumstances described below.

On each Transfer Date, the Seller will agree to (i) hold registered title to the related Loans and their Related Security as agent, bare trustee and nominee in trust for and on behalf of the Guarantor (and also, in the case of any STEP Loan, for and on behalf of the Seller and any Other STEP Creditor having an interest therein as described in “—Scotia Total Equity Plan and STEP Loans”) and (ii) deliver such agreements and take all actions with respect to the Loans and their Related Security as the Guarantor may direct in accordance with the Mortgage Sale Agreement and the Servicing Agreement. On the First Transfer Date, the Seller delivered registrable powers of attorney appointing the Guarantor and the Bond Trustee, as its true and lawful attorney and agent, with full power of substitution, to execute, sign, seal and deliver, in the name of the Seller all conveyances, assignments, transfers, documents and instruments necessary to record the sale, assignment and transfer to the Guarantor, or any other person as the Guarantor and the Bond Trustee may direct, of all Loans and their Related Security (including all documents comprising the Customer Files) in all applicable land registry or land titles offices, including directions to borrowers directing them to remit all payments under their related Loans to the Guarantor (or as the Guarantor may otherwise direct), and to register and record all such sales, assignments, transfers, documents and instruments in such land registry or land titles offices. The powers of attorney will not be exercisable by the Guarantor or the Bond Trustee (or such other person) until the occurrence of a Registered Title Event.

Upon the occurrence of a Registered Title Event, the Seller will do or will cause to be done on its behalf the following:

(a) give notice of the Guarantor’s ownership interest in the relevant Loans and Related Security to each borrower thereunder, which notice will direct that payments be made directly to the Guarantor or its designee, and upon such instruction from the Guarantor, the Seller will give such notice at the expense of the Seller; provided, that if the Seller fails to so notify each such borrower, the Guarantor may so notify such borrowers at the expense of such Seller;

(b) direct the borrowers or any guarantor of such borrowers to pay all amounts payable under the relevant Loans included in the Portfolio directly to the Guarantor or a nominee on its behalf;

(c) cause Registrable Transfers for each of the Loans and their Related Security to be prepared, executed and delivered by the Seller to the Guarantor and registered in the appropriate land registry or land titles office; and

(d) (A) assemble all of the records then in its possession (including Customer Files, computer records and files) and which are necessary or desirable to collect the related Loans and make the same available to the Guarantor or its designee at a place selected by the Guarantor; (B) segregate all cash, checks and other instruments received by it from time to time constituting payments with respect to the relevant Loans in a manner acceptable to the Guarantor and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Guarantor or its designee; and (C) name the Guarantor (or

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its designee) as loss payee on any applicable related insurance policies maintained by the Seller in respect of the Loans sold to the Guarantor in place of the Seller.

The duty of the Seller in paragraph (c) above will be fulfilled no later than the 60th day, and the duties in paragraphs (a), (b) and (d) will be fulfilled by the Guarantor no later than 20 Toronto Business Days, following the day on which the Registered Title Event occurs. The Seller will be liable for all costs and expenses associated with such duties. The Seller will co-operate fully to do all such further acts and things and execute any further documents that may be necessary or desirable by the Guarantor (or the Bond Trustee) to give full effect to such duties.

A “Registered Title Event” means the occurrence of the earliest of any of the following:

(a) a Servicer Event of Default that has not been remedied within 30 days or such shorter period permitted by the Servicing Agreement;

(b) an Issuer Event of Default (other than an actual or impending Insolvency Event with respect to the Bank) that has not been remedied within 30 days or such shorter period permitted by Condition 9.1 (Issuer Events of Default);

(c) an actual or impending Insolvency Event with respect to the Seller (without regard for the parenthetical language in clause (a) of such definition);

(d) the acceptance by an applicable purchaser of any offer by the Guarantor to sell Loans and their Related Security (only in respect of the Loans being sold and their Related Security) to any such purchaser other than the Seller, unless otherwise agreed by such purchaser and the Guarantor, with the consent of the Bond Trustee, which consent will not be unreasonably withheld;

(e) the Seller and/or the Guarantor being required to Perfect legal title to the Mortgages by:

(i) law;

(ii) an order of a court of competent jurisdiction; or

(iii) any regulatory authority which has jurisdiction over the Seller or the Guarantor to effect such perfection; and

(f) the date on which the Bank ceases to be assigned a long-term, unsecured, unsubordinated unguaranteed debt obligation rating or issuer default rating by Moody’s of at least A3 or by Fitch of at least BBB- or by DBRS of at least BBB (low) or R-1 (middle).

Notwithstanding the occurrence of any event or circumstance described in clauses (a) through (f) immediately above, none of the steps relating to a Registered Title Event are required to be taken if (A) the Rating Agency Condition has been satisfied with respect to the Seller not fulfilling such requirements, and (B) satisfactory assurances are provided to the Guarantor and the Bond Trustee by OSFI or such other supervisory authority having jurisdiction over the Seller permitting registered title to the Mortgages to remain with the Seller until such time as (i) the Loans and their Related Security are to be sold or otherwise disposed of by the Guarantor or the Bond Trustee in the performance of their respective obligations under the Transaction

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Documents, or (ii) the Guarantor or the Bond Trustee is required to take actions to enforce or otherwise deal with the Loans and their Related Security.

If the Seller fails to co-operate in the performance of any of the foregoing duties, the Guarantor will use the powers of attorney to transfer registered or recorded title to the Mortgages evidencing and securing the Loans sold by the Seller and their Related Security into its name or the name of a nominee on its behalf or, for STEP Loans in Quebec, to record an assignment of the STEP Collateral Mortgages to the extent of the Guarantor’s interest therein.

The Seller will undertake in the Mortgage Sale Agreement to meet the cost associated with the transfer of registered title or recorded title to the Loans.

The Seller will be required to provide updated powers of attorney to the Custodian from time to time under the Mortgage Sale Agreement, together with related opinions of counsel, in order to ensure the continued effectiveness of such powers of attorney.

Seller Representations and Warranties

Under the Mortgage Sale Agreement, the Seller makes the following representations and warranties (in addition to the Loan Representations and Warranties described below) in favor of the Guarantor on each Transfer Date:

(a) it is a Canadian chartered bank under the Bank Act and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under the Mortgage Sale Agreement;

(b) it is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Mortgage unenforceable by it, the Guarantor, the Bond Trustee or a Purchaser, as applicable, or would have a material adverse effect on the Guarantor’s rights thereunder;

(c) the execution and delivery of the Mortgage Sale Agreement and each of the documents, agreements or instruments to be executed and delivered thereunder by the Seller, and the performance by the Seller of its obligations thereunder, have been duly authorized by the Seller by all necessary corporate action on the part of the Seller and are enforceable against the Seller in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(d) the execution and delivery by the Seller of the Mortgage Sale Agreement and each of the documents, agreements or instruments to be executed and delivered thereunder, the performance of the transactions contemplated thereunder, and the fulfillment of the terms thereof applicable to the Seller, will not (i) conflict with or violate the constating documents or by-laws of the Seller, any resolution of the board of directors (or any committee thereof) or, to the knowledge of the Seller, the shareholders of the Seller or any law applicable to the Seller or (ii) conflict with, or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement,

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mortgage, deed of trust or other instrument to which the Seller is a party or by which it or its properties are bound, in any such case in a manner that would have a material adverse effect on the Guarantor’s rights thereunder or would materially and adversely affect the validity or enforceability of the Mortgage Sale Agreement;

(e) there are no proceedings or investigations, to the best knowledge of the Seller, pending or threatened against the Seller before any governmental authority: (i) asserting the invalidity of the Mortgage Sale Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Mortgage Sale Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under the Mortgage Sale Agreement, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Mortgage Sale Agreement;

(f) all authorizations, consents, orders or approvals of or registrations or declarations with any governmental authority required to be obtained, effected or given by the Seller in connection with the execution and delivery by the Seller of the Mortgage Sale Agreement and the performance of the transactions contemplated by the Mortgage Sale Agreement have been duly obtained, effected or given and are in full force and effect, other than any such authorizations, consents, orders or approvals of or registrations or declarations the absence of which would not materially and adversely affect the validity or enforceability of the Mortgage Sale Agreement or any Mortgage;

(g) it is not a non-resident of Canada for purposes of the ITA;

(h) the Seller is a member of the Scotiabank Group, and

(i) none of the transactions contemplated under the Mortgage Sale Agreement require compliance with any applicable bulk sales legislation.

Loan Representations and Warranties

The Guarantor and the Bond Trustee will not undertake any investigations, searches or other actions on any Loan or its Related Security and will rely instead on the Loan Representations and Warranties given in the Mortgage Sale Agreement by the Seller in respect of the Loans sold by such Seller to the Guarantor. The parties to the Mortgage Sale Agreement may, with the prior written consent of the Bond Trustee, waive, amend or modify the Loan Representations and Warranties or include new Loan Representations and Warranties, in each case, including, without limitation, modifications or additions to accommodate the sale of New Loan Types to the Guarantor provided that any material amendments shall be subject to satisfaction of the Rating Agency Condition. The Loan Representations and Warranties as of the date of this prospectus include the following and are given as of the following dates (i) the Transfer Date in respect of the Loans and Related Security to be sold to the Guarantor on such First Transfer Date, (ii) on the relevant Transfer Date in respect of Loans and Related Security to be sold to the Guarantor on such Transfer Date, and (iii) on the Calculation Date following the making of any Product Switch in respect of the Loans to which the Product Switch relates:

•	the Seller is the legal and beneficial owner of the Loans and their Related Security to be sold to the Guarantor;
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•	each Loan was originated by the Seller in the ordinary course of business (and kept on the Seller’s books for a minimum of one month prior to the cut-off date);
•	each loan satisfies the Eligibility Criteria and is an “Eligible Loan” as defined in the CMHC Guide from time to time;
•	the Mortgage Terms for the Loan expressly permit its assignment without the consent of the borrower;
•	no Loan has a remaining amortization period of more than 50 years as of the relevant cut-off date;
•	the Lending Criteria are consistent with the criteria that would be used by reasonable and prudent institutional mortgage lenders in the Seller’s market;
•	all of the borrowers are individuals or have guarantees from individuals for the Loans (which guarantees and any security related to such guarantees are assignable and will be sold, transferred and assigned to the Guarantor as Related Security for the Loans in accordance with the terms of the Mortgage Sale Agreement);
•	the Outstanding Principal Balance on each Loan is secured by a Mortgage over residential property;
•	the Outstanding Principal Balance on each Loan constitutes a legal, valid, binding and enforceable debt due to the Seller from the relevant borrower and, if applicable, the guarantor and the terms of each Loan and its related Mortgage constitute valid and binding obligations of the relevant borrower and, if applicable, the guarantor enforceable in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;
•	other than (i) registrations in the appropriate land registry or land titles offices in respect of the sale, transfer and assignment of the relevant Loans from the Seller to the Guarantor effected by the Mortgage Sale Agreement, (ii) the provision to borrowers under the related Loans or the obligors under their Related Security of actual notice of the sale, transfer and assignment thereof to the Guarantor, and (iii) certain notices provided in the Civil Code of Quebec for Mortgaged Properties located in the Province of Quebec, all material filings, recordings, notifications, registrations or other actions under all applicable laws have been made or taken in each jurisdiction where necessary or appropriate (and where permitted by applicable law) to preserve, perfect and protect the Guarantor’s legal and beneficial ownership interest in and rights to collect any and all of the related Loans being purchased on the relevant Transfer Date, including the right to service and enforce such Loans and their Related Security;
•	there is no requirement in order for a sale, transfer and assignment of the Loans and their Related Security to be effective to obtain the consent of a borrower or any other person to such sale, transfer or assignment and such sale, transfer and assignment will not give rise to any claim by a borrower against the Guarantor, the Bond Trustee or any of their successors in title or assigns;
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•	all of the Mortgaged Properties are situated in Canada;
•	not more than 12 months (or such longer period as would be acceptable to reasonable and prudent institutional mortgage lenders in the Seller’s market) prior to the granting of each Loan (or in the case of any STEP Loan, prior to the granting of the related First STEP Loan), the relevant Seller obtained information on the relevant Mortgaged Property from an independently-maintained valuation model that would be acceptable to reasonable and prudent institutional mortgage lenders in the Seller’s market, or received a Valuation Report on the relevant Mortgaged Property that would be, and the contents or confirmation, as applicable, of which would be acceptable to reasonable and prudent institutional mortgage lenders in the Seller’s market or obtained such other form of valuation of the relevant Mortgaged Property with respect to which the Rating Agency Condition has been satisfied;
•	prior to the taking of Related Security in respect of each Loan, the relevant Seller either instructed lawyers to conduct a search of title to the relevant Mortgaged Property and to undertake such other searches, investigations, enquiries and actions on behalf of such Seller as would be acceptable to reasonable and prudent institutional mortgage lenders in the Seller’s market (and the Seller was satisfied with the results of same) or the relevant borrower was required as a condition to granting the relevant Loan to obtain a lender’s title insurance policy in respect of the relevant Mortgaged Property from an insurer as would be acceptable to reasonable and prudent institutional mortgage lenders in the Seller’s market;
•	each Loan contains a requirement that the relevant Mortgaged Property be covered by insurance that would be acceptable to reasonable and prudent institutional mortgage lenders in the Seller’s market;
•	all of the Mortgaged Properties are covered by an insurance policy maintained by the Seller covering all risks of physical loss or damage which applies when a borrower fails to maintain such an insurance policy on the relevant Mortgaged Property that would be acceptable to reasonable and prudent institutional mortgage lenders in the Seller’s market and, so long as such policy (or equivalent replacement policy) is maintained by the Seller, such policy (or replacement policy) will apply to the Mortgaged Properties following the sale of the related Loan to the Guarantor;
•	except as otherwise approved by the Rating Agencies in connection with the approval of a New Loan Type, the principal amount of each Loan is fully advanced and there is no requirement for future advances thereunder;
•	as a warranty only, there are no claims under applicable laws of any person having supplied work or materials to a Mortgaged Property that would have a material and adverse effect on the priority of the related Mortgage;
•	the Seller has, since the making of each Loan, kept or procured the keeping of full and proper accounts, books and records showing clearly all transactions, payments, receipts, proceedings and notices relating to such Loans;
•	there are no governmental authorizations, approvals, licenses or consents required for the Seller to enter into or to perform their obligations under the Mortgage Sale Agreement or
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to make the Mortgage Sale Agreement legal, valid, binding and enforceable against the Seller and admissible in evidence; and

•	no documentation relating to such Loan or Related Security is missing or incomplete in any material respect that has a material adverse impact on the realizable value of the relevant Mortgaged Property.

If New Loan Types are proposed to be sold to the Guarantor, then the Loan Representations and Warranties and Eligibility Criteria in the Mortgage Sale Agreement may be modified as required, with the prior consent of the Bond Trustee and subject to satisfaction of the Rating Agency Condition with respect to the sale of such New Loan Types, to accommodate these New Loan Types. The prior consent of the covered bondholders to the requisite amendments will not be required to be obtained.

Repurchase of Loans

In the event of a material breach of any of the Loan Representations and Warranties in respect of any Loan and/or its Related Security or if any of those Loan Representations and Warranties proves to be untrue in any material respect in the case of the Initial Portfolio, as at the First Transfer Date or, in the case of any Loans, as at the relevant Transfer Date or, in the case of any Product Switch in respect of any Loan, as at the Calculation Date following the making of such Product Switch, and provided that the Guarantor has given the Seller not less than 20 Toronto Business Days’ notice of such breach or untruth in writing and such breach or untruth, is not remedied to the reasonable satisfaction of the Bond Trustee within the 20 Toronto Business Day period (or such longer period as the Bond Trustee may in its absolute discretion direct the Guarantor in writing) then the Seller will be required to repurchase the relevant Loan and its Related Security (and any other Loan secured or intended to be secured by that Related Security or any part of it whether or not there has been any breach of a Loan Representation and Warranty in respect of such other Loan). Any breach of the Loan Representations and Warranties with respect to a Loan meeting the Eligibility Criteria will be deemed to be material and incapable of being cured.

In the event that either the Seller accepts a request from a borrower for a Product Switch in respect of any Loan in the Portfolio, then if such Product Switch results in any of the Loan Representations and Warranties not being satisfied in respect of any Loan on the next Calculation Date, or if subsequent to the sale of a First STEP Loan to the Guarantor the origination of any related Additional STEP Loan by the Seller results in any of the Loan Representations and Warranties not being satisfied in respect of any related STEP Loan owned by the Guarantor, or if any Product Switch would give rise to an increased tax liability to the Guarantor, and provided that the Guarantor has given the Seller not less than 20 Toronto Business Days’ notice of such breach or untruth in writing and such breach or untruth, is not remedied to the reasonable satisfaction of the Bond Trustee within the 20 Toronto Business Day period (or such longer period as the Bond Trustee may in its absolute discretion direct the Guarantor in writing), or the Seller accepts a request from a borrower for a Loan advance in respect of any Loan in the Portfolio, then in either case the Guarantor shall serve upon such Seller a Loan Repurchase Notice requiring the Seller to repurchase the relevant Loan and its Related Security (and any other Loan secured or intended to be secured by that Related Security or any part of it whether or not there has been any breach of a Loan Representation and Warranty in respect of such other Loan). With regard to a Product Switch, the Seller will use reasonable commercial efforts to identify and repurchase any Loans that might

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give rise to increased tax liability before completion of such Product Switch, but if the Seller does not repurchase the relevant Loan and its Related Security before such Product Switch gives rise to an increased tax liability to the Guarantor, the Seller will hold the Guarantor harmless against any such increased liability and will indemnify the Guarantor for any costs, expenses, losses or other claims that may arise in connection therewith.

In addition, if the Seller fails to sell Additional STEP Loans to the Guarantor within the time period specified in the Mortgage Sale Agreement, the Guarantor will be entitled to serve upon the Seller a Loan Repurchase Notice requiring such Seller to repurchase the related STEP Loans owned by the Guarantor and the Related Security for such STEP Loans at the Repurchase Amount for such STEP Loans owned by the Guarantor.

Upon receipt of a Loan Repurchase Notice duly signed on behalf of the Guarantor, the Seller will sign and return three copies and will thereby repurchase from the Guarantor, and the Guarantor will thereby re-assign or re-transfer to such Seller the relevant Loan and its Related Security, and upon execution of such Loan Repurchase Notice by the Bond Trustee, on its own behalf and on behalf of any Other STEP Creditors, such Loan and its Related Security will be re-assigned or re-transferred to the Seller free from the Security created by or pursuant to the Security Agreement and all related rights of the Bond Trustee, the Guarantor and any Other STEP Creditor in respect thereof, without the need for any further action. Completion of such repurchase will take place on the Calculation Date after receipt by the Seller of such Loan Repurchase Notice or such other date as the Guarantor may direct in the Loan Repurchase Notice (provided that the date so specified by the Guarantor will not be later than 90 days after receipt by the Seller of such notice) when such Seller will pay to the GDA Account (or as the Guarantor will direct) an amount equal to the aggregate Repurchase Amount of all such Loans.

Since the Guarantor is an affiliate of the Seller, and so long as the Seller or its affiliates indirectly control the Guarantor, there are conflicts of interest associated with the exercise and/or enforcement of the Guarantor’s rights and remedies following any breach of the Loan Representation and Warranties by the Seller; and as a result of such conflicts, the Guarantor’s ability to detect or timely detect such breaches may be limited. See “Risk Factors—Reliance on certain transaction parties.”

General Ability of Seller to Repurchase Loans

Prior to the occurrence of an Issuer Event of Default and service of an Issuer Acceleration Notice or a Guarantor Event of Default and service of a Guarantor Acceleration Notice, the Seller may from time to time offer to repurchase any Loan (including a Non-Performing Eligible Loan) and its Related Security from the Portfolio for a purchase price equal to the fair market value of such Loan. For such purposes, all STEP Loans made to the same STEP borrower which are owned by the Guarantor will be considered to be a single Loan. The Guarantor may accept such offer at its sole discretion. If an Issuer Event of Default has occurred and is continuing but no liquidator or person with similar powers has been appointed to the Seller, any such repurchase will be conditional upon the delivery by the Seller of a solvency certificate to the Guarantor and the Bond Trustee and the Asset Coverage Test, calculated on the next Calculation Date immediately prior to such repurchase, being met upon the completion of such repurchase. Amounts paid by such Seller pursuant to such option will be deposited into the GDA Account.

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Defaulted Loans

The Cash Manager will identify any Loans that are Non-Performing Eligible Loans in the Portfolio and upon identification serve a notice of Non-Performing Eligible Loans on the Bank and the Servicer. Non-Performing Eligible Loans will be given no credit in the Asset Coverage Test or the Amortization Test, as applicable.

Since both the Seller and the Cash Manager will be the Bank (or an affiliate), there are conflicts of interest associated with the Cash Manager’s performance of its role in identifying Loans that are Non-Performing Eligible Loans in the Portfolio. See “Risk Factors—Reliance on certain transaction parties.”

Maturing Loans

Without prejudice to the Seller’s general ability to repurchase, the Seller (or an affiliate of the Seller designated by the Seller) may, upon request and subject to the agreement of the Guarantor, at any time prior to the date which is 90 days prior to the date of maturity of a Loan, and from time to time, repurchase any Loan from the Portfolio on the maturity date of such Loan at the greater of (i) the fair market value of such Loan at such maturity date, and (ii) the Repurchase Amount of such Loan at such maturity date. For such purposes, all STEP Loans made to the same STEP borrower which are owned by the Guarantor will be considered to be a single Loan. If the Seller does not deliver to the Guarantor on or before the required date a written notice specifying the Loans in respect of which it will not exercise such right and the Seller does not inform the Guarantor in writing that it cannot repurchase any such Loan, the Seller will repurchase, subject to the agreement of the Guarantor, each such Loan in the Portfolio on the Calculation Date next following the applicable maturity date of such Loan at the greater of (i) the fair market value of such Loan at such maturity date, and (ii) the Repurchase Amount of such Loan at such maturity date; provided, however, that the Seller will not repurchase and will not be required to repurchase any Loan which (i) is or becomes a Non-Performing Eligible Loan on its maturity date, or (ii) is repaid in full on its maturity date from funding provided to the borrower under such Loan by a person other than the Seller. On the Calculation Date next following the maturity date on which the Seller purchases such Loan, such Seller will pay to the GDA Account an amount equal to the greater of (i) the fair market value of such Loan at such maturity date, and (ii) the Repurchase Amount of such Loan at such maturity date.

Right of Pre-emption

Under the terms of the Mortgage Sale Agreement, the Seller has a right of pre-emption in respect of any sale, in whole or in part, of Selected Loans, provided, however, that such right will not be available at any time during which such Seller is in default of any of its obligations under the Transaction Documents.

If, (i) following service of an Asset Coverage Test Breach Notice (which has not been revoked), (ii) following service of a Notice to Pay, (iii) following a breach of the Pre-Maturity Test or (iv) prior to the service of an Asset Coverage Test Breach Notice or a Notice to Pay, a Demand Loan Repayment Event has occurred or the Bank has demanded that the Demand Loan be repaid, the Guarantor may be required to sell Selected Loans, and in certain circumstances may elect to sell certain Selected Loans, in accordance with the Guarantor Agreement, and provided that the Seller is not in default of any of its obligations in the Mortgage Sale Agreement or under any other Transaction Document to which it is a party, the Guarantor will by serving on

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the Seller a Selected Loan Offer Notice, prior to the Guarantor making any offer to sell Selected Loans to other Purchasers, offer immediately to sell to the Seller those Selected Loans in accordance with the Guarantor Agreement for an offer price equal to the amount specified in the Guarantor Agreement. See “—Guarantor Agreement—Method of sale of Portfolio assets” below.

If the Seller accepts the Guarantor’s offer to sell the relevant Selected Loans by signing the Selected Loan Offer Notice in a manner indicating acceptance and delivering it to the Guarantor with a copy to the Bond Trustee within 10 Toronto Business Days from and including the date of the Selected Loan Offer Notice and provided that (if an Issuer Event of Default has occurred and is continuing) the Seller has provided a solvency certificate in a form acceptable to the Guarantor and the Bond Trustee (each acting reasonably), the Guarantor will within three Toronto Business Days of receipt of such acceptance serve a notice accepting the offer set out in the Selected Loan Offer Notice (a “Selected Loan Repurchase Notice”) on the Seller.

The Guarantor will offer for sale the Selected Loans in respect of which the Seller rejects or fails within the requisite time limit to accept the Guarantor’s offer to sell to Purchasers in the manner and on the terms set out in the Guarantor Agreement. See “—Guarantor Agreement—Sale of Selected Loans at any time an Asset Coverage Test Breach Notice is outstanding or a Notice to Pay has been served to the Guarantor.”

Upon receipt of the Selected Loan Repurchase Notice duly signed on behalf of the Guarantor, the Seller will promptly sign and return three copies of the Selected Loan Repurchase Notice and will repurchase from the Guarantor, and the Guarantor will re-assign or re-transfer to the Seller the Selected Loans (and any other Loan secured or intended to be secured by that Related Security or any part of it) referred to in the relevant Selected Loan Repurchase Notice and, subject to the Security Agreement, upon execution of the Selected Loan Repurchase Notice by the Bond Trustee, on its own behalf and on behalf of any Other STEP Creditors, such Selected Loans will be re-assigned or re-transferred to the Seller free from the Security created by and pursuant to the Security Agreement and all related rights of the Bond Trustee, Guarantor and any Other STEP Creditor in respect thereof, without the need for any further action. Completion of such repurchase will take place on the Guarantor Payment Date next occurring after receipt by the Seller of such Selected Loan Repurchase Notice or such other date as the Guarantor may direct in the Selected Loan Repurchase Notice (provided that, where a Notice to Pay has been served, such date is not to be later than the earlier to occur of the date which is (a) 10 Toronto Business Days after receipt by the Guarantor of the returned Selected Loan Repurchase Notice, or (b) the Final Maturity Date of, as applicable, the Hard Bullet Covered Bonds or the Earliest Maturing covered bonds) and the Seller will pay to the GDA Account (or as the Guarantor will direct) an amount in cash equal to the offer price specified in the relevant Selected Loan Repurchase Notice.

Any time there is no Asset Coverage Test Breach Notice outstanding and no Notice to Pay or Guarantor Acceleration Notice has been served to the Guarantor, it will be a condition to the Guarantor’s right to sell Loans and their Related Security that the Asset Coverage Test will be met on the next Calculation Date prior to such sale after giving effect to the sale.

New Sellers

In the future, New Sellers (which are members of the Scotiabank Group) may accede to the Program and sell Loans and their Related Security to the Guarantor. Any such New Sellers will accede to, inter alia, the Mortgage Sale Agreement. The sale of Loans and their Related

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Security by New Sellers to the Guarantor will be subject to certain conditions, including the following:

•	each New Seller accedes to the terms of the Guarantor Agreement as a Limited Partner (with such subsequent amendments as may be agreed by the parties thereto) so that it has, in relation to those Loans and their Related Security to be sold by the relevant New Seller, substantially the same rights and obligations as the Seller had in relation to those Loans and their Related Security previously sold into the Portfolio under the Guarantor Agreement;
•	each New Seller accedes to such Transaction Documents and enters into such other documents as may be required by the Bond Trustee, the Guarantor and/or the Cash Manager (in each case acting reasonably) to give effect to the addition of a New Seller to the transactions contemplated under the Program;
•	each New Seller accedes to the terms of the Mortgage Sale Agreement (with such subsequent amendments as may be agreed by the parties thereto) or New Mortgage Sale Agreement, so that it has, in relation to those Loans and their Related Security to be sold by the relevant New Seller, substantially the same rights and obligations as the Seller had in relation to those Loans and their Related Security included in the Initial Portfolio under the Mortgage Sale Agreement;
•	any Loans and their Related Security sold by a New Seller to the Guarantor will be subject to the Loan Representations and Warranties and repurchase obligations set out in the Mortgage Sale Agreement;
•	either (A) the Servicer services the Loans and their Related Security sold by such New Seller to the Guarantor on the terms set out in the Servicing Agreement (with such subsequent amendments as may be agreed by the parties thereto) or (B) each New Seller enters into a servicing agreement with the Guarantor and the Bond Trustee which sets out the servicing obligations of such New Seller in relation to the Loans and their Related Security sold by such New Seller to the Guarantor and which is on terms substantially similar to the terms set out in the Servicing Agreement (provided that the fees payable to the Servicer or such New Seller acting as servicer of such Loans and their Related Security would be determined on or around the date of the accession of such New Seller to the Program);
•	the Bond Trustee is satisfied that any accession of a New Seller to the Program will not prejudice the Asset Coverage Test; and
•	the Bond Trustee is satisfied that any modifications to the Transaction Documents in order to accommodate the accession of a New Seller to the Program will not be materially prejudicial to the interests of any of the covered bondholders.

If the above conditions are met, the consent of covered bondholders will not be required in relation to the accession of a New Seller to the Program.

Termination of Custodian

The Guarantor may, at any time, but subject to the prior written consent of the Bond Trustee (if the Custodian is not the Bond Trustee), terminate the appointment of the Custodian upon providing the Custodian with at least 60 days’ prior written notice, provided that, subject to the following sentence, such termination may not be effected unless and until a replacement approved by the Bond Trustee, acting reasonably, has been found by the Guarantor which agrees to perform the duties (or substantially similar duties) of the Custodian set out in the Mortgage Sale Agreement. In the event that there is a breach by the Custodian of certain representations and warranties or a failure by the Custodian to perform certain covenants made by it under the Mortgage Sale Agreement, the Guarantor will have the right to terminate the Custodian and appoint a replacement Custodian, without the need for a replacement having been appointed upon such termination.

The Mortgage Sale Agreement is governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

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Servicing Agreement

Pursuant to the terms of the Servicing Agreement, the Servicer (who will initially be the Bank) will provide services, on behalf of the Guarantor in relation to the Loans and their Related Security comprised in the Portfolio.

The Servicer will administer the Loans and their Related Security comprised in the Portfolio in accordance with applicable law, the Servicing Agreement and the other Transaction Documents and with reasonable care and diligence, using that degree of skill and attention that they exercise in managing, servicing, administering, collecting on and performing similar functions relating to comparable loans that it services for itself.

With respect to STEP Loans, the Servicing Agreement will give the Servicer the sole and exclusive right to service all STEP Loans made to a particular STEP borrower that are secured by the same STEP Collateral Mortgage and other Related Security, whether or not owned by the Guarantor. The Transaction Documents will further require all STEP Loans and Other STEP Products to be serviced by the Servicer in a manner consistent with the respective rights, interests and priorities of the Guarantor, the Seller and any Other STEP Creditor as described in “—Mortgage Sale Agreement—Scotia Total Equity Plan and STEP Loans,” but in all cases giving due consideration to the priority of the STEP Loans owned by the Guarantor. The Bank will initially service all STEP Loans and Other STEP Products.

The Servicer will, subject to the terms and conditions of the Servicing Agreement, the terms of the Loans and their Related Security (including, if applicable, the STEP Plan), the Mortgage Sale Agreement and the Security Agreement, have the full power, authority and right to do or cause to be done any and all things, not inconsistent with the sale, transfer and assignment of the Loans and their Related Security to the Guarantor, which it reasonably considers necessary, convenient or incidental to the servicing of the Loans and their Related Security or the exercise of such rights, powers and discretions.

Right of delegation by the Servicer

The Servicer may, under certain terms and conditions, sub-contract or delegate the performance of all or any of its powers and obligations under the Servicing Agreement. Notwithstanding any sub-contracting or delegation of the performance of its obligations under the Servicing Agreement, the Servicer will not be released or discharged from any liability and will remain responsible for the performance of all of its obligations under the Servicing Agreement, and the performance or non-performance or the manner of performance by any sub-contractor or delegate of any of the services will not affect the Servicer’s obligations under the Servicing Agreement and any breach in the performance of the services by such sub-contractor or delegate will, subject to the Servicer being entitled for a period of 20 Toronto Business Days from receipt of any notice of the breach to remedy such breach by any sub-contractor or delegate, be treated as a breach of the Servicing Agreement by the Servicer.

Undertakings of the Servicer

Pursuant to the terms of the Servicing Agreement, the Servicer will in relation to those Loans and their Related Security in the Portfolio that it is servicing, inter alia:

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•	keep and maintain records and books of account in respect of the Portfolio for the purposes of identifying amounts paid by the related borrower, any amount due from such borrower and the Outstanding Principal Balance of the Loans and such other records as would be kept by reasonable and prudent institutional mortgage lenders in the Servicer’s market;
•	provide the Guarantor and the Bond Trustee with access to the Customer Files and other records relating to the administration of the Loans and their Related Security in its possession;
•	assist the Cash Manager in the preparation of a the Investor Report;
•	give timely notice to the borrower of each Loan of any default in payment or other default thereunder, or under any related agreements;
•	investigate all delinquencies and defaults under the Loans;
•	hold as trust property for and on behalf of the Guarantor, free of any adverse claim, all collections received in respect of the Loans and their Related Security in the Portfolio and Customer Files with respect to the Loans;
•	take such enforcement actions and proceedings in respect of the Loans and their Related Security in the Portfolio as it would be reasonable to expect reasonable and prudent institutional mortgage lenders in the Servicer’s market to take in administering their loans and their related security; and
•	take all other action and do all other things which it would be reasonable to expect reasonable and prudent institutional mortgage lenders in the Servicer’s market to do in administering their loans and their related security.

Remuneration

The Seller will perform the duties and obligations of the Servicer pursuant to the terms of the Servicing Agreement at no additional cost to the Guarantor, in consideration for the purchase price received by it for the Loans and their Related Security sold by it to the Guarantor pursuant to the Mortgage Sale Agreement. The Servicer will not be entitled to any additional compensation for the performance of its obligations under the Servicing Agreement or any reimbursement for the costs and expenses incurred by it in connection therewith, it being acknowledged that the Loans, the Related Security and the other assets comprised in the Portfolio have been sold pursuant to the Mortgage Sale Agreement on a fully-serviced basis. In the event the Servicer is replaced in accordance with the terms of the Servicing Agreement by a person other than an affiliate of the Bank, unless otherwise agreed by the parties to the Servicing Agreement, the Guarantor will on each Guarantor Payment Date reimburse such person, in accordance with the applicable Priority of Payments, for all costs, expenses, disbursements, charges and fees (together with any applicable Taxes due thereon) properly incurred by such person in the performance of its services as successor Servicer.

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Representations and Warranties of the Servicer

Under the Servicing Agreement, the Servicer represents and warrants to the Guarantor, the Seller, the Cash Manager, and the Bond Trustee that (i) it possesses the necessary experience, qualifications, facilities and other resources to perform its responsibilities in relation to its duties and obligations thereunder; (ii) it is and will continue to be in good standing with OSFI; (iii) it is and will continue to be in regulatory good standing and in material compliance with and under all laws applicable to its duties and obligations thereunder and under the other Transaction Documents to which it is a party; (iv) the unsecured, unsubordinated and unguaranteed debt obligations (or in the case of Fitch, the issuer default ratings) of the Servicer are rated by each of the Rating Agencies at ratings that are at or above the threshold ratings of (x) Baa2 (in respect of Moody’s), (y) F2 (in respect of Fitch), and (z) either BBB (low) or R-1 (middle) (in respect DBRS) as applicable (the “Servicer Replacement Ratings”); and (v) it is and will continue to be in material compliance with its internal policies and procedures (including risk management policies) relevant to its duties and obligations thereunder.

Removal or resignation of the Servicer

The Guarantor and the Bond Trustee may, upon written notice to the Servicer, terminate the Servicer’s rights and obligations (unless otherwise specified below) if any of the following events (each a “Servicer Termination Event” and, each of the first three events set out below, a “Servicer Event of Default”) occurs:

•	one or more Rating Agencies downgrade the Servicer’s unsecured, unguaranteed and unsubordinated debt obligations, or its issuer default ratings, below the Servicer Replacement Ratings;
•	the Servicer defaults in the payment of any amount due to the Guarantor under the Servicing Agreement and fails to remedy that default for a period of three Toronto Business Days after the earlier of the Servicer becoming aware of the default and receipt by the Servicer of written notice from the Bond Trustee or the Guarantor requiring the same be remedied;
•	default is made by the Servicer (or any delegate thereof) in the performance of its obligations under the Servicing Agreement at any time that one or more Rating Agencies has downgraded the Servicer’s unsecured, unguaranteed and unsubordinated debt obligations, or its issuer default ratings, below the Servicer Deposit Threshold Ratings, and such default continues unremedied for a period of one (1) Toronto Business Day after the earlier of the Servicer becoming aware of such default and receipt by the Servicer of written notice from the Bond Trustee or the Guarantor requiring the same to be remedied;
•	the Guarantor resolves, after due consideration and acting reasonably, that the appointment of the Servicer should be terminated provided that a substitute servicer has entered into a servicing agreement with the parties hereto (excluding the Servicer) on terms and conditions substantially similar to the terms and conditions contained herein, and with respect to which the Rating Agency Condition has been satisfied;
•	an Insolvency Event occurs in relation to the Servicer;
•	there is a breach by the Servicer of certain representations and warranties or a failure by the Servicer to perform certain covenants made by it under the Servicing Agreement;
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•	an Issuer Event of Default (i) occurs and is continuing, or (ii) previously occurred and is continuing, at any time that the Guarantor is not Independently Controlled and Governed; or
•	the Servicer fails to comply with any of its other covenants and obligations under the Servicing Agreement which failure in the reasonable opinion of the Bond Trustee is materially prejudicial to the interests of the holders of the covered bonds and does not remedy such failure within the earlier of 30 Toronto Business Days after becoming aware of the failure and receipt by the Servicer of written notice from the Bond Trustee or the Guarantor requiring the same to be remedied.

In the case of the occurrence of the first Servicer Termination Event described above, at any time that the Guarantor is not Independently Controlled and Governed, the Guarantor will by notice in writing to the Servicer terminate its appointment as Servicer with effect from a date (not earlier than the date of the notice) specified in the notice.

Any resolution to terminate the Servicer’s appointment under the Servicing Agreement will be notified to the Rating Agencies. Any such termination will become effective upon the appointment of a successor Servicer in place of the Servicer.

Subject to the fulfillment of a number of conditions, a Servicer may resign and terminate its appointment as a Servicer upon the expiry of not less than 12 months’ written notice to the Bond Trustee, the Guarantor and each Rating Agency, provided that:

(a) if the Servicer who wishes to terminate its appointment is the Bank, the Guarantor and the Bond Trustee consent in writing to such termination;

(b) one or more new servicer(s) or successor servicer(s) will be appointed, with such appointment to be effective no later than the date of such resignation, and the Servicer who wishes to terminate its appointment notifies the Rating Agencies in writing of the identity of such new servicer(s) or successor servicer(s);

(c) each new servicer(s) or successor servicer(s) is qualified to act as such under applicable laws;

(d) each new servicer(s) or successor servicer(s) enters into an agreement substantially on the same terms as the relevant provisions of the Servicing Agreement with the Guarantor and the Bond Trustee (which agreement may, for the avoidance of doubt, provide for the payment of such fees, costs and expenses of the new servicer(s) as the Guarantor and Bond Trustee may deem appropriate in accordance with the relevant provisions of the Servicing Agreement) and a Servicer will not be released from its obligations under the relevant provisions of the Servicing Agreement until such new servicer(s) or successor servicer(s) has entered into such new agreement;

(e) each new servicer(s) or successor servicer(s) agrees to service the STEP Loans and any related Other STEP Products in the manner contemplated in the relevant provisions of the Servicing Agreement; and

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(f) the Rating Agency Condition has been satisfied with respect to such resignation and appointment of the new servicer(s) or successor servicer(s), unless the resignation is otherwise agreed to by an Extraordinary Resolution of the covered bondholders.

If the appointment of the Servicer is terminated, the Servicer must promptly deliver the Customer Files relating to the Loans comprised in the Portfolio in its possession to, or at the direction of, the Guarantor. The Servicing Agreement will terminate at such time as the Guarantor has no further interest in any of the Loans or their Related Security serviced under the Servicing Agreement that have been comprised in the Portfolio.

The Bond Trustee is not obliged to act as Servicer in any circumstances.

The Servicing Agreement is governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Cover Pool Monitor Agreement

Under the terms of the Cover Pool Monitor Agreement entered into on the Program Date between the Cover Pool Monitor, the Guarantor, the Bank, the Cash Manager and the Bond Trustee, the Cover Pool Monitor has agreed, subject to due receipt of the information to be provided by the Cash Manager to the Cover Pool Monitor, to carry out arithmetic testing of, and report on the arithmetic accuracy of the calculations performed by the Cash Manager once each year and more frequently in certain circumstances as required by the terms of the Cover Pool Monitor Agreement with a view to confirming that the Asset Coverage Test or the Amortization Test, as applicable, is met on each applicable Calculation Date, and (ii) confirming the accuracy of the Valuation Calculation.

If the arithmetic testing conducted by the Cover Pool Monitor reveals any errors in the calculations performed by the Cash Manager, the Cover Pool Monitor will be required to conduct such arithmetic tests and report on such arithmetic accuracy for (a) the last Calculation Period of each calendar quarter of the preceding year, (b) each Calculation Period of the current year until such arithmetic testing demonstrates no arithmetical inaccuracy for three consecutive Calculation Periods, and (c) thereafter, the last Calculation Period of each remaining calendar quarter of the current year.

In addition to the arithmetic testing described above, the Cover Pool Monitor will also perform certain specified procedures in relation to the Portfolio and verify compliance by the Bank, the Guarantor and the Program with certain aspects of the Legislative Framework and the CMHC Guide.

The Cover Pool Monitor is entitled, in the absence of manifest error, to assume that all information provided to it by the Cash Manager for the purpose of performing its duties under the Cover Pool Monitor Agreement is true and correct and not misleading and is not required to report as such or otherwise take steps to verify the accuracy of any such information. Each report of the Cover Pool Monitor delivered in accordance with the terms of the Cover Pool Monitor Agreement will be delivered to the Cash Manager, the Guarantor, the Bank, the Bond Trustee and CMHC.

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The Guarantor will pay to the Cover Pool Monitor a fee per report (exclusive of applicable taxes), equal to the amount set out in the Cover Pool Monitor Agreement from time to time, for the reports to be performed by the Cover Pool Monitor.

The Guarantor may, at any time, but subject to the prior written consent of the Bond Trustee, terminate the appointment of the Cover Pool Monitor by giving at least 60 days’ prior written notice to the Cover Pool Monitor (unless the Cover Pool Monitor defaults in the performance or observance of certain of its covenants or breaches certain of its representations and warranties made, respectively, under the Cover Pool Monitor Agreement, in which case such consent will not be required), provided that such termination may not be effected unless and until a replacement Cover Pool Monitor has been appointed by the Guarantor (such replacement to be approved by the Bond Trustee (such approval to be given if the replacement is an accountancy firm of national standing in Canada)) which agrees to perform the duties of the Cover Pool Monitor set out in the Cover Pool Monitor Agreement (or substantially similar duties).

The Cover Pool Monitor may, at any time, resign by giving at least 60 days’ prior written notice to the Guarantor (or the Cash Manager on its behalf) and the Bond Trustee. The Cover Pool Monitor may resign immediately by giving written notice if any action taken by a recipient of a report delivered by the Cover Pool Monitor causes a professional conflict of interest for the Cover Pool Monitor under the rules of the professional and/or regulatory bodies regulating the activities of the Cover Pool Monitor. The Cover Pool Monitor will inform the recipients of its report as soon as reasonably practicable of any action of which the Cover Pool Monitor is aware that may cause a professional conflict of interest for the Cover Pool Monitor which could result in its resignation.

If the Guarantor has not, using all commercially reasonable endeavors, appointed a replacement Cover Pool Monitor (such replacement to be approved by the Bond Trustee) within 60 days of the giving of notice of resignation or termination or by the date which is 30 days prior to the date when tests are to be carried out in accordance with the terms of the Cover Pool Monitor Agreement, then the Guarantor will use all commercially reasonable endeavors to appoint an accountancy firm of national standing in Canada which meets the requirements of a cover pool monitor in the CMHC Guide to carry out the duties of the Cover Pool Monitor set out in the Cover Pool Monitor Agreement on a one-off basis, provided that such appointment is approved by the Bond Trustee, acting reasonably.

The Bond Trustee will not be obliged to act as Cover Pool Monitor in any circumstances.

Guarantor Agreement

The general and limited partners of the Guarantor operate the business of the Guarantor in accordance with the terms of the Guarantor Agreement between the Managing GP, as managing general partner, the Liquidation GP, as liquidation general partner, the Bank, as Limited Partner and the Bond Trustee, together with such other persons as may become partners of the Guarantor. Any Partner must be a resident of Canada for purposes of the ITA.

General Partner and Limited Partners of the Guarantor

The Managing GP is the initial managing general partner and the Liquidation GP is the initial liquidation general partner and the Bank is currently the sole limited partner of the

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Guarantor. The Partners have the duties and obligations, rights, powers and privileges specified in the Limited Partnership Act (Ontario) and pursuant to the terms of the Guarantor Agreement.

No new limited partner may be otherwise appointed, and no new general partner may be added or general partner replaced without, among other requirements, (i) the consent of the Partners and, while there are covered bonds outstanding, the Bond Trustee, and (ii) satisfaction of the Rating Agency Condition.

Under the Guarantor Agreement, the Limited Partner represents and warrants to the other Partners that (i) it is a validly created chartered bank under the laws of Canada and is validly subsisting under such laws; (ii) it has taken all necessary action to authorize the execution, delivery and performance of the Guarantor Agreement; (iii) it has the capacity and corporate authority to enter into and perform its obligations under the Guarantor Agreement and such obligations do not conflict with nor do they result in a breach of any of its constating documents or by-laws or any material agreement by which it is bound or any applicable law the breach of which would have a material effect; (iv) no authorization, consent or approval of, or filing with or notice to, any person is required in connection with the execution, delivery or performance of the Guarantor Agreement by the Limited Partner, other than whose which have been obtained; (v) it is not a non-resident of Canada for purposes of the ITA and will retain such status during the term of the partnership governed by the Guarantor Agreement; (vi) it will not transfer any interest it holds in the Guarantor to a non-resident of Canada for purposes of the ITA; (vii) it will at all times comply with the CMHC Guide; and (viii) it will at all times comply with, and perform its obligations under, the provisions of the Guarantor Agreement and each other Transaction Document to which it is a party in any capacity.

Capital Contributions

The Managing GP and the Liquidation GP hold 99 percent and 1 percent respectively of the 0.05 percent general partner interest. The Limited Partner holds the substantial economic interest in the Guarantor (approximately 99.95 percent). The Limited Partner may from time to time make additional Capital Contributions. Such Capital Contributions may be Cash Capital Contributions or Capital Contributions in Kind. In the case of the latter, the Limited Partner will have an additional interest in the capital of the Guarantor equal to the fair market value of those Loans contributed by it as at the Transfer Date recorded in the Capital Account Ledger.

New Limited Partners

In the future, any person that wishes to become a new Limited Partner will, subject to the following paragraph, require the consent of the Limited Partner and, while there are covered bonds outstanding, the Bond Trustee, and be required to accede to the Mortgage Sale Agreement and any other Transaction Documents to which the Limited Partner is a party and deliver such other agreements and provide such other assurances as may be required by the Guarantor and/or the Bond Trustee (acting reasonably). Subject to compliance with the foregoing, the consent of the covered bondholders will not be required to the accession of a new Limited Partner to the Guarantor. The admission of a new Limited Partner will also be subject to satisfaction of the Rating Agency Condition.

Subject to the satisfaction of the Rating Agency Condition, the Limited Partner may assign all or some portion of its interest in the Guarantor to any subsidiary by giving written

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notice of such assignment to the CMHC, each of the Managing GP and the Liquidation GP, and the Bond Trustee, and the assignee of such interest acceding to the Guarantor Agreement. Any such assignment shall not require the consent of the general partners, Bond Trustee, the holders of the covered bonds or, if applicable, any other Limited Partner.

Capital Distributions

Provided the Asset Coverage Test will be met after giving effect to any Capital Distribution, the Managing GP, may from time to time, in its discretion, make Capital Distributions to the Partners in accordance with the Guarantor Agreement, and provided that such Capital Distributions are permitted under the applicable Priorities of Payments and the Security Agreement. Pursuant to the terms of the Guarantor Agreement distributions to the Liquidation GP will be limited to an amount which may be less than the Liquidation GP’s pro rata interest in the Guarantor.

Asset Coverage Test

Under the terms of the Guarantor Agreement, the Guarantor is required to ensure that, as of each Calculation Date, the ACT Asset Value (as defined below) is in an amount at least equal to the ACT Liability Value (as defined below) as calculated as of the relevant Calculation Date.

If as of any Calculation Date the ACT Asset Value (as defined below) is less than the ACT Liability Value (as defined below) as of the relevant Calculation Date, then the Managing GP (or the Cash Manager on its behalf) will notify the Guarantor, CMHC, the Partners and the Bond Trustee thereof. In such circumstances, the Partners (other than the Liquidation GP) shall use all reasonable efforts to ensure that the Guarantor satisfies the Asset Coverage Test prior to the next Calculation Date. If the ACT Asset Value is less than the ACT Liability Value as of the next following Calculation Date, the Asset Coverage Test will be breached and the Managing GP (or the Cash Manager on its behalf) will serve an Asset Coverage Test Breach Notice on the Guarantor, the Partners and the Bond Trustee in accordance with the Guarantor Agreement. Under the Guarantor Agreement, the Managing GP (or the Cash Manager on its behalf), the Bond Trustee will revoke an Asset Coverage Test Breach Notice if, as of any Calculation Date falling on or prior to the Guarantor Payment Date immediately following the Calculation Date after the service of an Asset Coverage Test Breach Notice, the Asset Coverage Test is subsequently satisfied and neither a Notice to Pay nor a Guarantor Acceleration Notice has been served. In such circumstances, the Limited Partner shall use all reasonable efforts to, in its sole discretion, (i) make advances under the Intercompany Loan, (ii) sell Loans and their Related Security to the Guarantor, or (iii) make a Capital Contribution in cash or in kind, in any case on or before the next Calculation Date in amounts sufficient to ensure that the Guarantor is in compliance with the Asset Coverage Test prior to the next following Calculation Date.

Following service of an Asset Coverage Test Breach Notice (which has not been revoked):

(i)	the Guarantor may be required to sell Selected Loans (as described further under Sale of Selected Loans following service of an Asset Coverage Test Breach Notice below); and
(ii)	prior to the occurrence of an Issuer Event of Default and service of an Issuer Acceleration Notice or, if earlier, the occurrence of a Guarantor Event of Default
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and service of a Guarantor Acceleration Notice, the Pre-Acceleration Revenue Priority of Payments and the Pre-Acceleration Principal Priorities of Payments will be modified as more particularly described in “Cashflows—Allocation and distribution of Available Revenue Receipts and Available Principal Receipts when an Asset Coverage Test Breach Notice is outstanding but no Covered Bond Guarantee Activation Event has occurred” below.

If an Asset Coverage Test Breach Notice has been served and not revoked on or before the Guarantor Payment Date immediately following the Calculation Date after service of such Asset Coverage Test Breach Notice, then an Issuer Event of Default will occur and the Bond Trustee will be entitled (and, in certain circumstances may be required) to serve an Issuer Acceleration Notice. Following service of an Issuer Acceleration Notice, the Bond Trustee will be required to serve a Notice to Pay on the Guarantor.

For the purposes hereof:

“Asset Coverage Test” = ACT Asset Value – ACT Liability Value

“ACT Asset Value” = A + B + C + D + E – F

where:

A	=	the lower of (1) and (2):
(1)	the sum of the LTV Adjusted Loan Balance of each Loan in the Portfolio, net of Adjustments; and
(2)	the sum of the Asset Percentage Adjusted Loan Balance of each Loan in the Portfolio, net of Adjustments
B	=	Principal Receipts up to the related Calculation Date not otherwise applied on such Calculation Date
C	=	the aggregate cash capital contributions made by Partners or proceeds advanced under the Intercompany Loan Agreement or proceeds from any sale of Eligible Loans or other cash exclusive of Revenue Receipts up to the related Calculation Date
D	=	the outstanding principal amount of any Substitute Assets
E	=	the amount credited to the Reserve Fund balance and/or amount credited to the Pre-Maturity Liquidity Ledger, as applicable
F	=	the product of:
(1)	the weighted average remaining maturity of all outstanding covered bonds (in years and, where less than a year, deemed to be a year);
(2)	the Principal Amount Outstanding of all covered bonds; and
(3)	the Negative Carry Factor
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“LTV Adjusted Loan Balance” = the lower of (1) and (2):

(1)	the True Loan Balance of the relevant Loan; and
(2)	if such Loan is a Performing Eligible Loan, 80% of the Market Value of the related Mortgaged Property or, if such loan is a Non-Performing Eligible Loan, zero

“Asset Percentage Adjusted Loan Balance” = the Asset Percentage x the lower of (1) and (2):

(1)	the True Loan Balance of the relevant Loan; and
(2)	if such Loan is a Performing Eligible Loan, the Market Value of the related Mortgaged Property or, if such loan is a Non-Performing Eligible Loan, zero

“Performing Eligible Loans” = Eligible Loans that are less than three months in arrears

“Adjustments” = the sum of:

(1)	the LTV Adjusted Loan Balance or Asset Percentage Adjusted Loan Balance (as the case may be) of any Performing Eligible Loan in breach of the Loan Representations and Warranties or otherwise subject to the Seller’s repurchase obligation (but yet to be repurchased) under the Mortgage Sale Agreement; and
(2)	financial losses (yet to be recompensed) resulting from any breach by the Seller of any other material warranty in the Mortgage Sale Agreement or from any breach by the Servicer of a material term of the Servicing Agreement

“True Loan Balance” = sum of:

(1) the outstanding loan balance of the relevant Loan; and

(2)	all arrears of interest and accrued interest in respect of the relevant Loan

“Asset Percentage” = As determined below

“Negative Carry Factor” =

(1)	if the weighted average margin of the interest rate payable on the outstanding covered bonds relative to the interest rate receivable on the Portfolio is less than or equal to 0.1% per annum, then 0.5%; and
(2)	if the weighted average margin of the interest rate payable on the outstanding covered bonds relative to the interest rate receivable on the Portfolio is greater than 0.1% per annum, then the sum of (x) 0.5% and (y) the weighted average margin of the interest rate payable on the outstanding covered bonds less 0.1%,
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unless the interest rate risk represented by the weighted average margin of the interest rate payable on the outstanding covered bonds relative to the interest rate receivable on the Portfolio is addressed or mitigated by the Interest Rate Swap Agreement, whereupon the Negative Carry Factor will be nil

“ACT Liability Value”	=	the nominal amount of covered bond liabilities in Canadian Dollars (with currency transaction undertaken using or at foreign exchange rates reflected in the related Covered Bond Swap Agreement)

The “Asset Percentage” will be determined as follows:

On or prior to the Guarantor Payment Date immediately following the Calculation Date falling in February, May, August and November of each year, and on such other date as the Limited Partner may request following the date on which the Limited Partner is required to assign the Interest Rate Swap Agreement to a third party (each such date a “Cash Flow Model Calculation Date”), the Managing GP (or the Cash Manager on its behalf) will determine the percentage figure selected by it as the Asset Percentage based on such methodologies as the Rating Agencies may prescribe from time to time (to ensure sufficient credit enhancement for the Covered Bond Guarantee will be maintained) for the Portfolio based on the value of the Loans and their Related Security in the Portfolio as at the Calculation Date immediately preceding the Cash Flow Model Calculation Date as a whole or on the basis of a sample of Randomly Selected Loans (as described below) in the Portfolio, such calculations to be made on the same basis throughout unless the Rating Agency Condition has been satisfied in respect thereof.

The Asset Percentage will from time to time be adjusted in accordance with the various methodologies of the Rating Agencies to ensure that sufficient credit enhancement for the Covered Bond Guarantee will be maintained.

The Managing GP (or the Cash Manager on its behalf) will, or will use all reasonable efforts to cause one or more Rating Agencies to, determine the Asset Percentage at least two days prior to the Guarantor Payment Date following the Cash Flow Model Calculation Date and the Asset Percentage so determined will be the lowest percentage so determined by any of the Rating Agencies in the manner set forth above and will apply to any calculations in respect of the Calculation Period ending on such Cash Flow Model Calculation Date and each Calculation Period thereafter to but excluding the last day of the following Calculation Period ending on a Cash Flow Model Calculation Date. To the extent a Rating Agency does not respond to a request for a newly-determined Asset Percentage, the Asset Percentage last determined by such Rating Agency will continue to be the applicable percentage with respect to such Rating Agency.

The Asset Percentage will at all times be less than or equal to 95%, as determined in accordance with the Guarantor Agreement, provided that the Asset Percentage will not be less than 80% unless otherwise agreed by the Bank (and following an Issuer Event of Default, the Guarantor for the purposes of making certain determinations in respect of the Intercompany Loan). Any increase in the maximum Asset Percentage will be deemed to be a material amendment to the Trust Deed and will require satisfaction of the Rating Agency Condition.

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“Randomly Selected Loans” means Loans and, if applicable, their Related Security, in the Portfolio, selected in accordance with the terms of the Guarantor Agreement on a basis that (i) such Loans would not, or would not reasonably be expected to, adversely effect the interests of the covered bondholders, and (ii) such Loans are not designed to favor the selection of any identifiable class or type or quality of Loans and their Related Security over all Loans and their Related Security in the Portfolio, provided that for such purpose, all STEP Loans made to the same STEP borrower that are owned by the Guarantor will be considered as a single Loan.

Amortization Test

The Guarantor must ensure that as of each Calculation Date following an Issuer Event of Default that is continuing, the Amortization Asset Value will be in an amount at least equal to the Amortization Liability Value as calculated as of the relevant Calculation Date.

If on any Calculation Date following an Issuer Event of Default that is continuing, the Amortization Asset Value is less than the Amortization Liability Value as calculated as of the relevant Calculation Date, then the Amortization Test will be deemed to be breached and a Guarantor Event of Default will occur. The Guarantor or the Cash Manager, as the case may be, will immediately notify the Partners, CMHC and the Bond Trustee of any breach of the Amortization Test.

“Amortization Test” = Amortization Asset Value – Amortization Liability Value

“Amortization Asset Value” = A + B + C – D

where:

A = the aggregate Amortization True Loan Balance of each Loan in the Portfolio:

B = the amount of any cash standing to the GDA Account (exclusive of any Revenue Receipts up to the Calculation Date not otherwise applied)

C = the outstanding principal amount of any Substitute Assets

D = the product of:

(1)	the weighted average remaining maturity of all outstanding covered bonds (in years and, where less than a year, deemed to be a year);
(2)	the Principal Amount Outstanding of all covered bonds; and
(3)	the Negative Carry Factor
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“Amortization True Loan Balance” = the lower of (1) and (2)

(1)	the True Loan Balance of the relevant Loan; and
(2)	if such Loan is a Performing Eligible Loan, 80% of the Market Value of the related Mortgaged Property, or if such Loan is a Non-Performing Eligible Loan, zero

“Negative Carry Factor” =

(1)	if the weighted average margin of the interest rate payable on the outstanding covered bonds relative to the interest rate receivable on the Portfolio is less than or equal to 0.1% per annum, then 0.5%; and
(2)	if the weighted average margin of the interest rate payable on the outstanding covered bonds relative to the interest rate receivable on the Portfolio is greater than 0.1% per annum, then the sum of (x) 0.5% and (y) the weighted average margin of the interest rate payable on the outstanding covered bonds less 0.1%, unless the interest rate risk represented by the weighted average margin of the interest rate payable on the outstanding covered bonds relative to the interest rate receivable on the Portfolio is addressed or mitigated by the Interest Rate Swap Agreement, and the “Effective Date” thereunder has occurred, whereupon the Negative Carry Factor will be nil

“Amortization Liability Value” = the nominal amount of covered bond liabilities in Canadian Dollars (with currency translations undertaken using or at foregoing exchange rates reflected in the related Covered Bond Swap Agreement or, to the extent the foreign exchange risk of a non-Canadian Dollar denominated covered bond liability is not or no longer the subject of (or otherwise addressed or mitigated by) a Covered Bond Swap Agreement (by reason of termination or otherwise) end of day spot foreign exchange rates).

Valuation Calculation

The “Valuation Calculation” is equal to the VC Asset Value (as defined below) minus the Canadian Dollar Equivalent of the Trading Value of the aggregate Principal Amount Outstanding of the covered bonds as calculated on the relevant Calculation Date. For greater certainty, references in this Schedule to “immediately preceding Calculation Date” and “previous Calculation Date” are to the Calculation Period ending on the Calculation Date.

For the purposes of the Valuation Calculation, the “VC Asset Value” means the amount calculated as at each Calculation Date as follows:

A + B + C + D + E + F

where:

A = the aggregate “LTV Adjusted Loan Present Value” of (i) each Loan that is a Performing Eligible Loan, which shall be the lower of (1) the Present Value of the

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relevant Loan on such Calculation Date, and (2) 80% multiplied by the Latest Valuation relating to that Loan, and (ii) each Loan that is a Non-Performing Eligible Loan, which shall be equal to zero minus

the aggregate sum of the following deemed reductions to the aggregate LTV Adjusted Loan Present Value of the Loans in the Portfolio if any of the following occurred during the previous Calculation Period:

(1) a Loan or its Related Security was, in the immediately preceding Calculation Period, in breach of the Loan Representations and Warranties contained in the Mortgage Sale Agreement or subject to any other obligation of the Seller to repurchase the relevant Loan and its Related Security, and in each case the Seller has not repurchased the Loan or Loans of the relevant borrower and its or their Related Security to the extent required by the terms of the Mortgage Sale Agreement. In this event, the aggregate LTV Adjusted Loan Present Value of the Loans in the Portfolio on such Calculation Date will be deemed to be reduced by an amount equal to the LTV Adjusted Loan Present Value of the relevant Loan or Loans on such Calculation Date of the relevant borrower; and/or

(2) the Seller, in any preceding Calculation Period, was in breach of any other material warranty under the Mortgage Sale Agreement and/or the Servicer was, in any preceding Calculation Period, in breach of a material term of the Servicing Agreement. In this event, the aggregate LTV Adjusted Loan Present Value of the Loans in the Portfolio on such Calculation Date will be deemed to be reduced by an amount equal to the resulting financial loss incurred by the Guarantor in the immediately preceding Calculation Period (such financial loss to be calculated by the Cash Manager without double counting and to be reduced by any amount paid (in cash or in kind) to the Guarantor by the Seller to indemnify the Guarantor for such financial loss);

B = the aggregate amount of any Principal Receipts on the Loans and their Related Security up to such Calculation Date (as recorded in the Principal Ledger) which have not been applied as at such Calculation Date to acquire further Loans and their Related Security or otherwise applied in accordance with the Priorities of Payments of the Guarantor Agreement and/or the other Transaction Documents;

C = the aggregate amount of (i) any Cash Capital Contributions made by the Partners (as recorded in the Capital Account Ledger for each Partner of the Guarantor), (ii) proceeds advanced under the Intercompany Loan Agreement or (iii) proceeds from any sale of Selected Loans which, in each case, have not been applied as at such Calculation Date to acquire further Loans and their Related Security or otherwise applied in accordance with the Priorities of Payments and/or the other Transaction Documents;

D = the Trading Value of any Substitute Assets;

E = the balance, if any, of the Reserve Fund and the amounts credited to the Pre-Maturity Liquidity Ledger, as applicable; and

F = the Trading Value of the Swap Collateral, if applicable.

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"Trading Value" = The value determined with reference to one of the methods set forth in (a) through (f) below which can reasonably be considered the most accurate indicator of institutional market value in the circumstances:

(a) the last selling price;

(b) the average of the high and low selling price on the calculation date;

(c) the average selling price over a given period of days (not exceeding 30) preceding the calculation date;

(d) the close of day bid price on the calculation date (in the case of an asset);

(e) the close of day ask price on the calculation date (in the case of a liability);

(f) such other value as may be indicated by at least two actionable quotes obtained from appropriate market participants instructed to have regard for the nature of the asset or liability, its liquidity and the current interest rate environment plus accrued return where applicable (with currency translations undertaken using or at the average close of day foreign exchange rates posted on the Bank of Canada website for the month in relation to which the calculation is made), provided that, in each case, the methodology selected, the reasons therefor and the determination of value pursuant to such selected methodology shall be duly documented.

Sale of Selected Loans following a breach of the Pre-Maturity Test

The Pre-Maturity Test will be breached if one or more Rating Agencies downgrades the Bank’s unsecured, unsubordinated and unguaranteed debt obligations or issuer default rating, as applicable, below the Pre-Maturity Required Ratings and a Hard Bullet Covered Bond is due for repayment within a specified period of time thereafter. See “Description of the Covered Bonds—Credit Structure—Pre-Maturity Test.” If the Pre-Maturity Test is breached, the Guarantor will offer to sell Selected Loans pursuant to the terms of the Guarantor Agreement (see “—Method of sale of Portfolio assets” below), subject to:

(a)	any right of pre-emption of the Seller pursuant to the terms of the Mortgage Sale Agreement;
(b)	a Capital Contribution in Kind made by one or more of the Partners (as recorded in the Capital Account Ledger for such Partners) of certain Substitute Assets in accordance with the Guarantor Agreement with an aggregate principal amount up to the Pre-Maturity Liquidity Required Amount (which will be a credit to the Pre-Maturity Liquidity Ledger); or
(c)	Cash Capital Contributions made by one or more of the Partners (as recorded in the Capital Account Ledger for each applicable Partner) or proceeds advanced under the Intercompany Loan Agreement which have not been applied to acquire further Portfolio assets or otherwise applied in accordance with the Guarantor Agreement and/or the other Transaction Documents with an aggregate principal
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amount up to the Pre-Maturity Liquidity Required Amount (which will be a credit to the Pre-Maturity Liquidity Ledger).

If the Bank fails to repay any Series of Hard Bullet Covered Bonds on the Final Maturity Date thereof, then following the occurrence of an Issuer Event of Default and service of a Notice to Pay on the Guarantor, funds standing to the credit of the Pre-Maturity Liquidity Ledger will be applied to repay the relevant Series of Hard Bullet Covered Bonds. Otherwise, the proceeds will be applied as set out in “Description of the Covered Bonds—Credit Structure—Pre-Maturity Test” above.

Sale of Selected Loans after a Demand Loan Repayment Event has occurred or the Bank has otherwise demanded that the Demand Loan be repaid

If, prior to the service of an Asset Coverage Test Breach Notice or a Notice to Pay, a Demand Loan Repayment Event has occurred or the Bank has demanded that the Demand Loan be repaid, the Guarantor may (a) sell Selected Loans in accordance with the Guarantor Agreement (see “—Method of sale of Portfolio assets” below), subject to the rights of pre-emption enjoyed by the Seller to purchase the Portfolio assets pursuant to the terms of the Mortgage Sale Agreement, or (b) make a Payment in Kind in accordance with the terms of the Intercompany Loan Agreement. Any such sale will be subject to the condition that the Asset Coverage Test is satisfied after the receipt of the proceeds of such sale and repayment, after giving effect to such repayment.

Sale of Selected Loans at any time an Asset Coverage Test Breach Notice is outstanding or a Notice to Pay has been served to the Guarantor

At any time an Asset Coverage Test Breach Notice is outstanding or a Notice to Pay has been served to the Guarantor, but prior to service of a Guarantor Acceleration Notice on the Guarantor, the Guarantor will be obliged to sell Selected Loans in accordance with the Guarantor Agreement (see “—Method of sale of Portfolio assets” below), subject to the rights of pre-emption enjoyed by the Seller to buy the Portfolio assets pursuant to the terms of the Mortgage Sale Agreement and subject to additional advances on the Intercompany Loan and any Cash Capital Contribution made by the Limited Partner. The proceeds from any such sale or refinancing will be credited to the GDA Account and applied as set out in the Priorities of Payments (see “Cashflows” below).

Method of sale of Portfolio assets

If the Guarantor is required to sell Selected Loans to Purchasers following a breach of the Pre-Maturity Test, the occurrence of a Demand Loan Repayment Event, the Demand Loan being demanded by the Bank, the service of an Asset Coverage Test Breach Notice (if not revoked) or a Notice to Pay on the Guarantor, the Guarantor will be required to ensure that before offering Selected Loans for sale:

(a)	the Loans being sold are Randomly Selected Loans (as described above); and
(b)	the Selected Loans have an aggregate True Loan Balance in an amount that is as close as possible to the amount calculated as follows:
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(i)	following a Demand Loan Repayment Event or the Demand Loan being demanded by the Bank but prior to service of an Asset Coverage Test Breach Notice, such amount that would ensure that, if the Selected Loans were sold at their True Loan Balance, the Demand Loan as calculated on the date of the demand could be repaid, subject to satisfaction of the Asset Coverage Test; or
(ii)	following the service of an Asset Coverage Test Breach Notice (but prior to service of a Notice to Pay on the Guarantor), such amount that would ensure that, if the Selected Loans were sold at their True Loan Balance, the Asset Coverage Test would be satisfied as at the next Calculation Date taking into account the payment obligations of the Guarantor on the Guarantor Payment Date following that Calculation Date (assuming for this purpose that the Asset Coverage Test Breach Notice is not revoked on the next Calculation Date); or
(iii)	following a breach of the Pre-Maturity Test or service of a Notice to Pay on the Guarantor:

N x A/B

where:

“N” is an amount equal to

(x)	in respect of Selected Loans being sold following a breach of the Pre-Maturity Test, the Pre-Maturity Liquidity Required Amount less amounts standing to the credit of the Pre-Maturity Liquidity Ledger; or
(y)	in respect of Selected Loans being sold following service of a Notice to Pay, the Canadian Dollar Equivalent of the Required Redemption Amount of the Earliest Maturing Covered Bonds less amounts standing to the credit of the Guarantor Accounts and the principal amount of any Substitute Assets (excluding all amounts to be applied on the next following Guarantor Payment Date to repay higher ranking amounts in the Guarantee Priority of Payments and those amounts that are required to repay any Series of covered bonds which mature prior to or on the same date as the relevant Series of covered bonds);

“A” is an amount equal to the True Loan Balance of all the Loans and their Related Security in the Portfolio; and

“B” is an amount equal to the Canadian Dollar Equivalent of the Required Redemption Amount in respect of each Series of covered bonds then outstanding less the Canadian Dollar Equivalent of the Required Redemption Amount in respect of each Series of covered bonds then outstanding which has been provided for in cash.

“Required Redemption Amount” is an amount, in respect of a Series of covered bonds, equal to the product of (i) the Principal Amount Outstanding of the relevant Series of covered bonds multiplied by (ii) the sum of 1 plus the Negative Carry Factor multiplied by

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(iii) the quotient of the number of days to maturity of the relevant Series of covered bonds divided by 365.

The Guarantor will offer the Selected Loans for sale to Purchasers for the best price reasonably available but in any event:

(a)	following (i) a Demand Loan Repayment Event, the Demand Loan being demanded by the Bank or (ii) the service of an Asset Coverage Test Breach Notice (but prior to the service of a Notice to Pay on the Guarantor), in each case, for an amount not less than the True Loan Balance of the Loans;
(b)	following a breach of the Pre-Maturity Test or service of a Notice to Pay on the Guarantor, for an amount not less than the Adjusted Required Redemption Amount; and
(c)	at any other time, for an amount not less than the fair market value of such Selected Loans.

Following the service of a Notice to Pay on the Guarantor, if the Selected Loans have not been sold (in whole or in part) in an amount equal to the Adjusted Required Redemption Amount by the date which is six months prior to, as applicable, if the covered bonds are not subject to an Extended Due for Payment Date in respect of the Covered Bond Guarantee, the Final Maturity Date or, if the covered bonds are subject to an Extended Due for Payment Date in respect of the Covered Bond Guarantee, the Extended Due for Payment Date in respect of the Earliest Maturing Covered Bonds (after taking into account all payments, provisions and credits to be made in priority thereto), or the Final Maturity Date of the relevant Series of Hard Bullet Covered Bonds in respect of a sale in connection with the Pre-Maturity Test, then the Guarantor will offer the Selected Loans for sale for the best price reasonably available notwithstanding that such amount may be less than the Adjusted Required Redemption Amount.

The Guarantor will through a tender process appoint a portfolio manager of recognized standing on a basis intended to incentivize the portfolio manager to achieve the best price for the sale of the Portfolio assets (if such terms are commercially available in the market) and to advise it in relation to the sale of the Portfolio assets to Purchasers (except where the Seller is buying the Portfolio assets in accordance with its right of pre-emption in the Mortgage Sale Agreement). The terms of the agreement giving effect to the appointment in accordance with such tender will be approved by the Bond Trustee.

In respect of any sale or refinancing (as applicable) of Selected Loans at any time an Asset Coverage Test Breach Notice is outstanding, there has been a breach of the Pre-Maturity Test, or a Notice to Pay has been served to the Guarantor, the Guarantor will instruct the portfolio manager to use all reasonable efforts to procure that Selected Loans are sold or refinanced (as applicable) as quickly as reasonably practicable (in accordance with the recommendations of the portfolio manager) taking into account the market conditions at that time and the scheduled repayment dates of the covered bonds and the terms of the Guarantor Agreement.

The terms of any sale and purchase agreement with respect to the sale of Selected Loans (which will give effect to the recommendations of the portfolio manager) will be subject to the prior written approval of the Bond Trustee. The Bond Trustee will not be required to release the

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Loans and their Related Security from the Security unless the conditions relating to the release of the Security (as described under “Security Agreement—Release of Security”, below) are satisfied.

Any such sale will not include any Loan Representations and Warranties from the Guarantor or the Seller in respect of the Portfolio assets unless expressly agreed by the Bond Trustee and unless otherwise agreed with the Seller.

Following the service of a Notice to Pay on the Guarantor, if Purchasers accept the offer or offers from the Guarantor so that some or all of the Selected Loans will be sold prior to the next following Final Maturity Date or, if the covered bonds are subject to an Extended Due for Payment Date in respect of the Covered Bond Guarantee, the next following Extended Due for Payment Date in respect of the Earliest Maturing Covered Bonds, then the Guarantor will, subject to the foregoing paragraph, enter into a sale and purchase agreement with the relevant Purchasers which will require among other things a cash payment from the relevant Purchasers.

Covenants of the General Partner and Limited Partner of the Guarantor

Each of the Partners covenants that, subject to the terms of the Transaction Documents, it will not sell, transfer, convey, create or permit to arise any security interest on, create any beneficial interest in or otherwise dispose of its interest in the Guarantor without the prior written consent of the Managing GP and, while the covered bonds are outstanding, the Bond Trustee.

The Guarantor covenants that it will not, save with the prior written consent of the Limited Partner (and, for so long as any covered bonds are outstanding, the consent of the Bond Trustee) or as envisaged by the Transaction Documents:

(a)	have an interest in a bank account;
(b)	have any employees, premises or subsidiaries;
(c)	acquire any material assets;
(d)	sell, exchange, deal with or grant any option, present or future right to acquire any of the assets or undertakings of the Guarantor or any interest therein or thereto;
(e)	enter into any contracts, agreements or other undertakings;
(f)	incur any indebtedness or give any guarantee or indemnity in respect of any such indebtedness;
(g)	create or permit to subsist any security interest over the whole or any part of the assets or undertakings, present or future of the Guarantor;
(h)	change the name or business of the Guarantor or do any act in contravention of, or make any amendment to, the Guarantor Agreement;
(i)	do any act which makes it impossible to carry on the ordinary business of the Guarantor, including winding up the Guarantor;
(j)	compromise, compound or release any debt due to it;
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(k)	commence, defend, consent to a judgment, settle or compromise any litigation or other claims relating to it or any of its assets;
(l)	permit a person to become a general or limited partner (except in accordance with the terms of the Guarantor Agreement); or
(m)	consolidate or merge with another person or convey or transfer its properties or assets substantially as an entirety to any other person.

Limit on investing in Substitute Assets

At any time that no Asset Coverage Test Breach Notice is outstanding and prior to a Notice to Pay having been served to the Guarantor, the Guarantor will be permitted to hold Substitute Assets provided that the aggregate value of the Substitute Assets does not at any time exceed an amount equal to 10 percent of the aggregate value of (i) the aggregate loan balance of the Loans in the Portfolio, (ii) the face value of the Substitute Assets in the Portfolio, and (iii) all cash held by the Guarantor (subject to the Prescribed Cash Limitation), and provided that investments in Substitute Assets are made in accordance with the terms of the Cash Management Agreement and subject to the applicable Priority of Payments.

At any time an Asset Coverage Test Breach Notice is outstanding or a Covered Bond Guarantee Activation Event has occurred, the Substitute Assets held by or on behalf of the Guarantor must be sold as quickly as reasonably practicable with proceeds credited to the GDA Account, subject at all times to the Prescribed Cash Limitation.

The Guarantor may not hold cash in excess of (such limitation, the “Prescribed Cash Limitation”) (i) the amount necessary to meet its payment obligations for the immediately succeeding six months pursuant to the terms of the Transaction Documents, or (ii) such greater amount as CMHC may at its discretion permit in accordance with the Legislative Framework and the CMHC Guide; provided that to the extent that cash receipts of the Guarantor cause it to hold cash in excess of the amount in clause (i), the Guarantor will not be in breach of this covenant if it uses such excess amount to (x) purchase Loans and their Related Security for the Portfolio pursuant to the terms of the Mortgage Sale Agreement; and/or (y) to invest in Substitute Assets in an amount not exceeding the prescribed limit under the CMHC Guide; and/or (z) subject to complying with the Asset Coverage Test, to make Capital Distributions to the Limited Partner, in each case, within 31 days of receipt.

For greater certainty, amounts standing to the credit of the Pre-Maturity Liquidity Ledger and the Reserve Fund (other than, in each case, those amounts that constitute Substitute Assets) constitute cash and are subject to the Prescribed Cash Limitation. In the event that the Guarantor is required to fund the Pre-Maturity Liquidity Ledger and/or the Reserve Fund in accordance with the Transaction Documents and such funding would cause the Guarantor to hold cash in excess of the Prescribed Cash Limitation, any cash held by the Guarantor in excess of such cash standing to the credit of the Pre-Maturity Liquidity Ledger and the Reserve Fund will be used by the Guarantor in accordance with clauses (x), (y) and (z) in the immediately preceding paragraph above to ensure that the Guarantor is not in breach of the Prescribed Cash Limitation. In the event that (i) the Guarantor is in breach of the Prescribed Cash Limitation and it does not hold any cash other than the amounts it is required to hold in order to fund the Pre-Maturity Liquidity Ledger and the Reserve Fund in accordance with the Transaction Documents or (ii) a Notice to Pay has been served to the Guarantor, the Guarantor will request that CMHC, in accordance with

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the discretion granted to it under the Legislative Framework and the CMHC Guide, permit the Guarantor to hold such amount of cash in excess of the Prescribed Cash Limitation as may be required to allow it to comply with the Transaction Documents in the circumstances.

The Guarantor Agreement provides that, upon the occurrence of any of the following events:

(a) the passing of any resolution of the directors or the shareholder of the Managing GP requiring or approving the bankruptcy, dissolution, liquidation or winding up of the Managing GP;

(b) the making of any assignment for the benefit of creditors of the Managing GP, or upon the appointment of a receiver of the assets and undertaking of the Managing GP,

(c) the appointment of a receiver of the assets and undertaking of the Managing GP, or

(d) the occurrence of a Covered Bond Guarantee Activation Event,

(each a “Managing GP Default Event”), the initial Managing GP (being Scotiabank Covered Bond GP Inc.) will cease to be the Managing GP of the Guarantor, and the Liquidation GP will be automatically appointed the new Managing GP without the need for consent on the part of any person.

Other Provisions

The allocation and distribution of Revenue Receipts, Principal Receipts and all other amounts received by the Guarantor is described under “Cashflows” below.

For so long as any covered bonds are outstanding, each of the Partners has agreed that it will not terminate or purport to terminate the Guarantor or institute any winding-up, administration, insolvency or other similar proceedings against the Guarantor or any of its general partners. Furthermore, each of the Partners has agreed, among other things, except as otherwise specifically provided in the Transaction Documents not to demand or receive payment of any amounts payable to such Partners by the Guarantor (or the Cash Manager on its behalf) or the Bond Trustee unless all amounts then due and payable by the Guarantor to all other creditors ranking higher in the relevant Priorities of Payments have been paid in full.

Each of the Partners will be responsible for the payment of its own tax liabilities and will be required to indemnify the other from any liabilities which they incur as a result of the relevant partner’s non-payment.

Following the appointment of a liquidator or receiver to any partner, any decisions of the Guarantor that are reserved to the Partners or a unanimous decision of the Partners in the Guarantor Agreement will be made by the Partner(s) not in liquidation or receivership only.

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Cash Management Agreement

The Cash Manager (initially the Bank) will provide certain cash management services to the Guarantor pursuant to the terms of the Cash Management Agreement between the Guarantor, the Cash Manager, GDA Provider, Seller and Servicer and the Bond Trustee.

The Cash Manager’s services include but are not limited to:

(i)	maintaining the Ledgers on behalf of the Guarantor;
(ii)	distributing the Revenue Receipts and the Principal Receipts in accordance with the Priorities of Payments described under “Cashflows” below;
(iii)	determining whether the Asset Coverage Test is satisfied as of each Calculation Date in accordance with the Guarantor Agreement, as more fully described under “Description of the Covered Bonds—Credit Structure—Asset Coverage Test” below;
(iv)	determining whether the Amortization Test is satisfied as of each Calculation Date following the service of a Notice to Pay in accordance with the Guarantor Agreement, as more fully described under “Description of the Covered Bonds—Credit Structure—Amortization Test” above;
(v)	preparation of Investor Reports for the covered bondholders, the Rating Agencies and the Bond Trustee; and
(vi)	on each Toronto Business Day, determining whether the Pre-Maturity Test for each Series of Hard Bullet Covered Bonds, if any, is satisfied as more fully described under “Description of the Covered Bonds—Credit Structure—Pre-Maturity Test” above.

Under the Cash Management Agreement, the Cash Manager represents and warrants to the Guarantor and the Bond Trustee that (i) it possesses the necessary experience, qualifications, facilities and other resources to perform its responsibilities under the Cash Management Agreement and the other Transaction Documents to which it is a party and it will devote all due skill, care and diligence to the performance of its obligations and the exercise of its discretions thereunder; (ii) it is rated at or above each of the Cash Manager Required Ratings by each of the Rating Agencies; (iii) it is and will continue to be in regulatory good standing; (iv) it is and will continue to be in material compliance with its internal policies and procedures relevant to the services to be provided by it pursuant to the Cash Management Agreement and the other Transaction Documents to which it is party; and (v) it is and will continue to be in material compliance with all laws, regulations and rules applicable to it in relation to the services provided by it pursuant to the Cash Management Agreement and the other Transaction Documents to which it is a party.

In the event of a Rating Agency withdrawing or downgrading the unsecured, unsubordinated and unguaranteed debt obligations or issuer default rating of the Cash Manager by one or more Rating Agency below any of the Cash Management Deposit Ratings, the Cash Manager will be required to direct the Servicer to deposit all Revenue Receipts and Principal Receipts received by the Servicer directly into the GDA Account.

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In the event of a Rating Agency withdrawing or downgrading the unsecured, unsubordinated and unguaranteed debt obligations or issuer default rating of the Cash Manager below any of the Cash Manager Required Ratings, the Guarantor and the Bond Trustee will, in certain circumstances, each have the right to terminate the appointment of the Cash Manager, and shall be obligated to terminate the appointment of the Cash Manager if its ratings fall below the Cash Manager Required Ratings at any time that the Guarantor is not Independently Controlled and Governed. Upon any such termination, the Guarantor will appoint a substitute (the identity of which will be subject to the Bond Trustee’s written approval). Any substitute cash manager will have substantially the same rights and obligations as the Cash Manager (although the fee payable to the substitute cash manager may be higher).

Pursuant to the Cash Management Agreement, for so long as the Bank or an affiliate of the Bank is the Cash Manager no fee shall be payable to the Cash Manager for its services thereunder. Any substitute Cash Manager that is not an affiliate of the Bank will be entitled to such fee as may be agreed between such substitute Cash Manager and the Guarantor, which fee will be paid by the Guarantor pursuant to the applicable Priorities of Payments.

The Cash Management Agreement is governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Interest Rate Swap Agreement

To provide a hedge against possible variances in the rates of interest payable on the Portfolio assets and related amounts in the Portfolio (which may, for instance, include variable rates of interest or fixed rates of interest) and the interest amounts payable on the Intercompany Loan and (following the Covered Bond Swap Effective Date) the Covered Bond Swap Agreement, the Guarantor will enter into the Interest Rate Swap Agreement with the Interest Rate Swap Provider (initially the Bank). The Guarantor and the Interest Rate Swap Provider will agree to swap the amount of interest received by the Guarantor from borrowers and related amounts in the Portfolio in exchange for an amount sufficient to pay the interest payable on the Intercompany Loan plus a certain amount for expenses. Amounts payable under the Interest Rate Swap Agreement will be in Canadian dollars. No cash flows will be exchanged under the Interest Rate Swap Agreement unless and until the Interest Rate Swap Effective Date has occurred.

The Interest Rate Swap Agreement will terminate (unless terminated earlier by an Interest Rate Swap Early Termination Event) on the date on which the notional amount thereunder is reduced to zero.

The Interest Rate Swap Agreement may also be terminated in certain other circumstances (each referred to as an “Interest Rate Swap Early Termination Event”), including:

•	at the option of any party to the Interest Rate Swap Agreement, if there is a failure by the other party to pay any amounts due under the Interest Rate Swap Agreement, however, no such failure to pay by the Guarantor will entitle the Interest Rate Swap Provider to terminate the Interest Rate Swap Agreement, if such failure is due to the assets available at such time to the Guarantor being insufficient to make the required payment in full;
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•	at the option of the Guarantor, if the Interest Rate Swap Provider is the Bank and an Issuer Event of Default has occurred which has resulted in the covered bonds becoming due and payable under their respective terms;
•	at the option of the Guarantor, in the event that (i) the short-term unsecured, unsubordinated and unguaranteed debt obligations or, respectively, the long-term unsecured, unsubordinated and unguaranteed debt obligations of the Interest Rate Swap Provider or any credit support provider, as applicable, cease to be rated at least P-1 or A2, respectively, by Moody’s, or, if the short-term unsecured, unsubordinated and unguaranteed debt obligations of any such person do not have a rating assigned by Moody’s, the long-term unsecured, unsubordinated and unguaranteed debt obligations of such person cease to be rated at least A1 by Moody’s, (ii) the short-term issuer default rating and the long-term issuer default rating of the Interest Rate Swap Provider or any credit support provider, as applicable, cease to be rated at least F1 and A, respectively, by Fitch, or (iii) the short-term unsecured, unsubordinated and unguaranteed debt obligations or, respectively, the long-term unsecured, unsubordinated and unguaranteed debt obligations of the Interest Rate Swap Provider or any credit support provider, as applicable, cease to be rated at least R-1 (middle) or A, respectively, by DBRS, (each such event, an “Initial Downgrade Trigger Event”) and the Interest Rate Swap Provider does not provide credit support to the Guarantor within 10 Toronto Business Days of the occurrence of such Initial Downgrade Trigger Event pursuant to the terms of the applicable credit support annex, or arrange for its obligations under the Interest Rate Swap Agreement to be guaranteed by, or transferred to, an entity with rating(s) required by the relevant Rating Agencies;
•	at the option of the Guarantor, in the event that (i) the short-term unsecured, unsubordinated and unguaranteed debt obligations or, respectively, the long-term unsecured, unsubordinated and unguaranteed debt obligations of the Interest Rate Swap Provider or any credit support provider, as applicable, cease to be rated at least P-2 or A3, respectively, by Moody’s, (ii) the short-term issuer default rating and the long-term issuer default rating of the Interest Rate Swap Provider or any credit support provider, as applicable, cease to be rated at least F3 and BBB-, respectively, by Fitch, or (iii) the short-term unsecured, unsubordinated and unguaranteed debt obligations or, respectively, the long-term unsecured, unsubordinated and unguaranteed debt obligations of the Interest Rate Swap Provider or any credit support provider, as applicable, cease to be rated at least R-2 (high) or BBB (high), respectively, by DBRS, (each such event, a “Subsequent Downgrade Trigger Event,” and together with the Initial Downgrade Trigger Events, the “Downgrade Trigger Events”) and the Interest Rate Swap Provider does not arrange for its obligations under the Interest Rate Swap Agreement to be guaranteed by, or transferred to, an entity with rating(s) required by the relevant Rating Agencies, and does not provide additional credit support to the Guarantor within 10 Toronto Business Days of the occurrence of such Subsequent Downgrade Trigger Event pursuant to the terms of the applicable credit support annex; and
•	upon the occurrence of the insolvency of the Interest Rate Swap Provider, or any credit support provider and certain insolvency-related events in respect of the
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Guarantor, or the merger of the Interest Rate Swap Provider without an assumption of the obligations under the Interest Rate Swap Agreement;

provided, however, that if at any time, the Guarantor (a) is Independently Controlled and Governed, the Guarantor has the discretion, but is not required to, (i) waive any requirement of the Interest Rate Swap Provider to provide credit support, obtain an eligible guarantee or replace itself upon the occurrence of a Downgrade Trigger Event, and (ii) refrain from forthwith terminating the Interest Rate Swap Agreement or finding a replacement Interest Rate Swap Provider, in each case, upon the occurrence of an event of default caused solely by the Interest Rate Swap Provider, and (b) is not Independently Controlled and Governed, the Guarantor will not have the rights set out under clause (a)(i) and (a)(ii) of this paragraph.

Upon the termination of the Interest Rate Swap Agreement pursuant to an Interest Rate Swap Early Termination Event, the Guarantor or the Interest Rate Swap Provider may be liable to make a termination payment to the other in accordance with the provisions of the Interest Rate Swap Agreement.

Swap Collateral Excluded Amounts, if applicable, will be paid to the Interest Rate Swap Provider directly and not via the Priorities of Payments.

The notional amount of the Interest Rate Swap Agreement will generally be equal to the aggregate value of the Portfolio, and will be adjusted to correspond to any sale of Portfolio assets following each of a Demand Loan Repayment Event, the Demand Loan being demanded by the Bank, breach of the Pre-Maturity Test, service of an Asset Coverage Test Breach Notice and service of a Notice to Pay and swap termination payments may be due and payable in accordance with the terms of the Interest Rate Swap Agreement as a consequence thereof.

If withholding taxes are imposed on payments made by the Interest Rate Swap Provider under the Interest Rate Swap Agreement, the Interest Rate Swap Provider will always be obliged to gross up these payments. If withholding taxes are imposed on payments made by the Guarantor to the Interest Rate Swap Provider under the Interest Rate Swap Agreement, the Guarantor will not be obliged to gross up those payments.

All of the interest and obligations of the Interest Rate Swap Provider under the Interest Rate Swap Agreement may be transferred by it to a replacement swap counterparty upon the Interest Rate Swap Provider providing five Toronto Business Days’ prior written notice to Guarantor and the Bond Trustee, provided that (i) such replacement swap counterparty has the rating(s) required by the relevant Rating Agencies (or the obligations of such replacement swap counterparty under the Interest Rate Swap Agreement are guaranteed by an entity having the rating(s) required by the relevant Rating Agencies), (ii) as of the date of such transfer, such replacement swap counterparty will not be required to withhold or deduct any taxes under the Interest Rate Swap Agreement as a result of such transfer, (iii) no termination event or event of default will occur under the Interest Rate Swap Agreement as a result of such transfer, (iv) no additional amount will be payable by the Guarantor under the Interest Rate Swap Agreement as a result of such transfer, (v) the Rating Agency Condition will have been satisfied, and (vi) such replacement swap counterparty enters into documentation substantially identical to the Interest Rate Swap Agreement.

The Interest Rate Swap Agreement will be in the form of an ISDA Master Agreement, including a schedule and confirmation thereto and credit support annex. Under the Interest Rate

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Swap Agreement, the Guarantor makes the following representations with respect to itself and/or the Interest Rate Swap Agreement, as applicable, and the Interest Rate Swap Provider makes the following representations (other than those in (x) to (xii)) with respect to itself and/or the Interest Rate Swap Agreement: (i) that it is duly organized and validly existing, (ii) that it has the power and authority to enter into the Interest Rate Swap Agreement, (iii) that it is not in violation or conflict with any applicable law, its constitutional documents, any court order or judgment or any contractual restriction, (iv) it has obtained all necessary consents, (v) its obligations under the Interest Rate Swap Agreement are valid and binding, (vi) no event of default, potential event of default or termination event has occurred and is continuing under the Interest Rate Swap Agreement, (vii) there is no pending or, to its knowledge, any threatened litigation which is likely to affect its ability to perform under the Interest Rate Swap Agreement, (viii) all information furnished in writing is true, accurate and complete in every material respect, (ix) all payments will be made without any withholding and deduction, (x) that it is a “Canadian partnership” under the ITA and a limited partnership organized under the laws of the Province of Ontario, (xi) that it is entering into the agreement as principal and not as agent, and (xii) that it is not relying on the other party for any investment advice, that is capable of assessing the merits of and understanding the risks of entering into the relevant transaction and that the Interest Rate Swap Provider is not acting as fiduciary to it.

Under the Interest Rate Swap Agreement, the Guarantor’s obligations will be limited in recourse to the Portfolio.

The Interest Rate Swap Agreement will be governed by, and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Covered Bond Swap Agreement

To provide a hedge against currency risks, in respect of amounts received by the Guarantor under the Interest Rate Swap Agreement and amounts payable in respect of its obligations under the Covered Bond Guarantee, the Guarantor will enter into the Covered Bond Swap Agreement with the Covered Bond Swap Provider (initially the Bank), and may enter into a new ISDA Master Agreement, schedule and confirmation(s) and credit support annex, if applicable, for each Tranche and/or Series of covered bonds issued at the time such covered bonds are issued. The Covered Bond Swap Provider and the Guarantor will agree to swap Canadian Dollar floating rate amounts received by the Guarantor under the Interest Rate Swap Agreement (described above) into the exchange rate specified in the Covered Bond Swap Agreement relating to the relevant Tranche or Series of covered bonds to hedge certain currency risks in respect of amounts received by the Guarantor under the Interest Rate Swap Agreement and amounts payable or that may become payable in respect of its obligations under the Covered Bond Guarantee. No cash flows will be exchanged under the Covered Bond Swap Agreement unless and until the Covered Bond Swap Effective Date has occurred.

If prior to (i) the Final Maturity Date in respect of the relevant Series or Tranche of covered bonds, or (ii) any Interest Payment Date or the Extended Due for Payment Date following a deferral of the Original Due for Payment Date to the Extended Due for Payment Date by the Guarantor pursuant to Condition 6.1 (Final redemption) (if an Extended Due for Payment Date is specified as applicable in the prospectus supplement for a Series of covered bonds and the payment of the Final Redemption Amount or any part of it by the Guarantor under the Covered Bond Guarantee is deferred pursuant to Condition 6.1 (Final redemption)), the Guarantor notifies the Covered Bond Swap Provider (pursuant to the terms of the Covered Bond Swap Agreement)

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of the amount in the specified currency to be paid by such Covered Bond Swap Provider on such Final Maturity Date or Interest Payment Date thereafter (such amount being equal to the Final Redemption Amount or the relevant portion thereof payable by the Guarantor on such Final Maturity Date or Interest Payment Date under the Covered Bond Guarantee in respect of the relevant Series or Tranche of covered bonds), then the Covered Bond Swap Provider will pay the Guarantor such amount and the Guarantor will pay the Covered Bond Swap Provider the Canadian Dollar Equivalent of such amount. Further, if on any day an Early Redemption Amount is payable pursuant to Condition 7 (Taxation), the Covered Bond Swap Provider will pay the Guarantor such Early Redemption Amount (or the relevant portion thereof) and the Guarantor will pay the Covered Bond Swap Provider the Canadian Dollar Equivalent thereof, following which the notional amount of the Covered Bond Swap Agreement will reduce accordingly.

The Covered Bond Swap Agreement will (unless terminated earlier by a Covered Bond Swap Early Termination Event) terminate in respect of any relevant Tranche or Series of covered bonds, on the earlier of:

•	the Final Maturity Date for, or if earlier, the date of redemption in whole of, such Series of covered bonds or, if the Guarantor notifies the Covered Bond Swap Provider, prior to the Final Maturity Date for such Tranche or Series of covered bonds, of the inability of the Guarantor to pay in full Guaranteed Amounts corresponding to the Final Redemption Amount in respect of such Tranche or Series of covered bonds, the final Interest Payment Date on which an amount representing the Final Redemption Amount for such Tranche or Series of covered bonds is paid (but in any event not later than the Extended Due for Payment Date for such Tranche or Series of covered bonds); and
•	the date designated therefor by the Bond Trustee and notified to the Covered Bond Swap Provider and the Guarantor for purposes of realizing the Security in accordance with the Security Agreement and distributing the proceeds therefrom in accordance with the Post-Enforcement Priority of Payments following the enforcement of the Security pursuant to Condition 9.3 (Enforcement).

The Covered Bond Swap Agreement may also be terminated in certain other circumstances (each referred to as a “Covered Bond Swap Early Termination Event”), including:

•	at the option of any party to the Covered Bond Swap Agreement, if there is a failure by the other party to pay any amounts due under the Covered Bond Swap Agreement, however, no such failure to pay by the Guarantor will entitle the Covered Bond Swap Provider to terminate the Covered Bond Swap Agreement, if such failure is due to the assets available at such time to the Guarantor being insufficient to make the required payment in full;
•	at the option of the Guarantor, if the Covered Bond Swap Provider is the Bank and an Issuer Event of Default has occurred which has resulted in the covered bonds becoming due and payable under their respective terms;
•	an Initial Downgrade Trigger Event has occurred and the Covered Bond Swap Provider does not provide credit support to the Guarantor within 10 Toronto Business Days of the occurrence of such Initial Downgrade Trigger Event
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pursuant to the terms of the applicable credit support annex, or arrange for its obligations under the Covered Bond Swap Agreement to be guaranteed by, or transferred to, an entity with rating(s) required by the relevant Rating Agencies;

•	at the option of the Guarantor, a Subsequent Downgrade Trigger Event has occurred and the Covered Bond Swap Provider does not arrange for its obligations under the Covered Bond Swap Agreement to be guaranteed by, or transferred to, an entity with rating(s) required by the relevant Rating Agencies, and does not provide additional credit support to the Guarantor within 10 Toronto Business Days of the occurrence of such Subsequent Downgrade Trigger Event pursuant to the terms of the applicable credit support annex; and
•	upon the occurrence of the insolvency of the Covered Bond Swap Provider or any credit support provider, and certain insolvency-related events in respect of the Guarantor or the merger of the Covered Bond Swap Provider without an assumption of the obligations under the Covered Bond Swap Agreement.

Provided, however, that if, at any time, the Guarantor (a) is Independently Controlled and Governed, the Guarantor has the discretion, but is not required to, (i) waive any requirement of the Covered Bond Swap Provider to provide credit support, obtain an eligible guarantee or replace itself upon the occurrence of a Downgrade Trigger Event, and (ii) refrain from forthwith terminating the Covered Bond Swap Agreement or finding a replacement Covered Bond Swap Provider, in each case, upon the occurrence of an event of default or additional termination event caused solely by the Covered Bond Swap Provider, and (b) is not Independently Controlled and Governed, the Guarantor will not have the rights set out under clause (a)(i) and (a)(ii) of this paragraph.

Upon the termination of the Covered Bond Swap Agreement pursuant to a Covered Bond Swap Early Termination Event, the Guarantor or the Covered Bond Swap Provider may be liable to make a termination payment to the other in accordance with the provisions of the Covered Bond Swap Agreement.

Any termination payment made by the Covered Bond Swap Provider to the Guarantor in respect of the Covered Bond Swap Agreement will first be used to the extent necessary (prior to the occurrence of a Guarantor Event of Default and service of a Guarantor Acceleration Notice) to pay a replacement Covered Bond Swap Provider to enter into a replacement Covered Bond Swap Agreement with the Guarantor, unless a replacement Covered Bond Swap Agreement has already been entered into on behalf of the Guarantor. Any premium received by the Guarantor from a replacement Covered Bond Swap Provider entering into a Covered Bond Swap Agreement will first be used to make any termination payment due and payable by the Guarantor with respect to the Covered Bond Swap Agreement, unless such termination payment has already been made on behalf of the Guarantor.

Swap Collateral Excluded Amounts, if applicable, will be paid to the Covered Bond Swap Provider directly and not via the Priorities of Payments.

All of the interest and obligations of the Covered Bond Swap Provider under the Covered Bond Swap Agreement may be transferred by it to a replacement swap counterparty upon the Covered Bond Swap Provider providing five Toronto Business Days’ prior written notice to Guarantor and the Bond Trustee, provided that (i) such replacement swap counterparty has the

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rating(s) required by the relevant Rating Agencies (or the obligations of such replacement swap counterparty under the Covered Bond Swap Agreement are guaranteed by an entity having the rating(s) required by the relevant Rating Agencies), (ii) as of the date of such transfer, such replacement swap counterparty will not be required to withhold or deduct any taxes under the Covered Bond Swap Agreement as a result of such transfer, (iii) no termination event or event of default will occur under the Covered Bond Swap Agreement as a result of such transfer, (iv) no additional amount will be payable by the Guarantor under the Covered Bond Swap Agreement as a result of such transfer, (v) the Rating Agency Condition will have been satisfied, and (vi) such replacement swap counterparty enters into documentation substantially identical to the Covered Bond Swap Agreement.

If withholding taxes are imposed on payments made by the Covered Bond Swap Provider to the Guarantor under the Covered Bond Swap Agreement, the Covered Bond Swap Provider will always be obliged to gross up those payments. If withholding taxes are imposed on payments made by the Guarantor to the Covered Bond Swap Provider under the Covered Bond Swap Agreement, the Guarantor will not be obliged to gross up those payments.

The Covered Bond Swap Agreement will be in the form of an ISDA Master Agreement, including a schedule and confirmation and credit support annex, if applicable, in relation to each particular Tranche or Series of Covered Bonds, as the case may be. Under the Covered Bond Swap Agreement, the Guarantor makes the following representations with respect to itself and/or the Covered Bond Swap Agreement, as applicable, and the Covered Bond Swap Provider makes the following representations (other than those in (x) to (xii)) with respect to itself and/or the Covered Bond Swap Agreement: (i) that it is duly organized and validly existing, (ii) that it has the power and authority to enter into the Covered Bond Swap Agreement, (iii) that it is not in violation or conflict with any applicable law, its constitutional documents, any court order or judgment or any contractual restriction, (iv) it has obtained all necessary consents, (v) its obligations under the Covered Bond Swap Agreement are valid and binding, (vi) no event of default, potential event of default or termination event has occurred and is continuing under the Covered Bond Swap Agreement, (vii) there is no pending or, to its knowledge, any threatened litigation which is likely to affect its ability to perform under the Covered Bond Swap Agreement, (viii) all information furnished in writing is true, accurate and complete in every material respect, (ix) all payments will be made without any withholding and deduction, (x) that it is a “Canadian partnership” under the ITA and a limited partnership organized under the laws of the Province of Ontario, (xi) that it is entering into the agreement as principal and not as agent, and (xii) that it is not relying on the other party for any investment advice, that is capable of assessing the merits of and understanding the risks of entering into the relevant transaction and that the Covered Bond Swap Provider is not acting as fiduciary to it.

Under the Covered Bond Swap Agreement, the Guarantor’s obligations will be limited in recourse to the Portfolio.

The Covered Bond Swap Agreement will be governed by, and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Bank Account Agreement

Pursuant to the terms of the Bank Account Agreement between the Guarantor, the Account Bank (initially, the Bank), the GDA Provider (initially the Bank), the Cash Manager (initially the Bank) and the Bond Trustee, the Guarantor will maintain with the Account Bank the Transaction Account

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(to the extent maintained), into which amounts may be deposited by the Guarantor prior to their transfer to the GDA Account. Funds standing to the credit of the Transaction Account will be transferred to the GDA Account on each Guarantor Payment Date and applied by the Cash Manager in accordance with the Priorities of Payments described below under “Cashflows.” The Transaction Account will be operated in accordance with the Cash Management Agreement, the Guarantor Agreement, and the Security Agreement.

Under the Bank Account Agreement, the Account Bank represents and warrants to the Cash Manager, the GDA Provider, the Guarantor and the Bond Trustee on the Program Date and on each date on which an amount is credited to the Guarantor Accounts and on each Guarantor Payment Date that: (i) it is a bank listed in Schedule I to the Bank Act and duly qualified to do business in every jurisdiction where the nature of its business requires it to be so qualified, (ii) the execution, delivery and performance by it of the Bank Account Agreement (x) are within its corporate powers, (y) have been duly authorized by all necessary corporate action, and (z) do not contravene or result in a default under or conflict with (A) its charter or by-laws, (B) any law, rule or regulation applicable to it, or (C) any order, writ, judgment, award, injunction, decree or contractual obligation binding on or affecting it or its property, (iii) it is not a non-resident of Canada for purposes of the ITA, (iv) it possesses the necessary experience, qualifications, facilities and other resources to perform its responsibilities under the Transaction Documents to which it is a party, (v) it is rated at or above the Account Bank Threshold Ratings by each of the Rating Agencies, (vi) it is and will continue to be in good standing with OSFI, (vii) it is and will continue to be in material compliance with its internal policies and procedures (including risk management policies) relevant to the services to be provided by it pursuant to the Bank Account Agreement and the other Transaction Documents to which it is party, (ix) it will exercise reasonable skill and care in the performance of its obligations hereunder and the other Transaction Documents to which it is a party, and (x) it will comply with the CMHC Guide and all Transaction Documents to which it is a party and all material legal and regulatory requirements applicable to the conduct of its business so that it can lawfully attend to the performance of its obligations under the Bank Account Agreement and the other Transaction Documents to which it is a party.

If one or more Rating Agencies downgrade the unsecured, unsubordinated and unguaranteed debt obligations of the Account Bank below the Account Bank Required Ratings (as defined below), or if certain other events occur and the Account Bank is terminated, then the GDA Account and the Transaction Account (to the extent maintained) will be required to be closed and all amounts standing to the credit thereof transferred to accounts held with the Standby Account Bank.

“Account Bank Required Ratings” means the threshold ratings of (i) P-1 (in respect of Moody’s), (ii) A and F1 (in respect of Fitch), and (iii) AA (low) or R-1(middle) (in respect of DBRS), as applicable, of the unsecured, unsubordinated and unguaranteed debt obligations (or, in the case of Fitch, the issuer default rating) of the Account Bank by the Rating Agencies.

In addition to the requirement that the Guarantor Accounts be moved to the Standby Account Bank if the Account Bank breaches the Account Bank Threshold Ratings as described above, the Guarantor may (in the case of (i) through (iii) below) or will (in the case of (iv) through (vii) below) (in the case of each of the events below other than (vii), with the prior consent of the Bond Trustee, which consent shall not be withheld unless the Bond Trustee determines that the termination of the Bank Account Agreement would be materially prejudicial to the covered bondholders) terminate the Bank Account Agreement and move the Guarantor

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Accounts to the Standby Account Bank if: (i) a deduction or withholding for or on account of any taxes is imposed or is likely to be imposed in respect of the interest payable on any Guarantor Account, (ii) there is a breach by the Account Bank of certain representations and warranties or a failure by the Account Bank to perform certain covenants made by it under the Bank Account Agreement, (iii) the Account Bank fails to comply with any of its other covenants and obligations under the Bank Account Agreement, which failure in the reasonable opinion of the Bond Trustee is materially prejudicial to the interests of the covered bondholders and such failure is not remedied within 30 days of the earlier of the Account Bank becoming aware of the failure and receipt by the Account Bank of notice from the Bond Trustee requiring the same to be remedied, (iv) the Account Bank ceases or threatens to cease carrying on the business of the Account Bank, (v) an order is made for the winding up of the Account Bank, (vi) an Insolvency Event occurs with respect to the Account Bank, or (vii) if the Account Bank is the Issuer or an affiliate thereof, an Issuer Event of Default has occurred and is continuing.

Standby Bank Account Agreement

Pursuant to the terms of a standby bank account agreement (the “Standby Bank Account Agreement”) between the Guarantor, Canadian Imperial Bank of Commerce (the “Standby Account Bank”), the Standby GDA Provider, the Cash Manager, the Bank and the Bond Trustee (as amended and/or restated and/or supplemented from time to time), the Standby Account Bank will open and maintain a standby GDA account (the “Standby GDA Account”) and standby transaction account (the “Standby Transaction Account”) in the name of the Guarantor following delivery by the Guarantor (or the Cash Manager on its behalf) of a standby account bank notice (the “Standby Account Bank Notice”) to the Standby Account Bank.

Pursuant to the terms of the Cash Management Agreement, the Cash Manager will deliver a Standby Account Bank Notice to the Standby Account Bank if the funds held in the GDA Account and the Transaction Account (to the extent maintained) are required to be transferred to the Standby Account Bank pursuant to the terms of the Bank Account Agreement or the Bank Account Agreement is terminated for any reason.

The Standby Bank Account Agreement provides that the Standby GDA Account and the Standby Transaction Account, when opened, will be subject to the security interest in favor of the Bond Trustee (for itself and on behalf of the other Secured Creditors) granted under the Security Agreement and that payments of amounts owing to the Standby Account Bank in respect of fees or otherwise will be subject to the relevant Priorities of Payments set out in the Guarantor Agreement and the Security Agreement.

Under the Standby Bank Account Agreement, the Standby Account Bank represents and warrants to the Guarantor and the Bond Trustee on the Program Date and on each date on which an amount is credited to any Guarantor Account that is held with the Standby Account Bank and on each Guarantor Payment Date that: (i) it is a bank listed in Schedule I to the Bank Act and duly qualified to do business in every jurisdiction where the nature of its business requires it to be so qualified, (ii) the execution, delivery and performance by it of the Standby Bank Account Agreement (x) are within its corporate powers, (y) have been duly authorized by all necessary corporate action, and (z) do not contravene or result in a default under or conflict with (A) its charter or by-laws, (B) any law, rule or regulation applicable to it, or (C) any order, writ, judgment, award, injunction, decree or contractual obligation binding on or affecting it or its property, (iii) it is not a non-resident of Canada for purposes of the ITA, (iv) it possesses the necessary experience, qualifications, facilities and other resources to perform its responsibilities

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under the other Transaction Documents to which it is a party, (v) it is rated at or above the Account Bank Threshold Ratings by each of the Rating Agencies, (vi) it is and will continue to be in good standing with OSFI, (vii) it is and will continue to be in material compliance with its internal policies and procedures (including risk management policies) relevant to the services to be provided by it pursuant to the Standby Bank Account Agreement and the other Transaction Documents to which it is party, (viii) it will exercise reasonable skill and care in the performance of its obligations hereunder and the other Transaction Documents to which it is a party, (ix) it will comply with the CMHC Guide and all Transaction Documents to which it is a party and all material legal and regulatory requirements applicable to the conduct of its business so that it can lawfully attend to the performance of its obligations under the Standby Bank Account Agreement and the other Transaction Documents to which it is a party.

The Standby Bank Account Agreement further provides that if one or more Rating Agencies downgrades or withdraws the ratings of the unsecured, unsubordinated and unguaranteed debt obligations, or issuer default rating, as applicable, of the Standby Account Bank below the Standby Account Bank Required Ratings, then the Standby GDA Account and the Standby Transaction Account (to the extent maintained) will be required to be closed and all amounts standing to the credit thereof transferred to accounts held with a satisfactorily rated bank.

“Standby Account Bank Required Ratings” means the threshold ratings of (i) P-1 with respect to the short-term unsecured, unsubordinated and unguaranteed debt obligations of the Standby Account Bank by Moody’s, (ii) F1 with respect to the short-term issuer default rating of the Standby Account Bank by Fitch, (iii) A with respect to long-term issuer default rating of the Standby Account Bank by Fitch; and (iv) either (A) R-1 (middle) with respect to the short-term unsecured, unsubordinated and unguaranteed debt obligations of the Standby Account Bank by DBRS, or (B) A (low) with respect to the long-term unsecured, unsubordinated and unguaranteed debt obligations of the Standby Account Bank by DBRS.

In addition to the requirement that the Guarantor Accounts be moved from the Standby Account Bank to a satisfactorily rated bank if one or more Rating Agencies downgrades or withdraws the ratings of the unsecured, unsubordinated and unguaranteed debt obligations of the Standby Account Bank, or the issuer default rating of the Standby Account Bank, as applicable, below the Standby Account Bank Required Ratings as described above, the Guarantor may (in the case of (i) through (iii) below) or will (in the case of (iv) through (vi) below) (in the case of each of the events below other than (vii), with the prior consent of the Bond Trustee, which consent shall not be withheld unless the Bond Trustee determines that the termination of the Standby Bank Account Agreement would be materially prejudicial to the covered bondholders) terminate the Standby Bank Account Agreement and move the Guarantor Accounts from the Standby Account Bank to a satisfactorily rated bank if: (i) a deduction or withholding for or on account of any taxes is imposed or is likely to be imposed in respect of the interest payable on any Guarantor Account, (ii) there is a breach by the Standby Account Bank of certain representations and warranties or a failure by the Standby Account Bank to perform certain covenants made by it under the Standby Bank Account Agreement, (iii) the Standby Account Bank materially breaches any of its other covenants and obligations under the Standby Bank Account Agreement or the Standby Guaranteed Deposit Account Contract, (iv) the Standby Account Bank ceases or threatens to cease carrying on the business of the Standby Account Bank, (v) an order is made for the winding up of the Standby Account Bank, or (vi) an Insolvency Event occurs with respect to the Standby Account Bank.

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References herein to the GDA Account or the Transaction Account include, unless otherwise stated, references to the Standby GDA Account or the Standby Transaction Account when the Standby GDA Account and the Standby Transaction Account become operative.

Guaranteed Deposit Account Contract

The Guarantor has entered into a guaranteed deposit account contract (“Guaranteed Deposit Account Contract” or “GDA”) with the GDA Provider, the Cash Manager and the Bond Trustee pursuant to which the GDA Provider has agreed to pay interest on the moneys standing to the credit thereof at the GDA Rate. Under the Guaranteed Deposit Account Contract, the GDA Provider makes the same representations and warranties to the Cash Manager, the Guarantor and the Bond Trustee on the Program Date and on each date on which an amount is credited to the GDA Account and on each Guarantor Payment Date as are made by the Account Bank and which are described under “Bank Account Agreement” above.

The Guaranteed Deposit Account Contract is governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Standby Guaranteed Deposit Account Contract

The Guarantor has entered into a standby guaranteed deposit account contract with Canadian Imperial Bank of Commerce (the “Standby GDA Provider”), the Cash Manager, and the Bond Trustee on the Program Date (as amended and/or supplemented and/or restated from time to time, the “Standby Guaranteed Deposit Account Contract”), pursuant to which the Standby GDA Provider has agreed to pay interest on the Standby GDA Account at the Standby GDA Rate. Under the Standby Guaranteed Deposit Account Contract, the Standby GDA Provider makes the same representations and warranties to the Guarantor and the Bond Trustee on the Program Date and on each date on which an amount is credited to the Standby GDA Account and on each Guarantor Payment Date as are made by the Standby Account Bank and which are described under “—Standby Bank Account Agreement” above.

Funds on deposit in the GDA Account and the Transaction Account (to the extent maintained) will be transferred to the Standby GDA Account if the Cash Manager has delivered a Standby Account Bank Notice to the Standby Account Bank that such funds are required to be transferred to the Standby Account Bank pursuant to the terms of the Bank Account Agreement or the Bank Account Agreement is terminated for any reason, and funds that were previously required to be deposited to the GDA Account and the Transaction Account (to the extent maintained) pursuant to the terms of the Transaction Documents will thereafter be deposited only to the Standby GDA Account.

The Standby Guaranteed Deposit Account Contract is governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Security Agreement

Pursuant to the terms of the Security Agreement entered into on the Program Date by the Guarantor, the Bond Trustee and other Secured Creditors, the secured obligations of the Guarantor and all other obligations of the Guarantor under or pursuant to the Transaction Documents to which it is a party owed to the Bond Trustee and the other Secured Creditors are secured by a first ranking security interest (the “Security”) over all present and future assets of

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the Guarantor, including the Portfolio, certain contractual rights and any Excess Proceeds, subject to the right of the Guarantor to sell such Portfolio assets pursuant to and in accordance with the Transaction Documents.

Representations and Warranties of the Guarantor

Under the Security Agreement, the Guarantor represents and warrants to the Bond Trustee and the other Secured Creditors that it has taken all necessary steps to grant the Security in accordance with the Security Agreement, and that it has taken no action or steps to prejudice its right, title and interest in and to the assets that are subject to the Security.

Release of Security

In the event of any sale of Loans (including Selected Loans) and their Related Security by the Guarantor pursuant to and in accordance with the Transaction Documents, the Bond Trustee will (subject to the written request of the Guarantor), release those Loans from the Security created by and pursuant to the Security Agreement on the date of such sale but only if (i) the Bond Trustee provides its prior written consent to the terms of such sale in accordance with the Guarantor Agreement, and (ii) the Guarantor provides a certificate to the Bond Trustee that such sale of Loans and their Related Security has been made in accordance with the terms of the Transaction Documents.

In the event of the repurchase of a Loan and its Related Security by the Seller pursuant to and in accordance with the Transaction Documents, the Bond Trustee will release that Loan from the Security created by and pursuant to the Security Agreement on or prior to the date of the repurchase.

Enforcement

If a Guarantor Event of Default occurs and a Guarantor Acceleration Notice is served to the Bank and the Guarantor, the Bond Trustee will be entitled to appoint a Receiver, and/or enforce the Security constituted by the Security Agreement (including selling the Portfolio), and/or take such steps as it will deem necessary, subject in each case to being indemnified and/or secured to its satisfaction. All proceeds (other than any Third Party Amount or Swap Collateral Excluded Amounts) received by the Bond Trustee from the enforcement of the Security will be applied in accordance with the Post-Enforcement Priority of Payments described under “Cashflows.”

The Security Agreement is governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein (other than certain other provisions relating to real property located outside of the Province of Ontario which will be governed by the law of the jurisdiction in which such property is located).

Corporate Services Agreement

Pursuant to the terms of a corporate services agreement (such corporate services agreement as amended and/or restated and/or supplemented from time to time, the “Corporate Services Agreement”) by and among the Corporate Services Provider, the Liquidation GP, the Bank and the Guarantor, the Corporate Services Provider will provide corporate services to the Liquidation GP.

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Agency Agreement

Under the terms of the Agency Agreement between the Agents, the Bank, the Guarantor and the Bond Trustee, the Agents have been appointed by the Bank and the Guarantor to carry out various issuing and paying agency, exchange agency, transfer agency, calculation agency and registrar duties in respect of the covered bonds. Such duties include, but are not limited to, dealing with any applicable stock exchanges and clearing systems on behalf of the Bank and the Guarantor in connection with an issuance of covered bonds and making payments of interest and principal in respect of the covered bonds upon receipt of such amounts from the Bank or the Guarantor, as applicable.

Upon the occurrence of an Issuer Event of Default, Potential Issuer Event of Default, a Guarantor Event of Default or Potential Guarantor Event of Default, as applicable, the Bond Trustee may, by notice in writing to the Issuer, the Guarantor and the Agents, require the Agents to thereafter act as agents of the Bond Trustee.

Any Agent or Calculation Agent may resign its appointment under the Agency Agreement and/or in relation to any Series of covered bonds upon 60 days’ notice to the Bank, the Guarantor and the Bond Trustee, provided that any such resignation by the Principal Paying Agent, the Registrar or any Calculation Agent will not be effective unless a successor has been appointed.

The Bank or the Guarantor may, with the prior written consent of the Bond Trustee, revoke its appointment of any Agent or Calculation Agent under the Agency Agreement and/or in relation to any Series of covered bonds upon 45 days’ notice to such Agent or Calculation Agent, provided that in certain circumstances, such revocation will not be effective unless a successor has been appointed. Notwithstanding the foregoing, the Guarantor may revoke the appointment of any Agent or Calculation Agent in the event that there is a breach by such Agent or Calculation Agent of certain representations and warranties or a failure by such Agent or Calculation Agent to perform certain covenants made by it under the Agency Agreement. In addition, if the unsecured, unsubordinated and unguaranteed debt obligations or issuer default ratings of a Paying Agent cease to be rated by the Rating Agencies at or above each of the Paying Agent Required Ratings at any time that (a) the Guarantor is Independently Controlled and Governed, the Guarantor may, and (b) the Guarantor is not Independently Controlled and Governed, the Guarantor shall, terminate the appointment of such Paying Agent and appoint one or more further or other Agents. Furthermore, if an Issuer Event of Default (A) occurs and is continuing, or (B) has previously occurred and is continuing, at any time that the Guarantor is Independently Controlled and Governed, the Guarantor may terminate the appointment of an Agent which is the Bank or an affiliate of the Bank and appoint one or more further or other Agents.

The appointment of any Agent or Calculation Agent under the Agency Agreement and in relation to each relevant Series of covered bonds will terminate if any of the following events or circumstances will occur or arise: such Agent or Calculation Agent becomes incapable of acting; such Agent or Calculation Agent is adjudged bankrupt or insolvent; such Agent or Calculation Agent files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a receiver, administrator or other similar official of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof; a receiver, administrator or other similar official of such Agent or Calculation Agent or of all or any substantial part of its property is appointed; an order of any court is entered approving any petition filed by or against such Agent or Calculation

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Agent under the provisions of any applicable bankruptcy or insolvency law; or any public officer takes charge or control of such Agent or Calculation Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

Modification of Transaction Documents

The provisions of the Transaction Documents generally require that all amendments thereto be in writing and executed by the parties thereto. In addition, any material amendment to a Transaction Document will be subject to satisfaction of the Rating Agency Condition. Pursuant to the terms of the Security Agreement and the Trust Deed, the Bond Trustee is permitted to consent to and/or execute amendments without consulting the other Secured Creditors if the amendment is of a minor or technical nature or the Bond Trustee is otherwise satisfied that the amendment is not reasonably expected to be materially prejudicial to the interests of the covered bondholders.

In addition to the general amendment provisions, the Managing GP has the authority to make amendments to the Guarantor Agreement without the consent of any other party in order to cure any ambiguity or correct or supplement any provision thereof, provided that such amendments do not adversely affect the interests of the other Partners, or, while covered bonds are outstanding, the Bond Trustee (on behalf of the covered bondholders). If the interests of any such party would be adversely affected by a proposed amendment to the Guarantor Agreement, such amendment may only be made by the Managing GP with the consent of such adversely affected Partner and/or the Bond Trustee, as applicable.

For greater certainty, all amendments to the Transaction Documents must comply with the CMHC Guide.

Modification of Ratings Triggers and Consequences

Any amendment to (a) a Ratings Trigger provided for in any Transaction Document that lowers the threshold ratings specified therein, or (b) the consequences of breaching any such Ratings Trigger provided for in any Transaction Document that makes such consequences less onerous, will, with respect to each affected Rating Agency only, be deemed to be a material amendment and will be subject to satisfaction of the Rating Agency Condition with respect to each affected Rating Agency.

Notwithstanding the foregoing, if at any time the Bank determines that any one of DBRS, Fitch or Moody’s will not be a Rating Agency in respect of the Program, then, so long as (a) the Program is in compliance with the terms of the CMHC Guide with respect to ratings of the covered bonds, and (b) each outstanding Series of covered bonds is rated by at least two Rating Agencies, the Ratings Triggers for such rating agency will not be applicable to the Program without any further action or formality, including for greater certainty satisfaction of the Rating Agency Condition or consent or approval of the Bond Trustee or the holders of the covered bonds. Any amendments to the Transaction Documents to reflect the foregoing will be deemed not to be a material amendment and may be made by the parties thereto without the requirement for satisfaction of the Rating Agency Condition with respect to any Rating Agency or consent or approval of the Bond Trustee or the holders of the covered bonds.

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CASHFLOWS

As described above under “Description of the Covered Bonds—Credit Structure,” until the occurrence of a Covered Bond Guarantee Activation Event, the covered bonds will be obligations of the Bank only. The Bank is liable to make payments when due on the covered bonds, whether or not it has received any corresponding payment from the Guarantor under the Intercompany Loan.

This section summarizes the Priorities of Payments of the Guarantor, as to the allocation and distribution of amounts standing to the credit of the Guarantor on the Ledgers and their order of priority:

•	when no Asset Coverage Test Breach Notice is outstanding and no Covered Bond Guarantee Activation Event has occurred;
•	when an Asset Coverage Test Breach Notice is outstanding but no Covered Bond Guarantee Activation Event has occurred;
•	following service of a Notice to Pay on the Guarantor; and
•	following service of a Guarantor Acceleration Notice and enforcement of the Security.

Allocation and distribution of Available Revenue Receipts when no Asset Coverage Test Breach Notice is outstanding and no Covered Bond Guarantee Activation Event has occurred.

At any time when no Asset Coverage Test Breach Notice is outstanding and no Covered Bond Guarantee Activation Event has occurred, Available Revenue Receipts will be allocated and distributed as described below.

The Guarantor or the Cash Manager on its behalf will, as of each Calculation Date, calculate:

(i)	the amount of Available Revenue Receipts available for distribution on the immediately following Guarantor Payment Date;
(ii)	the Reserve Fund Required Amount (if applicable);
(iii)	where the Pre-Maturity Test has been breached in respect of a Series of Hard Bullet Covered Bonds, on each Calculation Date falling in the twelve months prior to the Final Maturity Date of the relevant Series of Hard Bullet Covered Bonds, whether or not the amount standing to the credit of the Pre-Maturity Liquidity Ledger including the principal amount of any Substitute Assets standing to the credit of the Pre-Maturity Liquidity Ledger at such date is less than the Pre-Maturity Liquidity Required Amount.

On each Guarantor Payment Date, the Guarantor (or the Cash Manager on its behalf) will transfer Available Revenue Receipts from the Revenue Ledger to the Payment Ledger, and use Available Revenue Receipts held by the Cash Manager for and on behalf of the Guarantor and, as

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necessary, transfer Available Revenue Receipts from the GDA Account to the Transaction Account (to the extent maintained), in an amount equal to the lower of (a) the amount required to make the payments or credits described below, and (b) the amount of Available Revenue Receipts.

Pre-Acceleration Revenue Priority of Payments

At any time no Asset Coverage Test Breach Notice is outstanding and no Covered Bond Guarantee Activation Event has occurred, Available Revenue Receipts will be applied by or on behalf of the Guarantor (or the Cash Manager on its behalf) on each Guarantor Payment Date (except for amounts due to third parties by the Guarantor under paragraph (a) or Third Party Amounts, which will be paid when due) in making the following payments and provisions (the “Pre-Acceleration Revenue Priority of Payments”) (in each case only if and to the extent that payments or provisions of a higher priority have been made in full):

(a)	first, in or towards satisfaction of any amounts due and payable by the Guarantor to third parties and incurred without breach by the Guarantor of the Transaction Documents to which it is a party (and for which payment has not been provided for elsewhere in the relevant Priorities of Payments) and to provide for any such amounts expected to become due and payable by the Guarantor in the immediately succeeding Guarantor Payment Period and to pay and discharge any liability of the Guarantor for taxes;
(b)	second, any amounts in respect of interest due to the Bank in respect of the Demand Loan pursuant to the terms of the Intercompany Loan;
(c)	third, in or towards satisfaction pro rata and pari passu, according to the respective amounts thereof, of:
(i)	any remuneration then due and payable to the Servicer and any costs, charges, liabilities and expenses then due or to become due and payable to the Servicer under the provisions of the Servicing Agreement in the immediately succeeding Guarantor Payment Period, together with applicable Goods and Services Tax (“GST”) (or other similar taxes) thereon to the extent provided therein;
(ii)	any remuneration then due and payable to the Cash Manager and any costs, charges, liabilities and expenses then due or to become due and payable to the Cash Manager under the provisions of the Cash Management Agreement in the immediately succeeding Guarantor Payment Period, together with applicable GST (or other similar taxes) thereon to the extent provided therein, provided that if the Cash Manager is the Bank of a member of the Scotiabank Group, it will not receive any fees;
(iii)	amounts (if any) due and payable to the Account Bank (or, as applicable, the Standby Account Bank) (including costs) pursuant to the terms of the Bank Account Agreement (or, as applicable, the Standby Bank Account Agreement), together with applicable GST (or other similar taxes) thereon to the extent provided therein;
(iv)	amounts due and payable to the Cover Pool Monitor pursuant to the terms of the Cover Pool Monitor Agreement (other than the amounts
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referred to in paragraph (j) below), together with applicable GST (or other similar taxes) thereon to the extent provided therein; and

(v)	amounts due and payable to the Custodian pursuant to the terms of the Mortgage Sale Agreement, together with applicable GST (or other similar taxes) thereon to the extent provided therein
(d)	fourth, in or towards satisfaction pro rata and pari passu, according to the respective amounts thereof, of:
(i)	payment due to the Interest Rate Swap Provider (including any termination payment due and payable by the Guarantor under the Interest Rate Swap Agreement (but excluding any Excluded Swap Termination Amount)) pursuant to the terms of the Interest Rate Swap Agreement; and
(ii)	payment due to the Covered Bond Swap Provider (including any termination payment due and payable by the Guarantor under the Covered Bond Swap Agreement (but excluding any Excluded Swap Termination Amount)) pursuant to the terms of the Covered Bond Swap Agreement;
(e)	fifth, in or towards payment on the Guarantor Payment Date of, or to provide for payment on such date in the future of such proportion of the relevant payment falling due in the future as the Cash Manager may reasonably determine (in the case of any such payment or provision, after taking into account any provisions previously made and any amounts receivable from the Interest Rate Swap Provider under the Interest Rate Swap Agreement) any amounts due or to become due and payable (excluding principal amounts) to the Bank in respect of the Guarantee Loan pursuant to the terms of the Intercompany Loan Agreement;
(f)	sixth, if a Servicer Event of Default has occurred, all remaining Available Revenue Receipts to be credited to the GDA Account (with a corresponding credit to the Revenue Ledger maintained in respect of that account) until such Servicer Event of Default is either remedied by the Servicer or waived by the Bond Trustee or a new servicer is appointed to service the Portfolio (or the relevant part thereof);
(g)	seventh, in or towards a credit to the GDA Account (with a corresponding credit to the Reserve Ledger) of an amount up to but not exceeding the amount by which the Reserve Fund Required Amount (if applicable) exceeds the existing balance on the Reserve Ledger as calculated on the immediately preceding Calculation Date;
(h)	eighth, if the Guarantor is required to make a deposit to the Pre-Maturity Liquidity Ledger due to a breach of the Pre-Maturity Test in respect of any Series of Hard Bullet Covered Bonds, towards a credit to the GDA Account (with a corresponding credit to the Pre-Maturity Liquidity Ledger) of an amount up to but not exceeding the difference between:
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(i)	the Pre-Maturity Liquidity Required Amount as calculated on the immediately preceding Calculation Date; and
(ii)	the sum of any amounts standing to the credit of the Pre-Maturity Liquidity Ledger on the immediately preceding Calculation Date;
(i)	ninth, in or towards satisfaction pro rata and pari passu, according to the respective amounts thereof, of:
(i)	payment of any Excluded Swap Termination Amounts due and payable by the Guarantor under the Interest Rate Swap Agreement; and
(ii)	payment of any Excluded Swap Termination Amounts due and payable by the Guarantor under the Covered Bond Swap Agreement;
(j)	tenth, in or towards payment pro rata and pari passu, in accordance with the respective amounts thereof, of any indemnity amount due to the Cover Pool Monitor pursuant to the Cover Pool Monitor Agreement, and any indemnity amount due to any Partner pursuant to the Guarantor Agreement;
(k)	eleventh, in or towards payment of the fee due to the Corporate Services Provider by the Guarantor pursuant to the terms of the Corporate Services Agreement; and
(l)	twelfth, towards such distributions of profit to the Partners as may be payable in accordance with the terms of the Guarantor Agreement.

See “—Summary of Fees and Expenses” for further details on the fees and expenses expected to be paid from the Available Revenue Receipts.

Any amounts received by the Guarantor under the Interest Rate Swap Agreement and the Covered Bond Swap Agreement (other than, in each case, amounts in respect of Swap Collateral Excluded Amounts) on or after the Guarantor Payment Date but prior to the next following Guarantor Payment Date will be applied, together with any provision for such payments made on any preceding Guarantor Payment Date, to make payments (other than in respect of principal) due and payable in respect of the Intercompany Loan Agreement and then the expenses of the Guarantor unless an Asset Coverage Test Breach Notice is outstanding or otherwise to make provision for such payments on such date in the future of such proportion of the relevant payment falling due in the future as the Cash Manager may reasonably determine.

Any amounts received under the Interest Rate Swap Agreement and the Covered Bond Swap Agreement on the Guarantor Payment Date or on any date prior to the next succeeding Guarantor Payment Date which are not applied towards a payment or provision in accordance with paragraph (d) above or the preceding paragraph will be credited to the Revenue Ledger and applied as Available Revenue Receipts on the next succeeding Guarantor Payment Date.

Amounts (if any) held by the Cash Manager for and on behalf of the Guarantor or standing to the credit of the Transaction Account which are not required to be applied in accordance with paragraphs (a) to (l) of the Pre-Acceleration Revenue Priority of Payments or paragraphs (a) to (g) of the Pre-Acceleration Principal Priority of Payments below will, if

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applicable, be deposited by the Cash Manager and, in each case be credited to the appropriate ledger in the GDA Account on the Guarantor Payment Date.

If any Swap Collateral Available Amounts are received by the Guarantor on a Guarantor Payment Date, such amounts will be applied by the Guarantor (or by the Cash Manager on its behalf) on that Guarantor Payment Date in the same manner as it would have applied the receipts which such Swap Collateral Available Amounts replace.

Each Partner acknowledges that the distribution paid pursuant to paragraph (l) above to such Partner represents a reasonable commercial return to the Partner from its involvement in the Guarantor and also agrees that such profits will not be paid to the Partners at a time when they know or ought to know that there was no reasonable prospect of avoiding an insolvent liquidation of the Guarantor as a result of such profit distribution.

Allocation and Distribution of Available Principal Receipts when no Asset Coverage Test Breach Notice is outstanding and no Covered Bond Guarantee Activation Event has occurred

At any time no Asset Coverage Test Breach Notice is outstanding and no Covered Bond Guarantee Activation Event has occurred, Available Principal Receipts will be allocated and distributed as described below.

The Guarantor or the Cash Manager on its behalf will, as of each Calculation Date, calculate the amount of Available Principal Receipts available for distribution on the immediately following Guarantor Payment Date.

On each Guarantor Payment Date, the Guarantor (or the Cash Manager on its behalf) will transfer Available Principal Receipts from the Principal Ledger to the Payment Ledger, and use Available Principal Receipts held by the Cash Manager for and on behalf of the Guarantor and, as necessary, transfer Available Principal Receipts from the GDA Account to the Transaction Account (to the extent maintained), in an amount equal to the lower of (a) the amount required to make the payments or credits described below, and (b) the amount of Available Principal Receipts.

Pre-Acceleration Principal Priority of Payments

At any time no Asset Coverage Test Breach Notice is outstanding and no Covered Bond Guarantee Activation Event has occurred, Available Principal Receipts will be applied by or on behalf of the Guarantor on each Guarantor Payment Date in making the following payments and provisions (the “Pre-Acceleration Principal Priority of Payments”) (in each case only if and to the extent that payments or provisions of a higher priority have been made in full):

(a)	first, if the Pre-Maturity Test has been breached by the Bank in respect of any Series of Hard Bullet Covered Bonds, towards a credit to the Pre-Maturity Liquidity Ledger in an amount up to but not exceeding the difference between:
(i)	the Pre-Maturity Liquidity Required Amount as calculated on the immediately preceding Calculation Date; over
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(ii)	any amounts standing to the credit of the Pre-Maturity Liquidity Ledger on the immediately preceding Calculation Date;
(b)	second, to pay amounts in respect of principal outstanding on the Demand Loan pursuant to the terms of the Intercompany Loan Agreement;
(c)	third, to acquire Loans and their Related Security offered to the Guarantor, if necessary or prudent to ensure that, taking into account the other resources available to the Guarantor, the Asset Coverage Test is met and thereafter to acquire (in the discretion of the Guarantor or the Cash Manager on its behalf) Substitute Assets up to the prescribed limit in the CMHC Guide;
(d)	fourth, to deposit the remaining Principal Receipts in the GDA Account (with a corresponding credit to the Principal Ledger) in an amount sufficient to ensure that, taking into account the other resources available to the Guarantor, the Asset Coverage Test is met;
(d)	fifth, in or towards repayment on the Guarantor Payment Date (or to provide for repayment on such date in the future of such proportion of the relevant payment falling due in the future as the Cash Manager may reasonably determine) of amounts (in respect of principal) due or to become due and payable to the Bank in respect of the Guarantee Loan pursuant to the terms of the Intercompany Loan;
(e)	sixth, in or towards a credit to the GDA Account (with a corresponding credit to the Reserve Ledger) of an amount up to but not exceeding the amount by which the Reserve Fund Required Amount (if applicable) exceeds the existing balance on the Reserve Ledger as calculated on the immediately preceding Calculation Date; and
(e)	seventh, subject to complying with the Asset Coverage Test, to make Capital Distributions in accordance with the terms of the Guarantor Agreement.

Allocation and distribution of Available Revenue Receipts and Available Principal Receipts when an Asset Coverage Test Breach Notice is outstanding but no Covered Bond Guarantee Activation Event has occurred

At any time an Asset Coverage Test Breach Notice is outstanding but no Covered Bond Guarantee Activation Event has occurred, all Available Revenue Receipts and Available Principal Receipts will continue to be applied in accordance with the Pre-Acceleration Revenue Priority of Payments and the Pre-Acceleration Principal Priority of Payments save that, while any covered bonds remain outstanding, no moneys will be applied under paragraphs (b), (c), (j) (to the extent only that such indemnity amounts are payable to a Partner), (k) or (l) of the Pre-Acceleration Revenue Priority of Payments or paragraphs (b), (c), (e) or (f) of the Pre-Acceleration Principal Priority of Payments, and for greater certainty no Capital Distribution will be made to the Limited Partner and no payments will be made to the Intercompany Loan Provider.

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Allocation and distribution of Available Revenue Receipts and Available Principal Receipts following service of a Notice to Pay on the Guarantor

At any time after service of a Notice to Pay on the Guarantor, but prior to service of a Guarantor Acceleration Notice, all Available Revenue Receipts and Available Principal Receipts (other than Third Party Amounts and amounts credited to the Pre-Maturity Liquidity Ledger) will be applied as described below under “—Guarantee Priority of Payments.”

On each Guarantor Payment Date, but prior to service of a Notice to Pay on the Guarantor, the Guarantor or the Cash Manager on its behalf will transfer Available Revenue Receipts and Available Principal Receipts from the Revenue Ledger, the Reserve Ledger, the Principal Ledger or the Capital Account Ledger, as the case may be, to the Payment Ledger, in an amount equal to the lower of (a) the amount required to make the payments set out in the Guarantee Priority of Payments and (b) the amount of all Available Revenue Receipts and Available Principal Receipts standing to the credit of such Ledgers.

The Guarantor will create and maintain ledgers for each Series of covered bonds and record amounts allocated to such Series of covered bonds in accordance with paragraph (f) of the Guarantee Priority of Payments below, and such amounts, once allocated, will only be available to pay amounts due under the Covered Bond Guarantee and amounts due in respect of the relevant Series of covered bonds under the Covered Bond Swap Agreement on the scheduled repayment dates thereof.

Guarantee Priority of Payments

If a Notice to Pay is served to the Guarantor, the Guarantor will on the relevant Final Maturity Date for any Series of Hard Bullet Covered Bonds, apply all funds standing to the credit of the Pre-Maturity Liquidity Ledger with respect to such Series of Hard Bullet Covered Bonds (and transferred to the Transaction Account on the relevant Guarantor Payment Date) to repay the relevant Series of Hard Bullet Covered Bonds. Subject thereto, on each Guarantor Payment Date after the service of a Notice to Pay on the Guarantor (but prior to service of a Guarantor Acceleration Notice), the Guarantor or the Cash Manager on its behalf will apply Available Revenue Receipts and Available Principal Receipts to make the following payments, provisions or credits in the following order of priority (the “Guarantee Priority of Payments”) (in each case only if and to the extent that payments or provisions of a higher priority have been made in full):

(a)	first, to pay any amounts in respect of principal and interest due to the Bank in respect of the Demand Loan pursuant to the terms of the Intercompany Loan Agreement;
(b)	second, in or towards payment of all amounts due and payable or to become due and payable to the Bond Trustee with respect to the performance of its obligations as Bond Trustee in the immediately succeeding Guarantor Payment Period under the provisions of the Trust Deed and the Security Agreement together with interest and applicable GST (or other similar taxes) thereon as provided therein;
(c)	third, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof of:
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(i)	any remuneration then due and payable to the Agents under the provisions of the Agency Agreement together with applicable GST (or other similar taxes) thereon as provided therein, other than any Indemnity Amounts payable to the Agents in excess of $150,000; and
(ii)	any amounts then due and payable by the Guarantor to third parties, including the Corporate Services Provider, and incurred without breach by the Guarantor of the Transaction Documents to which it is a party (and for which payment has not been provided for elsewhere) and to provide for any such amounts expected to become due and payable by the Guarantor in the immediately succeeding Guarantor Payment Period and to pay or discharge any liability of the Guarantor for taxes;
(d)	fourth, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof of:
(i)	any remuneration then due and payable to the Servicer and any costs, charges, liabilities and expenses then due or to become due and payable to the Servicer in the immediately succeeding Guarantor Payment Period under the provisions of the Servicing Agreement together with applicable GST (or other similar taxes) thereon to the extent provided therein, other than any Indemnity Amounts payable to the Servicer in excess of $150,000;
(ii)	any remuneration then due and payable to the Cash Manager and any costs, charges, liabilities and expenses then due or to become due and payable to the Cash Manager in the immediately succeeding Guarantor Payment Period under the provisions of the Cash Management Agreement, together with applicable GST (or other similar taxes) thereon to the extent provided therein, other than any Indemnity Amounts payable to the Cash Manager in excess of $150,000, provided that if the Cash Manager is the Bank of a member of the Scotiabank Group, it will not receive any fees;
(iii)	amounts (if any) due and payable to the Account Bank (or, as applicable, the Standby Account Bank) (including costs) pursuant to the terms of the Bank Account Agreement (or, as applicable, the Standby Bank Account Agreement), together with applicable GST (or other similar taxes) thereon to the extent provided therein, other than any Indemnity Amounts payable to the Account Bank (or, as applicable, the Standby Account Bank) in excess of $150,000;
(iv)	amounts due and payable to the Cover Pool Monitor pursuant to the terms of the Cover Pool Monitor Agreement, together with applicable GST (or other similar taxes) thereon as provided therein, other than any Indemnity Amounts payable to the Cover Pool Monitor in excess of $150,000; and
(v)	amounts due and payable to the Custodian pursuant to the terms of the Mortgage Sale Agreement, together with applicable GST (or other similar taxes) thereon as provided therein, other than any Indemnity Amounts payable to the Custodian in excess of $150,000;
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(e)	fifth, to pay pro rata and pari passu according to the respective amounts thereof:
(i)	the amounts due and payable to the Interest Rate Swap Provider pro rata and pari passu according to the respective amounts thereof (including any termination payment due and payable by the Guarantor under the Interest Rate Swap Agreement but excluding any Excluded Swap Termination Amount) in accordance with the terms of the Interest Rate Swap Agreement;
(ii)	the amounts due and payable to the Covered Bond Swap Provider (other than in respect of principal) pro rata and pari passu in respect of each relevant Series of covered bonds (including any termination payment (other than in respect of principal) due and payable by the Guarantor to the Covered Bond Swap Provider but excluding any Excluded Swap Termination Amount) in accordance with the terms of the Covered Bond Swap Agreement; and
(iii)	to the Bond Trustee or (if so directed by the Bond Trustee) the Principal Paying Agent on behalf of the holders of the covered bonds pro rata and pari passu Scheduled Interest that is Due for Payment (or will become Due for Payment in the immediately succeeding Guarantor Payment Period) under the Covered Bond Guarantee in respect of each Series of covered bonds, provided that if the amount available for distribution under this paragraph (e) (excluding any amounts received from the Covered Bond Swap Provider) would be insufficient to pay the Canadian Dollar Equivalent of the Scheduled Interest that is Due for Payment in respect of each Series of covered bonds under (e)(iii) above, the shortfall will be divided amongst all such Series of covered bonds on a pro rata basis and the amount payable by the Guarantor in respect of each relevant Series of covered bonds to the Covered Bond Swap Provider under (e)(ii) above will be reduced by the amount of the shortfall applicable to the covered bonds in respect of which such payment is to be made;

(f)	sixth, to pay or provide for pro rata and pari passu according to the respective amounts thereof, of:
(i)	the amounts (in respect of principal) due and payable pro rata and pari passu in respect of each relevant Series of covered bonds (including any termination payment (relating solely to principal) due and payable by the Guarantor under the Covered Bond Swap Agreement but excluding any Excluded Swap Termination Amount) to the Covered Bond Swap Provider in accordance with the terms of the relevant Covered Bond Swap Agreement; and
(ii)	to the Bond Trustee or (if so directed by the Bond Trustee) the Principal Paying Agent on behalf of the holders of the covered bonds pro rata, and pari passu Scheduled Principal that is Due for Payment (or will become Due for Payment in the immediately succeeding Guarantor Payment Period) under the Covered Bond Guarantee in respect of each
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Series of covered bonds, provided that if the amount available for distribution under this paragraph (f) (excluding any amounts received from the Covered Bond Swap Provider) in respect of the amounts referred to in (f)(i) above would be insufficient to pay the Canadian Dollar Equivalent of the Scheduled Principal that is Due for Payment in respect of the relevant Series of covered bonds under this (f)(ii), the shortfall will be divided amongst all such Series of covered bonds on a pro rata basis and the amount payable by the Guarantor in respect of each relevant Series of covered bonds under (f)(i) to the Covered Bond Swap Provider above will be reduced by the amount of the shortfall applicable to the covered bonds in respect of which such payment is to be made;

(g)	seventh, to deposit the remaining funds into the GDA Account for application on the next following Guarantor Payment Date in accordance with the Priorities of Payments described in paragraphs (a) to (f) (inclusive) above, until the covered bonds have been fully repaid or provided for (such that the Required Redemption Amount has been accumulated in respect of each outstanding Series of covered bonds);
(h)	eighth, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof of any Excluded Swap Termination Amount due and payable by the Guarantor to the relevant Swap Provider under the relevant Swap Agreement;
(i)	ninth, to pay or provide for pro rata and pari passu according to the respective amounts thereof, any Indemnity Amounts payable to the Agents, the Servicer, the Cash Manager, the Account Bank (or the Standby Account Bank, as applicable), the Cover Pool Monitor and the Custodian, to the extent not paid pursuant to paragraph (c) or (d) above;
(j)	tenth, any remaining funds will be applied in and towards repayment in full of amounts outstanding under the Intercompany Loan Agreement;
(k)	eleventh, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof of any indemnity amount due to the Partners pursuant to the Guarantor Agreement; and
(l)	twelfth, thereafter any remaining funds will be applied in accordance with the Guarantor Agreement
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Any amounts received by the Guarantor under the Interest Rate Swap Agreement after the Guarantor Payment Date but prior to the next following Guarantor Payment Date will be applied, together with any provision for such payment made on any preceding Guarantor Payment Date, to make payments (other than in respect of principal) due and payable pro rata and pari passu in respect of the Covered Bond Swap Agreement or, as the case may be, in respect of interest due under the Covered Bond Guarantee pro rata and pari passu in respect of each relevant Series of covered bonds.

Any amounts received by the Guarantor under the Covered Bond Swap Agreement (whether or not in respect of principal) after the Guarantor Payment Date but prior to the next following Guarantor Payment Date will be applied, together with any provision for such payment made on any preceding Guarantor Payment Date, to make payments of interest or principal, as the case may be, in respect of the Covered Bond Guarantee pro rata and pari passu in respect of each relevant Series of covered bonds.

Any amounts received under the Interest Rate Swap Agreement or any Covered Bond Swap Agreement on the Guarantor Payment Date or any date prior to the next succeeding Guarantor Payment Date which are not put towards a payment or provision in accordance with paragraphs (e) or (f) above or the two preceding paragraphs will be credited to the Revenue Ledger or the Principal Ledger on the GDA Account (as appropriate) and applied as Available Revenue Receipts or Available Principal Receipts, as the case may be, on the next succeeding Guarantor Payment Date.

If the Guarantor requires any available funds to be exchanged into a currency other than Canadian Dollars, and such exchange would not be subject to or covered by the terms of the Covered Bond Swap Agreement, then the Guarantor (or the Cash Manager on its behalf) will perform all necessary currency conversions at the then prevailing spot rate of exchange.

If any Swap Collateral Available Amounts are received by the Guarantor on a Guarantor Payment Date, such amounts will be applied by the Guarantor (or by the Cash Manager on its behalf) on that Guarantor Payment Date in the same manner as it would have applied the receipts which such Swap Collateral Available Amounts replace.

Termination payments received in respect of the Swap Agreements, premiums received in respect of replacement Swap Agreements

If the Guarantor receives any termination payment from a Swap Provider in respect of a Swap Agreement, such termination payment will first be used, to the extent necessary (prior to the occurrence of a Guarantor Event of Default and service of a Guarantor Acceleration Notice) to pay a replacement Swap Provider to enter into a replacement Swap Agreement with the Guarantor, unless a replacement Swap Agreement has already been entered into on behalf of the Guarantor. If the Guarantor receives any premium from a replacement Swap Provider in respect of a replacement Swap Agreement, such premium will first be used to make any termination payment due and payable by the Guarantor with respect to the previous Swap Agreement, unless such termination payment has already been made on behalf of the Guarantor.

Any amounts received by the Guarantor which are not applied to pay a replacement Swap Provider to enter into a replacement Swap Agreement will be credited to the Revenue Ledger and applied as Available Revenue Receipts on the next succeeding Guarantor Payment Date.

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Application of funds received by the Bond Trustee following service of a Guarantor Acceleration Notice and enforcement of the Security

Following a Guarantor Event of Default, service of a Guarantor Acceleration Notice and enforcement of the Security granted under the terms of the Security Agreement, all funds received or recovered by the Bond Trustee (or a receiver appointed on its behalf) (excluding all amounts due or to become due in respect of any tax credits, Swap Collateral Excluded Amounts or Third Party Amounts) will be applied in the following order of priority (the “Post-Enforcement Priority of Payments”) (in each case only if and to the extent that payments or provisions of a higher priority have been made in full):

(a)	first, in or towards satisfaction of pro rata and pari passu according to the respective amounts thereof of:
(i)	all amounts due and payable or to become due and payable to the Bond Trustee under the provisions of the Trust Deed and the Security Agreement with respect to the performance of its obligations thereunder together with interest and applicable GST (or other similar taxes) thereon as provided therein; and
(ii)	all amounts due and payable or to become due and payable to the Bond Trustee or any Receiver under the provisions of the Security Agreement together with interest and applicable GST (or other similar taxes) thereon as provided therein;
(b)	second, in or towards satisfaction of any remuneration then due and payable to the Agents under or pursuant to the Agency Agreement together with applicable GST (or other similar taxes) thereon to the extent provided therein;
(c)	third, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof, of:
(i)	any remuneration then due and payable to the Servicer and any costs, charges, liabilities and expenses then due or to become due and payable to the Servicer under the provisions of the Servicing Agreement, together with applicable GST (or other similar taxes) thereon to the extent provided therein, other than any Indemnity Amounts payable to the Servicer in excess of $150,000;
(ii)	any remuneration then due and payable to the Cash Manager and any costs, charges, liabilities and expenses then due or to become due and payable to the Cash Manager under the provisions of the Cash Management Agreement, together with applicable GST (or other similar taxes) thereon to the extent provided therein, other than any Indemnity Amounts payable to the Cash Manager in excess of $150,000, provided that if the Cash Manager is the Bank of a member of the Scotiabank Group, it will not receive any fees;
(iii)	amounts due to the Account Bank or, as applicable, the Standby Account Bank (including costs) pursuant to the terms of the Bank Account Agreement or, as applicable, the Standby Bank Account Agreement, together with applicable GST (or other similar taxes) thereon to the
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extent provided , other than any Indemnity Amounts payable to the Account Bank, or, as applicable, the Standby Account Bank, in excess of $150,000; and

(iv)	amounts due to the Custodian pursuant to the terms of the Mortgage Sale Agreement, together with applicable GST (or other similar taxes) thereon to the extent provided therein;
(d)	fourth, to pay pro rata and pari passu according to the respective amounts thereof:
(i)	any amounts due and payable to the Interest Rate Swap Provider pro rata and pari passu according to the respective amounts thereof (including any termination payment (but excluding any Excluded Swap Termination Amounts)) pursuant to the terms of the Interest Rate Swap Agreement;
(ii)	the amounts due and payable to the Covered Bond Swap Provider pro rata and pari passu in respect of each relevant Series of covered bonds to the Covered Bond Swap Agreement (including any termination payment due and payable by the Guarantor under the Covered Bond Swap Agreement (but excluding any Excluded Swap Termination Amount)) in accordance with the terms of the Covered Bond Swap Agreement; and
(iii)	the amounts due and payable under the Covered Bond Guarantee, to the Bond Trustee on behalf of the holders of the covered bonds pro rata and pari passu in respect of interest and principal due and payable on each Series of covered bonds, provided that if the amount available for distribution under this paragraph (d) (excluding any amounts received from the Covered Bond Swap Provider in respect of amounts referred to in (d)(ii) above) would be insufficient to pay the Canadian Dollar Equivalent of the amounts due and payable under the Covered Bond Guarantee in respect of each Series of covered bonds under (d)(iii) above, the shortfall will be divided amongst all such Series of covered bonds on a pro rata basis and the amount payable by the Guarantor in respect of each relevant Series of covered bonds under (d)(ii) above to the Covered Bond Swap Provider will be reduced by the amount of the shortfall applicable to the covered bonds in respect of which such payment is to be made;

(e)	fifth, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof, of any Excluded Swap Termination Amounts due and payable by the Guarantor to the relevant Swap Provider under the relevant Swap Agreement;
(f)	sixth, to pay or provide for pro rata and pari passu according to the respective amounts thereof, any Indemnity Amounts payable to the Servicer, the Cash Manager, the Account Bank and the Custodian, to the extent not paid pursuant to paragraph (c) above;
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(g)	seventh, in or towards repayment in full of all amounts outstanding under the Intercompany Loan Agreement;
(g)	eighth, towards payment of any indemnity amount due to the Partners pursuant to the Guarantor Agreement;
(h)	ninth, in or towards payment of the fee due to the Corporate Services Provider; and
(i)	tenth, thereafter any remaining funds will be applied in or towards payment to the Partners pursuant to the Guarantor Agreement.

If the Guarantor receives any tax credits in respect of a Swap Agreement following the occurrence of a Guarantor Event of Default and service of a Guarantor Acceleration Notice, such tax credits will be used to reimburse the relevant Swap Provider for any gross-up in respect of any withholding or deduction made under the relevant Swap Agreement. Following the occurrence of a Guarantor Event of Default and service of a Guarantor Acceleration Notice, any Swap Collateral Excluded Amounts in respect of a Swap Agreement will be returned to the relevant Swap Provider subject to the terms of the relevant Swap Agreement, and any Third Party Amounts will be returned to the Seller, with the Seller paying such Third Party Amounts to the relevant third party.

Any Third Party Amounts received by the Bond Trustee or any Receiver after service of a Guarantor Acceleration Notice will be held by it on trust for the Seller until they have been returned to the Seller.

Summary of Fees and Expenses

Prior to the occurrence of a Covered Bond Guarantee Activation Event, the following fees and expenses will be paid from the Available Revenue Receipts.

Fee Description	Payable To	Purpose	Amount (% or $ per annum)	Current Provider
Agent Fees	US Paying Agent Principal Paying Agent Exchange Agent Calculation Agent	Making payments on bonds issued through DTC	Up to $10,000	The Bank of Nova Scotia Trust Company of New York
		For bonds issued outside the US, the issuing and paying agent		The Bank of Nova Scotia, London Branch
Bond Trustee Fee	Bond Trustee	Trustee for bond holders	Up to $22,000*	Computershare Trust Company of Canada
Servicing Fee and Expenses of Servicer	Replacement Servicer	Servicing the mortgage loans	Up to 0.20% (expected fee for replacement servicer)	The Bank of Nova Scotia
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Cash Manager Fee and expenses of Cash Manager	Replacement Cash Manager	Hold cash	Up to $10,000	The Bank of Nova Scotia
Account Bank Fee	Standby Account Bank		None	The Bank of Nova Scotia
Cover Pool Monitor Fee	Cover Pool Monitor	Check accuracy of records and confirm mathematical accuracy of tests and calculations	Up to $75,000	KPMG LLP
GDA Provider Fee	Standby GDA Provider		None	Canadian Imperial Bank of Commerce
Custodial Fee	Custodian		Up to $10,000	Computershare Trust Company of Canada
Corporate Service Fees, Asset Trustee Fees, and Liquidation General Partner Fees	Corporate Service Provider, Covered Bond – Asset Trustee, Liquidation General Partner		Up to approximately $120,000**	Computershare Trust Company of Canada
CMHC registration fees	CMHC	Ongoing fees to maintain registration with CMHC	Up to $750,000	CMHC

* Expenses may be in excess of this amount depending on the amount of the annual fees

** Expenses may be in excess of this amount in an Issuer Event of Default

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COVERED BOND PORTFOLIO

The Portfolio consists of cash, Loans and their Related Security, and in some cases Substitute Assets up to certain prescribed limits. The Loans sold to the Guarantor were randomly selected from the Bank’s uninsured residential mortgage portfolio after applying the eligibility criteria. For details on the eligibility criteria and representations and warranties provided with respect to the Loans in the Portfolio, see “Summary of the Principal Documents—Mortgage Sale Agreement—Eligibility Criteria” and “Summary of the Principal Documents—Mortgage Sale Agreement—Loan Representations and Warranties.” The Asset Coverage Test and the Amortization Test performed by the Cash Manager are intended to determine whether the assets and cashflows of the Guarantor, including the Loans and their Related Security in the Portfolio and cashflows in respect thereof, will be adequate to enable the Guarantor to meet its obligations under the Covered Bond Guarantee following the occurrence of a Covered Bond Guarantee Activation Event and the Valuation Calculation performed by the Cash Manager is intended to monitor exposure to volatility in interest rate and currency exchange rates.

Because the Portfolio is not a static pool of assets, statistical data for the Portfolio will be provided in the applicable prospectus supplement that will be distributed to investors with respect to an offering of a specific Series of covered bonds. In addition, the Cash Manager will prepare and provide Investor Reports to the Bank, the Guarantor, the Bond Trustee, and the Rating Agencies that will set out certain information in relation to the Portfolio, the calculation of the Asset Coverage Test, the Valuation Calculation, if applicable the Amortization Test, statistical information about the Loans in the Portfolio, performance information about the Loans, information on proceeds received on assets in the Portfolio and the application of such proceeds and other information prescribed by the requirements of the CMHC Guide. The Investor Reports will be available to covered bondholders at the Bank’s website specified in the applicable prospectus supplement and filed with the SEC on its EDGAR system under cover of Form 10-D on the 20th day of each month (or if such day is not a business day, the first following business day).

Characteristics of the Loans

Mortgage loans originated by the Seller are secured by a first mortgage on the residential property to which they relate and are full recourse against the borrower (subject to exceptions in Alberta and Saskatchewan, as described below) and if guaranteed to the guarantor and against the property securing the mortgage loan.

Interest is calculated using either a fixed or variable rate. Fixed rate mortgage loans provide for interest based on a fixed annual rate agreed to at the time the mortgage loan is advanced with interest calculated semi-annually, not in advance. Variable rate mortgage loans provide for interest based on the Bank’s annual rate of interest announced from time to time as a reference rate then in effect for determining interest rates on Canadian Dollar commercial loans in Canada (the “Bank’s Prime Rate”) plus or minus a set percentage, calculated on the outstanding balance when each regular payment is due. In the case of variable rate mortgage loans, the interest rate varies automatically with changes in the Bank’s Prime Rate. If the Bank’s Prime Rate changes between scheduled payment dates, the revised rate becomes effective from the date of such change and is reflected on the next payment date. The total monthly payment amount due will not change (only the split between interest and principal is adjusted) unless that amount is

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insufficient to cover the interest amount due on the mortgage. In some circumstances the interest rate on a variable rate mortgage loan may be capped at a maximum rate.

Mortgage loans can either be open or closed to pre-payment at anytime without pre-payment charges and can be for terms up to 10 years (with a typical term of five years) with amortization periods that do not exceed 40 years. They provide for regular payments (e.g. weekly, bi-weekly or monthly) and early and/or increased payment options subject to pre-payment charges in certain circumstances. Payments are applied first to interest, then to principal and lastly, to any fees. In the case of variable rate mortgage loans, in the event that the borrower’s regular payment is insufficient to pay all interest when due, the mortgage loan terms and conditions allow the Bank to increase the regular payment amount payable by the borrower to cover interest costs. Interest which is not paid when due is subject to interest.

The Bank may make more than one mortgage loan and provide other credit products to a borrower under the STEP Plan. In such circumstances, each mortgage loan and other credit products are subject to cross-default in the event payments on any loan are not made in accordance with their terms and prior to default the Bank is entitled to allocate payments received from the relevant borrower among amounts owing by such borrower under the STEP Plan. Only STEP Loans are subject to cross-default provisions; Loans other than STEP Loans that are included in the Portfolio are not subject to cross-default provisions. The number of STEP Loans and Loans other than STEP Loans that are included in the Portfolio will be provided in the applicable prospectus supplement.

Where a mortgage loan is in default, all amounts owing in respect of the mortgage loan will become due and payable and the Bank is allowed to require immediate payment of all amounts owing under all mortgage loans. In the case of multiple mortgage loans under a single loan agreement, any amounts obtained from enforcement are applied first to pay amounts owing under any such mortgage loans that are term mortgage loans (first to any uninsured mortgage loans in each case starting with the smallest outstanding balance) and then to amounts owing. In Alberta and Saskatchewan the law restricts a lender’s recourse against a borrower where the proceeds from enforcement of the mortgage by way of a foreclosure action are insufficient to repay the amounts owing on a mortgage loan.

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LOAN ORIGINATION AND LENDING CRITERIA

The following description of the Bank’s lending criteria and procedures for the origination of mortgage loans is as of the date of this prospectus. There is no requirement for the Bank to maintain such lending criteria or procedures described below and the Bank reserves the right to change such policies and procedures at any time.

The Bank’s residential mortgages (including STEP Loans) are originated through employees of the Bank or third parties, such as independent mortgage brokers. Many of the Bank’s mortgage clients have multiple products and services with the Bank.

Mortgage Origination

The unit of the Bank responsible for retail lending secured by real estate, known as the Real Estate Secured Lending unit, uses three channels for mortgage origination: the Bank’s Canadian branch network and two other channels within the Bank, known as Scotia Mortgage Authority and Home Financing Solutions. The Bank uses the same origination and lending criteria for conventional residential mortgages and STEP Loans.

Canadian Branch Network

The Bank’s Canadian branch network is a significant source of mortgage origination for the Bank. Trained personal bankers in branches review mortgage loan applications and underwrite them based on policy criteria and systems instructions/conditions. In addition, the Canadian branch network channel also focuses on the refinancing and renewal needs of existing clients as well as new clients.

All mortgage applications are limited to systemic credit and conditions generated through the Bank’s proprietary model known as the Scotia Adjudication Model (the “SAM”), which is an underwriting tool housing many of the Bank’s credit policies and which is used for the adjudication of credit applications. The SAM adjudicates at the customer level, assessing both customer risk and capacity, to determine the amount of credit the applicant can be offered. The SAM is used for all retail lending credit applications entering the Bank’s system. It has been designed to support the strategic objective of providing customer centric retail lending products, accessible through the customer’s channel of choice. The SAM decisions rely on methodologies’ including enhanced pre-screen and auto-decline logic, credit bureau and behavior scoring supplemented with bankruptcy scores for further discrimination. It also includes fraud detection and capacity determination capabilities. The methodologies’ and parameters are reviewed and validated at least annually or more frequently if appropriate, to complement monitoring of trends in key rating criteria.

All branches have certain approval authorities. All mortgage loan applications exceeding the approval authority of the applicable branch or that were declined by the SAM but are supported for approval by the branch based on sound business reasons are submitted to the Bank’s exception underwriting center, known as the Adjudication Centre of Expertise (“ACE”), for review and approval. Approximately 10% of the underwritten mortgages are sent by the branches to the ACE unit for approval. Generally the reason for an additional review by ACE is the result of (i) the mortgage being above the lending limit of the relevant branch or (ii) the mortgage does not conform to the Bank’s mortgage origination policy. A mortgage may not

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initially conform to the Bank’s origination standards as a result of (i) the borrower’s credit score, (ii) the borrower’s income is low relative to the required mortgage payments, (iii) the price of the property is high relative to other houses in the neighborhood, or (iv) the property is unusual (a farm or cottage in a rural area). If the mortgage does not meet the Bank’s origination standards, the ACE unit will review the mortgage for any compensating factors (which include the strength of the borrower’s financial reserves, the borrower’s housing stability, the borrower’s job stability, loan-to-value ratio, the credit scores of the borrower, property type and location and whether the co-borrower is part owner) and decide if, for example, the credit score is low, whether a compensating factor is available and sufficient to compensate for such factor, such as whether the borrower has sufficient assets to cover payments on the proposed mortgage.

ACE also has an approval authority, and all mortgage loan applications exceeding the approval authority of ACE are submitted to the Bank’s Real Estate Credit, Global Risk Management group. See “—Credit Adjudication and the Risk Management Group” below.

All closing conditions to a mortgage underwritten through the Canadian branch network must be fulfilled by the customer prior to the scheduled closing date. The related lending officer is responsible for ensuring that all of the conditions are fulfilled. Management reviews are conducted to identify situations where closing conditions were not met prior to funding so that appropriate corrective action can be taken. A branch review team reviews the effective execution of the Bank’s policies and processes for credit files from loan application to post-fund review. An internal audit team also conducts a full detailed review from loan application to post-fund review. In both cases, material and non-material issues are identified. In addition, the Adjudication Lending Review Team, an independent department within the Adjudication Centre of Expertise, reviews a selection of such files, mostly post-fund, with a focus on regulatory compliance, fraud, special programs and ad hoc requests.

Scotia Mortgage Authority

The unit of the Bank responsible for underwriting mortgage loan applications received electronically from independent mortgage brokers is known as the Scotia Mortgage Authority. The applications underwritten by the Scotia Mortgage Authority are primarily for new customers of the Bank for purchases, product switches and refinance transactions. Existing customers may also choose to use an independent mortgage broker for their mortgage needs and, when an existing customer does so, the underwriting process is the same as that applied to new customers.

Underwriting and condition fulfillment is conducted by the Bank’s employees across Canada. Such employees have, on average, at least ten years of experience in mortgage underwriting. The Bank provides specific training for these employees. Many of these employees also have extensive real estate secured lending experience from working at the Bank or other Canadian financial institutions.

All mortgage loan applications are limited to systemic credit and conditions generated through the SAM. The underwriters have certain approval authorities. All mortgage loan applications exceeding the approval authority of the applicable underwriter are referred to a Scotia Mortgage Authority Regional Vice-President and/or the Adjudication Centre of Expertise for review and approval. Declines, regardless of amount, may only be authorized by the exception underwriting centers. All closing conditions to a mortgage underwritten through the Scotia

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Mortgage Authority must be fulfilled prior to the scheduled closing date. The underwriting system runs a report six days before closing to identify loans with conditions outstanding.

The Scotia Mortgage Authority credit review unit is responsible for ensuring effective processing and compliance with the Bank’s policy and process requirements. All files funded through this channel are reviewed, with approximately 85% reviewed prior to funding. In addition, the Adjudication Lending Review Team reviews a selection of such files, mostly post-fund, with a focus on regulatory compliance, fraud, special programs, and ad hoc requests.

Home Financing Solutions

An additional unit of the Bank known as Home Financing Solutions is also a source of mortgage origination for the Bank; however this channel is not involved in mortgage renewals. Employees of the Bank in this channel originate mortgage loan applications and send them to centers in Calgary, Hamilton, and Montreal for underwriting, review and approval. The applications are primarily for new customers of the Bank, however, existing customers may choose to use this channel. The employees within this channel have no approval authority and, therefore, all mortgage loan applications originated by this channel are processed through the Bank’s underwriting centers. The activities and performance of the employees of Home Financing Solutions are monitored by their sales managers, who are expected to monitor the performance of loans originated in their market. Mortgage sales managers at the Bank have a number of tools available to monitor credit and market trends, and results are reviewed with each mortgage originator at least on a quarterly basis.

All mortgage loan applications originated through this channel are limited to systemic credit and conditions generated through the SAM. The underwriters have certain approval authorities. All mortgage loan applications exceeding the approval authority of the applicable underwriter or that were declined by the SAM but are supported for approval by the underwriter based on sound business reasons are referred to the Adjudication Centre of Expertise. All closing conditions for mortgages originated through this channel must be fulfilled prior to the scheduled closing date. The underwriting system runs a report six days before closing to identify loans with conditions outstanding.

A unit of the Bank known as the Alternate Delivery Mortgage Review Team reviews effective processing and compliance with the Bank’s policy and process requirements with respect to mortgages originated through Home Financing Solutions. Material and non-material issues are identified. The majority of these files are reviewed pre-fund. In addition, an independent department within the Bank known as the Adjudication Lending Review Team reviews a selection of files, mostly post-fund, with a focus on regulatory compliance, fraud, special programs, and ad hoc requests.

Mortgage Renewals

All mortgages that are not in arrears are automatically eligible for renewal. Typically, customers are contacted to choose their preferred term. A customer may be contacted by their branch and/or by direct mail. If a customer does not choose a preferred term, the mortgage will be automatically renewed for a six month closed fixed rate term. If a customer renews a mortgage, the customer may change the payment structure (including amount and frequency of payments); however, no changes may be made to the remaining amortization amounts, which cannot be extended past the original commitment.

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Valuations, Appraisals and Credit Strategy

For all residential mortgage loans that have an LTV ratio of 80 percent or less, the Bank’s mortgage approval policy requires one of the following methods as an acceptable property valuation type:

(a)	Low ratio assessment – the CMHC’s automated valuation system called emili (“emili”); or
(b)	Full appraisal – a Bank approved appraiser’s opinion of the property based on an exterior and interior inspection of the property.

The type of property valuation used may depend on any combination of the following loan characteristics at the time of the application: the location of the property, property value, mortgage loan amount, borrower risk profile, specialty product programs, and the LTV ratio.

Automated Valuation Model

An automated valuation model is a computer generated appraisal report created using formulas based on various factors, including sales trends, title records, neighborhood analysis, tax assessments and other available information regarding the prospective mortgaged property. If the property does not pass the appraisal or the application is outside of emili’s predetermined risk parameters, as described below, a full appraisal is required.

As part of the Bank’s financial management systems, a process independent from the lending and origination process, a random sample of results generated by emili are, on a monthly basis, re-confirmed against a third party automated valuation model. The Bank continuously reviews and updates its financial management systems.

Full appraisals

A full appraisal is a an independent appraisal by a Bank pre-approved third party appraiser which provides the appraiser’s opinion of the value of the property based on an exterior and interior inspection of the property, and other factors, including, sales records, comparable property analysis, tax assessments and other available information. In appointing appraisers, the Bank relies on the professional industry accreditation of the appraiser and random sample reviews of the appraiser’s appraisal reports by the Bank’s senior appraisers. The Bank uses full appraisals in cases where emili does not support the value or a full appraisal is required (e.g., if a mortgage is a private sale or if a mortgage over a certain LTV ratio is to be issued in connection with a refinancing). A majority of the residential mortgage loans originated or acquired by the Bank are appraised using full appraisals.

Use of the EMILI Underwriting Model

The emili system was created by the CMHC in 1996 to allow financial institutions to electronically submit mortgage insurance applications. Since then the emili system has evolved into an underwriting tool for issuing non-insured mortgages. Emili incorporates statistical models that predict the risk of default by looking at individual characteristics of the application in conjunction with economic and housing market conditions as the basis for risk assessment. No single characteristic of the mortgage loan application is assessed in isolation. Emili looks at the overall picture, considers many factors and their interrelationship.

In order for a mortgage to be eligible to be evaluated by emili, the mortgage must (i) relate to the purchase of a property, (ii) the property must be listed on the multiple listing service, (iii) the property must be owner occupied, and (iv) the property must have good comparables.

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Emili analyzes specific characteristics of the property in question to determine whether the loan value is appropriate for the property by using various information sources, including:

• the physical characteristics of the property (such as square footage, lot size, age, style of the home, etc.)

• the municipal property tax assessment

• historical and current sales activity within the local housing market, and

• prior sales activity of the property being assessed, when available.

Mortgage Processing

The Bank’s underwriting platform and associated credit policies are consistent across all three of the Bank’s internal origination channels. Credit exception decisions, when required, are performed by a dedicated credit department separate from the delivery network and business line.

Credit Scores

The Bank utilizes different credit scoring models: one is used for new customers and is based primarily on the credit scores and bankruptcy scores provided by recognized credit bureaus, and the second is a proprietary model that evaluates existing Bank clients’ historical loan, credit and deposit performance. The models are independently validated and monitored on a regular basis to ensure their continuing functionality and market relevance.

The Bank’s underwriting policies and procedures require each prospective borrower to submit a mortgage loan application that discloses the applicant’s credit history, assets, liabilities, income and employment history, and includes consent to the Bank obtaining a credit report in respect of such applicant.

Credit reports are obtained by the Bank from either Equifax Information Services LLC or TransUnion LLC, which are nationally recognized credit reporting bureaus, as a means of assessing the creditworthiness of the borrowers. Each of these credit reports contains a standardized credit score (a “Bureau Score”) that is designed to assess a borrower’s credit history at a single point in time, using data currently on file for the borrower at the particular credit reporting bureau. Bureau Scores range from approximately 300 to approximately 900, with higher scores indicating an individual with a more favorable credit history (i.e. statistically expected to be less likely to default) compared to an individual with a lower score. Information used to create a Bureau Score may include, among other things, the borrower’s payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. A Bureau Score, however, only assesses a borrower’s past credit history and provides an indicator of the relative degree of potential risk that a borrower represents to a lender on a specified date. In addition, Bureau Scores were developed to indicate levels of default probability over a two-year period and were not developed specifically for use with mortgage loans, but for consumer loans in general. Accordingly, Bureau Scores are not necessarily accurate indicators of levels of default probability over the entire terms of the mortgage loans (which extend beyond a two year period to three or five years).

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Furthermore, Bureau Scores do not take into account the differences between mortgage loans and consumer loans, including the particular loan-to-value ratios of the mortgage loans, the quality or value of the real estate collateral, or the borrower’s debt to income ratio. There can be no assurance that a borrower’s Bureau Score will be an accurate predictor of the likelihood of such borrower’s mortgage loan being repaid, or that a borrower’s Bureau Score has or will remain unchanged after origination. Very similar to bureau scores, the Bank also employs bankruptcy scores obtained from the credit bureaus. Bankruptcy scores use credit file data to specifically predict the likelihood of a customer declaring bankruptcy. Both the bankruptcy score and bureau scores are used together to assess the creditworthiness of the borrowers.

Based on the data provided in the prospective borrower’s application and certain verifications, if required, the Bank determines whether, in its view, the applicant’s monthly income will be sufficient to enable such applicant to meet the obligations under the proposed mortgage loan and pay the other expenses relating to the mortgaged property, including taxes,insurance costs and other fixed obligations. In general, the Bank requires that the scheduled payments that would be due during the first year of the term of a mortgage loan, plus all taxes due in respect of the mortgaged property during such period and all other scheduled payments due under the borrower’s other debt obligations during such period, must not exceed a specified percentage of the applicant’s gross employment or stated income.

Credit Adjudication and the Risk Management Group

Dedicated underwriters process all mortgage loan applications originating from both independent mortgage brokers and the Home Financing Solutions channel. Mortgage applications that do not meet standard guidelines are sent to the Adjudication Centre of Expertise for a secondary review. In general, the Adjudication Centre of Expertise processes any mortgage loan application that is valued over a branch’s or underwriter’s approval authority or if there are evident credit issues with the application (e.g. unsatisfactory scoring from the Bank’s valuation models or applications with total debt servicing ratios that exceed the Bank’s standard credit risk policies).

Large mortgage loan applications exceeding a certain dollar amount threshold are sent to the Bank’s specialized risk management group for credit adjudication.

Suspicious or potentially fraudulent activity is monitored throughout the process. Fraud detection systems are designed to look for inconsistencies in applications and checks are performed against databases of prior suspicious activity. Suspicious applications are referred to the Bank’s corporate security & investigation group for investigation.

Credit Effectiveness Review, Audit Process and Quality Control Process

Pre- and post-funding loan reviews are conducted in all origination channels by a variety of groups depending on the circumstances. These reviews ensure loans are being granted with specified authority levels and in compliance with the Bank’s policy and program guidelines. In addition to these reviews, further independent reviews are performed by a specialized adjudication lending and review team. The Bank also has a dedicated team of employees that audits the mortgage business and monitors quality control. Prior to each Loan being included in the Portfolio, each Loan is reviewed by the Bank for violations of, as of its time of its origination, the Loan Representations and Warranties. All Loans currently included in the Portfolio were not in violation of, as of their time of origination, the Loan Representations and Warranties. The Bank does not have a history of identifying material issues or a significant amount of non-material issues through its pre- and post-funding loan reviews referenced in the question above.

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THE SERVICER

General

The Bank is a servicer (a “Servicer”) of the Loans and Related Security pursuant to a servicing agreement (the “Servicing Agreement”) dated July 19, 2013 between the Bank, in its capacity as the Servicer, Seller, and Cash Manager, the Guarantor, as owner of the Loans and Related Security, and Computershare Trust Company of Canada, as the Bond Trustee. The Servicer will not be liable in respect of any loss, liability, claim, expense or damage suffered or incurred by the Guarantor and/or any other person as a result of the proper performance by it of its servicing obligations under the Servicing Agreement unless such loss, liability, claim, expense or damage is suffered or incurred as a result of any gross negligence, dishonesty, bad faith, fraud or willful misconduct of the Servicer or as a result of a breach by the Servicer of the terms and provisions of the Servicing Agreement or the other Transaction Documents in relation to such functions.

Servicing Activities

The Bank has been originating and servicing uninsured residential mortgage loans since 1954. The Bank has also been servicing credit cards, automobile loans, floorplan financings, commercial loans and unsecured lines of credit since 1967. The Bank services its own portfolio of mortgage loans and generally retains the servicing rights with respect to any mortgage loans it sells or securitizes. The Bank’s prior and current servicing activities include collecting and remitting loan payments, administering escrow funds for the payment of real estate taxes and insurance premiums, contacting delinquent mortgagors, supervising foreclosures in the event of non−remedied defaults, and generally administering the loans. As at January 31, 2013, the Bank acted as primary servicer and owned the corresponding servicing rights to loans having an aggregate unpaid balance of approximately $157.7 billion. The following table sets forth the dollar amount of mortgage loans serviced by the Bank for the periods indicated, and the number of such loans for the same period.

The Bank of Nova Scotia Servicing Portfolio

($ IN MILLIONS)

For the Year Ended October 31,

		2012	2011	2010	2009
Conventional mortgages	Dollar Amounts of Loans	63,311	71,656	64,712	57,947
	Percentage Change from Prior Year	-11.6%	10.7%	11.7%	-5.1%
Insured mortgages*	Dollar Amount of Loans	92,883	72,833	70,356	65,812
	Percentage Change from Prior Year	27.5%	3.5%	6.9%	60.6%
Total mortgage loans serviced	Dollar Amount of Loans	156,194	144,489	135,068	123,758
	Percentage Change from Prior Year	8.1%	7.0%	9.1%	21.3%

*Includes portfolio insured mortgages

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Servicing Procedures with respect to Loans and Related Security

Following the sale of a mortgage loan to the Guarantor, the Servicer keeps and maintains records in relation to the Loans and Related Security sold to the Guarantor on a loan by loan basis, for the purposes of identifying amounts paid by each borrower, any amount due from a borrower and the principal balance (and, if different, the total balance) from time to time outstanding on a borrower’s account and such other records as would be customarily kept by a reasonable and prudent mortgage lender. The Servicer also identifies the Loan and Related Security as belonging to the Guarantor and maintains a computer record of the location and identification of the Loans and Related Security by reference to an account number and pool identifier so as to be able to distinguish them from other mortgage loans and security serviced by the Servicer for retrieval purposes. In the event the ratings of the Servicer by the Rating Agencies fall below certain ratings, the Servicer shall use reasonable efforts to ensure that files relating to the Loans and their Related Security are identified as distinct from the conveyancing deeds and documents which make up the title and security of other properties and mortgages which do not form part of the Portfolio. Pursuant to the Servicing Agreement, the Servicer will, subject to the terms and conditions of the Loans and their Related Security and the other Transaction Documents, have the full power, authority and right to do or cause to be done any and all things, not inconsistent with the sale, transfer and assignment of the Loans and their Related Security to the Guarantor, which they reasonably consider necessary, convenient or incidental to the servicing of the Loans and their Related Security or the exercise of their rights, powers and discretions under the Servicing Agreement.

The Servicer provides customary servicing functions with respect to the Loans and Related Security. The Servicer makes reasonable efforts to collect all payments called for under the loan documents and follows such collection procedures as are customary with respect to loans. The Servicer collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds escrow account information and funds for payment of property taxes, monitors property insurance and in the case of lapses notifies borrowers and obtains lender-placed insurance at the borrower’s expense as necessary, counsels or otherwise works with delinquent borrowers, supervises powers of sale, judicial sales or foreclosures, and property dispositions and generally administers the Loans and is required to take all reasonable steps to recover all sums due to the Guarantor in respect of the Loans and Related Security.

After a Loan becomes delinquent and to the extent permitted under and in compliance with applicable law, each Servicer is entitled to commence proceedings with respect to enforcing payment of such Loans and their Related Security, and adjusting, settling or compromising the account or payment thereof, in accordance with the Credit and Collection Policy and the terms of the Mortgage Sale Agreement.

The Credit and Collection Policy is designed to identify payment problems sufficiently early to permit the Servicer to address such delinquency problems and, when necessary, to act to preserve the lender’s equity in the property. A Loan is considered delinquent if a scheduled payment remains unpaid 30 days or more after the due date. If timely payment is not received, the Servicer’s automated loan servicing system automatically places the Loan in the assigned collection queue. The account remains in the queue unless and until a payment is received, at which point the Servicer’s automated loan servicing system automatically removes the Loan from that collection queue.

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When a Loan appears in a collection queue, various collection techniques are employed to remind the borrower that a payment is due. Such techniques include subsequent automated attempts to contact the borrower as well as automated letters, with the borrower ultimately telephoned by a collector. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present the borrower with alternative payment methods, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Collectors have computer access to telephone numbers, payment histories, loan information, and all past collection notes. The Servicer supplements the collectors’ efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those Loans in which collection efforts have been exhausted without success, the Servicer determines whether mortgage enforcement proceedings are appropriate. The course of action elected with respect to a delinquent Loan generally will be guided by a number of factors, including the related borrower’s payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property, and whether there are any tax arrears, condominium or strata arrears, or construction liens.

Prior to a foreclosure or sale by power of sale, once the Servicer is in possession of the Mortgaged Property, it obtains an appraisal from a Bank-approved appraiser. The Servicer then hires a real-estate agent to sell the property. The real-estate agent performs a current market analysis which includes: (i) a current valuation of the Mortgaged Property; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers’ fees, repair costs, and other related costs associated with real estate owned properties. The Servicer bases the sale price at the foreclosure process or power of sale on this analysis and its own appraisal.

The foreclosure process and power of sale process vary by jurisdiction across Canada, but generally there are two different ways that the Servicer can acquire the right to sell the Mortgaged Property. If the Servicer acquires title to a Mortgaged Property at a foreclosure process or through a power of sale process, it obtains an estimate of the sale price of the Mortgaged Property and then hires one or more real estate agents to begin marketing the Mortgaged Property. If the Mortgaged Property is not vacant when acquired, the lawyers that have been hired to facilitate the mortgage enforcement commence eviction proceedings and/or negotiations are held with occupants in an attempt to have them vacate the Mortgaged Property without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the Mortgaged Property both before and after the repairs.

The Servicer’s collection procedures include the consolidation of tasks and activities under common management and across multiple sites and risk based collections (the collection of payments by client as opposed to the use of a mono-line). Risk based collections involves one collector collecting all delinquent accounts for a borrower at the same time as opposed to different collectors calling the same borrower for each Loan or other product that is delinquent. The Servicer’s collections procedures are updated regularly and continue to evolve on a regular basis to improve their efficiency and effectiveness.

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Servicing and Other Compensation and Payment of Expenses

Each Loan acquired by the Guarantor is sold by the Seller on a fully-serviced interest basis, and as a result the Guarantor does not have any obligation or liability to the Servicer on account of costs, expenses, disbursements, charges, or fees of the Servicer, the sole responsibility for such expenses being that of the Servicer, and as a result, at any time that the Servicer is the Bank or an affiliate of the Bank, the Guarantor does not have any obligation or liability to the Servicer on account of costs, expenses, disbursements, charges, or fees of the Servicer.

Payments on Loans; Deposits to Custodial Accounts

Any collections received by the Servicer in respect of Loans and Related Security to which the Guarantor is entitled are required to be held by the Servicer in trust for the Guarantor and to be kept distinguishable from all other moneys held by the Servicer and following a Rating Agency withdrawing or downgrading the ratings below certain thresholds, to be deposited directly into the GDA Account. All other sums received by the Servicer in respect of the Loans and their Related Security shall be held by the Servicer for itself.

Replacement of Servicer

The Guarantor and the Bond Trustee may terminate the Servicing Agreement in the circumstances described on page 141 under the heading “Summary of the Principal Documents—Servicing Agreement—Removal or Resignation of the Servicer.”

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DESCRIPTION OF THE CANADIAN REGISTERED
COVERED BOND PROGRAM REGIME

The CMHC Guide elaborates on the role and powers of CMHC as administrator of the Legislative Framework and sets out the conditions and restrictions applicable to registered issuers and registered covered bond programs.

Eligible Issuers

The Legislative Framework provides that in order to apply for registration as a registered issuer, a proposed issuer of covered bonds must be a “federal financial institution,” as defined in section 2 of the Bank Act (Canada), or, following the order of the Governor in Council, a cooperative credit society that is incorporated and regulated by or under an act of the legislature of a province of Canada.

Eligible Covered Bond Collateral and Coverage Tests

Assets held by a guarantor as collateral for covered bonds issued under a registered program may not include mortgages or other secured residential loans that (i) are insured by the CMHC or other Prohibited Insurers, or (ii) have a loan-to-value ratio that exceeds 80%. A guarantor may hold substitute assets consisting of Government of Canada securities and repos of such securities, provided that the value of such substitute assets may not exceed 10% of the total value of the assets of the guarantor held as covered bond collateral. The Legislative Framework, as further described in the CMHC Guide, further restricts assets comprising covered bond collateral by limiting cash held by the guarantor at any time to the amount necessary to meet the guarantor’s payment obligations for the next six months, subject to certain exceptions.

While the CMHC Guide does not impose a specified minimum or maximum level of overcollateralization, registered issuers must establish a minimum and maximum level of overcollateralization and disclose such levels in the registered issuer’s offering documents and in the registry. The methodology to be employed for the asset coverage and amortization tests is specified in the CMHC Guide. Commencing July 1, 2014, in performing such tests registered issuers will be required to adjust the market values of the residential properties securing the mortgages or other residential loans comprising covered bond collateral to account for subsequent price adjustments.

The CMHC Guide also requires that the Guarantor engage in certain risk-monitoring and risk-mitigation practices, including (i) measurement of the present value of the assets comprising covered bond collateral as compared to the outstanding covered bonds (the “Valuation Calculation”), and (ii) hedging of its interest rate and currency exchange risks.

Bankruptcy and Insolvency

The Legislative Framework contains provisions that will limit the application of the laws of Canada and the provinces and territories relating to bankruptcy, insolvency and fraudulent conveyance to the assignments of loans and other assets to be held by a guarantor as covered bond collateral under a registered covered bond program. Such provisions will not be applicable to any covered bonds that are issued under a registered program at a time that the registered issuer has been suspended by CMHC in accordance with the powers afforded to it under the Legislative Framework and the CMHC Guide.

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Qualifications of Counterparties

The CMHC Guide prescribes certain qualifications for each of the counterparties to a registered covered bond program, including that such counterparty (i) possess the necessary experience, qualifications and facilities to perform its obligations under the program, (ii) meet or exceed any minimum standards prescribed by an applicable rating agency, (iii) if regulated, be in regulatory good standing, (iv) be in material compliance with any internal policies and procedures relevant to its role as a counterparty, and (v) be in material compliance with all laws, regulations and rules applicable to that aspect of its business relevant to its role as a counterparty (collectively, the “Counterparty Qualifications”). In connection with the Program, the counterparties are the Swap Providers, the Servicer, the Cash Manager, the Cover Pool Monitor, the Custodian, the Bond Trustee, the Account Bank and the Standby Account Bank (collectively, the “Counterparties”). Each of the Counterparties has represented and warranted in the Transaction Documents that it meets the Counterparty Qualifications.

Cover Pool Monitor

The role of the cover pool monitor, as well as the specified procedures to be carried out by the cover pool monitor, are also detailed in the CMHC Guide. The cover pool monitor’s responsibilities include confirmation of the arithmetical accuracy of the tests required by the CMHC Guide to be carried out under the registered covered bond program and the preparation and delivery of an annual report detailing the results of the specified procedures undertaken in respect of the covered bond collateral and the program. In addition to the Counterparty Qualifications, the cover pool monitor must be either (i) a firm engaged in the practice of accounting that is qualified to be an auditor of the registered issuer under the Bank Act (Canada) and Canadian auditing standards, or (ii) otherwise approved by CMHC (the “Cover Pool Monitor Qualifications”). The Cover Pool Monitor has represented and warranted in the Transaction Documents that it meets the Cover Pool Monitor Qualifications.

Custodian

The CMHC Guide requires that a registered issuer appoint a custodian for each of its registered covered bond programs. The custodian’s responsibilities include holding on behalf of the Guarantor applicable powers of attorney granted by the Bank to the Guarantor and details of the Portfolio assets and Substitute Assets. In addition to the Counterparty Qualifications, the custodian must satisfy certain other qualifications, including that it (i) be a federally or provincially chartered institution authorized to act in a fiduciary capacity with respect to valuable documents, or a chartered bank as described in Schedule I to the Bank Act (Canada), (ii) be equipped with secure, fireproof storage facilities, with adequate controls on access to assure the safety, confidentiality and security of the documents in accordance with customary standards for such facilities, (iii) use employees who are knowledgeable in the handling of mortgage and security documents and in the duties of a mortgage and security custodian, (iv) have computer systems that can accept electronic versions of asset details and be able to transmit that data as required by the CMHC Guide, and (v) be at arm’s length from (and otherwise independent and not an affiliate of) the registered issuer (collectively, the “Custodian Qualifications”). The Custodian has represented and warranted in the Transaction Documents that it meets the Custodian Qualifications.

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Bond Trustee

A registered issuer is required to appoint a bond trustee to represent the views and interests, and to enforce the rights, of the covered bondholders. In addition to the Counterparty Qualifications, a bond trustee must be at arm’s length from (and otherwise independent and not an affiliate of) the registered issuer (the “Bond Trustee Qualifications”). The Bond Trustee has represented and warranted in the Transaction Documents that it meets the Bond Trustee Qualifications.

Ratings

If there are covered bonds outstanding under a registered covered bond program, at least two rating agencies must at all times have current ratings assigned to at least one Series or Tranche of covered bonds outstanding, provided that such ratings need not be for the same Series or Tranche.

Disclosure and Reporting

The CMHC Guide sets out a number of disclosure and reporting obligations for registered issuers. Underlying these obligations is the principle that investors should have access to all material information with respect to the registered issuer and the relevant Series of covered bonds in order to make an informed investment decision with respect to buying, selling or holding such covered bonds. Registered issuers will be required to maintain a website where investors can access, among other things, material transaction documents, Investor Reports on the covered bond collateral and static covered bond collateral portfolio data that users may download and analyze. The provisions of the CMHC Guide permit registered issuers to restrict access to such website (for example, through the use of a password) in order to comply with securities laws or otherwise. The Issuer’s website will be specified in the applicable prospectus supplement.

Status of the Issuer and the Program

On March 25, 2013, the Bank was accepted as a registered issuer under Part I.1 of the NHA and the CMHC Guide in accordance with their terms and on July 22, 2013, the Program was registered as a registered program under Part I.1 of the NHA and the CMHC Guide.

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Plan of Distribution (AND CONFLICTS OF INTEREST)

We may sell any Series of covered bonds to be issued pursuant to this prospectus at any time after effectiveness of the Registration Statement of which this prospectus forms a part in one or more of the following ways from time to time:

•	through underwriters or Dealers;
•	through agents; or
•	directly to one or more purchasers.

The offered covered bonds may be distributed periodically in one or more transactions at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to the prevailing market prices; or
•	negotiated prices.

The applicable prospectus supplements will include:

•	the initial public offering price;
•	the names of any underwriters, dealers or agents;
•	the purchase price of the covered bonds;
•	our proceeds from the sale of the covered bonds;
•	any underwriting discounts or commissions or agency fees and other underwriters’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	the place and time of delivery of the covered bonds; and
•	any securities exchange on which the covered bonds may be listed.

If underwriters are used in the sale of covered bonds issued pursuant to this prospectus, they will buy the covered bonds for their own account. The underwriters may then resell the covered bonds in one or more transactions, at any time or times at a fixed public offering price or at varying prices. The underwriters may change from time to time any fixed public offering price and any discounts or commissions allowed or re-allowed or paid to dealers. If dealers are utilized in the sale of covered bonds issued pursuant to this prospectus, we will sell the covered bonds to the dealers as principals. The dealers may then resell the covered bonds to the public at varying prices to be determined by such dealers.

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In connection with the offering of covered bonds pursuant to this prospectus, we may grant to the underwriters an option to purchase additional covered bonds to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the applicable supplements for such covered bonds. If we grant any over-allotment option, the terms of the option will be set forth in the applicable supplements for the covered bonds.

This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire our covered bonds to be issued on a delayed or contingent basis.

Underwriters, dealers and agents that participate in the distribution of the covered bonds issued pursuant to this prospectus may be underwriters as defined in the Securities Act. Any discounts or commissions that we pay them and any profit they receive when they resell the covered bonds may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, to contribute with respect to payments which they may be required to make in respect of such liabilities and to reimburse them for certain expenses.

Underwriters, dealers and agents, and their affiliates or associates, may engage in transactions with us or perform services for us in the ordinary course of business and receive compensation from us.

Each Series of offered covered bonds issued pursuant to this prospectus will be a new issue of covered bonds and will have no established trading market. Covered bonds may or may not be listed on a national or foreign securities exchange or automated quotation system. Any underwriters or agents to whom covered bonds are sold for public offering or sale may make, but are not required to make, a market in the covered bonds, and the underwriters or agents may discontinue making a market in the covered bonds at any time without notice. No assurance can be given as to the liquidity or the existence of trading markets for any covered bonds.

Any underwriters utilized with the issuance of the covered bonds pursuant to this prospectus may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the offered covered bonds or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of covered bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the offered covered bonds to be higher than would be the case in the absence of such transactions.

Selling Restrictions Outside the United States

Except as described in an applicable prospectus supplement, the Bank has taken no action that would permit a public offering of the covered bonds or possession or distribution of this prospectus or any other offering material in any jurisdiction outside the United States where action for that purpose is required. Accordingly, each underwriter will be required to represent, warrant and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells covered bonds or possesses or distributes this

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prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of covered bonds under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and the Bank will have no responsibility in relation to this.

With regard to each covered bond, the relevant purchaser will be required to comply with those restrictions that the Bank and the relevant purchaser will agree and as will be set out in an applicable supplement.

Conflicts of Interest

Our affiliates, Scotia Capital Inc. (for distributions in Canada) and Scotia Capital (USA) Inc. (for distributions in the U.S.), may participate in the distribution of the covered bonds as an underwriter, dealer or agent. Scotia Capital (USA) Inc., a wholly owned subsidiary of Scotia Capital Inc., is a registered broker and dealer in securities with the U.S. Securities and Exchange Commission under the Exchange Act. Scotia Capital Inc. is a Canadian investment dealer (not registered in the United States). Any offering of covered bonds in which Scotia Capital Inc. or Scotia Capital (USA) Inc. participates will be conducted in compliance with the applicable requirements of FINRA Rule 5121. Scotia Capital Inc. and Scotia Capital (USA) Inc. will not participate in the distribution of an offering of covered bonds that do not have a bona fide public market within the meaning of Rule 5121 or are not investment grade rated within the meaning of Rule 5121 or covered bonds issued pursuant to this prospectus in the same Series that have equal rights and obligations as investment grade rated covered bonds unless either (1) each member firm responsible for managing the public offering does not have a conflict of interest within the meaning of Rule 5121, is not an affiliate of any member that does have a conflict of interest, and meets the requirements of Rule 5121 with respect to disciplinary history or (2) a qualified independent underwriter has participated in the preparation of the prospectus supplement or other offering document for the offering of covered bonds and has exercised the usual standards of due diligence with respect thereto. Neither Scotia Capital Inc., Scotia Capital (USA) Inc. nor any other FINRA member participating in an offering of these covered bonds issued pursuant to this prospectus that has a conflict of interest will confirm initial sales to any discretionary accounts over which it has authority without the prior specific written approval of the customer.

In compliance with the guidelines of FINRA, the maximum commission or discount to be received by the participating FINRA members may not exceed 8% of the aggregate principal amount of covered bonds offered pursuant to this prospectus. We anticipate, however, that the maximum commission or discount to be received in any particular offering of covered bonds issued pursuant to this prospectus will be significantly less than this amount.

Market-Making Resale by Affiliates

This prospectus may be used by Scotia Capital Inc. (for market-making in Canada), Scotia Capital (USA) Inc. (for market making in the U.S.) or one or more of our affiliates in connection with offers and sales of the covered bonds in market-making transactions. In a market-making transaction, Scotia Capital Inc., Scotia Capital (USA) Inc. or one of our affiliates may resell a security it acquires from other holders, after the original offering and sale of security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Scotia Capital Inc., Scotia Capital (USA) Inc. or one of our affiliates may act as principal or agent, including as agent for the counterparty in a transaction in which Scotia Capital Inc., Scotia Capital (USA) Inc. or one our affiliates, as applicable, acts as principal, or as agent for both counterparties in a transaction in which Scotia Capital Inc., Scotia Capital (USA) Inc. or such affiliate, as applicable, does not act as principal. Scotia Capital Inc., Scotia Capital (USA) Inc. or one of our affiliates may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The covered bonds to be sold in market-making transactions include covered bonds to be issued after the date of this prospectus, as well as covered bonds previously issued. We do not

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expect to receive any proceeds from market-making transactions. We do not expect that Scotia Capital Inc., Scotia Capital (USA) Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

Information about the trade and settlements dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

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TAXATION

United States Taxation

This section describes the material United States federal income tax consequences to a United States holder and a Non-United States Holder (each as defined below) of owning the covered bonds we are offering. It is the opinion of Allen & Overy LLP, counsel to the Bank. It applies to you only if you acquire your covered bonds at their original issuance, and you hold your covered bonds as capital assets for United States federal income tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in covered bonds or currencies,
•	a trader in covered bonds that elects to use a mark−to–market method of accounting for your covered bonds holdings,
•	a bank,
•	a life insurance company,
•	a tax–exempt organization,
•	a person that actually or constructively owns 10% or more of our voting stock,
•	a person that holds covered bonds as part of a straddle or a hedging or conversion transaction, or
•	a person whose functional currency for tax purposes is not the U.S. Dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions.

If a partnership holds the covered bonds, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the covered bonds should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the covered bonds. This section does not address tax consequences applicable to holders of equity interests in a holder of the covered bonds, U.S. federal estate, gift or alternative minimum tax considerations, or non-U.S., state or local tax considerations.

Please consult your own tax advisor concerning the consequences of owning these covered bonds in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

You are a “United States holder” if you are a beneficial owner of a covered bond and you are:

•	a citizen or individual resident of the United States,
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•	a domestic corporation,
•	an estate whose income is subject to United States federal income tax regardless of its source, or
•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

You are a “Non-United States Holder” if you are a beneficial owner of covered bonds that is not a United States holder.

Tax consequences to United States Holders

This discussion deals only with covered bonds that are treated as debt instruments not subject to the contingent payment debt instrument rules for U.S. federal income tax purposes. The United States federal income tax consequences of owning covered bonds whose terms are not described in this prospectus will be discussed in an applicable supplement.

Payments of Interest

Except as described below in the case of interest on a discount covered bond that is not qualified stated interest, each as defined below under “—Original Issue Discount—General,” you will be taxed on any interest on your covered bond, whether payable in U.S. Dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. Dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest that we pay on the covered bonds and original issue discount (“OID”), if any, accrued with respect to the covered bonds (as described below under “—Original Issue Discount”) is income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a United States holder. Under the foreign tax credit rules, interest and original issue discount and additional amounts will, depending on your circumstances, be either “passive” or “general” income for purposes of computing the foreign tax credit.

Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. Dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. Dollars.

Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an

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accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. Dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service (“IRS”).

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your covered bond, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. Dollars.

Original Issue Discount

General. If you own a covered bond, other than a short–term covered bond with a term of one year or less, it will be treated as a discount covered bond issued at an original issue discount if the amount by which the covered bond’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a covered bond’s issue price will be the first price at which a substantial amount of covered bonds included in the issue of which the covered bond is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A covered bond’s stated redemption price at maturity is the total of all payments provided by the covered bond that are not payments of qualified stated interest. Generally, an interest payment on a covered bond is qualified stated interest if it is one of a series of stated interest payments on a covered bond that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the covered bond. There are special rules for variable rate covered bonds that are discussed under “—Variable Rate Covered Bonds.”

In general, your covered bond is not a discount covered bond if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of ¼ of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your covered bond will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your covered bond has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the covered bond, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your covered bond’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the covered bond.
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Generally, if your discount covered bond matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant–yield method, and generally you will include increasingly greater amounts of OID in income over the life of your covered bond. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount covered bond for each day during the taxable year or portion of the taxable year that you hold your discount covered bond. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount covered bond and you may vary the length of each accrual period over the term of your discount covered bond. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount covered bond must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount covered bond’s adjusted issue price at the beginning of the accrual period by your covered bond’s yield to maturity, and then
•	subtracting from this figure the sum of the payments of qualified stated interest on your covered bond allocable to the accrual period.

You must determine the discount covered bond’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount covered bond’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount covered bond’s issue price and any accrued OID for each prior accrual period, and then
•	subtracting any payments previously made on your discount covered bond that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount covered bond contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

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The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your covered bond, other than any payment of qualified stated interest, and
•	your covered bond’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your covered bond for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your covered bond after the purchase date but is greater than the amount of your covered bond’s adjusted issue price, as determined above under “—General,” the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the covered bond immediately after purchase over the adjusted issue price of the covered bond divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the covered bond after the purchase date over the covered bond’s adjusted issue price.

Pre–Issuance Accrued Interest. An election may be made to decrease the issue price of your covered bond by the amount of pre–issuance accrued interest if:

•	a portion of the initial purchase price of your covered bond is attributable to pre–issuance accrued interest,
•	the first stated interest payment on your covered bond is to be made within one year of your covered bond’s issue date, and
•	the payment will equal or exceed the amount of pre–issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre–issuance accrued interest and not as an amount payable on your covered bond.

Covered Bonds Subject to Contingencies Including Optional Redemption. Your covered bond is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your covered bond by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and
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•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your covered bond in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in an applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your covered bond is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the covered bond under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your covered bond, and
•	in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your covered bond.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your covered bond for the purposes of those calculations by using any date on which your covered bond may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your covered bond as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your covered bond is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your covered bond by treating your covered bond as having been retired and reissued on the date of the change in circumstances for an amount equal to your covered bond’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your covered bond using the constant–yield method described above under “—General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Covered Bonds Purchased at a Premium,” or acquisition premium.

If you make this election for your covered bond, then, when you apply the constant–yield method:

•	the issue price of your covered bond will equal your cost,
•	the issue date of your covered bond will be the date you acquired it, and
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•	no payments on your covered bond will be treated as payments of qualified stated interest.

Generally, this election will apply only to the covered bond for which you make it; however, if the covered bond has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount covered bond, you will be treated as having made the election discussed below under “—Covered Bonds Purchased with Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant–yield method to all interest on a covered bond or the deemed elections with respect to amortizable bond premium or market discount covered bonds without the consent of the IRS.

Variable Rate Covered Bonds. Your covered bond will be a variable rate covered bond if:

•	your covered bond’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

15% of the total noncontingent principal payments; and

•	your covered bond provides for stated interest, compounded or paid at least annually, only at:
1.	one or more qualified floating rates,
2.	a single fixed rate and one or more qualified floating rates,
3.	a single objective rate, or
4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and
•	your covered bond satisfies certain other conditions.

Your covered bond will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your covered bond is denominated; or
•	the rate is equal to such a rate multiplied by either:
1.	a fixed multiple that is greater than 0.65 but not more than 1.35, or
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2.	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and
•	the value of the rate on any date during the term of your covered bond is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your covered bond provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the covered bond, the qualified floating rates together constitute a single qualified floating rate.

Your covered bond will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the covered bond or are not reasonably expected to significantly affect the yield on the covered bond.

Your covered bond will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate,
•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the Bank or a related party, and
•	the value of the rate on any date during the term of your covered bond is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your covered bond will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your covered bond’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your covered bond’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate, and
•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your covered bond will also have a single qualified floating rate or an objective rate if interest on your covered bond is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the covered bond that do not differ by more than 0.25 percentage points, or
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•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate covered bond provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your covered bond is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your covered bond.

If your variable rate covered bond does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your covered bond by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate covered bond,
•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,
•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and
•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate covered bond, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your covered bond.

If your variable rate covered bond provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate covered bond will be treated, for purposes of the first three steps of the determination, as if your covered bond had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate covered bond as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short–Term Covered Bonds. In general, if you are an individual or other cash basis United States holder of a short–term covered bond, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund,

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or a certain type of pass–through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short–term covered bonds on either a straight–line basis or under the constant–yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short–term covered bond will be ordinary income to the extent of the accrued OID, which will be determined on a straight–line basis unless you make an election to accrue the OID under the constant–yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short–term covered bonds, you will be required to defer deductions for interest on borrowings allocable to your short–term covered bonds in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short–term covered bond, including stated interest, in your short–term covered bond’s stated redemption price at maturity.

Foreign Currency Discount Covered Bonds. If your discount covered bond is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount covered bond in the foreign currency and then translate the amount of OID into U.S. Dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “—Tax consequences to United States Holders— Payments of Interest.” You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your covered bond.

Covered Bonds Purchased at a Premium

If you purchase your covered bond for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your covered bond by the amount of amortizable bond premium allocable to that year, based on your covered bond’s yield to maturity. If your covered bond is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your covered bond is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the IRS. See also “—Original Issue Discount—Election to Treat All Interest as Original Issue Discount.”

Covered Bonds Purchased with Market Discount

You will be treated as if you purchased your covered bond, other than a short–term covered bond, at a market discount, and your covered bond will be a market discount covered bond if:

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•	In the case of an initial purchaser, you purchase your covered bond for less than its issue price as determined above under “—Original Issue Discount—General,” and
•	the difference between the covered bond’s stated redemption price at maturity or, in the case of a discount covered bond, the covered bond’s revised issue price, and the price you paid for your covered bond is equal to or greater than ¼ of 1% of your covered bond’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the covered bond’s maturity. To determine the revised issue price of a discount covered bond for these purposes, you generally add any OID that has accrued on the notes prior to your acquisition of the notes to its issue price.

If your covered bond’s stated redemption price at maturity or, in the case of a discount covered bond, its revised issue price, exceeds the price you paid for the covered bond by less than ¼ of 1% multiplied by the number of complete years to the covered bond’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount covered bond as ordinary income to the extent of the accrued market discount on your covered bond. Alternatively, you may elect to include market discount in income currently over the life of your covered bond. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS. If you own a market discount covered bond and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your covered bond in an amount not exceeding the accrued market discount on your covered bond until the maturity or disposition of your covered bond.

You will accrue market discount on your market discount covered bond on a straight–line basis unless you elect to accrue market discount using a constant–yield method. If you make this election, it will apply only to the covered bond with respect to which it is made and you may not revoke it.

Purchase, Sale and Retirement of the Covered Bonds

Your tax basis in your covered bond will generally be the U.S. Dollar cost, as defined below, of your covered bond, adjusted by:

•	adding any OID or market discount previously included in income with respect to your covered bond, and then
•	subtracting any payments on your covered bond that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your covered bond.

If you purchase your covered bond with foreign currency, the U.S. Dollar cost of your covered bond will generally be the U.S. Dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your covered bond is traded on an established covered bonds market, as defined in the

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applicable Treasury regulations, the U.S. Dollar cost of your covered bond will be the U.S. Dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your covered bond equal to the difference between the amount you realize on the sale or retirement and your tax basis in your covered bond. If your covered bond is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. Dollar value of such amount on the date the covered bond is disposed of or retired, except that in the case of a covered bond that is traded on an established covered bonds market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. Dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your covered bond, except to the extent:

•	described above under “—Original Issue Discount—Short–Term Covered Bonds” or “—Covered Bonds Purchased with Market Discount,”
•	attributable to accrued but unpaid interest,
•	the rules governing contingent payment obligations apply, or
•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a covered bond as United States source ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your covered bond or on the sale or retirement of your covered bond, your tax basis in the foreign currency will equal its U.S. Dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. Dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase covered bonds or exchange it for U.S. Dollars, any gain or loss recognized generally will be ordinary income or loss.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the covered bonds are denominated in a foreign currency, a United States holder that recognizes a loss with respect to the covered bonds that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction

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Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of covered bonds.

Information with Respect to Foreign Financial Assets

Certain holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year (or an aggregate value in excess of $75,000 at any time during the taxable year) will generally be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stock or covered bonds issued by non–United States persons, (ii) financial instruments and contracts held for investment that have non–United States Banks or counterparties, and (iii) interests in foreign entities. The covered bonds may be subject to these rules. United States holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the covered bonds.

Taxation of Non-United States Holders

Non-United States Holders generally should not be subject to U.S. federal income or withholding tax on any payments on the covered bonds and gain from the sale, redemption or other disposition of the covered bonds unless: (i) that payment and/or gain is effectively connected with the conduct by that Non-United States Holder of a trade or business in the U.S.; (ii) in the case of any gain realized on the sale or exchange of a covered bond by an individual Non-United States Holder, that holder is present in the U.S. for 183 days or more in the taxable year of the sale, exchange or retirement and certain other conditions are met; or (iii) the Non-United States Holder is subject to tax pursuant to provisions of the Code applicable to certain expatriates.

Non-United States Holders should consult their own tax advisors regarding the U.S. federal income and other tax consequences of owning covered bonds.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•	dividend payments or payments of principal and interest on a covered bond or other taxable distributions made to you within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and
•	the payment of the proceeds from the sale of a covered bond effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

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•	fails to provide an accurate taxpayer identification number,
•	is notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or
•	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a covered bond effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a covered bond that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,
•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or
•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of a covered bond effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

•	a United States person,
•	a controlled foreign corporation for United States tax purposes,
•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three–year period, or
•	a foreign partnership, if at any time during its tax year:

one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Non-United States Holders may be required to comply with applicable certification procedures to establish that they are not United States holders in order to avoid the application of such information reporting requirements and backup withholding.

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Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, (“FATCA”) impose a new reporting regime and potentially a 30% withholding tax with respect to certain payments to any non-U.S. financial institution (a “foreign financial institution,” or “FFI” (as defined in the Code)) that does not become a “Participating FFI” by entering into an agreement with the IRS to provide the IRS with certain information in respect of its account holders and investors or is not otherwise exempt from or in deemed compliance with FATCA. The Bank is classified as an FFI.

The new withholding regime will be phased in beginning July 1, 2014 for payments from sources within the United States and will apply to “foreign passthru payments” (a term not yet defined) no earlier than January 1, 2017. This withholding would potentially apply to payments in respect of any covered bonds that are issued on or after the “grandfathering date”, which is the later of (a) July 1, 2014 and (b) the date that is six months after the date on which final U.S. Treasury regulations defining the term foreign passthru payment are filed with the Federal Register, or which are materially modified on or after the grandfathering date. If covered bonds are issued before the grandfathering date, and additional covered bonds of the same Series are issued on or after that date, the additional covered bonds may not be treated as grandfathered, which may have negative consequences for the existing covered bonds, including a negative impact on market price.

The United States and a number of other jurisdictions have announced their intention to negotiate intergovernmental agreements to facilitate the implementation of FATCA (each, an “IGA”). Pursuant to FATCA and the “Model 1” and “Model 2” IGAs released by the United States, an FFI in an IGA signatory country could be treated as a “Reporting FI” not subject to withholding under FATCA on any payments it receives. Further, an FFI in a Model 1 IGA jurisdiction would not be required to withhold under FATCA or an IGA (or any law implementing an IGA) (any such withholding being: “FATCA Withholding”) from payments it makes (unless it has agreed to do so under the U.S. “qualified intermediary”, “withholding foreign partnership”, or “withholding foreign trust” regimes). The Model 2 IGA leaves open the possibility that a Reporting FI might in the future be required to withhold as a Participating FFI on foreign passthru payments. Under each Model IGA, a Reporting FI would still be required to report certain information in respect of its account holders and investors to its home government or to the IRS. The United States and Canada have announced an intention to enter into an agreement (a “US-Canada IGA”).

If the Bank becomes a Participating FFI, the Bank and financial institutions through which payments on the covered bonds are made may be required to withhold FATCA Withholding if any FFI through or to which payment on such covered bonds is made is not a Participating FFI, a Reporting FI, or otherwise exempt from or in deemed compliance with FATCA.

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Whilst the covered bonds are in global form and held within the clearing systems, it is expected that FATCA will not affect the amount of any payments made under, or in respect of, the covered bonds by the Bank, the Guarantor or any paying agent, given that each of the entities in the payment chain between the Bank and the participants in the clearing systems is a major financial institution whose business is dependent on compliance with FATCA and that any alternative approach introduced under an IGA will be unlikely to affect the covered bonds. The documentation expressly contemplates the possibility that the covered bonds may go into definitive form and therefore that they may take out of the clearing systems. If this were to happen, then a non-FATCA compliant holder could be subject to FATCA Withholding. However, definitive covered bonds will only be printed in remote circumstances.

If an amount in respect of FATCA Withholding were to be deducted or withheld from interest, principal or other payments made in respect of the covered bonds, neither the Bank nor any paying agent nor any other person would, pursuant to the conditions of the covered bonds, be required to pay additional amounts as a result of the deduction or withholding. As a result, investors may receive less interest or principal than expected.

FATCA is particularly complex and its application is uncertain at this time. The above description is based in part on regulations, official guidance and model IGAs, all of which are subject to change or may be implemented in a materially different form. Prospective investors should consult their tax advisers on how these rules may apply to the Bank and to payments they may receive in connection with the covered bonds.

Canadian Taxation

This section describes the material Canadian federal income tax considerations applicable to a Non-Resident Holder (as defined below). It is the opinion of Osler, Hoskin & Harcourt LLP, counsel to the Bank. A “Non-Resident Holder” is a holder of covered bonds (1) who acquires covered bonds, including entitlement to all payments thereunder, as a beneficial owner pursuant to this prospectus, (2) who, at all relevant times, for the purposes of the ITA deals at arm’s length with the Bank and the Guarantor, (3) who, at all relevant times, for purposes of the application of the ITA, is not, and is not deemed to be, resident in Canada, (4) who deals at arm’s length with the Bank, the Guarantor and any transferee resident (or deemed to be resident) in Canada to whom the Holder disposes of the covered bonds, (5) who is not a “specified shareholder” (as defined in the ITA) of the Bank or a person that does not deal at arm’s length with a specified shareholder of the Bank for purposes of the thin capitalization rules contained in subsection 18(4) of the ITA, and (6) who does not use or hold the covered bonds in a business carried on (or deemed to be carried on) in Canada.

This discussion assumes that no amount paid or payable as, on account or in lieu of payment of, or in satisfaction of, interest will be in respect of a debt or other obligation to pay an amount to a person who does not deal at arm’s length with the Bank or the Guarantor, as the case may be, for the purposes of the ITA.

This discussion is based upon the provisions of the ITA and the regulations thereunder (the “Regulations”) in force on the date hereof and counsel’s understanding of the current administrative and assessing practices and policies of the Canada Revenue Agency published in writing by it prior to the date hereof. This discussion takes into account all specific proposals to amend the ITA and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This discussion does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice, whether by legislative, regulatory, administrative or judicial action, nor does it take into account provincial, territorial or foreign income tax legislation.

Canadian federal income tax considerations applicable to covered bonds may be described more particularly when such covered bonds are offered (and then only to the extent material) in the prospectus supplement related thereto if they are not addressed by the comments following and, in that event, the following will be superseded thereby to the extent indicated in such prospectus supplements.

This discussion is not, and is not intended to be, legal or tax advice to any particular holder. Accordingly, prospective purchasers of covered bonds should consult their own tax advisors with respect to their particular circumstances.

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Payments by the Bank in Respect of the covered bonds

Interest paid or credited or deemed to be paid or credited by the Bank on a covered bond (including amounts on account of or in lieu of, or in satisfaction of, interest) to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax, unless all or any portion of such interest (other than on a “prescribed obligation” described below) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or Series of shares of the capital stock of a corporation. A “prescribed obligation” is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding which adjustment is determined by reference to a change in the purchasing power of money and no amount payable in respect thereof, other than an amount determined by reference to a change in the purchasing power of money, is contingent or dependent upon any of the criteria described in the preceding sentence. If any interest payable on a covered bond, or any portion of the principal amount of a covered bond in excess of its issue price, is to be calculated by reference to an index or formula, interest on the covered bond together with such portion of principal, may be subject to Canadian non-resident withholding tax. The prospectus supplement in respect of each particular Tranche of covered bonds of a Series will confirm the exemption from (or application of) Canadian non-resident withholding tax based upon the terms of that particular Tranche.

In the event that a covered bond the interest on which is not exempt from Canadian non-resident withholding tax upon its terms is redeemed, cancelled, repurchased or purchased by the Bank or any other person resident or deemed to be resident in Canada from a Non-Resident Holder or is otherwise assigned or transferred by a Non-Resident Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, the excess may be deemed to be interest and may, together with any interest that has accrued on the covered bond to that time, be subject to Canadian non-resident withholding tax. Such excess will not be subject to Canadian non-resident withholding tax, however, if the covered bond is considered to be an “excluded obligation” for purposes of the ITA. A covered bond that is not an “indexed debt obligation” (described below), that was issued for an amount not less than 97 percent of the principal amount (as defined in the ITA) of the covered bond, and the yield from which, expressed in terms of an annual rate (determined in accordance with the ITA) on the amount for which the covered bond was issued does not exceed 4/3 of the interest stipulated to be payable on the covered bond, expressed in terms of an annual rate on the outstanding principal amount from time to time, will be an “excluded obligation” for this purpose. An “indexed debt obligation” is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation, for a period during which the obligation was outstanding, that is determined by reference to a change in the purchasing power of money.

If interest is subject to Canadian non-resident withholding tax, the rate is 25%, subject to reduction under the terms of an applicable income tax treaty or convention between Canada and the country of residence of the Non-Resident Holder.

Generally, there are no other taxes on income (including taxable capital gains) payable by a Non-Resident Holder on interest, discount, or premium on a covered bond or on the proceeds received by a Non-Resident Holder on the disposition of a covered bond (including redemption, cancellation, purchase or repurchase).

Payments by the Guarantor under the Covered Bond Guarantee

Payments by the Guarantor under the Covered Bond Guarantee in respect of interest, amounts in lieu of interest on the covered bonds or in respect of the principal amount of the covered bonds will not be subject to Canadian non-resident withholding tax to the same extent such payments, if made by the Bank on the covered bonds, would be free of Canadian non-resident withholding tax, as discussed above.

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Benefit Plan Investor CONSIDERATIONS

Unless otherwise provided in any supplement to this prospectus, the covered bonds should be eligible for purchase by employee benefit plans and other plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or the provisions of Section 4975 of the Code and by governmental, church and non-U.S. plans that are subject to state, local, other federal or non-U.S. law that is substantially similar to ERISA or the Code (“Similar Law”) subject to consideration of the issues described in this Section. ERISA imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirements of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan’s particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed under “Risk Factors.”

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, the “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person, including a Plan fiduciary, who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

The Bank, the Guarantor, the Dealers, the Bond Trustee or any other party to the transactions referred to in this prospectus may be parties in interest or disqualified persons with respect to many Plans. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if any of the covered bonds is acquired or held by a Plan, including but not limited to where the Bank, the Guarantor, the Dealers, the Bond Trustee or any other party to such transactions is a party in interest or a disqualified person. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may be applicable, however, depending in part on the type of Plan fiduciary making the decision to acquire any covered bonds and the circumstances under which such decision is made. Included among these exemptions are Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code (relating to transactions between a person that is a party in interest (other than a fiduciary or an affiliate that has or exercises discretionary authority or control or renders investment advice with respect to assets involved in the transaction) solely by reason of providing services to the plan, provided that there is adequate consideration for the transaction), Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a qualified professional asset manager), PTCE 95-60 (relating to transactions involving insurance company general accounts), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). Prospective investors should consult with their advisors regarding the prohibited transaction rules and these exceptions. There can be no

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assurance that any of these exemptions or any other exemption will be available with respect to any particular transaction involving any covered bonds.

Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code, may nevertheless be subject to substantially Similar Law. Fiduciaries of any such plans should consult with their counsel before purchasing the covered bonds to determine the need for, if necessary, and the availability of, any exemptive relief under any Similar Law.

Accordingly, except as otherwise provided in any supplement to this prospectus, each purchaser and subsequent transferee of any covered bonds will be deemed by such purchase or acquisition of any such covered bonds to have represented and warranted, on each day from the date on which the purchaser or transferee acquires such covered bonds (or any interest therein) through and including the date on which the purchaser or transferee disposes of such covered bonds (or any interest therein), either that (a) it is not a Plan or any entity whose underlying assets include, or are deemed for purposes of ERISA or the Code to include, the assets of any Plan or a governmental, church or non-U.S. plan which is subject to any substantially Similar Law or (b) its acquisition, holding and disposition of such covered bonds (or any interest therein) will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, church or non-U.S. plan subject to Similar Law, a violation of any substantially Similar Law) for which an exemption is not available.

In addition, any purchaser, that is a Plan or that is acquiring the covered bonds on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the covered bonds that (a) none of the Bank, the Guarantor, the Dealers, the Bond Trustee, or any of their respective affiliates (the “Affiliated Parties”) is a “fiduciary” (under Section 3(21) of ERISA, or under any final or proposed regulations thereunder, or with respect to a governmental, church, or non-U.S. plan under any similar laws) with respect to the acquisition, holding or disposition of the covered bonds, or as a result of any exercise by us or our affiliates of any rights in connection with the covered bonds, (b) no advice provided by any of the Affiliated Parties has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the covered bonds and the transactions contemplated with respect to the covered bonds, and (c) such purchaser recognizes and agrees that any communication from any of the Affiliated Parties to the purchaser with respect to the covered bonds is not intended by the Affiliated Parties to be impartial investment advice and is rendered in its capacity as a seller of such covered bonds and not a fiduciary to such purchaser.

Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold any of the covered bonds should determine whether, under the documents and instruments governing the Plan, an investment in such covered bonds is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio. Any Plan proposing to invest in such covered bonds (including any governmental, church or non-U.S. plan) should consult with its counsel to confirm that such investment will not constitute or result in a non-exempt prohibited transaction and will satisfy the other requirements of ERISA and the Code (or, in the case of a governmental, church or non-U.S. plan, any substantially Similar Law).

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The sale of any covered bonds to a Plan is in no respect a representation by the Bank, the Guarantor, the Dealers, the Bond Trustee or any other party to the transactions that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

Any further ERISA considerations with respect to covered bonds may be found in the relevant supplement to this prospectus.

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OWNERSHIP AND BOOK-ENTRY

The covered bonds will be issued in registered form as global covered bonds through DTC. In this section, we describe special considerations that will apply to the covered bonds issued in global i.e., book-entry, form. First we describe the difference between registered ownership and indirect ownership of the covered bonds. Then we describe special provisions that apply to global covered bonds.

Who is the Registered Owner of a Covered Bond?

The covered bonds will be represented by one or more global covered bonds. We refer to those who have covered bonds registered in their own names, on the books that we or the trustee maintain for this purpose, as the “registered holders” of those securities. Subject to limited exceptions, we and the trustee are entitled to treat the registered holder of a covered bond as the person exclusively entitled to vote, to receive notices, to receive any interest or other payment in respect of the covered bond, and to exercise all the rights and powers as an owner of the covered bond. We refer to those who own beneficial interests in covered bonds that are not registered in their own names as indirect owners of those covered bonds. As we discuss below, indirect owners are not registered holders, and investors in covered bonds issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners. Unless otherwise noted in your prospectus supplement, we will issue each covered bond issued pursuant to this prospectus in book-entry form only. This means covered bonds issued pursuant to this prospectus will be represented by one or more global covered bonds registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in such covered bonds on behalf of themselves or their customers.

Under the Trust Deed, subject to limited exceptions, only the person in whose name a covered bond is registered is recognized as the holder of that covered bond. Consequently, for global covered bonds, we will recognize only the applicable depositary as the holder of the covered bonds and we will make all payments on the covered bonds, including deliveries of any property other than cash, to the applicable depositary. The applicable depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The applicable depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the covered bonds.

As a result, investors will not own the covered bonds directly. Instead, they will own beneficial interests in a global covered bond, through a bank, broker, or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the covered bonds are issued in global form, investors will be indirect owners, and not registered holders, of the covered bonds.

Registered Holders. Subject to limited exceptions, our obligations, as well as the obligations of the Bond Trustee and the obligations, if any, of any other third parties employed by us, run only to the registered holders of the covered bonds. We do not have obligations to investors who hold beneficial interests in global covered bonds by any indirect means. This will

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be the case whether an investor chooses to be an indirect owner of a covered bond or has no choice because we are issuing the covered bonds issued pursuant to this prospectus only in global form.

For example, once we make a payment or give a notice to the registered holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the Trust Deed for a Series of covered bonds or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the Trust Deed — we would seek the approval only from the registered holders, and not the indirect owners, of the relevant covered bonds. Whether and how the registered holders contact the indirect owners is up to the registered holders.

When we refer to “you” in this prospectus, we mean all purchasers of the covered bonds being issued pursuant to this prospectus, whether they are the registered holders or only indirect owners of those covered bonds.

Special Considerations for Indirect Owners. If you hold covered bonds through a bank, broker or other financial institution in book-entry form, you should check with your own institution to find out:

•	how it handles payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	how it would exercise rights under the covered bonds if there were a default or other event triggering the need for holders to act to protect their interests; and
•	how the depositary’s rules and procedures will affect these matters.

What is a Global Covered Bond?

Unless otherwise noted in the applicable prospectus supplement, we will issue each covered bond pursuant to this prospectus in book-entry form only. Each covered bond issued in book-entry form will be represented by a global covered bond that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any covered bond for this purpose is called the “depositary” for that covered bond. Each Series of covered bonds issued pursuant to this prospectus will have one or more of the following as the depositaries: DTC and/or any other clearing system or financial institution named in the prospectus supplement.

The depositary or depositaries for your covered bonds will be named in your prospectus supplement; if none is named, the depositary will be DTC. Covered bonds may have different depositaries or be held directly.

A global covered bond may represent one or any other number of individual covered bonds. All covered bonds represented by the same global covered bond will have the same terms.

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A global covered bond may not be transferred to or registered in the name of anyone other than the depositary or its nominee. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all covered bonds represented by a global covered bond, and investors will be permitted to own only indirect interests in a covered bond represented by a global covered bond. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose covered bonds are represented by a global covered bond will not be a holder of the covered bonds, but only an indirect owner of an interest in the global covered bond.

If the prospectus supplement for a particular Series of covered bonds indicates that the covered bonds will be issued in global form only, then the covered bonds will be represented by a global covered bond at all times.

Special considerations for global covered bonds.

As an indirect owner, an investor’s rights relating to a global covered bond will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest, as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of covered bonds and instead deal only with the depositary that holds the global covered bond.

For covered bonds issued only in the form of a global covered bond, an investor should be aware of the following:

•	except in limited circumstances, an investor cannot cause the covered bonds to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the covered bond;
•	an investor will be an indirect holder and must look to his or her own bank, broker, or other financial institution for payments on the covered bonds and protection of his or her legal rights relating to the covered bonds, as we describe above under “—Who is the Registered Owner of a Covered Bond?”;
•	an investor may not be able to sell interests in the covered bonds to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;
•	an investor may not be able to pledge his or her interest in a global covered bond in circumstances in which certificates representing the covered bonds must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
•	the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global covered bond, and those policies may change from time to time. We and the Bond Trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global covered bond. We and the Bond Trustee also do not supervise the depositary in any way;
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•	the depositary may require that those who purchase and sell interests in a global covered bond within its book-entry system use immediately available funds and your bank, broker or other financial institution may require you to do so as well; and
•	financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global covered bonds, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Considerations Relating to DTC

DTC has advised us as follows:

DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;
(2)	a “banking organization” within the meaning of New York Banking Law;
(3)	a member of the Federal Reserve System;
(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
•	DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.
•	Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.
•	Indirect access to the DTC system is also available to banks, brokers, and dealers and trust companies that have custodial relationships with participants.
•	The rules applicable to DTC and DTC participants are on file with the SEC.

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EXPERTS

The consolidated financial statements of the Bank which comprise the consolidated statements of financial position as at October 31, 2012, October 31, 2011 and November 1, 2010 and the consolidated statements of income, changes in shareholders’ equity, comprehensive income and cash flows for each of the years in the two year period ended October 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of October 31, 2012 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

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Legal Matters

The legality of the covered bonds will be passed upon by Osler, Hoskin & Harcourt LLP, Toronto, Ontario, as to matters of Canadian law and applicable matters of Ontario law. Allen & Overy LLP, New York, New York, is advising the Bank as to certain legal matters in connection with the offering. Morrison & Foerster LLP is advising Barclays Capital Inc., Scotia Capital Inc. and Scotia Capital (USA) Inc. as to certain legal matters in connection with the offering. Stikeman Elliott LLP is advising the Dealers as to certain matters of Canadian law and applicable matters of Ontario law in connection with the offering.

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OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses in connection with this offering, other than underwriting discounts and commissions, are as follows (in U.S. Dollars):

Registration Statement filing fee	$2,046,000
Trustees’ fees and expenses	$80,000.00
Legal fees and expenses	$760,000.00
Accounting fees and expenses	$75,000.00
Printing costs	$15,000.00
Miscellaneous (including CMHC registration fees)	$750,000.00

Total	$3,726,000.00
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GLOSSARY

“30/360”	The meaning given in the applicable prospectus supplement
“Actual/360”	The meaning given in the applicable prospectus supplement
“Additional STEP Loans”	STEP Loans made by the Seller to a particular STEP borrower, which are originated subsequent to the sale to the Guarantor of the First STEP Loan to the same STEP borrower
“Adjusted Required Redemption Amount”	The Canadian Dollar Equivalent of the Required Redemption Amount, plus or minus the Canadian Dollar Equivalent of any swap termination amounts payable under the Covered Bond Swap Agreement to or by the Guarantor in respect of the relevant Series of covered bonds less (where applicable) amounts held by the Cash Manager for and on behalf of the Guarantor and amounts standing to the credit of the Guarantor Accounts and the Canadian Dollar Equivalent of the principal balance of any Substitute Assets (excluding all amounts to be applied on the next following Guarantor Payment Date to repay higher ranking amounts in the Guarantee Priority of Payments and those amounts that are required to repay any Series of covered bonds which mature prior to or on the same date as the relevant Series of covered bonds) plus or minus any swap termination amounts payable to or by the Guarantor under the Interest Rate Swap Agreement in respect of the relevant Series of covered bonds, determined on a pro rata basis amongst all Series of covered bonds according to the respective Principal Amount Outstanding thereof, minus amounts standing to the credit of the Pre-Maturity Liquidity Ledger that are not otherwise required to provide liquidity for any Series of Hard Bullet Covered Bonds which mature within 12 months of the date of such calculation
“Arrangers”	Barclays Capital Inc. and an affiliate of the Bank
“Asset Coverage Test Breach Notice”	The notice required to be served in accordance with the Guarantor Agreement if the Asset Coverage Test has not been met on two consecutive Calculation Dates
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“Available Principal Receipts”

As of a relevant Calculation Date, an amount equal to the aggregate of (without double counting):

(a)      the amount of Principal Receipts received during the immediately preceding Calculation Period and credited to the Principal Ledger (but, for the avoidance of doubt, excluding any Principal Receipts received in the Calculation Period commencing on (but excluding) the relevant Calculation Date);

(b)       any other amount standing to the credit of the Principal Ledger including (i) the proceeds of any advances under the Intercompany Loan Agreement (where such proceeds have not been applied to acquire additional Loans and their Related Security, refinance an advance under the Intercompany Loan, invest in Substitute Assets or make a Capital Distribution), (ii) any Cash Capital Contributions and (iii) the proceeds from any sale of Loans and their Related Security or Substitute Assets pursuant to the terms of the Guarantor Agreement or the Mortgage Sale Agreement but excluding any amount under the Covered Bond Swap Agreement in respect of principal (but, for the avoidance of doubt, excluding any such other amounts received in the Calculation Period commencing on (but excluding) the relevant Calculation Date); and

(c)        following repayment of any Hard Bullet Covered Bonds by the Bank and the Guarantor on the Final Maturity Date thereof, any amounts standing to the credit of the Pre-Maturity Liquidity Ledger in respect of such Series of Hard Bullet Covered Bonds (except where the Guarantor has elected to or is required to retain such amounts on the Pre-Maturity Liquidity Ledger)

“Available Revenue Receipts”

As of a relevant Calculation Date, an amount equal to the aggregate of:

(a)      the amount of Revenue Receipts received during the immediately preceding Calculation Period and credited to the Revenue Ledger;

(b)      other net income of the Guarantor including all amounts of interest received on the Guarantor Accounts and the Substitute Assets in the immediately preceding Calculation Period, but excluding amounts received by the Guarantor under the Interest Rate Swap Agreement

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and in respect of interest received by the Guarantor under the Covered Bond Swap Agreement;

(c)       prior to the service of a Notice to Pay on the Guarantor, amounts standing to the credit of the Reserve Fund in excess of the Reserve Fund Required Amount;

(d)       the amount of any termination payment or premium received from a Swap Provider which is not applied to pay a replacement Swap Provider;

(e)       any other Revenue Receipts not referred to in paragraphs (a) to (d) (inclusive) above received during the immediately preceding Calculation Period and standing to the credit of the Revenue Ledger; and

(f)       following the service of a Notice to Pay on the Guarantor, amounts standing to the credit of the Reserve Fund;

Less

Third Party Amounts, which will be paid on receipt in cleared funds to the Seller

“Bank Account Agreement”	The bank account agreement entered into on the Program Date between the Guarantor, the Account Bank, the Cash Manager, the GDA Provider and the Bond Trustee
“Bonds”	At any time, the Series of the covered bonds (other than any Series which is fully collateralized by amounts standing to the credit of the GDA Account) that has or have the earliest Final Maturity Date as specified in the applicable prospectus supplement (ignoring any acceleration of amounts due under the covered bonds prior to service of a Guarantor Acceleration Notice)
“borrower”	In relation to a Loan, each individual specified as such in the relevant Mortgage Terms together with each individual (if any) who assumes from time to time an obligation to repay such Loan or any part of it, and includes a STEP borrower
“Broken Amount”	The meaning (if any) given in the applicable prospectus supplement
“Calculation Amount”	The meaning given in the applicable prospectus supplement
“Calculation Period”	The period from (and including) one Calculation Date to (but excluding) the next following Calculation Date, except that the first Calculation Period will commence on (and include)
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the first Issue Date under the Program and end on (but exclude) the next following Calculation Date
“Canadian Dollar Equivalent”	In relation to a Series of covered bonds (including any calculations of the Required Redemption Amount of such Series of covered bonds) which is denominated in (a) a currency other than Canadian Dollars, the Canadian Dollar equivalent of such amount ascertained using the relevant Covered Bond Swap Exchange Rate relating to the Guarantee Loan applicable to such Series of covered bonds, and (b) Canadian Dollars, the applicable amount in Canadian Dollars
“Capital Account Ledger”	The ledger maintained by the Managing GP (or the Cash Manager on its behalf) in respect of each Partner to record the balance of each Partner’s Capital Contributions from time to time
“Capital Contribution”	In relation to each Partner, the aggregate of the capital contributed by or agreed to be contributed by that Partner to the Guarantor from time to time by way of Cash Capital Contributions and Capital Contributions in Kind as determined on each Calculation Date in accordance with the formula set out in the Guarantor Agreement
“Capital Contribution in Kind”	A contribution by a Partner to the Guarantor other than a Cash Capital Contribution, including contributions of Substitute Assets (up to the prescribed limit), and/or Loans and their Related Security on a fully-serviced basis to the Guarantor (which will constitute a Capital Contribution equal to (a) the aggregate of the fair market value of those Loans as at the relevant Transfer Date, minus (b) any cash payment paid by the Guarantor for such Loans and their Related Security on that Transfer Date)
“Capital Distribution”	Any return on a Partner’s Capital Contribution in accordance with the terms of the Guarantor Agreement
“Capitalized Arrears”

In relation to a Loan at any date (the “determination date”), the amount (if any) at such date of any arrears of interest in respect of which, on or prior to the determination date, each of the following conditions has been satisfied:

(a)       the Seller (or the Servicer on the Seller’s behalf) acting as a reasonable and prudent institutional mortgage lender in the Seller’s market has, by arrangement with the relevant borrower, agreed to capitalize such arrears of interest; and

(b)       such arrears of interest have been capitalized and added, in the relevant accounts of the Seller (or, if the

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determination date occurs after the First Transfer Date, the Guarantor), to the principal amount outstanding in respect of such Loan
“Capitalized Expenses”	In relation to a Loan, the amount of any expense, charge, fee, premium or payment (excluding, however, any arrears of interest) capitalized and added to the principal amount outstanding in respect of such Loan in accordance with the relevant Mortgage Terms
“Cash Management Deposit Ratings”	The threshold ratings of (i) P-1 (in respect of Moody’s), (ii) F1 or A (in respect of Fitch) and (iii) AA (low) or R-1 (middle) (in respect of DBRS), as applicable, of the unsecured, unsubordinated and unguaranteed debt obligations (or, in the case of Fitch, the issuer default rating) of the Cash Manager by the Rating Agencies
“Cash Management Agreement”	The cash management agreement entered into on the Program Date between the Guarantor, the Seller, the Servicer, the Cash Manager, the GDA Provider and the Bond Trustee
“Cash Manager”	The Bank, in its capacity as cash manager under the Cash Management Agreement or any substitute Cash Manager appointed from time to time thereunder
“Cash Manager Termination Event”	If any of the following events occur:
(a) the Cash Manager defaults in the payment on the due date of any payment due and payable by it under the Cash Management Agreement or in the performance of its obligations thereunder and such default continues unremedied for a period of five Toronto Business Days after the earlier of the Cash Manager becoming aware of such default and receipt by the Cash Manager of written notice from the Bond Trustee requiring the same to be remedied; or
(b) the Cash Manager defaults in the performance or observance of any of its other covenants and obligations under the Cash Management Agreement, which in the reasonable opinion of the Bond Trustee is materially prejudicial to the interests of the Secured
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Creditors and such default continues unremedied for a period of thirty (30) days after the earlier of the Cash Manager becoming aware of such default and receipt by the Cash Manager of written notice from the Bond Trustee requiring the same to be remedied; or
(c) an Insolvency Event occurs in respect of the Cash Manager, or
(d) the Ratings of the Cash Manager fall below any of the Cash Manager Required Ratings
“Corporate Services Provider”	Computershare Trust Company of Canada, a trust company formed under the laws of Canada, as corporate services provider to the Liquidation GP under the Corporate Services Agreement, together with any successor corporate services provider appointed from time to time
“Cover Pool Monitor”	KPMG LLP, in its capacity as Cover Pool Monitor under the Cover Pool Monitor Agreement together with any successor or additional Cover Pool Monitor appointed from time to time thereunder
“Cover Pool Monitor Agreement”	The cover pool monitor agreement entered into on the Program Date, between the Cover Pool Monitor, the Guarantor, the Cash Manager and the Bond Trustee (and as further amended and/or supplemented and/or restated from time to time)
“Covered Bond Swap Agreement”	Each transaction between the Guarantor, the Covered Bond Swap Provider and the Bond Trustee in respect of a Series or Tranche, as applicable, of covered bonds
“Covered Bond Swap Effective Date”

The earliest to occur of (i) an Issuer Event of Default, (ii) a Guarantor Event of Default, and (iii) the date on which one or more Rating Agencies downgrades or withdraws the long-term, unsecured, unsubordinated and unguaranteed debt obligations (or, in the case of Fitch, the long-term issuer default rating) of the Covered Bond Swap Provider, or any credit support provider from time to time in respect of the Covered Bond Swap Provider, below BBB (high) (in respect of DBRS), BBB+ (in respect of Fitch) and Baa1 (in respect of Moody’s)

“Covered Bond Swap Exchange Rate”	In relation to a Series of covered bonds, the exchange rate specified in the Covered Bond Swap Agreement relating to such covered bonds or, if the Covered Bond Swap Agreement has terminated, the applicable spot rate
“Covered Bond Swap Provider”	The Bank and, from time to time, any additional provider(s) of a swap under the Covered Bond Swap Agreement, together with any successor covered bond swap provider(s)
“Credit and Collection Policy”	The Seller’s customary credit and collection policies and practices of the Seller relating to the granting of credit on the security of Loans and the collection and enforcement of Loans, as in effect on the date on the Program Date, as modified in compliance with the Mortgage Sale Agreement from time to time
“Custodian”	Computershare Trust Company of Canada, in its capacity as Custodian under the Mortgage Sale Agreement
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“Customer Files”	The file or files relating to each Loan and its Related Security containing, inter alia:
(a) all material correspondence relating to that Loan; and
(b) the completed mortgage documentation applicable to the Loan including the Valuation Report and the solicitor’s, notary’s or licensed or qualified conveyancer’s certificate of title or report on title, whether original documentation, or in electronic form or otherwise
“Dealer”	Each dealer appointed from time to time in accordance with the Program Agreement, which appointment may be for a specific issue or on an ongoing basis. References in this prospectus to the relevant Dealer(s) will, in the case of an issue of covered bonds being (or intended to be) subscribed for or purchased by more than one Dealer, be to all Dealers agreeing to subscribe for or purchase such covered bonds
“Determination Date”	The meaning given in the applicable prospectus supplement
“Due for Payment”

The requirement by the Guarantor to pay any Guaranteed Amount:

(a)       following service of a Notice to Pay but prior to service of a Guarantor Acceleration Notice:

(i)        (except where paragraph (ii) below applies) on the date on which the Scheduled Payment Date in respect of such Guaranteed Amount is reached, or, if the applicable prospectus supplement specified that an Extended Due for Payment Date is applicable to the relevant Series of covered bonds, on the Interest Payment Date that would have applied if the Final Maturity Date of such Series of covered bonds had been the Extended Due for Payment Date or such other Interest Payment Date(s) specified in the applicable prospectus supplement (the “Original Due for Payment Date”); and

(ii)       in relation to any Guaranteed Amount in

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respect of the Final Redemption Amount payable on the Final Maturity Date of a Series of covered bonds for which an Extended Due for Payment Date is specified in the applicable prospectus supplement, on the Extended Due for Payment Date, but only to the extent that the Guarantor, having received the Notice to Pay no later than the date falling one Business Day prior to the Extension Determination Date, does not pay Guaranteed Amounts corresponding to the full amount of the Final Redemption Amount in respect of such Series of covered bonds by the Extension Determination Date, because the Guarantor has insufficient funds available under the Guarantee Priority of Payments to pay such Guaranteed Amounts in full on the earlier of (1) the date which falls two Business Days after service of the Notice to Pay on the Guarantor or, if later, the Final Maturity Date (in each case after the expiry of the grace period set out in Condition 9.2(a) (Guarantor Events of Default) and (2) the Extension Determination Date.

For the avoidance of doubt, Due for Payment does not refer to any earlier date upon which payment of any Guaranteed Amounts may become due under the guaranteed obligations, by reason of prepayment, acceleration of maturity, mandatory or optional redemption or otherwise; or

(b)       following service of a Guarantor Acceleration Notice, on the date on which the Guarantor Acceleration Notice is served to the Bank and the Guarantor

“Earliest Maturing Covered Bonds”	At any time, the Series of the Covered Bonds (other than any Series which is fully collateralized by amounts standing to the credit of the GDA Account) that has or have the earliest Final Maturity Date as specified in the applicable Final Terms Document (ignoring any acceleration of amounts due under the Covered Bonds prior to service of a Guarantor Acceleration Notice)
“Excluded Swap Termination Amount”	In relation to a Swap Agreement, an amount equal to the amount of any termination payment due and payable under that Swap Agreement (a) to the relevant Swap Provider as a result of a Swap Provider Default with respect to such Swap Provider, or (b) to the relevant Swap Provider following a Swap Provider Downgrade Event with respect to such Swap Provider
“Extended Due for Payment Date”	In relation to any Series of covered bonds, the date, if any, specified as such in the applicable prospectus supplement to which the payment of all or (as applicable) part of the Final Redemption Amount payable on the Final Maturity Date will be deferred in the event that the Final Redemption Amount is not paid in full by the Extension Determination Date
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“Extension Determination Date”	In relation to any Series of covered bonds, the date falling two Business Days after the expiry of seven days from (and including) the Final Maturity Date of such Series of covered bonds
“Extraordinary Resolution”	A resolution passed at a meeting of the covered bondholders duly convened and held in accordance with the Trust Deed by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll; or (b) a resolution in writing signed by or on behalf of covered bondholders holding not less than 75 per cent. of the Principal Amount Outstanding of the Covered Bonds, which resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the covered bondholders
“Fair Market Value”	In respect of a Loan and its Related Security, the fair market value at the relevant time, being the price expressed in terms of money or monies' worth, a willing, prudent and informed buyer would pay in an open and unrestricted market to a willing, prudent and informed seller, each acting at arms' length, where neither party is under any compulsion to enter into the transaction, as part of the acquisition of all of the Loans and their Related Security being purchased or sold at the relevant time
“Final Maturity Date”	The Interest Payment Date on which a Series of covered bonds will be redeemed at the Final Redemption Amount in accordance with the Terms and Conditions
“Final Redemption Amount”	The meaning given in the applicable prospectus supplement
“First Transfer Date”	The date on which the Initial Portfolio was sold, assigned and transferred to the Guarantor pursuant to the terms of the Mortgage Sale Agreement
“Fixed Coupon Amount”	The meaning given in the applicable prospectus supplement
“Fixed Rate”	The rate of interest paid under the Fixed Rate Covered Bonds
“Fixed Rate Covered Bonds”	Covered bonds that pay a Fixed Rate of interest on such date or dates as may be agreed between the Bank and the relevant Dealer(s) and on redemption calculated on the 30/360 day count basis or as may be agreed between the Bank and the relevant Dealer(s)
“Floating Rate”	The rate of interest paid under the Floating Rate Covered Bonds
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“Floating Rate Covered Bonds”

Covered bonds which bear interest at a rate determined:

(a)       on the same basis as the floating rate under a notional interest rate swap transaction; or

(b)       on the basis of a reference rate appearing on the agreed screen page of a commercial quotation service; or

(c)       on such other basis as may be agreed between the Bank and the relevant Dealer(s),

as set out in the applicable prospectus supplement

“GDA Account”	The account in the name of the Guarantor held with the Bank and maintained subject to the terms of the Guaranteed Deposit Account Contract, the Bank Account Agreement and the Security Agreement or such additional or replacement account as may for the time being be in place with the prior consent of the Bond Trustee and designated as such
“GDA Provider”	The Bank, in its capacity as GDA provider under the Guaranteed Deposit Account Contract or any successor or additional GDA provider appointed from time to time thereunder
“GDA Rate”	The variable rate of interest accruing on the balance standing to the credit of the GDA Account being a variable rate at a minimum of 0.10 per cent. Below the average of the rates per annum for Canadian Dollar bankers’ acceptances having a term of 30 days that appears on the Reuters screen as of 10:00 a.m. (Toronto time) on the date of determination, as reported by the GDA Provider (and if such screen is not available, any successor or similar service as may be selected by the GDA Provider) (calculated on the basis of the actual number of days elapsed and a 365 day year) or such greater amount as the Guarantor (or the Cash Manager on its behalf) and the GDA Provider may agree from time to time
“Guaranteed Amounts”	Prior to service of a Guarantor Acceleration Notice, with respect to any Original Due for Payment Date or, if applicable, any Extended Due for Payment Date, the sum of Scheduled Interest and Scheduled Principal, in each case, payable on that Original Due for Payment Date or, if applicable, any Extended Due for Payment Date, or after service of a Guarantor Acceleration Notice, an amount equal to the relevant Early Redemption Amount as specified in the Terms and Conditions plus all accrued and unpaid interest and all other amounts due and payable in respect of the covered bonds (other than additional amounts payable under Condition 7 (Taxation)),
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including all Excluded Scheduled Interest Amounts, all Excluded Scheduled Principal Amounts (whenever the same arose) and all amounts payable by the Bank under the Trust Deed
“Guarantor Acceleration Notice”	A notice in writing given by the Bond Trustee to the Bank and the Guarantor, that each covered bond of each Series is, and each covered bond of each Series will, as against the Bank (if not already due and repayable against it following an Issuer Acceleration Notice) and as against the Guarantor, thereupon immediately become, due and repayable at its Early Redemption Amount together with accrued interest and all amounts payable by the Guarantor under the Covered Bond Guarantee will thereupon immediately become due and payable at the Guaranteed Amount corresponding to the Early Redemption Amount for each covered bond of each Series together with accrued interest in each case as provided in and in accordance with the Trust Deed and thereafter the Security will become enforceable, if any of the Guarantor Events of Default will occur and be continuing
“Guarantor Accounts”	The GDA Account and the Transaction Account and any additional or replacement accounts opened in the name of the Guarantor from time to time with the prior consent of the Bond Trustee, including the Standby GDA Account and Standby Transaction Account
“Guarantor Agreement”	The limited partnership agreement in respect of the Guarantor entered into on the Program Date by and among the Managing GP, the Liquidation GP, the Bond Trustee and the Bank as Limited Partner and any other parties who accede thereto in accordance with its terms
“Guarantor Payment Date”	The 17th day of each month or if not a Toronto Business Day the next following Toronto Business Day
“Guarantor Payment Period”	The period from (and including) a Guarantor Payment Date to (but excluding) the next following Guarantor Payment Date
“Hard Bullet Covered Bonds”	Those Series of covered bonds that are scheduled to be redeemed in full on their respective Final Maturity Dates without any provision for scheduled redemption other than on the Final Maturity Date
“Indemnity Amounts”	In respect of any person that is a party to a Transaction Document, any amounts payable to such person pursuant to the indemnification provisions of such Transaction Document.
“Independently Controlled and Governed”	In respect of the Guarantor, at the time of determination, it is demonstrated that, whether by attestation of an executive officer of the Bank or otherwise, each of the following is correct:
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(a)       the general partner of the Guarantor is not (and cannot be) an affiliate of the Bank and less than ten percent of its voting securities are (or can be) owned, directly or indirectly, by the Bank or any of its affiliates,

(b)       if an administrative agent or other analogous entity has been engaged by the general partner of the Guarantor to fulfill its responsibility or role to carry on, oversee, manage or otherwise administer the business, activities and assets of the Guarantor, the agent or entity is not (and cannot be) an affiliate of the Bank and less than ten percent of its voting securities are (or can be) owned, directly or indirectly, by the Bank or any of its affiliates,

(c)       all members (but one) of the board of directors or other governing body of the general partner of the Guarantor and each such administrative agent or other entity are not (and cannot be) directors, officers, employees or other representatives of the Bank or any of its affiliates, do not (and cannot) hold greater than ten percent of the voting or equity securities of the Bank or any of its affiliates and are (and must be) otherwise free from any material relationship with the Bank or any of its affiliates (hereinafter referred to as “Independent Members”), and

(d)       the board of directors or other governing body of the managing general partner of the Guarantor and each such administrative agent or other entity is (and must be) composed of at least three members, and the non-Independent Member is not (and will not be) entitled to vote on any resolution or question to be determined or resolved by the board (or other governing body) and will attend meetings of the board (or other governing body) at the discretion of the remaining members thereof, provided that such board of directors or other governing body may be composed of only two Independent Members with “observer status” granted to one director, officer, employee or other representative of the Bank or any of its affiliates

“Indexation Methodology”	The indexation methodology of the Bank used to account for subsequent price developments in the valuation of a Loan, which indexation methodology will be consistent with all regulatory requirements to which the Bank is subject (or supervisory guidelines provided to the Bank) in relation to the valuation of residential properties or the indexation of such values, together with any additional requirements as may be
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established by CMHC in relation thereto and set forth in the CMHC Guide
“Initial Portfolio”	The portfolio of Loans and their Related Security sold by the Seller to the Guarantor on the First Transfer Date pursuant to the Mortgage Sale Agreement
“Insolvency Event”	In respect of the Seller, the Servicer or the Cash Manager or any other person, and impending or actual insolvency of such person, as evidenced by, but not limited to:
(a) the commencement of a dissolution proceeding or a case in bankruptcy involving the relevant entity (and where such proceeding is the result of an involuntary filing, such proceeding is not dismissed within 60 days after the date of such filing); or
(b) the appointment of a trustee or other similar court officer over, or the taking of control or possession by such officer, of the business of the relevant entity, in whole or in part, before the commencement of a dissolution proceeding or a case in bankruptcy; or
(c) the relevant entity makes a general assignment for the benefit of any of its creditors; or
(d) the general failure of, or the inability of, or the written admission of the inability of, the relevant entity to pay its debts as they become due
“Intercompany Loan Agreement”	The intercompany loan agreement dated as of the Program Date between the Intercompany Loan Provider, the Guarantor, the Cash Manager and the Bond Trustee (as amended and/or restated and/or supplemented from time to time)
“Interest Basis”	The meaning given in the applicable prospectus supplement
“Interest Commencement Date”	In the case of interest-bearing covered bonds, the date specified in the applicable prospectus supplement from (and including) which the relevant covered bonds will accrue interest
“Interest Payment Date”	In respect of Fixed Rate Covered Bonds and Floating Rate Covered Bonds, the meaning given in the applicable prospectus supplement
“Interest Rate Swap Agreement”	The agreement(s) between the Guarantor and an Interest Rate Swap Provider governing an interest rate swap in the form of an ISDA Master Agreement, including a schedule and one or more confirmations thereunder for each Tranche and/or Series of covered bonds entered into at the time such covered bonds are issued
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“Interest Rate Swap Effective Date”	The earliest to occur of (i) an Issuer Event of Default, (ii) a Guarantor Event of Default, and (iii) the date on which one or more Rating Agencies downgrades or withdraws the long-term, unsecured, unsubordinated and unguaranteed debt obligations (or, in the case of Fitch, the long-term issuer default rating) of the Interest Rate Swap Provider, or any credit support provider from time to time in respect of the Interest Rate Swap Provider, below BBB (high) (in respect of DBRS), BBB+ (in respect of Fitch) and Baa1 (in respect of Moody’s)
“Interest Rate Swap Provider”	The Bank and, from time to time, any additional provider(s) under the Interest Rate Swap Agreement together with any successor interest rate swap provider(s)
“Investor Report”	The monthly report made available to the covered bondholders, the Bond Trustee and the Rating Agencies detailing, inter alia, compliance with the Asset Coverage Test
“ISDA Master Agreement”	The 2002 ISDA Master Agreement, as published by ISDA, unless otherwise specified in the applicable prospectus supplement
“Issue Date”	Each date on which the Bank issues a Tranche of covered bonds under the Program, as specified in the applicable prospectus supplement
“Issue Price”	The price, generally expressed as a percentage of the nominal amount of the covered bonds, at which a Series or Tranche of covered bonds will be issued
“Latest Valuation”	In relation to any Mortgaged Property, the value given to that Mortgaged Property by the most recent Valuation Report addressed to the Seller or the purchase price of that Mortgaged Property or current property tax assessment, as applicable
“Ledger”	Each of the Revenue Ledger, the Principal Ledger, the Intercompany Loan Ledger, the Reserve Ledger, the Payment Ledger and the Pre-Maturity Liquidity Ledger
“Lending Criteria”	The lending criteria of the Seller from time to time, or such other criteria as would be acceptable to reasonable and prudent institutional mortgage lenders in the Seller’s market
“Limited Partner”	The Bank, in its capacity as Limited Partner of the Guarantor together with any of its successors, and any other persons who may from time to time become limited partner(s) of the Guarantor pursuant to the terms of the Guarantor Agreement
“Liquidation GP”	8429057 Canada Inc., in its capacity as liquidation general partner of the Guarantor together with any of its successors and any successor liquidation general partner appointed pursuant to the terms of the Guarantor Agreement
“Loan”	Each mortgage loan or (if approved by the Rating Agencies as a New Loan Type) home equity line of credit secured, in each case, by a Mortgage on Mortgaged Property, referenced by its mortgage loan identifier number and comprising the aggregate of all principal sums, interest, costs, charges, expenses and
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other funds (including all Loan advances) due or owing by the related borrower from time to time with respect to that mortgage loan or home equity line of credit under the relevant Mortgage Terms and all of the related borrower’s obligations in respect of the same
“Loan Representations and Warranties”	The representations and warranties relating to the Loans set out in the Mortgage Sale Agreement
“Loan Repurchase Notice”	A notice in substantially the form set out in the Mortgage Sale Agreement served by the Guarantor on the Seller in relation to the purchase of Loans in the Portfolio by the Seller in accordance with the terms of the Mortgage Sale Agreement
“LTV ratio” or “Loan-To-Value ratio” or “LTV”	The ratio of the outstanding balance of a Loan to the value of the Mortgaged Property securing that Loan
“Managing GP”	Scotiabank Covered Bond GP Inc., in its capacity as managing general partner of the Guarantor, any successor managing general partner of the Guarantor appointed in accordance with the terms of the Guarantor Agreement, including without limitation the Liquidation GP if and while appointed as Managing GP in accordance with Article 11 of the Guarantor Agreement (Removal and Resignation of the Managing General Partner and the Liquidation General Partner), and any successor or assign of any of them as the context requires
“Market Value”	In respect of a Mortgaged Property and any date of determination, (a) if such date of determination is prior to July 31, 2014, the Original Market Value of such Mortgaged Property, or (b) if such date of determination is on or after July 31, 2014, the Original Market Value of such Mortgaged Property as adjusted in accordance with the Indexation Methodology
“Maximum Rate of Interest”	In respect of Floating Rate Covered Bonds, the percentage rate per annum (if any) specified in the applicable prospectus supplement
“Maximum Redemption Amount”	The amount specified as such in the applicable prospectus supplement
“Minimum Rate of Interest”	In respect of Floating Rate Covered Bonds, the percentage rate per annum (if any) specified in the applicable prospectus supplement
“Minimum Redemption Amount”	The amount specified as such in the applicable prospectus supplement
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“Monthly Payment”	The amount which the relevant Mortgage Terms require a borrower to pay on each Monthly Payment Day in respect of that borrower’s Loan
“Monthly Payment Day”	The date on which interest (and principal in relation to a repayment mortgage) is due to be paid by a borrower on a Loan or, if any such day is not a Toronto Business Day, the next following Toronto Business Day
“Mortgage”	The legal charge, mortgage, hypothec, standard security or charge securing a Loan, and includes a STEP Collateral Mortgage
“Mortgage Sale Agreement”	The mortgage sale agreement made as of the Program Date as between the Seller, the Servicer, the Bond Trustee, the Custodian and the Guarantor (as amended and/or supplemented and/or restated from time to time) and, where the context so requires, including any New Mortgage Sale Agreement entered into from time to time between any New Seller, the Bond Trustee, the Custodian and the Guarantor
“Mortgage Terms”	All the terms and conditions applicable to a Loan, including, without limitation, the terms and conditions applicable to a specified Loan as set out in the relevant offer letter to the borrower and, in respect of a STEP Loan, the STEP Plan
“Mortgaged Property”	Freehold or leasehold residential property located in Canada which is subject to a Mortgage
“New Loan Type”	A new type of loan originated or acquired by the Seller (such as a home equity line of credit), which such Seller intends to transfer to the Guarantor, the terms and conditions of which are materially different (in the opinion of the Seller, acting reasonably) from the Loans. For the avoidance of doubt, a loan will not constitute a New Loan Type if it differs from the Loans in the Portfolio due to it having different interest rates and/or interest periods and/or time periods
“New Mortgage Sale Agreement”	Any new mortgage sale agreement entered into between any New Seller, the Guarantor and the Bond Trustee (as amended, modified, supplemented or restated from time to time), which will be substantially in the same form and contain substantially the same provisions as the mortgage sale agreement made as of the Program Date as between the Seller, the Servicer, the Bond
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Trustee and the Guarantor (as amended, modified, supplemented or restated from time to time)
“New Seller”	Any member of the Scotiabank Group (other than the Bank) that accedes to the relevant Transaction Documents in accordance with the terms thereof and sells Loans and their Related Security to the Guarantor in the future pursuant to the Mortgage Sale Agreement or a New Mortgage Sale Agreement
“Non-Performing Eligible Loan”	Any Loan in the Portfolio which is 90 days or more in arrears (for greater certainty, a STEP Loan shall be considered to be 90 days or more in arrears if any Other STEP Product extended to the same STEP borrower is 90 days or more in arrears)
“Optional Redemption Amount”	The meaning (if any) given in the applicable prospectus supplement
“Optional Redemption Date”	The meaning (if any) given in the applicable prospectus supplement
“Original Market Value”	In respect of a Mortgaged Property, its value as most recently determined or assessed in accordance with the underwriting policies of the Seller or, if not capable of determination in accordance therewith, on the basis of the most recent sale price of the Mortgaged Property
“Other STEP Creditor”	Any owner of any STEP Account outstanding from time to time under the STEP Plan, or any interest therein, including any person holding and/or having the benefit of a security interest therein, other than the Seller and the Guarantor
“Other STEP Products”	All STEP Accounts that may be extended by the Seller to a particular STEP borrower from time to time, except for STEP Loans
“Outstanding Principal Balance”

In relation to any Loan at any date (the “determination date”), the aggregate at such date (but avoiding double counting) of:

(a)       the original principal amount advanced by the Seller including any retention(s) advanced to the relevant borrower after completion of the Mortgage;

(b)       Capitalized Expenses; and

(c)       Capitalized Arrears,

in each case relating to such Loan less any prepayment, repayment or payment of any of the foregoing made on or prior to the determination date

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“Paying Agent Required Ratings”	The threshold ratings of (i) P-1 with respect to the short-term unsecured, unsubordinated and unguaranteed debt obligations of the Paying Agent by Moody’s, (ii) F1 with respect to the short-term issuer default rating of the Paying Agent by Fitch, and (iii) A with respect to long-term issuer default rating of the Paying Agent by Fitch
“Payment Ledger”	The ledger on the GDA Account of such name maintained by the Cash Manager pursuant to the Cash Management Agreement to record the credits and debits of Available Revenue Receipts and Available Principal Receipts for application in accordance with the applicable Priorities of Payments
“Pre-Maturity Liquidity Ledger”	The ledger on the GDA Account established to record the credits and debits of moneys available to repay any Series of Hard Bullet Covered Bonds on the Final Maturity Date thereof if the Pre-Maturity Test has been breached
“Pre-Maturity Liquidity Required Amount”	Nil, unless the Pre-Maturity Test has been breached in respect of one or more Series of Hard Bullet Covered Bonds, in which case an amount equal to the aggregate for each affected Series (without double counting) of (i) the Required Redemption Amount for such affected Series, (ii) the Required Redemption Amount for all other Series of Hard Bullet Covered Bonds which will mature within 12 months of the date of the calculation, and (iii) the amount required to satisfy paragraphs (a) through (f) of the Guarantee Priority of Payments on the Final Maturity Date of the affected Series of Hard Bullet Covered Bonds and on the Final Maturity Date of all other Series of Hard Bullet Covered Bonds which will mature within 12 months of the date of the calculation
“Pre-Maturity Required Ratings”	With respect to the Bank’s unsecured, unsubordinated and unguaranteed debt obligations of the Bank by the Rating Agencies on any Toronto Business Day, the threshold ratings of (a) in the case of Fitch, F1+, (b) in the case of Moody’s, P-1, and (c) in the case of DBRS, (i) if such Toronto Business Day falls within six months of the Final Maturity Date of any Series of Hard Bullet Covered Bonds, A (high), or (ii) otherwise, A (low)
“Pre-Maturity Test”	If one or more Rating Agencies downgrades the Bank’s unsecured, unsubordinated and unguaranteed debt obligations
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or issuer default rating, as applicable, below the Pre-Maturity Required Ratings and a Hard Bullet Covered Bond is due for repayment within a specified period of time thereafter
“Present Value”	For any Loan the value of the outstanding loan balance of such Loan, calculated by discounting the expected future cash flow (on a loan level basis) using current market interest rates for mortgage loans with credit risks similar to those of the Loan (using the same discounting methodology as that used as part of the fair value disclosure in the Bank’s audited financial statements), or using publicly posted mortgage rates
“Principal Amount Outstanding”	In accordance with the applicable prospectus supplement, in respect of a covered bond on any day, the principal amount of that covered bond on the relevant Issue Date thereof less principal amounts received by the relevant covered bondholder in respect thereof on or prior to that day
“Principal Ledger”	The ledger on the GDA Account of such name maintained by the Cash Manager pursuant to the Cash Management Agreement (or, if applicable, the ledger of such name maintained by the Standby Account Bank pursuant to the Standby Bank Account Agreement) to record the credits and debits of Principal Receipts in accordance with the terms of the Guarantor Agreement
“Principal Receipts”	Any payment received in respect of principal in respect of any Loan (including payments pursuant to any insurance policies taken out in respect of a Loan), whether as all or part of a Monthly Payment in respect of such Loan, on redemption (including partial redemption) of such Loan, on enforcement of such Loan (including the proceeds of sale of the relevant Mortgaged Property) or on the disposal of such Loan or otherwise (without double counting but including principal received or treated as received after completion of the enforcement procedures).
“Priorities of Payments”	The orders of priority for the allocation and distribution of amounts standing to the credit of the Guarantor in different circumstances being the Pre-Acceleration Revenue Priority of Payments, the Pre-Acceleration Principal Priorities of Payments and the Guarantee Priority of Payments and the Post-Enforcement Priority of Payments and “Priority of Payment” means any one of the foregoing
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“Product Switch”

In respect of a Loan, a variation in the financial terms and conditions applicable to the relevant borrower’s Loan other than:

(a)       any variation agreed with a borrower to control or manage arrears on the Loan;

(b)       any variation imposed by statute; or

(c)       any change in the repayment method of the Loan

“Program Agreement”	The Underwriting Agreement, and such other agreement or agreements, as the case may be, to the extent then in force, under which the covered bonds may from time to time be agreed to be sold by the Bank to, and purchased by, the Dealers
“Program Date”	July 22, 2013
“Prohibited Insurer”	CMHC, Canada Guaranty Mortgage Insurance Company, the Genworth Financial Mortgage Insurance Company of Canada, the PMI Mortgage Insurance Company Canada, any other private mortgage insurer recognized by CMHC for purposes of the Legislative Framework or otherwise identified in the Protection of Residential Mortgage or Hypothecary Insurance Act (Canada), or any successor to any of them
“Purchaser”	Any third party or a Seller to whom a Servicer offers to sell Selected Loans pursuant to the Mortgage Sale Agreement and/or the Guarantor Agreement
“Rate of Interest”	In respect of a Series of interest-bearing covered bonds, the rate of interest payable from time to time in respect of such covered bonds determined in accordance with the Terms and Conditions and the applicable prospectus supplement
“Rating Agencies”	Fitch, Moody’s and DBRS each, a “Rating Agency,” and any other internationally recognized rating agency that may rate the covered bonds from time to time
“Rating Agency Condition”	With respect to any event or matter, (i) in the case of each Rating Agency other than Fitch, confirmation in writing by the Rating Agencies that the then current ratings of the covered bonds will not be downgraded or withdrawn as a result of the relevant event or matter, and (ii) in the case of Fitch, at least 5 Toronto Business Days’ prior written notice of such event or matter shall have been provided to Fitch
“Ratings”	With respect to any entity, (a) the long-term or short-term rating given by Moody’s to such entity’s, unsecured, unguaranteed and unsubordinated debt, (b) the long-term or short-term issuer
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default rating given to such entity by Fitch, and (c) the long-term or short-term rating given by DBRS to such entity’s, unsecured, unguaranteed and unsubordinated debt
“Ratings Trigger”

The Account Bank Required Ratings, the Cash Management Deposit Ratings, the Cash Manager Required Ratings, the Paying Agent Required Ratings, the Pre-Maturity Required Ratings, the Reserve Fund Required Amount Ratings, the Servicer Replacement Ratings, the Servicer Deposit Threshold Ratings, the Standby Account Bank Required Ratings, and the Swap Agreement Ratings

“Receiver”	Any person or persons appointed (and any additional person or persons appointed or substituted) as an administrator, liquidator, receiver, manager, or receiver and manager by the Bond Trustee pursuant to the Security Agreement or under applicable law following service of a Guarantor Acceleration Notice on the Guarantor
“Records”	With respect to each Loan, all documents and information (other than the Customer File) including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights, maintained by the Seller or the Servicer with respect to such Loan, the Related Security and the related borrower
“Reference Rate”	In respect of Floating Rate covered bonds to which Screen Rate Determination applies, the meaning given in the applicable prospectus supplement
“Registrable Transfer”	Each transfer, assignment or conveyance in appropriate form that is required to assign the relevant Loan and its Related Security to the relevant purchaser or as the relevant purchaser directs, containing all necessary information (including mortgage registration number and a legal description of the related Mortgaged Property that complies with local law) and executed as necessary (including witnessed and under seal, if necessary) and accompanied by all required affidavits and certificates, for registration in the land registry or land titles office for the location where the real property subject thereto is situate or filing under the applicable legislation, as the case may be
“Related Retained Loans”	In relation to any STEP Loan owned by the Guarantor, all Additional STEP Loans and Other STEP Products that are secured by the same STEP Collateral Mortgage and other Related Security as such STEP Loan
“Related Security”

With respect to any Loan, subject to sub-paragraphs (A) and (B) of this definition in respect of any STEP Loan, all of the Seller’s right, title and interest in:

(a)       all security interests or liens and property subject thereto from time to time purporting to secure payment of such Loan and all proceeds thereof or realized thereunder, including, without limitation:

(i)         the Mortgage and the security interest granted to the Seller by the related borrower in the related Mortgaged Property as security for or pursuant to such Loan, and all Records related thereto

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(ii)       all legislation financing statements or other filings relating thereto;

(b)       the related Customer File;

(c)       all guaranties, indemnities, insurance (other than blanket insurance coverage maintained by the Seller) and other agreements or arrangements of whatever character from time to time supporting or documenting payment of such Loan, which are or should be included in the Customer Files, and all proceeds of the foregoing;

(d)       the proceeds of any claims made under the blanket insurance coverage maintained by the Seller where such proceeds relate to a Loan sold to the Guarantor; and

and in relation to a STEP Loan:

(A)      as to (a), (b), (c), and (d) above, all of the Seller’s right, title and interest therein, provided that upon the transfer and/or assignment of which (excluding any such property relating solely to such STEP Loan or any related STEP Loan owned by the Guarantor from time to time) to the Guarantor, the Guarantor will hold (i) an undivided interest in such property for the sole and absolute account and benefit of the Guarantor to the extent of the indebtedness owing under such Loan or any related STEP Loan owned by the Guarantor from time to time, and (ii) an undivided interest in such property as agent, nominee and bare trustee for the Seller and/or Other STEP Creditor to the extent of any amounts of indebtedness owing under any Additional STEP Loans and Other STEP Products outstanding under the STEP Plan from time to time, in each case, subject to the applicable priority arrangements described in the Mortgage Sale Agreement; and

(B)      notwithstanding (A) and (B) above, with respect to STEP Loans secured by a STEP Collateral Mortgage over Mortgaged Property situated in the Province of Quebec, as to (a) above, the Guarantor will become a beneficiary of the security interests or liens and property subject thereto from time to time purporting to

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secure payment of such STEP Loan and all proceeds thereof or realized thereunder, and will become, together with the Seller and any Other STEP Creditor of a related STEP Account, a secured party as to any STEP Collateral Mortgage and other security interest granted by the related STEP borrower in the related Mortgaged Property as security for or pursuant to such STEP Loan; provided, however, that at no time shall the Seller or any Other STEP Creditor have a right to be registered on title with respect to the related Mortgaged Property

“Repurchase Amount”	With respect to a Loan at any time, the sum of the Outstanding Principal Balance of such Loan and all arrears of interest and accrued interest thereon
“Reserve Fund”	The reserve fund that the Guarantor will be required to establish in the GDA Account which may be credited with part of an advance from the proceeds of the Intercompany Loan (in the Guarantor’s discretion) and the proceeds of Available Revenue Receipts up to an amount equal to the Reserve Fund Required Amount
“Reserve Fund Required Amount”	Nil, unless one or more Rating Agencies downgrades the unsecured, unsubordinated and unguaranteed debt obligations or issuer default rating of the Bank below the Reserve Fund Required Amount Ratings and then an amount equal to the Canadian Dollar Equivalent of one month’s interest due on each Series of covered bonds together with an amount equal to one-twelfth of the anticipated aggregate annual amount payable in respect of the items specified in paragraphs (a) to (c) and, if applicable, (d) of the Pre-Acceleration Revenue Priority of Payments
“Reserve Fund Required Amount Ratings”	The threshold ratings of (i) P-1 (in respect of Moody's), (ii) R-1 (middle) and A (low) (in respect of DBRS; for greater certainty, the ratings from DBRS are only required to be at or above one of such ratings), and (iii) F1 or A (in respect of Fitch; provided that both such ratings from Fitch are required), as applicable, of the unsecured, unsubordinated and unguaranteed debt obligations (or in the case of Fitch, the issuer default rating) of the Bank by the Rating Agencies
“Reserve Ledger”	The ledger on the GDA Account of such name maintained by the Cash Manager pursuant to the Cash Management Agreement (or, if applicable, the ledger of such name maintained by the Standby Account Bank pursuant to the Standby Bank Account Agreement), to record the crediting of Available Revenue Receipts to the Reserve Fund and the debiting of such Reserve Fund in accordance with the terms of the Guarantor Agreement
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“Retained Loan”	In relation to any STEP Loan owned by the Guarantor, an Additional STEP Loan or Other STEP Product that is secured by the same STEP Collateral Mortgage and other Related Security as such STEP Loan
“Revenue Ledger”	The ledger on the GDA Account of such name maintained by the Cash Manager pursuant to the Cash Management Agreement (or, if applicable, the ledger of such name maintained by the Standby Account Bank pursuant to the Standby Bank Account Agreement), to record credits and debits of Revenue Receipts in accordance with the terms of the Guarantor Agreement
“Revenue Receipts”	Any payment received in respect of any Loan, including payments pursuant to any insurance policies and any payment received from the Seller in respect of interest amounts on a Loan (otherwise than in respect of a Loan that has been repurchased by the Seller), whether as all or part of a Monthly Payment in respect of such Loan, on redemption (including partial redemption) of such Loan, on enforcement of such Loan (including the proceeds of sale of the relevant Mortgaged Property) or on the disposal of such Loan or otherwise, which in any such case is not a Principal Receipt in respect of such Loan.
“Scheduled Interest”	In relation to a Series of covered bonds, an amount equal to the amount in respect of interest which is or would have been due and payable under such covered bonds on each Interest Payment Date as specified in Condition 4 (Interest) (but excluding any additional amounts relating to premiums, default interest or interest upon interest (“Excluded Scheduled Interest Amounts”) payable by the Bank following service of an Issuer Acceleration Notice, but including such amounts (whenever the same arose) following service of a Guarantor Acceleration Notice), as if such covered bonds had not become due and payable prior to their Final Maturity Date and (if the applicable prospectus supplement specified that an Extended Due for Payment Date is applicable to the relevant covered bonds) as if the maturity date of the covered bonds had been the Extended Due for Payment Date (but taking into account any principal repaid in respect of such covered bonds or any Guaranteed Amounts paid in respect of such principal prior to the Extended Due for Payment Date) or, where applicable, after the Final Maturity Date, such other amount of interest as may be specified in the applicable prospectus supplement less additional amounts the Bank would be obliged to pay as a result of any gross-up in respect of any withholding or deduction made under the circumstances set out in Condition 7 (Taxation).
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“Scheduled Payment Date”	In relation to payments under the Covered Bond Guarantee in respect of a Series of covered bonds, each Interest Payment Date or the Final Maturity Date as if such covered bonds had not become due and repayable prior to their Final Maturity Date
“Scheduled Principal”	In relation to a Series of covered bonds, an amount equal to the amount in respect of principal which is or would have been due and repayable under such covered bonds on each Interest Payment Date or the Final Maturity Date (as the case may be) as specified in Conditions 6.1 (Final redemption) and 6.7 (Early Redemption Amounts) (but excluding any additional amounts relating to prepayments, early redemption, broken funding indemnities, penalties, premiums or default interest (“Excluded Scheduled Principal Amounts”)) payable by the Bank following service of an Issuer Acceleration Notice, but including such amounts (whenever the same arose) following service of a Guarantor Acceleration Notice), as if such covered bonds had not become due and payable prior to their Final Maturity Date and (if the prospectus supplement specified that an Extended Due for Payment Date is applicable to such relevant covered bonds) as if the maturity date of such covered bonds had been the Extended Due for Payment Date
“Scotiabank Group”	The Bank and its subsidiaries collectively
“Screen Rate Determination”	If specified as applicable in the applicable prospectus supplement, the manner in which the Rate of Interest on Floating Rate Covered Bonds is determined in accordance with the applicable prospectus supplement
“Secured Creditors”	The Bond Trustee (in its own capacity and on behalf of the other Secured Creditors and the covered bondholders), the covered bondholders, the coupon holders, the Intercompany Loan Provider, the Seller, the Servicer, the Account Bank, the GDA Provider, the Standby Account Bank, the Standby GDA Provider, the Cash Manager, the Swap Providers, the Agents, the Corporate Services Provider and any person which becomes a Secured Creditor pursuant to the Security Agreement except, pursuant to the terms of the Guarantor Agreement, to the extent and for so long as such person is a Limited Partner
“Selected Loan Offer Notice”	A notice from the Guarantor served to the Seller offering to sell Selected Loans to the Seller in accordance with the terms of the Mortgage Sale Agreement and the Guarantor Agreement
“Selected Loans”	Loans and their Related Security in the Portfolio to be sold by the Guarantor, pursuant to the terms of the Guarantor Agreement or the Mortgage Sale Agreement. For such purposes, all STEP Loans made to the same STEP borrower which are owned by the Guarantor will be considered a single Loan
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“Seller”	The Bank in its capacity as Seller under the Mortgage Sale Agreement, and “Sellers” means, together, the Seller and any New Sellers
“Series Reserved Matter”

In relation to covered bonds of a Series:

(a)       reduction or cancellation of the amount payable or, where applicable, modification of the method of calculating the amount payable or modification of the date of payment or, where applicable, modification of the method of calculating the date of payment in respect of any principal or interest in respect of the covered bonds other than in accordance with the terms thereof;

(b)       alteration of the currency in which payments under the covered bonds are to be made;

(c)       alteration of the majority required to pass an Extraordinary Resolution;

(d)       any amendment to the Covered Bond Guarantee or the Security Agreement (except in a manner determined by the Bond Trustee not to be materially prejudicial to the interests of the covered bondholders of any Series or an amendment which is in the sole opinion of the Bond Trustee of a formal, minor or technical nature or to correct a manifest error or an error which is, in the sole opinion of the Bond Trustee proven or is to comply with mandatory provisions of law);

(e)       the sanctioning of any such scheme or proposal for the exchange or sale of the covered bonds or the conversion of the covered bonds into, or the cancellation of the covered bonds in consideration of, shares, stock, covered bonds, bonds, debentures, debenture stock and/or other obligations and/or securities of the Bank, or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, bonds, covered bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash and for the appointment of some person with power on behalf of the covered bondholders to execute an instrument of transfer of the Registered Covered

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Bonds held by them in favor of the persons with or to whom the covered bonds are to be exchanged or sold respectively; and

(f)        alteration of the proviso to paragraph 5 or paragraph 6 of Schedule 4 to the Trust Deed

“Servicer Deposit Threshold Ratings”	The threshold ratings of (i) P-1 (in respect of Moody’s), (ii) F1 or A (in respect of Fitch) and (iii) BBB (low) or R-1 (middle) (in respect of DBRS), as applicable, of the unsecured, unsubordinated and unguaranteed debt obligations (or, in the case of Fitch, the issuer default rating) of the Servicer by the Rating Agencies
“Specified Denomination”	In respect of a Series of covered bonds, the denomination or denominations of such covered bonds specified in the applicable prospectus supplement
“Standby GDA Rate”	The variable rate of interest accruing on the balance standing to the credit of the Standby GDA Account being a variable rate at a floor of 0.10% below the average of the rates per annum for Canadian Dollar bankers’ acceptances having a term of 30 days that appears on the Reuters Screen as of 10:00 a.m. (Toronto time) on the date of determination, as reported by the Standby GDA Provider (and if such screen is not available, any successor or similar service as may be selected by the Standby GDA Provider) (calculated on the basis of the actual number of days elapsed and a 365 day year) or such greater amount as the Guarantor (or the Cash Manager on its behalf) and the Standby GDA Provider may agree from time to time
“STEP Account”	A separate and distinct loan or other credit product that is made available by the Seller to a STEP borrower under the STEP Plan, being a “Mortgage Loan,” “Scotia Plan Loan,” “ScotiaLine line of credit,” “ScotiaLine Visa,” and “Overdraft Protection,” as such credit products are presently described in the documentation for STEP Plans at the date hereof and such credit products as they may be differently described under the documentation for STEP Plans after the date hereof, but have the same priorities and otherwise substantially the same attributes as those previously described in this definition
“STEP Collateral Mortgage”	The Mortgage that secures indebtedness owing in respect of outstanding STEP Accounts extended by the Seller to the same STEP borrower
“STEP Loan”	Each Loan that is a STEP Account and described in the documentation for STEP Plans at the date hereof as a “Mortgage Loan” (including a STEP Account under a successor description from time to time where the STEP Account under such successor description has the same priority and in all other
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respects has substantially the same attributes as a “Mortgage Loan” possesses under the documentation presently used in STEP Plans at the date hereof), which is made by the Seller to a STEP borrower and is subject to the STEP Plan from time to time, and includes the First STEP Loan and each Additional STEP Loan advanced to such borrower
“STEP Plan”	With respect to any borrower, the umbrella agreement with the Seller for the provision of multiple secured loans or other credit products, which is currently marketed as the Scotia Total Equity Plan
“Substitute Assets”	The classes and types of assets from time to time eligible under the Legislative Framework and the CMHC Guide to collateralize covered bonds which include the following: (a) securities issued by the Government of Canada, (b) repos of Government of Canada securities having terms acceptable to CMHC, and (c) provided that the sums derived from (a) and (b) will not exceed 10 per cent of the aggregate value of (x) the value of the Loans in the Portfolio; (y) the face value of any Substitute Assets; and (z) cash balances held by the Guarantor (subject to the Prescribed Cash Limitation); in each case, provided that:
(a) such exposures will have certain minimum long-term and short-term ratings from the Rating Agencies, as specified by such Rating Agencies from time to time;
(b) the maximum aggregate total exposures in general to classes of assets with certain ratings by the Ratings Agencies will, if specified by the Rating Agencies, be limited to the maximum percentages specified by such Rating Agencies; and
(c) in respect of investments of Available Revenue Receipts in such classes and types of assets, the Interest Rate Swap Provider has given its consent to investments in such classes and types of assets
“Swap Agreements”	The Covered Bond Swap Agreement together with the Interest Rate Swap Agreement
“Swap Collateral”	At any time, any asset (including, without limitation, cash and/or securities) which is paid or transferred by a Swap Provider to the Guarantor as collateral in respect of the performance by such Swap Provider of its obligations under the relevant Swap Agreement together with any income or distributions received in respect of such asset and any equivalent of such asset into which such asset is transformed
“Swap Collateral Available Amounts”	At any time, the amount of Swap Collateral which under the terms of the relevant Swap Agreement may be applied at that time in satisfaction of the relevant Swap Provider’s obligations to the Guarantor to the extent that such obligations relate to payments to be made in connection with the Pre-Acceleration Revenue Priority of Payments, the Pre-Acceleration Principal Priority of Payments or the Guarantee Priority of Payments
“Swap Collateral Excluded Amounts”	At any time, the amount of Swap Collateral which under the terms of the relevant Swap Agreement may be applied in satisfaction of the relevant Swap Provider’s obligations to the Guarantor following termination of a Swap Agreement to the extent that such obligations relate to payments to be made in connection with the Pre-Acceleration Revenue Priority of Payments, Pre-Acceleration Principal Priority of Payments or the Guarantee Priority of Payments
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“Swap Provider Default”	The occurrence of an Event of Default (as defined in the relevant Swap Agreement) with respect to the relevant Swap Provider, where the relevant Swap Provider is the Defaulting Party (as defined in the relevant Swap Agreement)
“Swap Provider Downgrade Event”	The occurrence of an Additional Termination Event (as defined in the relevant Swap Agreement) following a failure by a Swap Provider to comply with the requirements of the ratings downgrade provisions set out in the relevant Swap Agreement
“Swap Provider”	Each of the Covered Bond Swap Provider and the Interest Rate Swap Provider
“Taxes”	All present and future taxes, levies, imposts, duties (other than stamp duty), fees, deductions, withholdings or charges of any nature whatsoever and wheresoever imposed, including, without limitation, income tax, corporation tax, goods and services tax or other tax in respect of added value and any franchise, transfer, sales, gross receipts, use, business, occupation, excise, personal property, real property or other tax imposed by any national, local or supranational taxing or fiscal authority or agency together with any penalties, fines or interest thereon and Tax and Taxation will be construed accordingly
“Termination Date”	The earlier to occur of (a) January 24, 2028, and (b) the date which is 60 days after the date on which all covered bonds have been repaid in full and no longer remain outstanding and the Guarantor has satisfied all of its obligations under the Transaction Documents
“Terms and Conditions” or “Conditions”	The terms and conditions of the covered bonds as set out in the Trust Deed
“Third Party Amounts”	Each of:
(a) payments of insurance premiums, if any, due to an insurer in respect of any arranged policy to the extent not paid or payable by the Seller;
(b) amounts under an unpaid direct debit which are repaid by a Seller to the bank making such payment if such bank is unable to recoup that amount itself from its customer’s account; and
(c) any amount received from a borrower for the express purpose of payment being made to a third party for the provision of a service (including giving insurance cover) to any of that borrower or the Seller or the Guarantor;
264

which amounts will be paid on receipt by the Guarantor to the Seller from funds on deposit in the GDA Account, with such Seller paying such amounts to the relevant third party
“Toronto Business Day”	A day (other than a Saturday or Sunday) on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in Toronto
“Total Credit Commitment”	The combined aggregate amount available to be drawn by the Guarantor under the terms of the Intercompany Loan Agreement, subject to increase and decrease in accordance with the terms of the Intercompany Loan Agreement, which amount is initially $16,500,000,000
“Transaction Account”	The account in the name of the Guarantor held with the Account Bank and maintained subject to the terms of the Bank Account Agreement and the Security Agreement or such additional or replacement account as may for the time being be in place with the prior consent of the Bond Trustee and designated as such
“Transaction Documents”	The following documents: (a) the Trust Deed (which includes the Covered Bond Guarantee and true form of the Global Covered Bonds, the Definitive Covered Bonds, the coupons and the talons); (b) the Security Agreement (and any documents entered into pursuant to the Security Agreement); (c) the Mortgage Sale Agreement and, if applicable, any New Mortgage Sale Agreement entered into from time to time; (d) the Servicing Agreement; (e) the Guarantor Agreement; (f) the Intercompany Loan Agreement; (g) the Interest Rate Swap Agreement; (h) the Covered Bond Swap Agreement; (i) the Cover Pool Monitor Agreement; (j) the Cash Management Agreement; (k) the Guaranteed Deposit Account Contract; (l) the Standby Guaranteed Deposit Account Contract; (m) the Bank Account Agreement; (n) the Standby Bank Account Agreement; (o) the Agency Agreement; (p) the Underwriting Agreement; (q) the Master Definitions and Construction Agreement; and (r) any Security Sharing Agreement entered into by the Guarantor.
“Transfer Date”	Each of the First Transfer Date and each other date on which a Loan and its Related Security is sold by the Seller to the Guarantor in accordance with the terms of the Mortgage Sale Agreement
265

“Valuation Report”	The valuation report or reports for mortgage purposes, obtained by the Seller in respect of each Mortgaged Property or a valuation report in respect of a valuation of a Mortgaged Property made using a methodology that would be acceptable to reasonable and prudent institutional mortgage lenders in the Seller’s market and which has been approved by the relevant officers of a Seller

266

FORM OF PRELIMINARY PROSPECTUS SUPPLEMENT

The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated [●], 2013	Filed Pursuant to Rule 424(b)(5)
Preliminary Prospectus Supplement to the Prospectus dated [●], 2013	Registration Statement No. 333-188984

The Bank of Nova Scotia

__________________________

U.S.$[●] [●]% Covered Bonds Due [●], 20[●]

unconditionally and irrevocably guaranteed as to payments by

Scotiabank Covered Bond Guarantor Limited Partnership

__________________________

We will pay interest on the [●]% covered bonds due [●], 20[●] semi-annually on [●] and [●] each year. We will make the first interest payment on the covered bonds on [●]. The covered bonds will mature on [●]. The covered bonds will constitute deposits for purposes of the Bank Act (Canada) and will constitute legal, valid and binding direct, unconditional, unsubordinated and unsecured obligations of The Bank of Nova Scotia (the “Bank”) and will rank pari passu with all deposit liabilities of the Bank without any preference among themselves and (save for any applicable statutory provisions) at least equally with all other present and future unsecured and unsubordinated obligations of the Bank, from time to time outstanding. The covered bonds will not be deposits insured under the Canada Deposit Insurance Corporation Act (Canada) or under any other governmental insurance scheme of any country. The covered bonds are unconditionally and irrevocably guaranteed as to payments by Scotiabank Covered Bond Guarantor Limited Partnership as described in the prospectus. We will issue each covered bond in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

Other than as set forth under “Terms and Conditions of the Covered Bonds—Redemption for taxation reasons” and “Terms and Conditions of the Covered Bonds—Redemption due to illegality or invalidity” in the prospectus, we may not redeem the covered bonds prior to their maturity. There is no sinking fund for the covered bonds.

Investing in the covered bonds involves a number of risks. See “Risk Factors” beginning on page 24 of the accompanying prospectus dated [●], 2013.

	Per Covered Bond	Total

Public offering price (1)

Underwriting commissions

Proceeds, before expenses, to The Bank of Nova Scotia

_____________

(1)	The price to the public also will include interest accrued on the covered bonds after [●], 2013 if any.

We will deliver the covered bonds in book-entry form through the facilities of The Depository Trust Company (including through its indirect participants CDS Clearing and Depository Services, Inc., Euroclear and Clearstream, Luxembourg) on or about [●], 2013 against payment in immediately available funds.

This preliminary prospectus supplement may be used by certain of our affiliates in connection with offers and sales of the covered bonds in market-making transactions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The covered bonds described herein will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act (Canada) or by the United States Federal Deposit Insurance Corporation.

THE COVERED BONDS HAVE NOT BEEN APPROVED OR DISAPPROVED BY CANADA MORTGAGE AND HOUSING CORPORATION (“CMHC”) NOR HAS CMHC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. THE COVERED BONDS ARE NEITHER INSURED NOR GUARANTEED BY CMHC OR THE GOVERNMENT OF CANADA OR ANY OTHER AGENCY THEREOF.

Program Arrangers

Barclays	Scotiabank

Joint Lead Managers

Co-Managers

Preliminary Prospectus Supplement dated [●], 2013

S-1

WHERE YOU CAN FIND MORE INFORMATION

Additional information with respect to the Bank, the Guarantor, the Portfolio and certain other matters, together with copies of each of the Transaction Documents and the Investor Reports filed by the Bank from time to time, is also available on the Bank’s website at http://www.scotiabank.com/ca/en/0,,7073,00.html and through the CMHC’s covered bond registry at http://www.cmhc-schl.gc.ca/coveredbonds. Information on or accessible through the Bank’s website does not form part of this prospectus and should not be relied upon.

SUMMARY

This section is meant as a summary and should be read in conjunction with the accompanying prospectus to help you understand the covered bonds.  This preliminary prospectus supplement, together with the accompanying prospectus, contains the terms of the covered bonds and supersedes all prior or contemporaneous oral statements as well as any other written materials relating to the covered bonds, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials.  In the event of any inconsistency or conflict between the terms set forth in this preliminary prospectus supplement and the accompanying prospectus, the terms contained in this preliminary prospectus supplement will control.

An investment in the covered bonds entails significant risks relating to the covered bonds that are not associated with similar investments in a conventional debt security, including those described below.  You should carefully consider, among other things, the matters set forth under “Risk Factors” beginning on page [●] of the accompanying prospectus.  Before investing in the covered bonds, we urge you to consult your investment, legal, tax, accounting and other advisors.

In this preliminary prospectus supplement, unless the context otherwise indicates, the “Bank” means The Bank of Nova Scotia and “Guarantor” means Scotiabank Covered Bond Guarantor Limited Partnership, and “we,” “us” or “our” means the Bank and Guarantor collectively. In this preliminary prospectus supplement, currency amounts are stated in Canadian dollars (“$”), unless specified otherwise.

Bank:	The Bank of Nova Scotia
Guarantor:	Scotiabank Covered Bond Guarantor Limited Partnership
U.S. Registrar, Paying Agent, Transfer Agent and Exchange Agent:	[●]
Specified Currency:	[U.S. dollars (“U.S.$”)]
[(Condition 1.10)]
Aggregate Principal Amount:	U.S.$ [●]
Series:	[●]
Issue Price:	[●] percent of the Aggregate Principal Amount
Specified Denominations: [(Condition 1.08 or 1.09)]	[U.S.$1,000]
Calculation Amount:	[U.S.$1,000]

S-2

Issue Date:	[●], 2013
Interest Commencement Date:	[●], 2013
Final Maturity Date:	[●], 20[●]
Extended Due for Payment Date of Guaranteed Amounts corresponding to the Final Redemption Amount under the Covered Bond Guarantee:	[●]
Interest Rate Basis:

[●]% [Fixed Rate] payable semi-annually in arrears from and including the Interest Commencement Date to but excluding the Final Maturity Date

[●] month [USD LIBOR] [+[●]] bps per annum [Floating Rate] payable monthly in arrears and subject to adjustment from and including the Final Maturity Date to but excluding the Extended Due for Payment Date

Redemption/Payment Basis:	Redemption at par
Outstanding Series of Covered Bonds under the Program:	None
The Portfolio:	The assets in the “Portfolio” consist primarily of first lien Canadian residential mortgage loans and their related security interest in residential property, cash and in some cases certain Substitute Assets up to a certain threshold amount. As required by the CMHC Guide, the Portfolio does not include any Loans that are insured by a Prohibited Insurer. See “Summary of Principal Documents—Mortgage Sale Agreement” in the prospectus and Annex A and Annex B of this preliminary prospectus supplement. As of the date of this preliminary prospectus supplement, the Guarantor does not own any Substitute Assets.
Status of the Covered Bonds:	The covered bonds will constitute deposit liabilities of the Bank for purposes of the Bank Act, however the covered bonds will not be insured under the Canada Deposit Insurance Corporation Act (Canada), and will constitute legal, valid and binding direct, unconditional, unsubordinated and unsecured obligations of the Bank and rank pari passu with all deposit liabilities of the Bank without any preference among themselves and at least pari passu with all other unsubordinated and unsecured obligations of the Bank, present and future, except as prescribed by law and in certain limited circumstances described in Conditions 9.1 (Issuer Events of Default) and 14 (Meetings of Covered Bondholders, Modification, Waiver and Substitution).

S-3

Status of the Guarantee:	Secured with recourse to certain assets of the Guarantor, including the Portfolio and any Excess Proceeds
Regulatory Maximum for Covered Bond Issuances:	Upon the issuance of the covered bonds, the Bank will have issued and have outstanding covered bonds which represent [●] of the OSFI Total Assets of the Bank as of the date hereof. The aggregate outstanding principal balance of all covered bonds issued by the Bank at any time is subject to a maximum of 4% of the OSFI Total Assets of the Bank
Asset Percentage:	As of the date of this preliminary prospectus supplement, the Asset Percentage is [●]%. The current maximum Asset Percentage is [●]%.

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE
Fixed Rate Covered Bond Provisions (Condition 5.12)	[Applicable]
Rate of Interest:	[●]% per annum payable semi-annually in arrears
Interest Payment Date:	[●] and [●] in each year up to and including the Final Maturity Date
Fixed Coupon Amount:	U.S.$[●] per Calculation Amount
Broken Amount(s):	[Not Applicable] / [$[●] per Calculation Amount, payable on the Interest Payment Date falling on [●], [2014]]
Day Count Basis:	30/360
Other terms relating to the method of calculating interest for fixed rate covered bonds:	Not Applicable
Business Day Convention:	[Modified Following Business Day Convention (unadjusted)]
Business Day(s):	[New York and Toronto]
PROVISIONS RELATING TO EXTENDED DUE FOR PAYMENT DATE, IF APPLICABLE
Floating Rate Covered Bond Provisions (Condition 5.12)	If applicable, from and including the Final Maturity Date to but excluding the Extended Due for Payment Date
Interest Period(s):	[The period from and including each Specified Interest Payment Date, to but excluding the following Specified Interest Payment Date with the first such period being the period from and including the Final Maturity Date to but excluding the first Specified Interest Payment Date]
Specified Interest Payment Dates:	The [●]th of each month from but excluding the Final Maturity Date to and including the Extended Due for Payment Date

S-4

Calculation Agent:	The Bank, acting through its offices located at [●]
Business Day Convention:	[Modified Following Business Day Convention (adjusted)]
Business Day(s):	[New York and Toronto]
Manner in which the Rate of Interest is to be determined:	[Screen Rate Determination]
Reference Rate:	[1 month USD LIBOR]
Interest Determination Date(s):	[Second London Business Day prior to the start of each Interest Period]
Relevant Screen Page:	[Reuters Screen Page LIBOR01]
Relevant Time:	[11:00 A.M. (London time)]
Reference Banks:	Has the meaning given in the ISDA Definitions
Day Count Basis:	Actual/360
Margin(s):	[+[●]] bps per annum
PROVISIONS RELATING TO REDEMPTION
Early Redemption Amount:	[U.S.$1,000 per Calculation Amount]
GENERAL PROVISIONS APPLICABLE TO THE COVERED BONDS
Covered Bond Swap Rate:	[1-month CAD-BA-CDOR plus [●] per cent]
DISTRIBUTION
Dealers:	[●]
Additional selling restrictions:	See under “Supplemental Plan of Distribution” in this preliminary prospectus supplement
CUSIP:	[●]
ISIN:	[●]
Common Code:	[●]
Listing:	The covered bonds will not be listed on any securities exchange

S-5

DESCRIPTION OF THE COVERED BONDS

In addition to the terms described in the “Summary” section above, the following general terms will apply to the covered bonds.

General

The covered bonds will constitute deposits for purposes of the Bank Act (Canada) and will constitute legal, valid and binding direct, unconditional, unsubordinated and unsecured obligations of the Bank and will rank pari passu with all deposit liabilities of the Bank without any preference among themselves and (save for any applicable statutory provisions) at least equally with all other present and future unsecured and unsubordinated obligations of the Bank, from time to time outstanding. The covered bonds will not be deposits insured under the Canada Deposit Insurance Corporation Act (Canada) or under any other governmental insurance scheme of any country.

The aggregate principal amount of the covered bonds is U.S.$[●]. The covered bonds are issued in denominations of U.S.$1,000, and integral multiples of U.S.$1,000 in excess thereof. The covered bonds may only be transferred in amounts of U.S.$1,000 and increments of U.S.$1,000 thereafter.

We will pay interest on the covered bonds [semi-annually on [●] and [●] of each year. We will make the first interest payment on the covered bonds on [●], [2014].]

Guarantee

Pursuant to the covered bond guarantee (the “Covered Bond Guarantee”), the Guarantor has irrevocably and unconditionally guaranteed the due and punctual payment of the Guaranteed Amounts on the covered bonds in accordance with the Trust Deed

Currency

The covered bonds are denominated, and amounts due on the covered bonds will be paid, in U.S. dollars (“U.S.$”).

Form of the Covered Bonds

The covered bonds will be issued only in the form of a global covered bond held by The Depository Trust Company. See “Ownership and Book-Entry” in the accompanying prospectus.

No Listing

The covered bonds will not be listed on any securities exchange.

Please note that the information about the issuance, Issue Date, Issue Price, commissions and net proceeds to The Bank of Nova Scotia relates only to the initial issuance and sale of your covered bonds. If you have purchased your covered bonds in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

S-6

Final Maturity Date

The Final Maturity Date is or will be [●], 20[●]. The Final Maturity Date may be postponed under the Extended Due for Payment Date as further described in Condition 6 (Redemption and Purchase) under the “Terms and Conditions of the Covered Bonds” in the accompanying prospectus.

Manner of Payment and Delivery

Any payment on the covered bonds at maturity or otherwise will be made to accounts designated by you and approved by us, or at the office of the Bond Trustee. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Terms Incorporated in the Global Covered Bond

All of the terms appearing above under “Summary” and the terms appearing in the first four paragraphs under the caption “—Payment of Additional Amounts” in this preliminary prospectus supplement, together with the Terms and Conditions of the Covered Bonds attached as Schedule 1 of the Trust Deed will be endorsed on the global covered bond that represent the covered bonds and is held by The Depository Trust Company. See “Terms and Conditions” in the accompanying prospectus.

DESCRIPTION OF THE COVERED BOND GUARANTEE

As described in the accompanying prospectus at pages 144-159, the Covered Bond Guarantee is secured by the pledge of certain assets of the Guarantor, which include the Portfolio and any Excess Proceeds, to the Bond Trustee under the Security Agreement. Statistical information about the Portfolio as of [●], 2013 is set forth in Annex A. Historical performance about the Portfolio is set forth in Annex B.

SWAP PROVIDERS

Interest Rate Swap Provider

The Bank, subject to replacement in accordance with the terms of the Covered Bond Swap Agreement.

Covered Bond Swap Provider

The Bank, subject to replacement in accordance with the terms of the Covered Bond Swap Agreement.

S-7

SUPPLEMENTAL PLAN OF DISTRIBUTION

The Bank of Nova Scotia expects to agree to sell to the Dealers, and the Dealers severally and not jointly expect to agree to purchase from The Bank of Nova Scotia, the principal amount of the covered bonds specified, at the price specified, on the cover page of this preliminary prospectus supplement. The Dealers intend to resell each covered bond they purchase at the price to the public set forth on the cover page of this preliminary prospectus supplement. In the future, the Dealers or one of their affiliates, may repurchase and resell the covered bonds in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution, the underwriting agreement and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Dealer	Principal Amount

The Dealers have advised the Bank that the Dealers propose initially to offer the covered bonds to the public at the public offering price on the cover page of this preliminary prospectus supplement, and to certain dealers at that public offering price less a commission not in excess of [●]% of the principal amount of the covered bonds. The Dealers may allow, and those dealers may reallow to other dealers, a commission not in excess of [●]% of the principal amount.

After the initial public offering of the covered bonds is completed, the public offering price and commissions may be changed by the Dealers.

In connection with the sale of the covered bonds, the Dealers may engage in:

•	over-allotments, in which Dealers selling the covered bonds sell more covered bonds than the Bank actually sold to the Dealers, creating a Dealer short position;

•	stabilizing transactions, in which purchases and sales of the covered bonds may be made by the Dealers at prices that do not exceed a specified maximum in accordance with Rule 104 of Regulation M under the Securities Exchange Act of 1934; and

•	Dealer covering transactions, in which Dealers purchase the covered bonds in the open market after the distribution has been completed in order to cover Dealer short positions.

These stabilizing transactions and Dealer covering transactions may cause the price of the covered bonds to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The Dealers and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, the Dealers and/or their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, trust or investment management transactions with us and our affiliates for which they have received, and will in the future receive, customary compensation.

S-8

We will deliver the covered bonds against payment therefor in New York, New York on [●], which is the [fifth] scheduled business day after the trade date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade covered bonds on any date prior to three business days before delivery will be required, by virtue of the fact that the covered bonds will initially settle in [five] business days [(T + 5)], to specify alternative settlement arrangements to prevent a failed settlement.

Selling Restrictions

General

Other than in the United States, no action has been or will be taken in any country or jurisdiction by the Bank, the Guarantor, the Dealers or the Bond Trustee that would permit a public offering of the covered bonds, or possession or distribution of any offering material in relation thereto, in such country or jurisdiction where action for that purpose is required and such action has not been taken. The Underwriting Agreement provides that each Dealer will (to the best of its knowledge and belief) comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers the covered bonds or has in its possession or distributes offering material.

S-9

THE BANK’S CANADIAN RESIDENTIAL MORTGAGE PORTFOLIO

As at the October 31st, 2012 the Bank’s Canadian residential mortgage loans portfolio totaled $156.309 billion and consisted of approximately 900,000 loans. The Bank’s uninsured residential mortgage loans portfolio (the “conventional mortgage portfolio”) totaled $63.351 billion and consisted of approximately 390,000 loans as at October 31st, 2012. For the years ended October 31, 2008 to 2012, the conventional mortgage portfolio’s percentage of non-performing loans (more than 90 days past due) was between 0.02% and 0.70% and its percentage of delinquent loans (more than 30 days past due) was between 0.02% and 0.70%. For the years ended October 31, 2008, 2009, 2010, 2011 and 2012, the conventional mortgage portfolio’s percentage of non-performing loans was 0.05%, 0.03%, 0.04%, 0.02% and 0.03%, and its percentage of delinquent loans was 0.25%, 0.23%, 0.27%, 0.21% and 0.19%, respectively. For a description of the Bank’s loan classifications see Note 3 to the Bank’s consolidated financial statements included in its 2012 Annual Report.

S-10

THE PORTFOLIO

The statistical and other information contained herein has been compiled by reference to the Loans in the Portfolio securing the covered bonds as of [●], 2013 (the “cut-off date”). The noon exchange rate of Canadian dollars into U.S. dollars on the cut-off date was CDN$1 = US$[●]. Columns stating percentage amounts may not add to 100% due to rounding.

The Loans in the Portfolio are selected on the basis of the seller's Eligibility Criteria set forth in the Mortgage Sale Agreement. The material aspects of such Eligibility Criteria are described under “Summary of Principal Documents—Mortgage Sale Agreement—Eligibility Criteria” in the accompanying prospectus. As of the cut-off date, all Loans in the Portfolio complied with the Eligibility Criteria. One significant indicator of borrower credit quality is arrears and losses. The information presented below under “Loss Information” reflects the arrears and losses experience of the Portfolio as at the dates indicated. Any material change to the Eligibility Criteria, which could lead to arrears and losses deviating from the historical experience presented in the table under “Loss Information,” will be reported by the Guarantor on periodic reports filed with the SEC on Form 10-D. It is not expected that the characteristics of the Portfolio as of the closing date will differ materially from the characteristics of the Portfolio as of the cut-off date.

The cut-off date Portfolio was drawn up as at the cut-off date and comprised [●] Loans having an aggregate current balance of $[●] as at that date. The Bank originated the Loans in the cut-off date Portfolio between [●], 19[●] and [●], 2013.

[●] Loans in the cut-off date Portfolio (or [●]% of the aggregate current balance of the Loans as of the cut-off date) were fixed rate Loans. The remaining [●] Loans in the cut-off date Portfolio (or [●]% of the aggregate current balance of the Loans as of the cut-off date) were standard variable rate Loans, as described below.

In the prior three years, there have been no repurchases or replacement of Loans in the Portfolio as a result of breaches of representations or warranties and no demands for repurchase or replacement of any Loan.

No Loan in the Portfolio failed to meet the Bank’s Lending Criteria.

The Bank most recently filed a Form ABS-15G on [●], 2013. The Bank’s Central Index Key is 0000009631.

As of the cut-off date, the Bank's standard five-year variable rate for existing and new borrowers was [●]% (rate for “open,” or prepayable loans) and [●]% (rate for “closed,” or non-prepayable loans) per annum.

Review of the Portfolio

The Bank has performed a review of the Loans in the Portfolio and a review of the disclosure regarding the Loans in this preliminary prospectus supplement and the accompanying prospectus required by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the Bank with reasonable assurance that the Rule 193 Information is accurate in all material respects.

S-11

One aspect of the review consisted of a comparison of the statistical information contained in Annex A and Annex B hereto to statistical information relating to all of the Loans contained in the Bank’s data files. The data files are electronic records maintained by the Bank. For this comparison, the data files from the Bank’s loan servicing system, including relevant data elements, were extracted from the Bank’s information repository system. No material exceptions were found between the statistical information contained in Annex A and Annex B and the data files extracted from the Bank’s system.

A second aspect of the review consisted of a sample review by a third party of 62 randomly selected Loan files, which compared certain Loan characteristics selected by the Bank, such as amount financed, current balance, location of the property and property valuation, to the applicable information in the data files. No material exceptions were found between the Loan files reviewed and the data extracted from the Bank’s system.

A third aspect of the review consisted of a sample review of 62 randomly selected Loan files, which reviewed the Rule 193 Information related to descriptions of the transaction documents in this preliminary prospectus supplement and the accompanying prospectus. For this part of the review, the Bank and its legal counsel reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents. The Bank and its legal counsel also reviewed the Rule 193 Information consisting of descriptions of legal and regulatory provisions that may materially affect the performance of the Loans or payments on the covered bonds.

In addition to the elements of the review of the Rule 193 Information that were specifically conducted for purposes of this transaction as described above, with respect to Rule 193 Information relating to credit approvals and exceptions to credit policies, the Bank has observed the regular, ongoing application of its internal control procedures. These include quality assurance audits and portfolio level analyses on origination to ensure that all Loans comply with the Bank’s underwriting policies. These audits and portfolio level analyses are reviewed by the policy review committee as well as group risk management and other partners on a quarterly basis.

All Rule 193 Information consisting of textual disclosures of factual information and not otherwise described above was reviewed and approved by the Bank.

After undertaking the elements of the review described above, the Bank has found and concluded that it has reasonable assurance that the Rule 193 Information in this preliminary prospectus supplement and the accompanying prospectus is accurate in all material respects.

The review of disclosure relating to the description of the transaction documents and legal and regulatory matters and the reviews of statistical information and certain Loans characteristics were performed with the assistance of third parties engaged by the Bank. The Bank determined the nature, extent and timing of the review and the level of assistance provided by the third parties and by the Bank. The Bank has ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The Bank attributes all findings and conclusions of the review to itself.

S-12

Annex A

The following tables set forth statistical information with respect to the Loans in the Portfolio as of the cut-off date for the periods indicated:

Overall Portfolio Statistics
Number of Loans in the Portfolio • The percentage of STEP Loans • The percentage of Loans other than STEP Loans	[●] [●]% [●]%
Current aggregate outstanding balance of Loans • The percentage of STEP Loans • The percentage of Loans other than STEP Loans	[●] [●]% [●]%
Average Loan size	[●]
Number of primary borrowers	[●]
Number of properties	[●]
Weighted average of authorized LTV of Loans in the Portfolio as per the CMHC Guide	[●]
Weighted average of current LTV of Loans in the Portfolio	[●]
Weighted average of original LTV of Loans in the Portfolio	[●]
Weighted average seasoning of Loans in the Portfolio	[●]
Weighted average coupon of Loans in the Portfolio	[●]
Weighted average original term of Loans in the Portfolio	[●]
Weighted average remaining term of Loans in the Portfolio	[●]

Portfolio Delinquency Distribution
Aging Summary	Number of Loans	Percentage	Principal Balance	Percentage
Current and <30 Days Past Due
30 to 59 Days Past Due
60 to 89 Days Past Due
90 or More Days Past Due
Total

S-13

Portfolio Provincial Distribution
Province	Number of Loans	Percentage	Principal Balance	Percentage
Alberta
British Columbia
Manitoba
New Brunswick
Newfoundland
Northwest Territories
Nova Scotia
Nunavut
Ontario
Prince Edward Island
Quebec
Saskatchewan
Yukon
Total

Portfolio Credit Bureau Score Distribution
Credit Bureau Score	Number of Loans	Percentage	Principal Balance	Percentage
Score Unavailable
599 and Below
600 - 650
651 - 700
701 - 750
751 - 800
800 and Above
Total

Portfolio Rate Type Distribution
Rate Type	Number of Loans	Percentage	Principal Balance	Percentage
Fixed
Variable
Total

Portfolio Occupancy Type Distribution
Occupancy Code	Number of Loans	Percentage	Principal Balance	Percentage
Not Owner Occupied
Owner Occupied
Total

Portfolio Mortgage Rate Distribution
Mortgage Rate (%)	Number of Loans	Percentage	Principal Balance	Percentage
3.4999 and Below
3.5000 – 3.9999
4.0000 – 4.4999
4.5000 – 4.9999
5.0000 – 5.4999
5.5000 – 5.9999
6.0000 – 6.4999
6.5000 – 6.9999
7.0000 – 7.4999
7.5000 – 7.9999
8.0000 – 8.4999
8.5000 and Above
Total

S-14

Portfolio Current LTV Distribution
Current LTV (%)	Number of Loans	Percentage	Principal Balance	Percentage
20.00 and Below
20.01 – 30.00
30.01 – 40.00
40.01 – 50.00
50.01 – 55.00
55.01 – 60.00
60.01 – 65.00
65.01 – 70.00
70.01 – 75.00
75.01 – 80.00
80.01 and Above
Total

Portfolio Remaining Term Distribution
Remaining Term (months)	Number of Loans	Percentage	Principal Balance	Percentage
Less than 12.00
12.00 – 23.99
24.00 – 35.99
36.00 – 41.99
42.00 – 47.99
48.00 – 53.99
54.00 – 59.99
60.00 – 65.99
66.00 – 71.99
72.00 – Above
Total

Remaining Principal Balance Distribution
Range of Remaining Principal Balance ($)	Number of Loans	Percentage	Principal Balance	Percentage
99,999 and Below
100,000 - 149,999
150,000 - 199,999
200,000 - 249,999
250,000 - 299,999
300,000 - 349,999
350,000 - 399,999
400,000 - 449,999
450,000 - 499,999
500,000 - 549,999
550,000 - 599,999
600,000 - 649,999
650,000 - 699,999
700,000 - 749,999
750,000 - 799,999
800,000 - 849,999
850,000 - 899,999
900,000 - 949,999
950,000 - 999,999
1,000,000 or Greater
Total

S-15

Portfolio Property Type Distribution
Property Type	Number of Loans	Percentage	Principal Balance	Percentage
Condo
Single Family
Multi Family/Other
Total

S-16

Overall Portfolio Performance

For collection purposes, a Loan is considered delinquent when a scheduled payment is 30 days or more past due. In the tables below, a Loan for which a scheduled payment is less than 30 days past due is categorized as “Current.”

Portfolio Performance – Overall
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-08		31-Dec-09		31-Dec-10		31-Dec-11		31-Dec-12		●-●-13
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days
1-2 Months	≥30 and <60 Days
2-3 Months	≥60 and <90 Days
3-4 Months	≥90 and <120 Days
4-5 Months	≥120 and <150 Days
5-6 Months	≥150 and <180 Days
6-7 Months	≥180 and <210 Days
7-8 Months	≥210 and <240 Days
8-9 Months	≥240 and <270 Days
9-10 Months	≥270 and <300 Days
10-11 Months	≥300 and <330 Days
11-12 Months	≥330 and <360 Days
12-13 Months	≥360 and <390 Days
13-14 Months	≥390 and <420 Days
14-15 Months	≥420 and <450 Days
15-16 Months	≥450 and <480 Days
16-17 Months	≥480 and <510 Days
17-18 Months	≥510 and <540 Days
18 Months and more	≥540 Days
Total

Delinquency Status – Number of Loans in Arrears
As at Date		31-Dec-08		31-Dec-09		31-Dec-10		31-Dec-11		31-Dec-12		●-●-13
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days
1-2 Months	≥30 and <60 Days
2-3 Months	≥60 and <90 Days
3-4 Months	≥90 and <120 Days
4-5 Months	≥120 and <150 Days
5-6 Months	≥150 and <180 Days
6-7 Months	≥180 and <210 Days
7-8 Months	≥210 and <240 Days
8-9 Months	≥240 and <270 Days
9-10 Months	≥270 and <300 Days
10-11 Months	≥300 and <330 Days
11-12 Months	≥330 and <360 Days
12-13 Months	≥360 and <390 Days
13-14 Months	≥390 and <420 Days
14-15 Months	≥420 and <450 Days
15-16 Months	≥450 and <480 Days
16-17 Months	≥480 and <510 Days
17-18 Months	≥510 and <540 Days
18 Months and more	≥540 Days
Total

Loss Information
As at Date	31-Dec-08	31-Dec-09	31-Dec-10	31-Dec-11	31-Dec-12	●-●-13
	%	%	%	%	%	%
Number of loans that have experienced a loss for the period / year ended
Gross loss amount for the period / year ended (C$)
Cumulative number of loans that have experienced a loss
Cumulative gross loss amount (C$)

S-17

Annex B

HISTORICAL PORTFOLIO DATA

Historical pool information regarding the performance of the Loans in the Portfolio is contained in this Annex. Historical pool information contained in this Annex that relates to the performance of the Loans for periods commencing prior to [●] does not form a part of this preliminary prospectus supplement, the accompanying prospectus or the registration statement relating to the covered bonds. Historical pool information about the Loans in the Portfolio for periods prior to [●] is not provided as such information is not available for such years and cannot be obtained without unreasonable effort and expense.

The following vintage tables present historical pool information about the Loans in the [●] Portfolio in respect of arrears and cumulative losses as at the dates specified in respect of Loans originated in specific years. “Vintage 2008,” for example, indicates all Loans in the Portfolio originated in the calendar year 2008. All of the Loans originated by the Bank are secured by a mortgage with first ranking priority on residential property in Canada. All such Loans are originated in accordance with the Bank's lending criteria at the time of offer of the Loan. There are no material differences between the lending and origination criteria used to originate the Loans and the Bank’s lending and origination criteria described in the accompanying prospectus. Notwithstanding any change to the lending criteria or other terms applicable to new Loans, new Loans and their related security may only be assigned to the Portfolio if those new Loans comply with the Seller's representations and warranties set out in the Mortgage Sale Agreement, including a representation that those new Loans were originated in accordance with the Seller's lending criteria applicable at the time of their origination. The Seller is obliged to repurchase Loans that are in breach of these representations and warranties. See “Summary of Principal Documents—Mortgage Sale Agreement—Repurchase of Loans” in the accompanying prospectus.

Historical pool information on prepayments on the Loans is not being provided because prepayment and repayment rates should not affect the maturities of the covered bonds. The single pool of Loans held by the Guarantor supports an ongoing issuance of covered bonds by the Bank. As Loans repay or prepay, reducing the size of the Portfolio, the Seller is required to add Loans to the Portfolio in order to maintain compliance with the Asset Coverage Test. See “Summary of Principal Documents—Guarantor Agreement—Asset Coverage Test” in the accompanying prospectus. Any new Loans may only be assigned to the Portfolio if those new Loans comply with the Seller's lending criteria, the material aspects of which are described under “Loan Origination and Lending Criteria” in the accompanying prospectus.

For collection purposes, a Loan is considered delinquent when a scheduled payment is 30 days or more past due. In the tables below, a Loan for which a scheduled payment is less than 30 days past due is categorized as “Current.”

S-18

2008 Vintage

Portfolio Performance – 2008 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-08		31-Dec-09		31-Dec-10		31-Dec-11		31-Dec-12		●-●-13
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days
1-2 Months	≥30 and <60 Days
2-3 Months	≥60 and <90 Days
3-4 Months	≥90 and <120 Days
4-5 Months	≥120 and <150 Days
5-6 Months	≥150 and <180 Days
6-7 Months	≥180 and <210 Days
7-8 Months	≥210 and <240 Days
8-9 Months	≥240 and <270 Days
9-10 Months	≥270 and <300 Days
10-11 Months	≥300 and <330 Days
11-12 Months	≥330 and <360 Days
12-13 Months	≥360 and <390 Days
13-14 Months	≥390 and <420 Days
14-15 Months	≥420 and <450 Days
15-16 Months	≥450 and <480 Days
16-17 Months	≥480 and <510 Days
17-18 Months	≥510 and <540 Days
18 Months and more	≥540 Days
Total

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-08		31-Dec-09		31-Dec-10		31-Dec-11		31-Dec-12		●-●-13
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days
1-2 Months	≥30 and <60 Days
2-3 Months	≥60 and <90 Days
3-4 Months	≥90 and <120 Days
4-5 Months	≥120 and <150 Days
5-6 Months	≥150 and <180 Days
6-7 Months	≥180 and <210 Days
7-8 Months	≥210 and <240 Days
8-9 Months	≥240 and <270 Days
9-10 Months	≥270 and <300 Days
10-11 Months	≥300 and <330 Days
11-12 Months	≥330 and <360 Days
12-13 Months	≥360 and <390 Days
13-14 Months	≥390 and <420 Days
14-15 Months	≥420 and <450 Days
15-16 Months	≥450 and <480 Days
16-17 Months	≥480 and <510 Days
17-18 Months	≥510 and <540 Days
18 Months and more	≥540 Days
Total

Loss Information
As at Date	31-Dec-08	31-Dec-09	31-Dec-10	31-Dec-11	31-Dec-12	●-●-13
	%	%	%	%	%	%
Number of loans that have experienced a loss for the period / year ended
Gross loss amount for the period / year ended (C$)
Cumulative number of loans that have experienced a loss
Cumulative gross loss amount (C$)

S-19

2009 Vintage

Portfolio Performance – 2009 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-09		31-Dec-10		31-Dec-11		31-Dec-12		●-●-13
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%
Current	<30 Days
1-2 Months	≥30 and <60 Days
2-3 Months	≥60 and <90 Days
3-4 Months	≥90 and <120 Days
4-5 Months	≥120 and <150 Days
5-6 Months	≥150 and <180 Days
6-7 Months	≥180 and <210 Days
7-8 Months	≥210 and <240 Days
8-9 Months	≥240 and <270 Days
9-10 Months	≥270 and <300 Days
10-11 Months	≥300 and <330 Days
11-12 Months	≥330 and <360 Days
12-13 Months	≥360 and <390 Days
13-14 Months	≥390 and <420 Days
14-15 Months	≥420 and <450 Days
15-16 Months	≥450 and <480 Days
16-17 Months	≥480 and <510 Days
17-18 Months	≥510 and <540 Days
18 Months and more	≥540 Days
Total

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-09		31-Dec-10		31-Dec-11		31-Dec-12		●-●-13
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%
Current	<30 Days
1-2 Months	≥30 and <60 Days
2-3 Months	≥60 and <90 Days
3-4 Months	≥90 and <120 Days
4-5 Months	≥120 and <150 Days
5-6 Months	≥150 and <180 Days
6-7 Months	≥180 and <210 Days
7-8 Months	≥210 and <240 Days
8-9 Months	≥240 and <270 Days
9-10 Months	≥270 and <300 Days
10-11 Months	≥300 and <330 Days
11-12 Months	≥330 and <360 Days
12-13 Months	≥360 and <390 Days
13-14 Months	≥390 and <420 Days
14-15 Months	≥420 and <450 Days
15-16 Months	≥450 and <480 Days
16-17 Months	≥480 and <510 Days
17-18 Months	≥510 and <540 Days
18 Months and more	≥540 Days
Total

Loss Information
As at Date	31-Dec-09	31-Dec-10	31-Dec-11	31-Dec-12	●-●-13
	%	%	%	%	%
Number of loans that have experienced a loss for the period / year ended
Gross loss amount for the period / year ended (C$)
Cumulative number of loans that have experienced a loss
Cumulative gross loss amount (C$)

2010 Vintage

Portfolio Performance – 2010 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-10		31-Dec-11		31-Dec-12		●-●-13
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%
Current	<30 Days
1-2 Months	≥30 and <60 Days
2-3 Months	≥60 and <90 Days
3-4 Months	≥90 and <120 Days
4-5 Months	≥120 and <150 Days
5-6 Months	≥150 and <180 Days
6-7 Months	≥180 and <210 Days
7-8 Months	≥210 and <240 Days
8-9 Months	≥240 and <270 Days
9-10 Months	≥270 and <300 Days
10-11 Months	≥300 and <330 Days
11-12 Months	≥330 and <360 Days
12-13 Months	≥360 and <390 Days
13-14 Months	≥390 and <420 Days
14-15 Months	≥420 and <450 Days
15-16 Months	≥450 and <480 Days
16-17 Months	≥480 and <510 Days
17-18 Months	≥510 and <540 Days
18 Months and more	≥540 Days
Total

S-20

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-10		31-Dec-11		31-Dec-12		●-●-13
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%
Current	<30 Days
1-2 Months	≥30 and <60 Days
2-3 Months	≥60 and <90 Days
3-4 Months	≥90 and <120 Days
4-5 Months	≥120 and <150 Days
5-6 Months	≥150 and <180 Days
6-7 Months	≥180 and <210 Days
7-8 Months	≥210 and <240 Days
8-9 Months	≥240 and <270 Days
9-10 Months	≥270 and <300 Days
10-11 Months	≥300 and <330 Days
11-12 Months	≥330 and <360 Days
12-13 Months	≥360 and <390 Days
13-14 Months	≥390 and <420 Days
14-15 Months	≥420 and <450 Days
15-16 Months	≥450 and <480 Days
16-17 Months	≥480 and <510 Days
17-18 Months	≥510 and <540 Days
18 Months and more	≥540 Days
Total

Loss Information
As at Date	31-Dec-10	31-Dec-11	31-Dec-12	●-●-13
	%	%	%	%
Number of loans that have experienced a loss for the period / year ended
Net loss amount for the period / year ended (C$)
Cumulative number of loans that have experienced a loss
Cumulative net loss amount (C$)

2011 Vintage

Portfolio Performance – 2011 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-11		31-Dec-12		●-●-13
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%
Current	<30 Days
1-2 Months	≥30 and <60 Days
2-3 Months	≥60 and <90 Days
3-4 Months	≥90 and <120 Days
4-5 Months	≥120 and <150 Days
5-6 Months	≥150 and <180 Days
6-7 Months	≥180 and <210 Days
7-8 Months	≥210 and <240 Days
8-9 Months	≥240 and <270 Days
9-10 Months	≥270 and <300 Days
10-11 Months	≥300 and <330 Days
11-12 Months	≥330 and <360 Days
12-13 Months	≥360 and <390 Days
13-14 Months	≥390 and <420 Days
14-15 Months	≥420 and <450 Days
15-16 Months	≥450 and <480 Days
16-17 Months	≥480 and <510 Days
17-18 Months	≥510 and <540 Days
18 Months and more	≥540 Days
Total

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-11		31-Dec-12		●-●-13
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%
Current	<30 Days
1-2 Months	≥30 and <60 Days
2-3 Months	≥60 and <90 Days
3-4 Months	≥90 and <120 Days
4-5 Months	≥120 and <150 Days
5-6 Months	≥150 and <180 Days
6-7 Months	≥180 and <210 Days
7-8 Months	≥210 and <240 Days
8-9 Months	≥240 and <270 Days
9-10 Months	≥270 and <300 Days
10-11 Months	≥300 and <330 Days
11-12 Months	≥330 and <360 Days
12-13 Months	≥360 and <390 Days
13-14 Months	≥390 and <420 Days
14-15 Months	≥420 and <450 Days
15-16 Months	≥450 and <480 Days
16-17 Months	≥480 and <510 Days
17-18 Months	≥510 and <540 Days
18 Months and more	≥540 Days
Total

S-21

Loss Information
As at Date	31-Dec-11	31-Dec-12	●-●-13
	%	%	%
Number of loans that have experienced a loss for the period / year ended
Gross loss amount for the period / year ended (C$)
Cumulative number of loans that have experienced a loss
Cumulative gross loss amount (C$)

2012 Vintage

Portfolio Performance – 2012 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-12		●-●-13
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%
Current	<30 Days
1-2 Months	≥30 and <60 Days
2-3 Months	≥60 and <90 Days
3-4 Months	≥90 and <120 Days
4-5 Months	≥120 and <150 Days
5-6 Months	≥150 and <180 Days
6-7 Months	≥180 and <210 Days
7-8 Months	≥210 and <240 Days
8-9 Months	≥240 and <270 Days
9-10 Months	≥270 and <300 Days
10-11 Months	≥300 and <330 Days
11-12 Months	≥330 and <360 Days
12-13 Months	≥360 and <390 Days
13-14 Months	≥390 and <420 Days
14-15 Months	≥420 and <450 Days
15-16 Months	≥450 and <480 Days
16-17 Months	≥480 and <510 Days
17-18 Months	≥510 and <540 Days
18 Months and more	≥540 Days
Total

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-12		●-●-13
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%
Current	<30 Days
1-2 Months	≥30 and <60 Days
2-3 Months	≥60 and <90 Days
3-4 Months	≥90 and <120 Days
4-5 Months	≥120 and <150 Days
5-6 Months	≥150 and <180 Days
6-7 Months	≥180 and <210 Days
7-8 Months	≥210 and <240 Days
8-9 Months	≥240 and <270 Days
9-10 Months	≥270 and <300 Days
10-11 Months	≥300 and <330 Days
11-12 Months	≥330 and <360 Days
12-13 Months	≥360 and <390 Days
13-14 Months	≥390 and <420 Days
14-15 Months	≥420 and <450 Days
15-16 Months	≥450 and <480 Days
16-17 Months	≥480 and <510 Days
17-18 Months	≥510 and <540 Days
18 Months and more	≥540 Days
Total

Loss Information
As at Date	31-Dec-12	●-●-13
	%	%
Number of loans that have experienced a loss for the period / year ended
Gross loss amount for the period / year ended (C$)
Cumulative number of loans that have experienced a loss
Cumulative gross loss amount (C$)

S-22

2013 Vintage

Portfolio Performance – 2013 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		●-●-13
Current Balance of Loans Outstanding
	No. Days Past Due	$	%
Current	<30 Days
1-2 Months	≥30 and <60 Days
2-3 Months	≥60 and <90 Days
3-4 Months	≥90 and <120 Days
4-5 Months	≥120 and <150 Days
5-6 Months	≥150 and <180 Days
6-7 Months	≥180 and <210 Days
7-8 Months	≥210 and <240 Days
8-9 Months	≥240 and <270 Days
9-10 Months	≥270 and <300 Days
10-11 Months	≥300 and <330 Days
11-12 Months	≥330 and <360 Days
12-13 Months	≥360 and <390 Days
13-14 Months	≥390 and <420 Days
14-15 Months	≥420 and <450 Days
15-16 Months	≥450 and <480 Days
16-17 Months	≥480 and <510 Days
17-18 Months	≥510 and <540 Days
18 Months and more	≥540 Days
Total

Delinquency Status – Total Number of Loans in Arrears
As at Date		●-●-13
Total Number of Loans Outstanding
	No. Days Past Due	#	%
Current	<30 Days
1-2 Months	≥30 and <60 Days
2-3 Months	≥60 and <90 Days
3-4 Months	≥90 and <120 Days
4-5 Months	≥120 and <150 Days
5-6 Months	≥150 and <180 Days
6-7 Months	≥180 and <210 Days
7-8 Months	≥210 and <240 Days
8-9 Months	≥240 and <270 Days
9-10 Months	≥270 and <300 Days
10-11 Months	≥300 and <330 Days
11-12 Months	≥330 and <360 Days
12-13 Months	≥360 and <390 Days
13-14 Months	≥390 and <420 Days
14-15 Months	≥420 and <450 Days
15-16 Months	≥450 and <480 Days
16-17 Months	≥480 and <510 Days
17-18 Months	≥510 and <540 Days
18 Months and more	≥540 Days
Total

Loss Information
As at Date	●-●-13
%
Number of loans that have experienced a loss for the period / year ended
Gross loss amount for the period / year ended (C$)
Cumulative number of loans that have experienced a loss
Cumulative gross loss amount (C$)

S-23

U.S.$[●] [●]% Covered Bonds Due [●], 20[●]

unconditionally and irrevocably guaranteed as to payments by

Scotiabank Covered Bond Guarantor Limited Partnership

The Bank of Nova Scotia

Covered Bonds

PRELIMINARY PROSPECTUS SUPPLEMENT

Program Arrangers
Barclays	Scotiabank
Joint Lead Managers

Co-Managers

[●], 2013

S-24

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The by-laws of the Bank provide that, subject to the limitations contained in the Bank Act, the Bank will indemnify each director or officer, each former director or officer, or a person who acts or acted at the Bank’s request as a director or officer of, or in a similar capacity for, another entity and such person’s heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal, administrative, investigative or other proceeding in which they are involved because of their association with the Bank or other entity, if (a) the person acted honestly and in good faith with a view to the best interests of, as the case may be, the Bank or other applicable entity, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that the impugned conduct was lawful. The by-laws of the Bank also provide that, subject to the limitations contained in the Bank Act, the Bank may (i) purchase and maintain such insurance for the benefit of the persons referred to in the preceding sentence as the Bank may from time to time determine, and (ii) advance amounts to such persons for the costs, charges and expenses of any proceeding referred to in the preceding sentence.

These indemnification provisions could be construed to permit or require indemnification for certain liabilities arising out of United States federal securities laws.

The Bank has purchased, at its expense, a directors’ and officers’ (Side A) liability insurance policy that covers individual directors and officers in circumstances where the Bank is not able or permitted to indemnify such individuals.

The Guarantor’s limited partnership agreement provides that the Guarantor will indemnify and hold harmless the Managing GP and the Liquidation GP and their respective shareholders, directors, officers, employees, and agents from any costs, damages, liabilities, resulting from or arising out of any act or omission or error of judgment of the Managing GP or the Liquidation GP or any of their respective shareholders, directors, officers, employees, and agents on behalf of the Guarantor or in furtherance of the business of the Guarantor unless in the case of any such person such costs, damages, liabilities, or expenses result from or arise out of any act or omission or error of judgment as a result of which such person is adjudged to have been guilty of negligence or willful misconduct or to have failed to act honestly and in good faith or to have breached fiduciary duty to the Guarantor or the Limited Partner. The above-referenced indemnity is in addition to and not a limitation of any other obligation of the Guarantor to the Managing GP or the Liquidation GP including the obligation of the Guarantor to reimburse or repay the Managing GP and the Liquidation GP on account of costs outlays disbursements and expenditures incurred by or on their behalf.

In the underwriting agreement related to the issuance of the covered bonds, the Bank has agreed to indemnify the Dealers in respect of certain liabilities, including liabilities under Securities Act, or to contribute to payments that the Dealers may be required to make in respect thereof.

II-1

Insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers or persons controlling the Bank pursuant to the foregoing provisions, the Bank has been informed that in the opinion of the U.S. Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-2

Item 9. Exhibits

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement.**
4.1	Trust Deed dated July 19, 2013 between the Bank, the Guarantor, and Computershare Trust Company of Canada, as Bond Trustee.**
4.2	Master Definitions and Constructions Agreement dated July 19, 2013 by and among the Bank, The Bank of Nova Scotia, London Branch, The Bank of Nova Scotia Trust Company of New York, the Guarantor, the Bond Trustee, 8429057 Canada Inc., Scotiabank Covered Bond GP Inc. and KPMG LLP.**
4.3	Mortgage Sale Agreement dated July 19, 2013 by and among the Bank, the Guarantor and the Bond Trustee.**
4.4	Cover Pool Monitor Agreement dated July 19, 2013 by and among the Bank, the Guarantor, the Bond Trustee and KPMG LLP.**
4.5	Servicing Agreement dated July 19, 2013 by and among the Bank, the Guarantor and the Bond Trustee.**
4.6	Agency Agreement dated July 19, 2013 by and among the Bank, the Guarantor, The Bank of Nova Scotia, London Branch, The Bank of Nova Scotia Trust Company New York, and the Bond Trustee.**
4.7	Intercompany Loan Agreement dated July 19, 2013 between the Guarantor, the Bank, and the Bond Trustee.**
4.8	Guarantor Agreement dated July 19, 2013 by and among Scotiabank Covered Bond GP Inc., 8429057 Canada Inc., the Bank and the Bond Trustee.**
4.9	Corporate Services Agreement dated July 19, 2013 by and among the Bank, the Guarantor, the Bond Trustee and 8429057 Canada Inc.**
4.10	Cash Management Agreement dated July 19, 2013 by and among the Bank, the Guarantor and the Bond Trustee.**
4.11	Security Agreement dated July 19, 2013 by and among the Guarantor, the Bond Trustee, the Bank, The Bank of Nova Scotia, London Branch, and The Bank of Nova Scotia Trust Company of New York.**
4.12	Bank Account Agreement dated July 19, 2013 by and among the Guarantor, the Bank, and the Bond Trustee.**
4.13	Standby Bank Account Agreement dated July 19, 2013 by and among the Guarantor, the Bank, Canadian Imperial Bank of Commerce, and the Bond Trustee.**
4.14	Guaranteed Deposit Account Contract dated July 19, 2013 by and among the Guarantor, the Bank and the Bond Trustee.**
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4.15	Standby Guaranteed Deposit Account Contract dated July 19, 2013 by and among the Guarantor, the Bank, Canadian Imperial Bank of Commerce, and the Bond Trustee.**
4.16	Interest Rate Swap Agreement, including ISDA Master and Credit Support Annex dated July 19, 2013 together with the form of Interest Rate Swap Confirmation between the Bank and the Guarantor.**
4.17	Covered Bond Swap Agreement including ISDA Master and Credit Support Annex dated July 19, 2013 together with the form of Covered Bond Swap Confirmation between the Bank and the Guarantor.**
5.1	Opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Registrant, as to the legality of the covered bonds.**
8.1	Opinion of Allen & Overy LLP, U.S. counsel for the Registrant, as to certain matters of United States federal income taxation.**
8.2	Opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Registrant, as to certain matters of Canadian taxation.**
12.1	Statement regarding the computation of consolidated ratio of earnings to fixed charges.**
23.1	Consent of KPMG LLP.
23.2	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibits 5.1 and 8.2 above).**
23.3	Consent of Allen & Overy LLP (included in Exhibit 8.1 above).**
24.1	Powers of Attorney.**
25.1	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above.**

**Previously filed.

Additional exhibits to this Registration Statement may be subsequently filed in reports on Form 40-F or on Form 6-K that specifically state that such materials are incorporated by reference as exhibits in Part II of this Registration Statement

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Item 10.  Undertakings

(a) Each undersigned registrant hereby undertakes, solely with respect to itself:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) will be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 will be deemed to be part of and included in the registration statement as of the earlier of the date such Prospectus Supplement is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date will be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, will be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

each undersigned registrant undertakes, solely with respect to itself, that in a primary offering of securities of the each undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of each undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of each undersigned registrant or used or referred to by the each undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about each undersigned registrant or its securities provided by or on behalf of each undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, solely with respect to itself, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions set forth in Item 8 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification

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against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Bank of Nova Scotia certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on August 29, 2013.

THE BANK OF NOVA SCOTIA

By: /s/ Jeffrey C. Heath

Jeffrey C. Heath

Executive Vice−President and Group Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature Name	Title
/s/ Richard E. Waugh* Richard E. Waugh	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Sean D. McGuckin Sean D. McGuckin	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ John T. Mayberry* John T. Mayberry	Chairman and Director
/s/ Ronald A. Brenneman* Ronald A. Brenneman	Director
/s/ C.J. Chen* C.J. Chen	Director
/s/ David A. Dodge* David A. Dodge	Director
/s/ N. Ashleigh Everett* N. Ashleigh Everett	Director
/s/ John C. Kerr* John C. Kerr	Director
/s/ Thomas C. O’Neill* Thomas C. O’Neill	Director
/s/ Brian J. Porter* Brian J. Porter	Director
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Signature Name	Title
/s/ Aaron W. Regent* Aaron W. Regent	Director
/s/ Indira V. Samarasekera* Indira V. Samarasekera	Director
/s/ Susan L. Segal* Susan L. Segal	Director
/s/ Paul D. Sobey* Paul D. Sobey	Director
/s/ Barbara S. Thomas* Barbara S. Thomas	Director

*By:	/s/ Jeffrey C. Heath
Jeffrey C. Heath – Attorney-in-fact
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Pursuant to the requirements of the Securities Act of 1933, Scotiabank Covered Bond GP Inc., in its capacity as managing general partner of Scotiabank Covered Bond Guarantor Limited Partnership, certifies that it has reasonable grounds to believe that Scotiabank Covered Bond Guarantor Limited Partnership meets all of the requirements for filing on this Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on August 29, 2013.

SCOTIABANK COVERED BOND GP INC., in its capacity as managing general partner of SCOTIABANK COVERED BOND GUARANTOR LIMITED PARTNERSHIP

By: /s/ Jake Lawrence

Jake Lawrence

Director

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in her capacity as the duly authorized representative of The Bank of Nova Scotia in the United States, in the City of New York, State of New York, on August 29, 2013.

The Bank of Nova Scotia

By: /s/ Kathryn Kiplinger

Kathryn Kiplinger

Co-Head of US Corporate Banking & Head Risk Assessment & Execution, The Bank of Nova Scotia

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Scotiabank Covered Bond GP Inc., in its capacity as managing general partner of Scotiabank Covered Bond Guarantor Limited Partnership, has signed this Registration Statement in the City of New York, State of New York, on August 29, 2013.

SCOTIABANK COVERED BOND GP INC.

By:   /s/ Kathryn Kiplinger

Kathryn Kiplinger

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INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement.**
4.1	Trust Deed dated July 19, 2013 between the Bank, the Guarantor, and Computershare Trust Company of Canada, as Bond Trustee.**
4.2	Master Definitions and Constructions Agreement dated July 19, 2013 by and among the Bank, The Bank of Nova Scotia, London Branch, The Bank of Nova Scotia Trust Company of New York, the Guarantor, the Bond Trustee, 8429057 Canada Inc., Scotiabank Covered Bond GP Inc. and KPMG LLP.**
4.3	Mortgage Sale Agreement dated July 19, 2013 by and among the Bank, the Guarantor and the Bond Trustee.**
4.4	Cover Pool Monitor Agreement dated July 19, 2013 by and among the Bank, the Guarantor, the Bond Trustee and KPMG LLP.**
4.5	Servicing Agreement dated July 19, 2013 by and among the Bank, the Guarantor and the Bond Trustee.**
4.6	Agency Agreement dated July 19, 2013 by and among the Bank, the Guarantor, The Bank of Nova Scotia, London Branch, The Bank of Nova Scotia Trust Company New York, and the Bond Trustee.**
4.7	Intercompany Loan Agreement dated July 19, 2013 between the Guarantor, the Bank, and the Bond Trustee.**
4.8	Guarantor Agreement dated July 19, 2013 by and among Scotiabank Covered Bond GP Inc., 8429057 Canada Inc., the Bank and the Bond Trustee.**
4.9	Corporate Services Agreement dated July 19, 2013 by and among the Bank, the Guarantor, the Bond Trustee and 8429057 Canada Inc.**
4.10	Cash Management Agreement dated July 19, 2013 by and among the Bank, the Guarantor and the Bond Trustee.**
4.11	Security Agreement dated July 19, 2013 by and among the Guarantor, the Bond Trustee, the Bank, The Bank of Nova Scotia, London Branch, and The Bank of Nova Scotia Trust Company of New York.**
4.12	Bank Account Agreement dated July 19, 2013 by and among the Guarantor, the Bank, and the Bond Trustee.**
4.13	Standby Bank Account Agreement dated July 19, 2013 by and among the Guarantor, the Bank, Canadian Imperial Bank of Commerce, and the Bond Trustee.**
4.14	Guaranteed Deposit Account Contract dated July 19, 2013 by and among the Guarantor, the Bank and the Bond Trustee.**
4.15	Standby Guaranteed Deposit Account Contract dated July 19, 2013 by and among the Guarantor, the Bank, Canadian Imperial Bank of Commerce, and the Bond Trustee.**

4.16	Interest Rate Swap Agreement including ISDA Master and Credit Support Annex dated July 19, 2013 together with the form of Interest Rate Swap Confirmation between the Bank and the Guarantor.**
4.17	Covered Bond Swap Agreement including ISDA Master and Credit Support Annex dated July 19, 2013 together with the form of Covered Bond Swap Confirmation between the Bank and the Guarantor.**
5.1	Opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Registrant, as to the legality of the covered bonds.**
8.1	Opinion of Allen & Overy LLP, U.S. counsel for the Registrant, as to certain matters of United States federal income taxation.**
8.2	Opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Registrant, as to certain matters of Canadian taxation.**
12.1	Statement regarding the computation of consolidated ratio of earnings to fixed charges.**
23.1	Consent of KPMG LLP.
23.2	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibits 5.1 and 8.2 above).**
23.3	Consent of Allen & Overy LLP (included in Exhibit 8.1 above).**
24.1	Powers of Attorney.**
25.1	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above.**

**Previously filed

Additional exhibits to this Registration Statement may be subsequently filed in reports on Form 40-F or on Form 6-K that specifically state that such materials are incorporated by reference as exhibits in Part II of this Registration Statement.